UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 10

GENERAL FORM FOR REGISTRATION OF SECURITIES

Pursuant to Section 12(b) or 12(g) of the Securities Exchange Act of 1934

JUMPTV INC.

(Exact name of registrant as specified in its charter)

Canada	None
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

1600 Old Country Road, Plainview, New York	11803
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:  (516) 622-8300

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class	Name of exchange on which
to be so registered	each class is to be registered

Securities to be registered pursuant to Section 12(g) of the Act:

Common Stock

(Title of class)

(Title of class)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company.  See definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer (Do not check if a smaller reporting company)	☐	Smaller reporting company	☒

i

WHERE YOU CAN FIND MORE INFORMATION

JumpTV Inc. (“JumpTV” or the “Company”) will prepare and file annual reports on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K and certain other information with the United States Securities and Exchange Commission (the “SEC”).  Persons may read and copy any materials the Company files with the SEC at the SEC’s public reference room at 100 F Street, NE, Washington D.C. 20549, on official business days during the hours of 10 a.m. to 3 p.m. Eastern Time.  Information may be obtained on the operation of the public reference room by calling the SEC at 1-800-SEC-0330.  The SEC maintains an Internet site that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC at http://www.sec.gov.  Moreover, the Company maintains a website at http://www.neulion.com that contains important information about the Company, including biographies of key management personnel, as well as information about the Company’s business.  This information is publicly available (i.e., not password protected) and is updated regularly.

ITEM 1.                  BUSINESS

Overview

JumpTV, a corporation incorporated on January 14, 2000 under the Canada Business Corporations Act (“CBCA”) whose shares of common stock (the “Shares”) are listed on the Toronto Stock Exchange, is a leading Internet Protocol (“IP”) television company.  It began as a professional services provider and has evolved since its inception to become a provider of a comprehensive suite of technology and other services to sports and international content owners and aggregators, affording them an end-to-end enterprise “IPTV” solution.  “IPTV” refers to the distribution over an IP network of streamed audio, video and other multimedia content, similar to television programming content, using industry-standard streaming protocols.  By “end-to-end enterprise IPTV solution,” the Company means that it provides the following services:

•      content management — encoding of various digital and analog TV and video formats

•      subscriber management — managing subscriber access and control of subscriber accounts

•      digital rights management — preserving the integrity of the content and protecting it from unauthorized access

•      billing services — enabling customers to view subscription accounts and providing pay-per-view transactional billing, payment, processing and advertising insertion

•      delivery — delivering streamed audio, video and other multimedia content anywhere, anytime through JumpTV’s IPTV service and infrastructure

JumpTV’s business objective is to enter into agreements with companies seeking private networks to reach target audiences and to provide complete IPTV services to these companies.

Customer Relationships

JumpTV has two types of relationships — business-to-consumer (“B2C”) and business-to-business (“B2B”).

The B2C relationships are more individual consumer oriented.  JumpTV has signed distribution agreements with individual channel or content providers in exchange for royalty payments to such providers.  JumpTV then markets the content on one (or more) of the targeted websites that the company has developed which is focused on a specific diaspora community (e.g. Talfazat, LLC for the Middle East community; TV-Desi, Inc. for the South Asian community), as well as on the general JumpTV website for purchase by an end user.  The Company often aggregates the content into bundles or packages of similar interest.  The Company incurs marketing expenses in promoting the availability of the content.  JumpTV expects to have this group of customer relationships migrate to a B2B relationship over time through partnerships and/or affiliates (partially or wholly owned) that group the content into similar interests.

The B2B relationships have been the focus of the Company in the past and are expected to be the focus in the future.  A B2B relationship is focused on providing an end-to-end solution to a customer to enable that customer to provide IPTV to its end users.  This type of relationship is different than above in that the B2B customer typically aggregates the content, negotiates the licensing rights and markets directly the availability of the content.  This customer avails itself of the full services of the Company in delivery to its end users.  This type of relationship is typical in the professional and sports properties and our agreement with Sky Angel U.S. LLC (“Sky Angel”), a faith-based-programming content provider.

The United States and Canada are the principal markets in which our sales occur.

Products

Sports Programming

JumpTV offers live and on-demand sports content.  JumpTV has content and distribution agreements with leading professional and collegiate sports properties.  Amongst professional sports leagues, JumpTV counts the National Football League (“NFL”), the National Hockey League (“NHL”), the American Hockey League, and Universal Sports as clients.  JumpTV also owns IPTV rights to distribute in North America live streaming of South American Fédération Internationale de Football Association (FIFA) World Cup Qualifier games in 2009.  JumpTV also operates a portfolio of sports-oriented web sites, including Jumptv.com, Sportsya.com, Cycling.tv and CollegeSportsDirect.com.  On the collegiate landscape, JumpTV is the premier partner for National Collegiate Athletic Association (NCAA) colleges and universities, with agreements in place with approximately 170 colleges, universities or related sites.

Ethnic/International and Specialty Programming

JumpTV also offers what is referred to in the industry as “ethnic television,” which JumpTV defines as television directed at a specific diaspora community, as determined by a shared nationality, language or culture, generally excluding communities for which English is the primary language.  JumpTV has license agreements directly with television broadcasters (referred to as “channel partners”) representing approximately 160 channels in 35 countries that give the Company rights to stream, predominantly on an exclusive world-wide basis and generally for an initial four-year term, the channel partners’ live linear television feeds over the public Internet.

Distribution Methods

JumpTV distributes content through two primary distribution methods:

•      Internet-connected browser-based devices such as personal computers, laptops and mobile devices; and

•      Standard television through use of a JumpTV Internet-connected set top box (“STB”).

Both of JumpTV’s distribution methods take advantage of an open IPTV network, the public Internet.  As a result, content delivered by JumpTV is available globally and is potentially unlimited in breadth.

Revenue

JumpTV earns revenue in four broad categories:

•      Subscriber revenue consists of recurring revenue based on subscriber usage, bandwidth usage fees for the JumpTV infrastructure and/or technology usage fees based on the number of subscribers.  The subscriber revenue is typically based on a monthly, quarterly or annual billing cycle to end users through our billing systems and can be either a fixed fee per user or a variable fee measured as a percentage of the end user pricing.

•      eCommerce revenue consists of JumpTV services provided to its content providers, which services include software applications for merchandising (i.e. sale of merchandise), ticketing for a content provider’s events and management of a content provider’s donor efforts.  Included in eCommerce revenue is advertising revenue earned through the insertion of Internet advertising on websites and in streaming video.

•      Technology services revenue consists of the set up and maintenance services JumpTV provides related to our technology such as website (Internet) or console (STBs) design, user interface optimization and streaming configuration.  Included in technology services revenue is the licensing of the technology required to convert, compress and transmit the video signals to our content distribution network and ultimately the end users.

•      Equipment revenue consists of the sale of STBs to content partners and/or end users to enable the end user to receive the content over the Internet and display the signal on a standard television.

Competition

JumpTV faces competition from other online content providers who also offer sports, entertainment, and/or international programming.  In addition, there are multiple operators of pirated video content who stream content for which they have not received consent from the legal and beneficial owners of such content.  Furthermore, there are multiple front-end providers that provide a menu of links to streaming video content via websites on the Internet.  These bootleggers and front-end providers have varying menus of ethnic content and offer such content at varying degrees of streaming quality.  Moreover, certain IPTV service providers have an internal IP distribution strategy whereby they make their live linear feeds, as well as repurposed content, available through their own websites on a paid basis or free advertisement-supported basis.

New technologies and entrants could also have a material adverse effect on the demand for JumpTV’s IPTV offerings.  For example, fixed line telecommunications and mobile telephony companies who offer or plan to offer video services may be competitors to JumpTV.  Together with other industry observers, JumpTV has witnessed and expects to witness the launch of various closed network IPTV services around the world.  As they strive to maintain and grow their customer bases, fixed line telecommunications companies will likely see closed network IPTV as a central element of a “triple-play” strategy that will package telephone, television and Internet services in a single offering.

Finally, JumpTV may be placed at a competitive disadvantage to the extent that other video providers are able to offer programming in higher definition than JumpTV.  While the Company expects that it will continue to offer its video content at increasingly higher streaming speeds, there can be no assurance that it will be able to compete effectively with high definition program offerings from other video providers.

To distinguish our product line from our competitors’ offerings, we seek to be a “one-stop shopping” source for our customers.  Our suite of technology and other services is directed at the entire spectrum of content aggregation and delivery.  Our services include:

•              content ingestion;

•              web site design and hosting;

•              live and on-demand streaming of content on multiple platforms;

•              billing services;

•              facilitating online merchandise sales;

•              mobile features (streaming highlights, alerts, wallpaper and ring tones);

•              online ticketing;

•              auction engine (jerseys, tickets);

•              social networking;

•              customer and fan support; and

•              marketing and advertising sales.

Many competitors in our markets offer far narrower choices of services than we offer.  For example, some content providers deliver only their own content, while we offer the content of multiple providers.  Or, an agency may provide only online ticketing services, while we also provide related online shopping and fan networking.  We also provide the STBs used to view our content on a television set.  We strive to meet every customer’s needs at every level and partner with them across product lines and extensions.

Supplier Dependence

The Company depends significantly upon TransVideo International, Ltd. (“TransVideo”), a related party, to provide the STBs used by the Company’s customers.

Customer Dependence

For the year ended December 31, 2008, three customers accounted for 54% of revenue as follows:  32%, 12% and 10%.  For the year ended December 31, 2007, two customers accounted for 85% of revenue as follows:  68% and 17%.  For the year ended December 31, 2006, four customers accounted for 72% of revenue as follows: 33%, 16%, 13% and 10%.

Seasonality

Our sports content business is subject to fluctuation because demand for our sports programming corresponds to the lengths of the seasons of the sports for which we stream content.

Patents, Trademarks and Licenses

It is JumpTV’s policy to be globally compliant with intellectual property rights.  Channel partners are contractually obligated to advise the Company when they schedule for airing content for which they do not hold the international distribution rights, to enable the Company to substitute compliant content in its place.  The Company will rely significantly on its channel partners to ensure that the content it distributes does not infringe on the intellectual property rights of others.

Regulation

Governments and regulatory authorities in some jurisdictions in which our subscribers reside or JumpTV content originates may impose rules and regulations requiring licensing for distribution of IPTV content over the Internet.  Regulatory schemes can vary significantly from country to country.  JumpTV may be subject to broadcasting or other regulations in countries in which it has subscribers or from which its channel partners distribute their live linear feeds to JumpTV and may not be aware of those regulations or their application to JumpTV.  Further, governments and regulatory authorities in many jurisdictions regularly review their broadcasting rules and policies, including the application of those rules and policies to new and emerging media.

Traditional over-the-air and cable television broadcasting businesses are generally subject to extensive government regulation and significant regulatory oversight in most jurisdictions, including many of the countries from which JumpTV’s channels originate and many of the countries into which JumpTV distributes its content to subscribers.  Regulations typically govern the issuance, amendment, renewal, transfer and ownership of over-the-air broadcast licenses, cable franchise licenses, competition and cross ownership and sometimes also govern the timing and content of programming, the timing, content and amount of commercial advertising and the amount of foreign versus domestically produced programming.  In many jurisdictions, including Canada and the United States, there are also significant restrictions on the ability of foreign entities to own or control traditional over-the-air television broadcasting businesses.  JumpTV is not aware of any regulations in any of the jurisdictions in which its subscribers reside that would require JumpTV to be licensed to distribute content over the public Internet.

Governments and regulatory authorities in some jurisdictions in which our subscribers reside may impose rules and regulations affecting the content distributed over IPTV:

•      In the United States, JumpTV may fall within the statutory definition of a multichannel video program distributor (“MVPD”), making it subject to the provisions of the Communications Act of 1934, as amended, and Federal Communications Commission (“FCC”) regulations applicable to MVPDs.  In August 2008, the FCC sought comments regarding whether regulatory fees should be imposed on IPTV service.  The FCC, however, has not ruled whether providers of IPTV content over the public Internet are MVPDs, and as such, we do not consider that the statutory and regulatory requirements of MVPDs apply to JumpTV.  If we were found to be an MVPD, we would be required to scramble any sexually explicit programming we distributed, close caption programs we offered subscribers, comply with certain FCC advertising regulations and be subject to the FCC’s equal employment opportunity rules, but we would not be subject to licensing or rate regulation or be required to secure approval to deliver IPTV content over the public Internet to subscribers residing in the United States.

•      A European Union directive, entitled the “Audiovisual and Media Services Directive,” was adopted on December 19, 2007.  This directive could subject IPTV service providers and content, including subscription-based IPTV content that is distributed over the public Internet in the United Kingdom and to other European Union member states, to regulatory requirements.  European Union member states have until December 19, 2009 to implement this directive.  Whether JumpTV will be subject to such requirements is currently unclear.

The service will be regulated if it is an on-demand service which contains primarily programs.  The services will be regulated in the member state in which the service provider is established (for example where it has its head office and editorial control is exercised), but the service will be able to be received freely throughout the other European Union member states.

The United Kingdom has announced that:

(a)   It will adopt a co-regulatory structure with an industry regulator having primary responsibility over content issues and the Advertising Standards Association will regulate advertising on voice-on-demand services;

(b)   The Office of Communications (“Ofcom”) will have backstop powers to regulate both content and advertising on such services;

(c)   It will be up to the industry regulator to issue guidance on what on-demand services fall within its regulatory scope.

If JumpTV merely provides access but does not exercise editorial control over the content of a voice-on-demand service, it will not be regulated.  Ofcom will not regulate JumpTV’s streamed or web cast services over the Internet.

•      In Canada, the Canadian Radio-television and Telecommunications Commission (“CRTC”) recently held public hearings with respect to, among other things, two exemption orders.  The first is an exemption order for new media broadcasting undertakings in Public Notice 1999-197, which exempted from regulation, without terms or conditions, all new media broadcasting undertakings (defined as those undertakings that provide broadcasting services delivered and accessed over the Internet) that operate in whole or in part in Canada, and certain other related orders.  The second is an exemption order for mobile television broadcasting undertakings which exempted from regulation broadcasting undertakings that provide television programming received by way of mobile devices.  The CRTC asked parties to comment on whether the exemption orders for new media broadcasting undertakings and mobile television broadcasting undertakings continue to be appropriate and whether new measures and/or regulatory amendments were required.  The deadline for final reply was March 27, 2009.  A decision is expected in summer 2009.

Except as otherwise described, while JumpTV is not aware of any proposed regulatory initiatives regulating IPTV content in any of the jurisdictions in which its subscribers reside, we cannot assure you that regulations or orders will not be amended in the future in a manner that requires JumpTV to modify or block content in particular jurisdictions in order to continue distributing its IPTV services to subscribers in those jurisdictions or that otherwise affects JumpTV’s operations in a materially adverse manner.

JumpTV’s business may be adversely affected by foreign import, export and currency regulations and global economic conditions.  JumpTV’s current and future development opportunities partly relate to geographical areas outside of the United States and Canada.  There are a number of risks inherent in international business activities, including government policies concerning the import and export of goods and services, costs of localizing products and subcontractors in foreign countries, costs associated with the use of foreign agents, potentially adverse tax consequences, limits on repatriation of earnings, the burdens of complying with a wide variety of foreign laws, nationalization and possible social, labor, political and economic instability.  There can be no assurance that such risks will not adversely affect JumpTV’s business, financial condition and results of operations.

Furthermore, a small portion of JumpTV’s expenditures and revenues will be in currencies other than the U.S. dollar.  JumpTV’s foreign exchange exposure may vary over time with changes in the geographic mix of its business activities.  Foreign currencies may be unfavorably impacted by global developments, country specific events and many other factors.  As a result, JumpTV’s future results may be adversely affected by significant foreign exchange fluctuations.

Employees

As of March 15, 2009, JumpTV had 237 total employees, all of whom were full-time employees.  A breakdown by department is as follows:

Department	Numbers

Senior Leadership	3
Business Operations	77
Sales	81
Research and Development	57
Finance, Human Resources and Legal	19
Total	237

ITEM 1A.               RISK FACTORS

An investment in our Shares is highly speculative and involves a high degree of risk.  The following are specific and general risks that could affect JumpTV.  If any of the circumstances described in these risk factors actually occur, or if additional risks and uncertainties not presently known to JumpTV or that JumpTV does not currently believe to be material in fact occur, our business, financial condition or results of operations could be materially adversely affected.  In that event, the trading price of our Shares could decline, and you may lose part or all of your investment.  In addition to carefully considering the risks described below, together with the other information contained in this Registration Statement on Form 10 (the “Registration Statement”), you should also consider the risks described in Item 1 of the Registration Statement under the subheading “Regulation,” which risk factors are incorporated by reference into this Item 1A.  In addition, these factors represent risks and uncertainties that could cause actual results to differ materially from those implied by forward-looking statements contained in the Registration Statement.

The global economic crisis could result in decreases in customer traffic and otherwise adversely affect the Company’s business and financial results and have a material adverse effect on JumpTV’s liquidity and capital resources.

The global economy, including the U.S. economy, is experiencing a severe recession.  As a business that is dependent upon consumer discretionary spending, JumpTV faces a challenging fiscal 2009 because its customers may have less money for discretionary spending as a result of job losses, foreclosures, bankruptcies, reduced access to credit and sharply falling home prices.  Any resulting decreases in customer traffic and revenue will negatively impact our financial performance because reduced revenue results in smaller profit margins.  Additionally, many of the effects and consequences of the economic recession are currently unknown; any one or all of them could potentially have a material adverse effect on our liquidity and capital resources, including our ability to raise additional capital if needed, or otherwise negatively impact our business and financial results.

JumpTV may need additional financing to fund its continued growth, which may not be available.

JumpTV’s ability to increase revenue will depend in part on its ability to continue growing the business by maintaining and increasing its subscriber base, which may require significant additional capital that may not be available to JumpTV.  JumpTV may need additional financing due to future developments, changes in its business plan or failure of its current business plan to succeed, which could result from increased marketing, distribution or programming costs.  JumpTV’s actual funding requirements could vary materially from its current estimates.  If additional financing is needed, JumpTV may not be able to raise sufficient funds on favorable terms or at all.  If JumpTV issues Shares in the future, such issuance will result in the then-existing shareholders sustaining dilution to their relative proportion of the equity in JumpTV.  If JumpTV fails to obtain any necessary financing on a timely basis, then its ability to execute the current business plan may be limited, and its business could be adversely affected.

JumpTV is an early-stage enterprise with a short operating history, which makes it difficult to evaluate JumpTV’s prospects.

JumpTV is still in the early stage of building out its business.  Many of the expenses, problems and delays encountered by an enterprise in its early stage may be beyond JumpTV’s control.  As an early-stage enterprise, JumpTV expends significant funds on:

•                                          marketing;

•                                          building its subscriber management systems;

•                                          programming and website development;

•                                          maintaining adequate video-streaming and database software;

•                                          pursuing and maintaining content distribution agreements with its content partners; and

•                                          acquiring and maintaining Internet distribution rights to its content.

From JumpTV’s inception, it has incurred substantial net losses, and JumpTV expects to continue operating at a loss in the near future.  If JumpTV is ultimately unable to generate sufficient revenue to become profitable and have sustainable positive cash flows, its investors could lose their investment.

JumpTV may also encounter certain problems or delays in building its business, including those related to:

•                                          regulatory policies and compliance;

•                                          marketing;

•                                          consumer acceptance of Internet based television;

•                                          unsuccessful commercial launches of new programming content;

•                                          costs and expenses that exceed current estimates;

•                                          financing needs; and

•                                          the construction, integration, testing or upgrading of the JumpTV distribution infrastructure and other systems.

Delays in the timely design, construction, deployment and commercial operation of JumpTV’s business, and consequently the achievement of positive cash flow, could result from a variety of causes, many of which are beyond JumpTV’s control.  Substantial delays in any of these matters could delay or prevent JumpTV from achieving profitable operations.

JumpTV may have difficulty and incur substantial costs in scaling and adapting its existing systems architecture to accommodate increased traffic, technology advances or customer requirements.

JumpTV’s future success will depend on its ability to adapt to rapidly changing technologies, to adapt its services to evolving industry standards and to improve the performance and reliability of its services.  The IPTV industry and the Internet and the video entertainment industries in general are characterized by rapid technological change, frequent new product innovations, changes in customer requirements and expectations and evolving industry standards.  There is no assurance that one or more of the technologies utilized by JumpTV will not become obsolete or that JumpTV’s services will be in demand at the time they are offered.  If JumpTV or its suppliers are unable to keep pace with technological and industry changes, JumpTV’s business may be unsuccessful.

In the future, JumpTV may be required to make changes to its systems architecture or move to a completely new architecture.  To the extent that demand for JumpTV’s services, content and other media offerings increases, it will need to expand its infrastructure, including the capacity of its hardware servers and the sophistication of its software.  If it is required to switch architectures, JumpTV may incur substantial costs and experience delays or interruptions in its service.  These delays or interruptions in its service may cause users and customers to become dissatisfied and move to competing providers of IPTV services.  An unanticipated loss of traffic, increased costs, inefficiencies or failures to adapt to new technologies or user requirements and the associated adjustments to its systems architecture could harm JumpTV’s operating results and financial condition.

JumpTV depends on third parties to develop technologies used in key elements of IPTV services.  More advanced technologies that JumpTV may wish to use may not be available to it on reasonable terms or in a timely manner.  Further, JumpTV’s competitors may have access to technologies not available to JumpTV, which may enable its competitors to offer entertainment products of greater interest to consumers or at more competitive costs.

Demand for IPTV may be insufficient for us to achieve and sustain profitability.

IPTV is an emerging service.  Potential customers of JumpTV may be slow to adopt, or may refuse to adopt, the Internet as the medium through which they receive television programming.  We cannot estimate with any certainty the potential subscriber demand for our service or our ability to satisfy that demand.  Among other things, subscriber acceptance of our service will depend upon:

•                                          whether we acquire, market and distribute high-quality programming consistent with subscribers’ tastes;

•                                          the willingness of subscribers to pay pay-per-view or subscription fees to obtain our service;

•                                          the cost and availability of technology, such as computer hardware and high-speed Internet connections, that are required to utilize our service;

•                                          our ability to develop and introduce new services that offer enhanced performance and functionality, in a timely manner, in response to changing market conditions, customer requirements or our competitors’ technological advances;

•                                          the acceptance of our subscriber management systems; and

•                                          the marketing and pricing strategies that we employ relative to those of our competitors.

Our results of operations will depend largely upon our ability to increase our subscriber base while maintaining our preferred pricing structure, managing costs and controlling subscriber churn rates.  If demand for our service does not develop as expected, then we may not be able to generate enough revenue to generate positive cash flow or achieve and sustain profitability.

Our objective is to acquire and maintain programming that sustains loyal audiences in or across various demographic groups.  The attractiveness of our content offerings and our ability to retain and grow the audiences for our programs will be an important factor in our ability to sell subscriptions and advertising.  Our content offerings may not attract or retain the number of subscribers that we anticipate and some content may offend or alienate subscribers that are outside of the target audience for that content.  There can be no assurance that our content offerings will enable us to retain our various audiences.  If we lose the rights to distribute any specific programming or channels and fail to attract comparable programming with similar audience loyalty, the attractiveness of our service to subscribers or advertisers could decline and our business could be adversely affected.

JumpTV operates in competitive and evolving markets.

JumpTV operates in competitive and evolving markets locally, nationally and globally.  These markets are subject to rapid technological change and changes in customer preferences and demand.  In seeking market acceptance, JumpTV will encounter competition for both subscribers and advertising revenue from many sources, including other IPTV services, direct broadcast satellite television services and digital and traditional cable systems that carry sports and ethnic television programming.  Traditional cable and satellite television already has a well-established and dominant market presence for its services, and Internet portals, video file-sharing service providers and other third-party providers of video content over the Internet may distribute ethnic video content.  Many of these competitors have substantially greater financial, marketing and other resources than JumpTV.  As the IPTV market grows (resulting from higher bandwidths, faster modems and wider programming selections), an increasing number of Internet-based video program offerings will be available to current and potential customers of JumpTV.  In addition, JumpTV’s competitors, in both the traditional satellite and cable television broadcasting and IPTV markets, could exclusively contract with sports and ethnic content providers that are not under contract with JumpTV, creating significant competition in both the sports and ethnic programming and IPTV markets.  JumpTV’s revenue could be materially adversely affected if it is unable to compete successfully with traditional and other emerging providers of video programming services.

JumpTV relies on its partners for the provision of its content.

JumpTV’s success as a business depends significantly on its relationships with its channel partners.  JumpTV enters into channel partner agreements to acquire the Internet distribution rights to sports and ethnic content.  JumpTV’s success as a business depends on the cooperation, good faith, programming and overall success of its content partners in providing marketable television programming.  Because of JumpTV’s dependency on its content partners, should a content partner’s business suffer as a result of increased competition, increased costs of programming, technological problems, regulatory changes, adverse effects of litigation or other factors, JumpTV’s business may suffer as well.

Furthermore, a failure by a content partner to perform its obligations under its agreement could have detrimental financial consequences for JumpTV’s business.  The agreements are for various terms and have varying provisions regarding renewal or extension.  If JumpTV is unable to renew or extend these agreements at the conclusion of their respective terms, JumpTV may not be able to obtain substitute programming, or substitute programming may not be comparable in quality or cost to its existing programming, which could materially adversely affect JumpTV’s business, financial condition and results of operations.

JumpTV does not have exclusive Internet distribution rights to all of its content and the cost of renewing such rights or obtaining such rights for new content may be higher than expected.

Many of JumpTV’s content partner agreements give JumpTV the exclusive Internet distribution rights to the related channels.  If these channels are offered elsewhere on the Internet on more attractive terms, JumpTV could lose these subscribers, which would have an adverse effect on its results of operations.

JumpTV must negotiate with potential content partners to acquire the Internet distribution rights for its television programming.  In addition, JumpTV will need to renew its agreements with existing content partners.  JumpTV anticipates that, as the IPTV market grows, license fees relating to Internet distribution rights for television programming (including sports and ethnic television programming), or for the rights to substitute advertising into the live video streamers of the content, will increase.  License fees payable under the content partner agreements may be significantly more costly to renew than anticipated.

In addition, some of the existing content partner agreements that give JumpTV exclusive Internet distribution rights have renewal mechanisms that are tied to JumpTV’s ability to generate specified revenue share amounts or specified subscriber numbers in respect of particular channels.  If JumpTV is unable to meet these targets, then JumpTV may have to renegotiate the content partner agreements when they come up for renewal or may lose one or more of its exclusive licenses.  Renegotiated license fees may be more expensive than anticipated.  JumpTV may be unable to obtain its television programming consistently at a cost that is reasonable or appealing to its customers, which may adversely affect JumpTV’s marketing efforts, reputation, brand and revenue.

There is uncertainty relating to the ability of JumpTV to enforce its rights under the content partner agreements.

Many of the content partner agreements for ethnic programming are with foreign entities and are governed by the laws of foreign jurisdictions.  If a content partner breaches a content partner agreement, then JumpTV will incur the additional costs of determining its rights and obligations under the agreement under applicable foreign laws and enforcing the agreement in a foreign jurisdiction.  Many of the jurisdictions to which content partner agreements are subject do not have sophisticated and/or impartial legal systems and JumpTV may face practical difficulties in enforcing any of its rights in such jurisdictions.  JumpTV may not be able to enforce such rights or may determine that it would be too costly to enforce such rights.  In addition, many of the content partner agreements contain arbitration provisions that govern disputes under the agreements and there is uncertainty with respect to the enforceability of such arbitration provisions under the laws of related foreign jurisdictions.  If a dispute were to arise under a content partner agreement and the related arbitration provision was not effective, then JumpTV would be exposed to the additional costs of settling the dispute through traditional legal avenues rather than through an arbitration process.

JumpTV’s business may be impaired by third-party intellectual property rights in the programming content of its content partners.

JumpTV relies on its content partners to secure the primary rights to redistribute programming and other content over the Internet.  There is no assurance that the content partners have successfully licensed all relevant programming components that are necessary for Internet re-distribution.  Other parties may claim certain intellectual property rights in the content that JumpTV licenses from its content partners.  For example, content partners may not have sufficient rights in the underlying content to license distribution rights to their content to JumpTV, or a content partner may not identify programming that JumpTV is not permitted to distribute in time for JumpTV to stop distribution of the offending programming.  In addition, as the IPTV market grows, advertisers may begin to attempt to enforce intellectual property rights in advertisements included in JumpTV’s content partners’ programming, and JumpTV may inadvertently infringe the intellectual property rights of such advertisers by distributing such advertisements over the Internet or by inserting its own advertising in replacement of such advertisements.

In the event that the content partners are in breach of the distribution rights related to specific programming and other content, JumpTV may be required to cease distributing or marketing the relevant content to prevent any infringement of related rights, and may be subject to claims of damages for infringement of such rights.  JumpTV may also be required to claim against the content partners if the distribution rights related to specific programming is breached, and there is no assurance that JumpTV would be successful in any such claim.

JumpTV may be subject to other third-party intellectual property rights claims.

Companies in the Internet, technology and media industries often own large numbers of patents, copyrights, trademarks and trade secrets and frequently enter into litigation based on allegations of infringement or other violations of intellectual property rights. As JumpTV faces increasing competition, the possibility of intellectual property rights claims against it grows. JumpTV’s technologies may not be able to withstand third-party claims or rights against their use.  Intellectual property claims, whether having merit or otherwise, could be time consuming and expensive to litigate or settle and could divert management resources and attention. In addition, many of its agreements with network service providers require JumpTV to indemnify them for third-party intellectual property infringement claims, which could increase JumpTV’s costs as a result of defending such claims and may require that JumpTV pays the network service providers’ damages if there were an adverse ruling in any such claims.

If litigation is successfully brought by a third party against JumpTV in respect of intellectual property, JumpTV may be required to cease distributing or marketing certain products or services, obtain licenses from the holders of the intellectual property at material cost, redesign affected products in such a way as to avoid infringing intellectual property rights or seek alternative licenses from other third parties which may offer inferior programming, any or all of which could materially adversely affect JumpTV’s business, financial condition and results of operations.  If those intellectual property rights are held by a competitor, JumpTV may be unable to obtain the intellectual property at any price, which could also adversely affect JumpTV’s competitive position.  An adverse determination could also prevent JumpTV from offering its services and could require that JumpTV procure substitute products or services.  Any of these results could harm JumpTV’s business, financial condition and results of operations.

JumpTV relies on its content partners to ensure intellectual property rights compliance globally.

JumpTV is exposed to liability risk in respect of the content that it redistributes over the Internet, relating to both infringement of third-party rights to the content, and infringement of the laws of various jurisdictions governing the type and/or nature of the content.  JumpTV relies in large part on the content partners’ obligations under the content partner agreements to advise JumpTV of its content so that JumpTV may take appropriate action if such content is not intellectual property rights compliant or is otherwise obscene, defamatory or indecent.  There is a risk that the content partners will not advise JumpTV in time, or at all, in respect of such content, and expose JumpTV to liability for its redistribution of such content over the Internet.  Any alleged liability could harm JumpTV’s business by damaging its reputation, requiring JumpTV to incur legal costs in defense of any such claim, exposing JumpTV to significant awards of damages and costs and diverting management’s attention, any of which could have an adverse effect on JumpTV’s business, results of operations and financial condition.

We could suffer failures or damage due to events that are beyond our control, which could adversely affect our brand and operating results.

Our success as a business depends, in part, on our ability to provide consistently high-quality video streams to subscribers via the JumpTV distribution infrastructure and IPTV technology on a consistent basis.  Our distribution infrastructure is susceptible to natural or man-made disasters such as earthquakes, floods, fires, power loss and sabotage, as well as interruptions from technology malfunctions, computer viruses and hacker attacks.  Other potential service interruptions may result from unanticipated demands on network infrastructure, increased traffic or problems in customer service.  Our ability to control technical and customer service issues is further limited by our dependence on our channel partners for technical integration of the JumpTV distribution infrastructure.  Significant disruptions in the JumpTV distribution infrastructure would likely affect the quality and continuity of our service, could harm our goodwill and the JumpTV brand and ultimately could significantly and negatively impact the amount of revenue we may earn from our service.  We may not carry sufficient business interruption insurance to compensate for losses that could occur as a result of an interruption in JumpTV’s services.

We depend upon third parties for:

•                                          the provision of programming in connection with our service, including our channel partners and other third-party content providers; and

•                                          the availability and performance of STBs, substantially all of which we purchase from TransVideo.

Any failure by third parties to provide these services could significantly harm our ability to conduct our business.  Furthermore, financial difficulties experienced by our third-party providers — such as bankruptcy, insolvency, liquidation or winding up of daily operations — for any reason whatsoever could also have negative consequences on our business.

JumpTV depends on key personnel and relationships.

JumpTV is dependent on key members of its senior management, including Nancy Li and G. Scott Paterson.  JumpTV has not obtained key-man insurance for any member of senior management other than Mr. Paterson.  In addition, innovation is important to JumpTV’s success, and JumpTV depends on the continued efforts of its executive officers and key employees, who have specialized technical knowledge regarding the JumpTV distribution infrastructure and information technology systems and significant business knowledge regarding the IPTV industry and subscription services.  The market for the services of qualified personnel is competitive and JumpTV may not be able to attract and retain key employees.  If JumpTV loses the services of one or more of its key senior officers or employees, or fails to attract qualified replacement personnel, then JumpTV’s business and future prospects could be materially adversely affected.

Increased subscriber turnover could adversely affect JumpTV’s financial performance.

Customer subscriber churn has a significant financial impact on JumpTV’s results of operations, and JumpTV cannot reliably predict the amount of churn that it will experience over the long term.  Given the increasingly competitive nature of the IPTV industry, JumpTV may not be able to reduce churn without significantly increasing its spending on customer retention incentives, which would have a negative effect on its earnings and free cash flow.  There can be no assurance that an increase in competition from other IPTV providers, new technology entrants, programming theft and other factors will not contribute to a relatively higher churn than JumpTV has experienced historically.  To the extent that JumpTV’s churn is greater than currently anticipated, it may be more costly for the Company to acquire a sufficient customer base to generate revenue.

Current economic conditions have led certain consumers to reduce their spending on non-essential items.  A reduction in consumer discretionary spending or an inability to pay for subscribed services could result in a decrease in or loss of subscribers, which would reduce JumpTV’s future revenue and negatively impact its business, financial condition and results of operations.

Increased subscriber acquisition costs could adversely affect JumpTV’s financial performance.

JumpTV anticipates spending substantial funds on advertising and other marketing to attract new subscribers and maintain JumpTV’s subscriber base.  JumpTV’s ability to achieve break-even cash flows depends in part on its ability to achieve and maintain lower subscriber acquisition costs over time.  JumpTV’s subscriber acquisition costs, both in the aggregate and on a per-new-subscriber basis, may materially increase in the future to the extent that JumpTV introduces new promotions, whether in response to competition or otherwise.  Any material increase in subscriber acquisition or retention costs from current levels could have a material adverse effect on JumpTV’s business, financial condition and results of operations.

JumpTV may not be successful in developing a version of its service that will gain widespread adoption by users of alternate devices to access the Internet.

In the coming years, the number of individuals who access the Internet through devices other than a personal computer, such as personal digital assistants, mobile telephones and television set top devices, is expected to increase dramatically.  JumpTV’s services are designed for rich, graphical environments such as those available on personal and laptop computers.  The lower resolution, functionality and memory associated with alternative devices may make the distribution of content through such devices difficult, and JumpTV may be unsuccessful in its efforts to provide a compelling service for users of alternative devices.  If JumpTV is unable to attract and retain a substantial number of alternative device users to its services, it will fail to capture a sufficient share of an increasingly important portion of the market for online media.

In addition, JumpTV intends to introduce new services and/or functionalities to increase its subscriber base and long-term profitability, such as targeted advertising insertion and personal video recording.  These services are dependent on successful integration of new technologies into the JumpTV distribution infrastructure, negotiations with third-party content and network system providers, subscriber acceptance and the maintenance of future technologies to support these services.  If JumpTV is unsuccessful in implementing such services, or the economic attractiveness of these services is lower than anticipated, then JumpTV’s business and operating results could be adversely affected.

JumpTV may not realize synergies from the combination of the operations of JumpTV and NeuLion.

On October 20, 2008, JumpTV Acquisition Corp., a wholly-owned subsidiary of JumpTV, merged with and into NeuLion, Inc. (“NeuLion”), with NeuLion as the surviving corporation, pursuant to the Agreement and Plan of Merger, dated June 26, 2008, among NeuLion, JumpTV and JumpTV Acquisition Corp. (the “Merger”).  As consideration in the Merger, JumpTV issued Shares, without registration under the Securities Act of 1933, as amended (the “Securities Act”), to the former stockholders of NeuLion, and NeuLion became a wholly-owned subsidiary of JumpTV.  JumpTV anticipated realizing certain synergies from the combination of its operations with those of NeuLion.  If such synergies are not realized, they could have a material adverse affect on JumpTV’s financial condition, profitability and cash flows.

JumpTV may be unable to manage rapidly expanding operations.

JumpTV is continuing to grow and diversify its business both domestically and internationally.  As a result, JumpTV will need to expand and adapt its operational infrastructure.  If JumpTV is unable to manage its growth effectively, it could have a material adverse effect on JumpTV’s business, financial condition and results of operations.  To manage growth effectively, JumpTV must, among other things, continue to develop its internal and external sales forces, the JumpTV distribution infrastructure capability, its customer service operations and its information systems, maintain its relationships with channel partners, effectively enter new areas of the sports and ethnic television markets, effectively manage the demands of day-to-day operations in new areas while attempting to execute its business strategy and realize the projected growth and revenue targets developed by its management.  JumpTV will also need to continue to expand, train and manage its employee base, and JumpTV’s management must assume even greater levels of responsibility.  If JumpTV is unable to manage growth effectively, it may experience a decrease in subscriber growth and an increase in subscriber churn, which could have a material adverse effect on JumpTV’s financial condition, profitability and cash flows.

Acquisitions and strategic investments could adversely affect JumpTV’s operations and result in unanticipated liabilities.

JumpTV may in the future acquire or make strategic investments in a number of companies, including through joint ventures.  Such transactions may result in dilutive issuances of equity securities, use of cash resources, incurrence of debt and amortization of expenses related to intangible assets. JumpTV’s acquisitions and strategic investments would be accompanied by a number of risks, including:

•                                          the difficulty of assimilating operations and personnel of acquired companies into JumpTV’s operations;

•                                          the potential disruption of ongoing business and distraction of management;

•                                          additional operating losses and expenses of the businesses acquired or in which JumpTV invests;

•                                          the difficulty of integrating acquired technology and rights into JumpTV’s services and unanticipated expenses related to such integration;

•                                          the potential for patent and trademark infringement claims against the acquired company;

•                                          the impairment of relationships with customers and partners of the companies JumpTV acquired or with JumpTV’s customers and partners as a result of the integration of acquired operations;

•                                          the impairment of relationships with employees of the acquired companies or JumpTV’s employees as a result of integration of new management personnel;

•                                          the difficulty of integrating the acquired company’s accounting, management information, human resources and other administrative systems;

•                                          in the case of foreign acquisitions, uncertainty regarding foreign laws and regulations and difficulty integrating operations and systems as a result of cultural, systems and operational differences; and

•                                          the impact of known potential liabilities or unknown liabilities associated with the companies JumpTV acquires or in which it invests.

JumpTV’s failure in addressing such risks in connection with future acquisitions and strategic investments could prevent JumpTV from realizing the anticipated benefits of such acquisitions or investments, causing it to incur unanticipated liabilities and harming JumpTV’s business generally.

Internet transmissions may be subject to theft and malicious attacks, which could cause JumpTV to lose subscribers and revenue.

Like all Internet transmissions, JumpTV’s streaming content may be subject to interception and malicious attack.  Pirates may be able to obtain or redistribute JumpTV’s programs without paying fees to JumpTV.  The JumpTV distribution infrastructure is exposed to spam, viruses, worms, spyware, denial of service or other attacks by hackers and other acts of malice.  Theft of JumpTV’s content or attacks on JumpTV’s distribution infrastructure would reduce future potential revenue and increase JumpTV’s net subscriber acquisition costs.  In addition, theft of programming from JumpTV’s competitors could increase JumpTV’s own subscriber churn rate.

Compromises of JumpTV’s security technology could also adversely affect its ability to contract for licenses to distribute television programming over the Internet.  JumpTV uses security measures intended to make theft of its content more difficult.  However, if JumpTV is required to upgrade or replace existing security technology, the cost of such security upgrades or replacements could have a material adverse effect on JumpTV’s financial condition, profitability and cash flows.  In addition, other illegal methods that compromise Internet transmissions may be developed in the future.  If JumpTV cannot control compromises of its channels, then its revenue, net subscriber acquisition costs, churn and ability to contract for licenses to distribute television programming over the Internet could be materially adversely affected.

There is no assurance that the current costs of Internet connections and network access will not rise with increasing popularity of IPTV services, which would adversely affect JumpTV’s business.

JumpTV relies on Internet service providers for its principal connections and network access and to stream audio and video content to subscribers.  As demand for IPTV services increases, there can be no assurance that Internet service providers will continue to price their network access services on reasonable terms.  The distribution of streaming media requires distribution of large content files and providers of network access may change their business model and increase their prices significantly, which could slow the widespread acceptance of such services.  In order for JumpTV’s media content services to be successful, there must be a reasonable price model in place to allow for the continuous distribution of large streaming media files.  JumpTV has limited or no control over the extent to which any of these circumstances may occur, and if network access prices rise significantly, then JumpTV’s business and operating results would likely be adversely affected.

JumpTV’s business depends on the continued growth and maintenance of the Internet infrastructure.

The success and the availability of Internet-based products and services depends in part upon the continued growth and maintenance of the Internet infrastructure itself, including its protocols, architecture, network backbone, data capacity and security.  Spam, viruses, worms, spyware, denial of service or other attacks by hackers and other acts of malice may affect not only the Internet’s speed, reliability and availability but also its continued desirability as a vehicle for commerce, information and user engagement.  If the Internet proves unable to meet the new threats and increased demands placed upon it, JumpTV’s business plans, user and advertiser relationships, site traffic and revenues could be adversely affected.

Privacy concerns relating to elements of JumpTV’s service could damage its reputation and deter current and potential users from using its products and services.

From time to time, concerns may be expressed about whether JumpTV’s products and services compromise the privacy of users and others.  Concerns about JumpTV’s collection, use or sharing of personal information or other privacy related matters, even if unfounded, could damage JumpTV’s reputation and result in a loss of user confidence and ultimately in a loss of users, partners or advertisers, which could adversely affect JumpTV’s business and operating results.

JumpTV may have exposure to greater than anticipated tax liabilities.

JumpTV is subject to income taxes and non-income taxes in a variety of jurisdictions and its tax structure is subject to review by both domestic and foreign taxation authorities.  The determination of its world-wide provision for income taxes and other tax liabilities requires significant judgment and, in the ordinary course of its business, there are many transactions and calculations where the ultimate tax determination is uncertain.  Although JumpTV believes that its estimates are reasonable, the ultimate tax outcome may differ from the amounts recorded on JumpTV’s consolidated financial statements and may materially affect JumpTV’s financial results in the period or periods for which such determination is made.

JumpTV relies on insurance to mitigate certain risks and to the extent the cost of insurance increases or JumpTV is unable or chooses not to maintain sufficient insurance, its operating results may be adversely affected.

JumpTV contracts for insurance to cover certain potential risks and liabilities.  In the current economic environment, insurance companies are increasingly specific about what they will and will not insure.  It is possible that JumpTV may not be able to get enough insurance to meet its needs, may have to pay very high prices for the coverage or may not be able to acquire any insurance for certain types of business risk.  In addition, JumpTV has in the past and may in the future choose not to obtain insurance for certain risks facing its business.  This could leave JumpTV exposed to potential claims.  If JumpTV was found liable for a significant claim in the future, its operating results could be negatively impacted.  Also, to the extent the cost of maintaining insurance increases, its operating results will be negatively affected.

JumpTV has operated during periods in which it was not covered by adequate insurance.  JumpTV is therefore exposed to the risk of having to finance any potential claims against JumpTV relating to the periods in which it was not covered.

JumpTV is subject to foreign business, political and economic disruption risks.

JumpTV contracts with various entities from around the world, including in respect of the acquisition of the Internet distribution rights to the content.  As a result, JumpTV is exposed to foreign business, political and economic risks, which could adversely affect JumpTV’s financial position and results of operations, including:

•      difficulties in managing content partner relationships from outside of a content partner’s jurisdiction;

•      political and economic instability;

•      less developed infrastructures in newly industrializing countries;

•      susceptibility to interruption of channel feeds in foreign areas due to war, terrorist attacks, medical epidemics, changes in political regimes and general interest rate and currency instability;

•      exposure to possible litigation or claims in foreign jurisdictions; and

•      competition from foreign-based IPTV providers and the existence of protectionist laws and business practices that favor such providers.

ITEM 2.	FINANCIAL INFORMATION

A.            Selected Financial Data

Not required.

B.            Management’s Discussion and Analysis of Financial Condition and Results of Operations

The following Management’s Discussion & Analysis (“MD&A”) of JumpTV’s financial condition and results of operations should be read in conjunction with the Company’s audited consolidated financial statements and accompanying notes for the years ended December 31, 2008 and 2007, which have been prepared in accordance with United States generally accepted accounting principles (“GAAP”).  All dollar amounts are in U.S. dollars (“US$” or “$”) unless stated otherwise.

On October 20, 2008, JumpTV completed the Merger with NeuLion, which was (as described later in this MD&A) a reverse takeover for accounting purposes.  Therefore, this MD&A is for the years ended December 31, 2008 and 2007, reflects the assets, liabilities and results of operations of NeuLion, the accounting acquirer, and only includes the assets, liabilities and results of operations of JumpTV, the legal acquirer, subsequent to the reverse takeover on October 20, 2008 (the “Acquired Business”).  This MD&A is issued under the name of the legal acquirer (JumpTV), but is deemed to be a continuation of the accounting acquirer (NeuLion).

Our MD&A is intended to enable readers to gain an understanding of JumpTV’s current results and financial position.  To do so, we provide information and analysis comparing the results of operations and financial position for the current year to those of the preceding comparable twelve-month period.  We also provide analysis and commentary that we believe is required to assess the Company’s future prospects.  Accordingly, certain sections of this report contain forward-looking statements that are based on current plans and expectations.  These forward-looking statements are affected by risks and uncertainties that are discussed in Item 1A of the Registration Statement and could have a material impact on future prospects.  Readers are cautioned that actual results could vary.

Cautions regarding forward-looking statements

This MD&A contains certain forward-looking statements, which reflect management’s expectations regarding the Company’s growth, results of operations, performance and business prospects and opportunities.

Statements about the Company’s future plans and intentions, results, levels of activity, performance, goals or achievements or other future events constitute forward-looking statements.  Wherever possible, words such as “may,” “will,” “should,” “could,” “expect,” “plan,” “intend,” “anticipate,” “believe,” “estimate,” “predict,” or “potential” or the negative or other variations of these words, or similar words or phrases, have been used to identify these forward-looking statements.  These statements reflect management’s current beliefs and are based on information currently available to management as at the date hereof.

Forward-looking statements involve significant risk, uncertainties and assumptions.  Many factors could cause actual results, performance or achievements to differ materially from the results discussed or implied in the forward-looking statements.  These factors should be considered carefully and readers should not place undue reliance on the forward-looking statements.  Although the forward-looking statements contained in this MD&A are based upon what management believes to be reasonable assumptions, the Company cannot assure readers that actual results will be consistent with these forward-looking statements.  These forward-looking statements are made as of the date of this MD&A, and the Company assumes no obligation to update or revise them to reflect new events or circumstances, except as required by law.  Many factors could cause the actual results, performance or achievements of the Company to be materially different from any future results, performance or achievements that may be expressed or implied by such forward-looking statements, including: general economic and market segment conditions, competitor activity, product capability and acceptance, international risk and currency exchange rates and technology changes.  More detailed assessment of the risks that could cause actual results to materially differ from current expectations is contained in Item 1A of the Registration Statement.

Merger and Reverse Take-Over

On October 20, 2008, the Company completed the Merger with NeuLion, an end-to-end IPTV service provider of live and on-demand sports, international and religious programming over the Internet to computers and/or through STBs to televisions.  Under the terms of the Merger, JumpTV issued 49,577,427 Shares directly, as well as 1,840,097 Shares subject to a performance escrow relating to a prior acquisition, which represented approximately the entire issued and outstanding Shares of JumpTV prior to closing, to the securityholders of NeuLion in exchange for their NeuLion securities.  Pursuant to the Merger, the Company also issued 5,000,000 warrants, fully vested and exercisable for two years at $0.63, and 2,700,000 employee stock options, vesting in equal monthly amounts over 48 months and exercisable for five years at $0.60, to employees of NeuLion who became employees of the Company.

On October 20, 2008, AvantaLion LLC (“AvantaLion”), an entity controlled by Mr. Wang, our Chairman and the spouse of Ms. Li, our CEO and the founder and CEO of NeuLion, purchased 10,000,000 units from JumpTV’s treasury at a price of CAD$1.00 per unit. Each unit (a “Unit”) consists of one Share, one-half of one Share purchase warrant exercisable at CAD$1.25 and one-half of one Share purchase warrant exercisable at CAD$1.50. The warrants partially comprising the Units are exercisable for a period of two years from the date of issuance.  Mr. Paterson, our Vice Chairman, also purchased 1,000,000 Units on the same terms. The aggregate gross proceeds from the sale of Units (the “Private Placement”) were CAD$11.0 million or US$9.2 million

In accordance with Statement of Financial Accounting Standards No. 141, Business Combinations (“FAS 141”), the Company has determined that NeuLion was the accounting acquirer and accordingly has accounted for the Merger as a reverse takeover.  Therefore, the financial statements and this MD&A for the years ended December 31, 2008 and 2007 reflect the assets, liabilities and results of operations of NeuLion, the accounting acquirer, and only include the assets, liabilities and results of operations of the Acquired Business subsequent to the reverse takeover on October 20, 2008.  This MD&A is issued under the name of the legal acquirer (JumpTV), but is deemed to be a continuation of the accounting acquirer (NeuLion).

Overview

JumpTV is an IPTV service and technology provider that builds and manages private networks for companies interested in reaching specific target audiences. JumpTV provides an end-to-end IPTV service of live and on-demand sports, international television content and family programming.

This end-to-end enterprise technology solution enables the distribution of IPTV content to subscribers and pay-per-view customers for viewing on multiple platforms, including Internet-connected browser-based devices such as personal computers, laptops and mobile devices and standard television sets through Internet-connected STBs.

JumpTV’s business model has evolved from its inception as a professional services provider to, in fiscal 2006, an end-to-end provider of the following IPTV services:

•      content management — encoding of various digital and analog TV and video formats

•      subscriber management — managing subscriber access and control of subscriber accounts

•      digital rights management — preserving the integrity of the content and protecting it from unauthorized access

•      billing services — enabling customers to view subscription accounts, providing pay-per-view transactional billing, payment, processing and advertising insertion

•      delivery — delivering streamed audio, video and other multimedia content anywhere, anytime through JumpTV’s IPTV service and infrastructure

This evolution commenced in 2006 and is the one of the reasons for the increase in revenue, cost of sales and expenses between fiscal 2007 and fiscal 2008.

Through the acquisition of the Acquired Business on October 20, 2008, JumpTV has expanded its portfolio of content from professional sports (the NHL and the NFL), international content (Chinese programming through KyLinTV, Inc. (“KyLinTV”)) and faith-based programming (Sky Angel) to include college sports, cycling events, soccer events and additional international channels.

JumpTV’s success is dependent upon several factors, including securing contractual relationships, maintaining technological advantage in a rapidly changing industry and efficiently operating the distribution network.

Fiscal 2008

On October 20, 2008, the Company completed the acquisition of the Acquired Business described above. The acquisition has been accounted for as a reverse take over using the purchase method, with the results of the Acquired Business included in the Company’s results of operations from the date of acquisition.

The net assets acquired (in millions) are as follows:

Cash	$22.9
Current assets	5.0
Property, plant and equipment	5.1
Long-term assets	1.0
Intangible assets	6.0
Goodwill	6.8
Total assets	$46.8

Current Liabilities	$12.4
Long term liabilities	0.8
Total liabilities	$13.2

Net assets acquired	$33.6

The intangible assets included in the table above consist of customer relationships of $5.9 million which are being amortized over a five-year period and trademarks of $0.1 million which are being amortized over a one-year period.  The software fixed asset of $2.0 million included in the Acquired Business is being amortized over a three-year period.

Operating Performance

Revenue for fiscal 2008 was $13.4 million, up 72% from $7.8 million in fiscal 2007.  The revenue growth of $5.6 million was due to an increase in services revenue of $8.2 million and was offset by a decrease in our equipment revenue of $2.6 million.   In part, the revenue growth is due to the acquisition of the Acquired Business, which contributed $3.3 million of the growth.  The organic increase (excluding the results of the Acquired Business) in services revenue is consistent with the increasing scope of operations.  As the number of subscribers increases, there is a cumulative effect of increasing subscriber revenue on a month over month basis.  The decrease in equipment revenue is a result of the uneven nature of this revenue stream — customers often place large single orders made to meet minimum order requirements, to manage the lead time between ordering and shipping and to minimize the related shipping costs.  The lead time on new orders is approximately 12 weeks from order to receipt.  The purchase by customers of STBs is a leading indicator of future subscriptions.

Our net loss for 2008 was $11.6 million, or a loss of $0.21 per fully diluted share, compared with a net loss of $4.5 million or a loss of $0.11 per fully diluted share in 2007.  The increase in net loss of $7.1 million is due to increased organic expenses as we expanded our operations to support new and potential clients of $4.8 million, impairment of long-lived assets of $1.0 million, losses incurred in the Acquired Business of $2.2 million subsequent to October 20, 2008, stock-based compensation incurred upon closing the Merger of $1.8 million, and increased depreciation and amortization of $1.0 million, which was offset by improved organic gross margin of $2.3 million, increased investment income and foreign exchange of $0.4 million, a reduction in the equity losses of affiliate of $1.1 million and other miscellaneous items.

Our Non-GAAP Adjusted EBITDA loss was $6.6 million compared with a Non-GAAP Adjusted EBITDA loss of $1.9 million in 2007.  The increase is Non-GAAP Adjusted EBITDA is due to the cash impact of the items noted above.   The reconciliation from net loss to Non-GAAP Adjusted EBITDA loss is as follows:

	Year ended December 31,
	2008	2007
	$	$

Net loss for the year	(11,637,260)	(4,515,759)

Add back:
Depreciation and amortization	1,572,492	561,077
Stock-based compensation	1,848,906	—
Impairment of long-lived assets	1,036,993	—
Equity in loss of affiliate	1,006,386	2,083,943
Investment income and foreign exchange gain	(395,768)	(33,161)

Non-GAAP Adjusted EBITDA loss	(6,568,251)	(1,903,900)

Non-GAAP Adjusted EBITDA is defined as net earnings before interest, taxes, depreciation and amortization, and, as presented above, represents our company’s net earnings or loss adjusted to exclude depreciation and amortization expenses, net investment income and foreign exchange, equity losses in affiliate, non-cash impairment charges and non-cash stock compensation expense.  We present Non-GAAP Adjusted EBITDA to enhance understanding of our operating performance.  We use Non-GAAP Adjusted EBITDA as one criterion for evaluating our performance relative to that of our peers.  We believe that Non-GAAP Adjusted EBITDA is an operating performance measure, and not a liquidity measure, that provides investors and analysts with a measure of operating results unaffected by differences in capital structures, capital investment cycles and ages of related assets among otherwise comparable companies.  However, Non-GAAP Adjusted EBITDA is not a recognized term under financial performance under GAAP, and our Non-GAAP Adjusted EBITDA may not be comparable to similarly titled measures of other companies.  Non-GAAP Adjusted EBITDA should not be considered as an alternative to operating income or net income, determined in accordance with GAAP, as an indicator of our operating performance, or as an alternative to cash flows from operating activities, determined in accordance with GAAP, as an indicator of cash flows, or as a measure of liquidity.  There are limitations to using non-GAAP financial measures, including the difficulty associated with comparing companies that use similar performance measures whose calculations may differ from ours.

Operations

Revenue

As discussed in Item 1 of the Registration Statement, JumpTV earns revenue in four broad categories:

•      Subscriber revenue, which is recognized over the period of service or usage.

•      eCommerce revenue, which is recognized as the service is performed.

•      Technology services revenue, which consists of set up and transcoder revenue and is recognized over the life of the contract.

•      Equipment revenue, which is recognized when title of the STB passes to the customer.

Service revenue includes subscriber revenue, eCommerce revenue and technology services revenue.  While our revenues have been growing due to the organic growth in our existing business and the Merger, we are uncertain as to how our revenues will be impacted by the current downturn in the global economy.

Cost of Sales

Cost of services revenue primarily consists of:

•      Cost of Subscriber revenue consists of three primary components:

•      Royalty payments

•      Network operating costs

•      Bandwidth usage fees

•      Cost of eCommerce revenue consists of:

•      Merchandising, donor and ticket sales, which has no associated cost — revenue is booked on a net basis

•      Cost of Advertising revenue is subject to revenue shares with the content provider

•      Cost of Technology services revenue consists of:

•      Third-party transcoder software purchased

•      Maintenance costs for transcoders

Cost of Equipment revenue consists of the sale of STBs to content partners and/or end users to enable the end user to receive the content over the Internet and display the signal on a television.   Cost of equipment revenues primarily consists of purchases from TransVideo of the products and parts for resale to customers.  Shipping revenue and costs are included in equipment revenue and cost of equipment revenue, respectively.

Selling, General and Administrative expenses

Selling, general and administrative (“SG&A”) costs include:

•      Wages and benefits — represents compensation for the Company’s full-time and part-time employees as well as fees for consultants who are used by the Company from time to time;

•      Marketing — represents expenses for both global and local marketing programs that focus on various target sports properties and ethnic communities.  These initiatives include both on-line and off-line marketing expenditures.  These expenditures also include search engine marketing and search engine optimization;

•      Professional fees — represents legal, recruiting and accounting fees; and

•      Other SG&A expenses — represents expenses for travel expenses, rent, office supplies, corporate IT services, credit card processing fees and other general operating expenses.

Stock-based compensation

We estimate the fair value of our options, warrants, retention warrants (“Retention Warrants”), awards under the restricted share plan (the “Restricted Share Plan”) and stock appreciation rights (“SARs”) (collectively, “Convertible Securities”) for financial accounting purposes using the Black-Scholes-Merton model, which requires a number of subjective assumptions, including the expected life of the Convertible Securities, risk-free interest rate, dividend rate, forfeiture rate, future volatility of the price of our Shares and vesting period. Based on the estimated fair value of the Convertible Securities, we expense the estimated fair value over the vesting period of the Convertible Securities.  The vesting period is normally over a four year period, vesting in an equal amount each month; however, the Board of Directors has the discretion to grant options with different vesting periods.

Equity Losses of Affiliate

On July 1, 2006, the Company acquired a 20.2% equity interest in KyLinTV through the conversion of $4,100,000 that was due from KyLinTV.  The acquisition has been accounted for using the purchase method, with the net results of KyLinTV included in the Company’s results of operations from the date of acquisition.  The Company is accounting for its pro-rata share of the results of operations based on its equity interest in KyLinTV, 20.2% from July 1, 2006 to September 31, 2007 and 17.1% from October 1, 2007 to December 31, 2008.

The Company provides KyLinTV with administrative and general corporate support.  Management has determined that as a result of the 17.1% equity interest combined with the services that JumpTV provides KyLinTV, the Company continues to have significant influence on the operating activities of KyLinTV; therefore, the Company continues to account for KyLinTV using the equity method of accounting for its investment.

The Company’s proportionate share of the applicable equity loss from KyLinTV has been accounted for as a charge on the Company’s consolidated statements of operations and comprehensive loss.  In 2008 the cumulative losses were equal to the total value of the equity interest and no further losses have been recorded.  The Company retains its 17.1% interest in KyLinTV.

Impairment of Long-Lived Assets

As at December 31, 2008, management determined that the recoverable value of certain long-lived assets did not support the carrying amount of the assets, accordingly the Company recorded a non-cash long-lived asset impairment charge of $1.0 million during the year.  There were no such comparable amounts for the prior year.

Results of Operations

Comparison of Fiscal Year Ended December 31, 2008 to Fiscal Year Ended December 31, 2007

Our consolidated financial statements for our fiscal year ended December 31, 2008 have been prepared in accordance with GAAP.  Included in Note 17 of the financial statements is the reconciliation between our consolidated financial statements prepared in accordance with GAAP and those prepared in accordance with Canadian generally accepted accounting principles.

	2008	2007	Change
	$	$	%
Revenue
Services revenue	9,542,689	1,284,142	643%
Equipment revenue	3,900,650	6,526,569	-40%
Total Revenue	13,443,339	7,810,711	72%

Cost of Sales
Services revenue	4,519,062	325,097	1290%
Equipment revenue	3,120,087	5,179,157	-40%
Total Cost of Sales	7,639,149	5,504,254	39%
	5,804,190	2,306,457	152%

Costs and expenses
Selling, general and administrative	12,372,441	4,210,357	194%
Stock-based compensation	1,848,906	—	—
Depreciation and amortization	1,572,492	561,077	180%
Impairment of long-lived assets	1,036,993	—	—
	16,830,832	4,771,434	253%
Operating loss	(11,026,642)	(2,464,977)	347%

Other income (expense)
Gain on foreign exchange	265,720	—	—
Investment income	130,048	33,161	292%
Equity loss in affiliate	(1,006,386)	(2,083,943)	-52%
	(610,618)	(2,050,782)	-70%
Net and comprehensive loss for the year	(11,637,260)	(4,515,759)	158%

Revenue

Services Revenue

Services revenue includes revenue from subscribers, eCommerce and technology services.  Services revenue increased from $1.3 million for the year ended December 31, 2007 to $9.5 million for the year ended December 31, 2008.  The increase is a combination of the organic growth in services revenue and the effect of the Merger on October 20, 2008. The organic growth in our services revenue was $4.9 million.  The Acquired Business comprised $3.3 million of total services revenue for the year.

Subscriber revenue increased from $0.6 million for the year ended December 31, 2007 to $7.0 million for the year ended December 31, 2008.  The increase is a combination of the growth in subscribers and the effect of the Merger on October 20, 2008. The organic growth in our subscriber revenue was $4.4 million.   The Acquired Business comprised $2.0 million of total subscriber revenue for the year.

eCommerce revenue increased from zero for the year ended December 31, 2007 to $0.9 million for the year ended December 31, 2008.  The Acquired Business comprised all of eCommerce revenue for the year.

Technology services revenue increased from $0.7 million for the year ended December 31, 2007 to $1.6 million for the year ended December 31, 2008.  The increase is a combination of the growth in technology services revenue and the effect of the Merger on October 20, 2008. The organic growth in our technology services revenue was $0.5 million.   As new customers begin streaming video or develop their user interface, we earn technology services revenue.  This revenue is recognized over the life of the contractual relationship.  The Acquired Business comprised $0.4 million of total technology services revenue for the year.

Equipment revenue

Equipment revenue decreased from $6.5 million for the year ended December 31, 2007 to $3.9 million for the year ended December 31, 2008.  In 2007, two customers purchased significant quantities of STBs ($6.4 million) as they began operations in anticipation of initial demand in their customer base.  While both of these customers continued to purchase STBs in 2008, one of the customers reduced its purchases as it consumed its inventory.

Cost of Sales

Cost of Services Revenue

Cost of sales for services revenue increased from $0.3 million for the year ended December 31, 2007 to $4.5 million for the year ended December 31, 2008.  This increase was a combination of the costs associated with increased revenue and the effect of the Merger on October 20, 2008.  As a result of the Merger, the Acquired Business comprised $2.0 million of total costs of services revenue for the year.

Gross margin on services increased from $1.0 million or 75% for the year ended December 31, 2007 to $5.0 million or 53% for the year ended December 31, 2008.  The increase in gross margin of $4.0 million is attributable to increased revenue ($2.8 million) and the Acquired Business ($1.2 million).

Cost of Equipment revenue

Cost of sales for equipment revenue decreased from $5.2 million for the year ended December 31, 2007 to $3.1 million for the year ended December 31, 2008 on lower revenue.  Cost of equipment revenue is directly variable with changes in revenue.  Gross margin decreased from 21% for the year ended December 31, 2007 to 20% for the year ended December 31, 2008.  Gross margin on equipment revenue is expected to be consistent at 20% for the next year.

Selling, General and Administrative Costs

Selling, general and administrative costs increased from $4.2 million for the year ended December 31, 2007 to $14.2 million for the year ended December 31, 2008.  As a result of the Merger on October 20, 2008, the Acquired Business increased by $3.4 million the total selling, general and administrative costs for the year.  The individual variances are due to the following:

•      Wages and benefits increased from $3.9 million for the year ended December 31, 2007 to $8.8 million for the year ended December 31, 2008.    As a result of the Merger on October 20, 2008, the Acquired Business increased by $2.1 million the total wages and benefits for the year. The organic increase of $2.8 million was primarily related to the increase in employees to support the increased revenue and the Merger with the Acquired Business.  In conjunction with the Merger, the Company added senior management and provided market level compensation for the CEO in the fourth quarter of 2008.

•      Stock-based compensation expense increased from zero for the year ended December 31, 2007 to $1.8 million for the year ended December 31, 2008.  This increase was due to the Company granting, under the terms of the agreement relating to the Merger, 5,000,000 incentive warrants that vested immediately to employees of NeuLion who became employees of JumpTV in the Merger.  There was no granting of Convertible Securities in the corresponding prior year.   As a result of the immediate vesting the full value of the warrants is recorded as an expense.  The fair value of these warrants was $1.7 million.

As a result of the Merger on October 20, 2008, all previously issued Convertible Securities of the Acquired Business were fair valued.  The fair value of all Convertible Instruments which had vested was included in the purchase price allocation and the fair value of any Convertible Securities with future vesting will be expensed over the remaining vesting period.

Finally, there were additional Convertible Securities issued following the acquisition which are being expensed over the vesting period of the Convertible Securities.

•      Marketing increased from $0.1 million for the year ended December 31, 2007 to $0.4 million for the year ended December 31, 2008.  As a result of the Merger on October 20, 2008, the Acquired Business increased by $0.2 million the marketing expenses for the year.  The Acquired Business is more of a business-to-consumer focused business and incurs higher marketing expenses in search engine marketing and search engine optimization on the Internet.

•      Professional fees increased from a nominal amount for the year ended December 31, 2007 to $1.2 million for the year ended December 31 2008.  As a result of the Merger on October 20, 2008, the Acquired Business increased by $0.2 million the professional fees for the year.  The organic increase of $1.0 million was primarily related to the audit fees for the fiscal years 2005 to 2007, which was a condition of the Merger on October 20, 2008, and the audit fees for the current year.  Professional fees related to the Merger have been included in the acquisition costs and accounted for in the purchase price accounting.

•      Other SG&A expenses increased from $0.2 million for the year ended December 31, 2007 to $2.0 million for the year ended December 31, 2008.  As a result of the Merger on October 20, 2008, the Acquired Business increased by $0.9 million the other SG&A expenses for the year.  The organic increase of $0.9 million was primarily related to increased travel incurred during the Merger due diligence and general office expenses.

Equity Losses of Affiliate

Equity losses of affiliate decreased from $2.1 million for the year ended December 31, 2007 to $1.0 million for the year ended December 31, 2008.  The decrease is as a result of the cumulative losses exceeding the full value of the Company’s investment.  Due to KyLinTV’s accumulated losses, the investment has been reduced to zero.  The Company still owns its equity position in the affiliate, however the Company is not required to fund any additional losses, and as such no further charges will be incurred.

Depreciation and Amortization

Depreciation and amortization increased from $0.6 million for the year ended December 31, 2007 to $1.6 million for the year ended December 31, 2008.   The increase was due to amortization on assets acquired on the Merger with the Acquired Business ($0.6 million) and the increased capital assets required to support the increased revenue.

Impairment of Long-Lived Assets

Long-lived assets must be tested for recoverability whenever events or changes in circumstances indicate that its carrying amount may not be recoverable.  For JumpTV, long-lived assets include intangible and capital assets.  As at December 31, 2008, the Company’s market capitalization decreased below the carrying value of the Company.  As well, ongoing negative developments in the general economic climate would be considered an event that would be a possible indicator of impairment.   Management considered these events to be an indicator of impairment. An impairment loss is recognized as the difference between fair value and carrying amount when the carrying amount of a long-lived asset is not recoverable and exceeds its fair value.  The fair value of the intangible assets acquired in the Merger was determined on October 20, 2008; therefore, management believes the fair value of the assets acquired in the Merger is consistent with the carrying amount at December 31, 2008.  The Company therefore tested the fair value of the non-Merger long-lived assets.  The Company has determined that the carrying value of capital assets exceed their fair value by $1.0 million.  Accordingly the Company recorded a non-cash impairment charge of $1.0 million during the year.

Liquidity and Capital Resources

As of December 31, 2008, our principal sources of liquidity include cash and cash equivalents of $27.3 million and trade accounts receivable of $2.4 million. We do not have a line of credit facility.

At December 31, 2008, approximately 72% of our cash and cash equivalents are held in money market funds and another 15% of our cash and cash equivalents are held in bank accounts with two of the top five Canadian commercial banks.  The Company believes these financial institutions to be secure in the current global economy.  We believe that we will be able to access the remaining balance of bank deposits outside of Canada as these deposits are with large reputable banks. We have and will continue to make a series of short-term investments in term deposits and commercial paper. Our investment policy is to invest in low risk short-term investments which are highly graded commercial paper and term deposits. We have not had a history of any defaults on this commercial paper, nor do we expect any in the future given the grade and short term to maturity of these investments. All commercial paper on hand at December 31, 2008 have been repaid, and subsequently reinvested.

In fiscal 2009, based on our current business plan, internal forecasts and considering the risks that are present in the current global economy, we believe that cash on hand will be sufficient to meet our working capital and operating cash requirements for the next fiscal year. The Company is still in the early stage of business.  From JumpTV’s inception it has incurred substantial net losses.  The Company continues to review its operating structure to reduce costs.  Cash from operations could be affected by various risks and uncertainties, including, but not limited to, the risks detailed in or incorporated by reference to Item 1A of the Registration Statement.

In fiscal 2008, the Company generated an increase in cash of $26.7 million.  The primary changes in cash were from the following items: $22.9 million in cash was acquired through the Merger; $9.2 million was raised through the Private Placement described above; and $2.6 million was received from a capital contribution by the founder and CEO prior to the Merger.  The Company used $5.6 million to fund operations and working capital, $2.0 million in transaction and share issue costs and $1.5 million to purchase fixed assets.  These changes, plus other miscellaneous items, increased our cash and cash equivalents to $27.3 million at December 31, 2008.

Working Capital Requirements

The net working capital at December 31, 2008 was $18.1 million, an increase of $17.9 million from the December 31, 2007 net working capital of $0.2 million. The increased working capital is primarily due to the Merger, which contributed $15.5 million.

Current assets at December 31, 2008 were $33.3 million, an increase of $29.6 million from the December 31, 2007 balance of $3.7 million. The change is due to an increase in our cash and cash equivalents of $26.7 million, an increase in prepaid expenses and deposits of $1.3 million and an increase in our taxes receivable of $1.0 million. The increase in our cash position was attributable to the Merger.   The increase in the prepaid expenses and deposits and taxes receivable is due to the Merger.

Current liabilities at December 31, 2008 were $15.2 million, an increase of $11.8 million from the December 31, 2007 balance of $3.4 million. The increase primarily resulted from the increase in accounts payable of $4.4 million, an increase in accrued liabilities of $6.8 million and an increase in deferred revenue of $2.6 million, offset by a decrease in due to related parties of $2.0 million.  The increases in the accounts payable, accrued liabilities and deferred revenue were balances acquired on October 20, 2008 as a result of the Merger of $4.6 million, $5.2 million and $2.5 million, respectively.  The additional $1.6 million of accrued liabilities were primarily due to increased payables related to expenses of the Merger.  The reduction in the amounts due to related parties was caused by payments to bring these balances to a current position.

Cash Flows

JumpTV’s business is still in the early stages, with only a few years of operating history.  As at December 31, 2008, the Company had cash and cash equivalent balances of $27.3 million.  From JumpTV’s inception, it has incurred net losses and has an accumulated deficit of $26.0 million; management expects these losses to continue in the short term.  JumpTV will require expenditures of significant funds for marketing, building its subscriber management systems, programming and website development, maintaining adequate video streaming and database software, pursuing and maintaining channel distribution agreements with its channel partners, fees relating to acquiring and maintaining Internet streaming rights to its content and the construction and maintenance of the JumpTV delivery infrastructure and office facilities.  There is no guarantee that JumpTV will ultimately be able to generate sufficient revenue or reduce its costs in the anticipated time frame to become profitable and have sustainable cash flows.

Summary Balance Sheet Data:

	December 31,
	2008	2007
	$	$
Current Assets
Cash and cash equivalents	27,323,021	608,464
Accounts receivable, net	2,284,242	2,017,137
Taxes receivable	983,253
Other receivable	227,711
Inventory	347,600	323,500
Prepaid expenses and deposits	1,830,260	525,637
Due from related parties	324,059	188,855
Total current assets	33,320,146	3,663,593

Current Liabilities
Accounts payable	4,465,388	67,295
Accrued liabilities	7,595,116	830,371
Deferred revenues	3,091,993	429,246
Due to related parties	56,826	2,093,907
Total current liabilities	15,209,323	3,420,819

Working capital ratio	2.19	1.07

Comparative Summarized Cash Flows

	Year ended, December 31,
	2008	2007
	$	$

Cash flows used in operating activities	(5,614,501)	(85,006)
Cash flows provided by (used in) investing activities	20,294,983	(1,628,411)
Cash flows provided by financing activities	12,034,075	670,000

Operating Activities

Cash used in operating activities for the year ended December 31, 2008 was $5.6 million.  Changes in net cash used in operating activities reflect the following:

•                  net loss of $11.6 million for the year then ended; less

•                  non-cash items adjusted to net loss in the amount of $5.5 million, which relates to stock-based compensation, impairment of long-lived assets, equity losses of affiliate, depreciation and amortization; and

•                  changes in working capital of $0.5 million.

Investing Activities

Cash provided by investing activities for the year ended December 31, 2008 was $20.3 million.  These funds primarily came from cash in the amount of $22.9 million acquired in the Merger with the Acquired Business, offset by transaction and share issue costs of $1.2 million and purchase of fixed assets of $1.4 million.

A summary of JumpTV’s equipment, including delivery infrastructure equipment (at original cost), is as follows:

Property, plant and equipment

	December 31,
	2008	2007
	$	$
Computer hardware	5,655,658	1,933,047
Computer software	3,812,944	1,123,053
Furniture and fixtures	184,062	71,557
Leasehold improvements	6,471	775
	9,659,135	3,128,432

Financing Activities

Cash provided by financing activities was $12.0 million for the year ended December 31, 2008.  This primarily reflects net proceeds received from the Private Placement in the amount of $9.3 million and, prior to the Merger, capital contributions of $2.6 million by the CEO and founder of NeuLion to the Company.

In the near future, JumpTV expects that it will continue to use its cash resources to fund working capital requirements.    The Company believes existing cash, cash equivalents and short-term investments will be sufficient to satisfy normal working capital needs and capital expenditures for at least the next twelve months.  However, the Company may sell additional equity securities to further enhance its liquidity position, and the sale of additional equity securities could result in dilution to its shareholders.

Off-Balance Sheet Arrangements

The Company did not have any off-balance sheet arrangements as of December 31, 2008.

Financial Instruments

The Company’s financial instruments are comprised of cash and cash equivalents, accounts receivable, other receivables, taxes receivable, other receivables, deposits, accounts payable, accrued liabilities, amounts due to/from related parties, and deferred revenue.

Fair value of financial instruments

Fair value of a financial instrument is defined as the amount for which the instrument could be exchanged in a current transaction between willing parties.  The estimated fair value of our financial instruments approximates their carrying value due to the short maturity term of these financial instruments.

Risks associated with financial instruments

[i] Currency risk

The Company’s activities that result in exposure to fluctuations in foreign exchange rates consist of its customer billings being in U.S. dollars and the majority of expenses being paid in foreign currencies.  The Company does not use derivative financial instruments to reduce its currency risk.

[ii] Interest rate risk

The Company is exposed to interest rate risk on its invested cash and cash equivalents and its short-term investments.  The interest rates on these instruments are based on the bank’s prime rate and therefore are subject to change with the market.  The Company does not use derivative financial instruments to reduce its interest rate risk.

[iii] Credit Risk

The Company sells its services to a variety of customers under various payment terms and therefore is exposed to credit risk.  The Company has adopted policies and procedures designed to limit this risk.  The maximum exposure to credit risk at the reporting date is the carrying value of receivables.  The Company establishes an allowance for doubtful accounts that represents its estimate of incurred losses in respect of accounts receivable.  The Company believes that the concentration of credit risk is limited due to the Company’s primary source of revenues to date being the sale of STBs, for which 50% of monies are received in advance of shipment.

Related Party Transactions

Certain Relationships and Related Transactions

The Company has entered into transactions and agreements in the normal course of operations with related parties.  For a discussion of these transactions, see Item 7 hereof under the header “Certain Relationships and Related Transactions.”

The Company recognized revenue from the related parties described in Item 7 hereof for each of the years ended December 31 as follows:

	December 31,	December 31,
	2008	2007
	$	$

New York Islanders	296,451	240,000
Renaissance	120,000	120,000
Smile Train	120,000	108,000
Hawaii	57,577	44,070
KyLinTV	920,550	—
	1,514,578	512,070

The Company also provides KyLinTV with administrative and general corporate support.  For each of the years presented, the amounts paid for these services provided by NeuLion for the years ended December 31, 2008 and 2007 were $1,233,353 and $1,722,862, respectively.  Additionally, during the year ended December 31, 2008, the Company acquired equipment from KyLinTV in the amount of $620,000.

As at December 31, 2008 and 2007, the amounts due from (to) related parties are as follows:

	December 31,	December 31,
	2008	2007
	$	$

New York Islanders	29,189	103,702
Renaissance	(1,146)	43,153
Smile Train	27,000	27,000
Hawaii	17,527	15,000
TransVideo	(55,680)	(1,964,616)
KyLinTV	250,343	(129,291)
	267,233	(1,905,052)

Investment in affiliate — KyLinTV

The results of operations and financial position of the Company’s equity basis investment in KyLinTV are summarized below for the years ended December 31:

	December 31,	December 31,
	2008	2007
	$	$

Condensed income statement information:
Net sales	6,568,101	3,316,364
Net loss	(8,148,974)	(7,751,433)

Condensed balance sheet information:
Current assets	927,427	777,368
Non-current assets	2,411,319	1,851,677
Total assets	3,338,746	2,629,045
Current liabilities	10,063,909	1,405,235
Non-current liabilities	—	—
Equity (deficiency)	(6,725,163)	1,223,810
Total liabilities and equity (deficiency)	3,338,746	2,629,045

The Company is accounting for its pro-rata share of the above based on its equity interest in KyLinTV, which was 20.2% from July 1, 2006 to September 31, 2007 and 17.1% from October 1, 2007 to December 31, 2008. As previously discussed, the Company also provides KyLinTV with administrative and general corporate support.  Management has determined that as a result of the 17.1% equity interest combined with the services that JumpTV provides KyLinTV, the Company continues to have significant influence on the operating activities of KyLinTV; therefore the Company continues to account for KyLinTV using the equity method of accounting for investment.

The Company’s proportionate share of the equity loss from KyLinTV has been accounted for as a charge on the Company’s consolidated statements of operations and comprehensive loss.  Due to KyLinTV’s accumulated losses, the investment has been reduced to zero.  No further charges will be recorded as the Company has no obligation to fund these losses.

Critical Accounting Estimates

The discussion and analysis of our financial condition and results of operations are based upon our consolidated financial statements, which have been prepared in accordance with accounting principles generally accepted in the United States consistently applied throughout all periods. The preparation of these financial statements requires us to make estimates and judgments that affect the reported amounts of assets, liabilities, revenues and expenses and related disclosure of contingent assets and liabilities. On an ongoing basis, we evaluate our estimates, including those related to inventory allowances, bad debts, long-lived assets, goodwill, income taxes, contingencies and litigation, the determination of the useful lives of long-lived assets, allocation of the purchase price for acquisitions and the assumptions used in determining the fair value of stock options and warrants.  We base our estimates on historical experience and on various other assumptions that are believed to be reasonable under the circumstances, the results of which form the basis for making judgments about the carrying values of assets and liabilities that are not readily apparent from other sources. Actual results may differ from these estimates under different assumptions or conditions.

We believe the following critical accounting policies affect our more significant judgments and estimates used in the preparation of our consolidated financial statements:

Business Combinations

We account for acquisitions of businesses in accordance with FAS 141.  We allocate the purchase price to tangible assets, intangible assets, and liabilities based on fair values, with the excess of purchase price being allocated to goodwill.

In 2008, our acquisition of the Acquired Business resulted in the allocation of a portion of the purchase price to goodwill and acquired intangible assets. In order to determine the fair value of these intangible assets, we make estimates and judgments based on assumptions about the future income producing capabilities of these assets and related future expected cash flows. We also make estimates about the useful life of those acquired intangible assets. Should different conditions prevail, we could record write-downs of intangible assets or changes in the estimate of useful life of those intangible assets, which would result in changes to amortization expense.

Acquired definite lived intangible assets are initially recorded at fair value based on the present value of the estimated net future income-producing capabilities of the assets acquired. A significant change to the initial value assigned to the definite lived intangible assets could result if different assumptions are used in determining the present value of the estimated net future income producing capabilities of the asset. Acquired definite lived intangible assets are amortized over the future income producing period, which we consider to be the useful life, on a straight-line basis, which are amortized over the pattern in which we expect to generate economic benefits from the asset.

For business combinations made subsequent to or on January 1, 2009, we will follow the guidelines of Statement of Financial Accounting Standards No. 141 (revised 2007), Business Combinations (“FAS 141(R)”).

Goodwill

In accordance with Statement of Accounting Standards No. 142, Goodwill and Other Intangible Assets, goodwill is subject to annual impairment tests or on a more frequent basis if events or conditions indicate that goodwill may be impaired.  Goodwill is tested for impairment at the beginning of the fourth quarter of each fiscal year.  We also test for impairment more frequently if indicators of impairment are noted.  JumpTV as a whole is considered one reporting unit.  We estimate the fair value of reporting unit based on estimated cash flows, market capitalization and other factors. If we determine that our carrying value exceeds our fair value, we would conduct the second step of the goodwill impairment test.  The second step compares the implied fair value of the goodwill (determined as the excess fair value over the fair value assigned to our other assets and liabilities) to the carrying amount of goodwill.  If the carrying value of the goodwill were to exceed the implied fair value of goodwill, an impairment loss would be recognized.

At December 31, 2008, given the current disruption and uncertainty in the global economy and the decrease in our stock price over the last fiscal quarter, we determined that certain indicators had been noted to perform an impairment test beyond the annual goodwill impairment test.  Our fair value exceeded the carrying value of the reporting unit, including goodwill.   We therefore determined that there had been no impairment of goodwill.

Long-Lived Assets

We amortize our long-lived assets over the estimated useful life of the asset.  We evaluate all of our long-lived assets, excluding goodwill, periodically for impairment in accordance with Statement of Financial Accounting Standards No. 144, Accounting for the Impairment or Disposal of Long-Lived Assets (“FAS 144”).  FAS 144 requires that long-lived assets be evaluated for impairment when events or changes in facts and circumstances indicate that their carrying value may not be recoverable.  Events or changes in factor circumstances can include a significant adverse change in the business climate, strategic change in business direction, decline or discontinuance of a product line or service, a reduction in our customer base or a restructuring. If one of these events or circumstances indicates that the carrying value of an asset may not be recoverable, or that our estimated amortization period was not appropriate, we would record and impairment charge against our long-lived assets.  The amount of impairment would be measured as the difference between the carrying value and the fair value of the impaired asset as calculated using a net realizable value methodology.  An impairment charge would be recorded as an operating expense in the period of the impairment and as a reduction in the carrying value of that asset.

At December 31, 2008, given the current disruption and uncertainty in the global economy, we determined that the indicators of impairment had been noted to perform an impairment test on our long-lived assets.  Our definite lived intangible assets are client relationships, software and trademarks purchased with the Acquired Business.  The definite lived intangibles from this acquisition have net book values, as at December 31, 2008 of $5.7 million, $1.9 million and $0.1 million, respectively.  Due to the short period between the acquisition date of October 20, 2008 (for which all assets of the Acquired Business were recorded at fair value) and December 31, 2008 (the impairment measurement date), the Company determined that there was no impairment of these assets.    The Company then tested the recoverable value and the fair value of the non-Merger related long-lived assets.  The Company has determined that the carrying value of the capital assets exceed their fair value by $1.0 million and recorded a non-cash impairment charge at December 31, 2008.

Stock-based compensation and other stock-based payments

In accordance with Statement of Financial Accounting Standards No. 123(R), Share-Based Payment (“FAS 123(R)”), we estimate the fair value of our Convertible Securities for financial accounting purposes using the Black-Scholes-Merton model, which requires a number of subjective assumptions, including the expected life of the Convertible Securities, risk-free interest rate, dividend rate, forfeiture rate, future volatility of the price of our Shares and vesting period. The use of subjective assumptions could materially affect the fair value estimate.

For a period of time prior to our initial public offering (“IPO”), there was no active market for our Shares.  Since we have been public for less than the vesting period of our Convertible Instruments, we do not consider the volatility of our share price to be representative of the estimated future volatility when computing the fair value of options granted.  Accordingly, until such time that a representative volatility can be determined based on our share price, we will use a blended rate of our own share price volatility for the period we have been public and the average of three similar companies for the pre-IPO period.  We estimate the risk-free interest rate based on Bank of Canada interest rates with an average yield of five years.  Since we do not have a sufficient history relating to options granted and exercised subsequent to our IPO, we base our estimate of the expected life of the Convertible Instrument using the simplified method based on the period for which our Convertible Instruments vest or 4 years.  Our Convertible Instruments vest on a monthly basis; therefore we have estimated our forfeiture rate at zero.

The fair values of the Convertible Instruments issued are being recognized as compensation expense over the applicable vesting period, which for the majority of Convertible Instruments is four years.

We determine the fair value of awards made under the Restricted Share Plan based on our share price on the date the awards are granted.  The awards have no characteristics which would require classification as a liability, and as such they are not revalued in subsequent periods.  Such awards give the holder the right to one Share for each vested restricted share plan unit.  These awards vest on a monthly basis over the vesting period, which is four years.  Stock-based compensation expense related to such awards is accrued based on the market value of the shares when the shares are issued, which generally coincides with the vesting period of these awards.

SARs give the holder the right to elect either to receive cash in an amount equal to the excess of the quoted market price over the SARs price or to receive Shares equal to the fair value of the Shares less the exercise price divided by the market value of the Shares from treasury or receive Shares by making a cash payment equal to the exercise price.  The Board of Directors has discretionary authority to accept or reject a cash payment request in whole or in part.  Stock-based compensation expense is calculated as the fair value of all vested stock appreciation rights on each reporting date.  The liability is included in accrued liabilities and is classified as a current liability on the consolidated balance sheets.  If the holder elects to purchase Shares, the liability is credited to additional paid in capital.

Based on equity awards outstanding as of December 31, 2008, we had unrecognized stock-based compensation totaling $2.7 million and we expect to record approximately $0.9 million in stock-based compensation in our fiscal year ending December 31, 2009. To the extent we continue to grant equity awards in the future, the amounts of stock-based compensation recorded in future periods may be greater than these expectations.

Stock-based compensation expense is reported in our Consolidated Statements of Operations and Comprehensive Loss within Selling, general and administrative.

Accounts receivable

Accounts receivable are carried at original invoice amount.  The Company maintains a provision for estimated losses resulting from the inability of its customers to make required payments. Management considers the following factors when determining the collectability of specific customer accounts: customer credit-worthiness, past transaction history with the customer, current economic industry trends and changes in customer payment terms. If the financial conditions of the Company’s customers were to deteriorate, adversely affecting their ability to make payments, additional allowances would be required.

Inventory

Inventory consists of STBs and is recorded at the lower of cost and net realizable value and consists of finished goods. Cost is accounted for on a first-in, first-out basis. The Company evaluates its ending inventories for estimated excess quantities and obsolescence. This evaluation includes analyses of sales levels and projections of future demand within specific time horizons. Inventories in excess of future demand are reserved. In addition, the Company assesses the impact of changing technology and market conditions on its inventory-on-hand and writes off inventories that are considered obsolete. As at December 31, 2008 and 2007, the Company had inventory reserves of $9,700 and zero, respectively. For each of the years ended December 31, 2008 and 2007, the Company expensed amounts related to inventory reserves of $9,700 and zero, respectively.

Amortization Policies and Useful Lives

The Company amortizes the cost of property, plant and equipment and intangible assets over the estimated useful service lives of these items. The determinations of estimated useful lives of these long-lived assets involve considerable judgment. In determining these estimates, the Company takes into account industry trends and company specific factors including changing technologies and expectations for the in-service period of these assets. On an annual basis, the Company reassesses its existing estimates of useful lives to ensure they match the anticipated life of the technology from a revenue producing perspective. If technological change happens more quickly than anticipated, the Company might have to shorten its estimate of the useful life of certain equipment which could result in higher amortization expense in future periods or an impairment charge to write down the value of this equipment.

Taxes

We have tax loss carryforwards available to offset future taxable income of $78.1 million as of December 31, 2008 that expire between the tax years 2009 and 2028, which have not been fully audited by relevant  authorities. We have not recorded a financial statement benefit for these attributes as we have no history of profitability.   To the extent we use tax loss carryforwards subsequent to 2008, we expect to record the benefit first as a reduction of goodwill to the extent that the loss was from the Acquired Business and then as a reduction in income tax expense.

Recently Issued Accounting Pronouncements

In December 2007, the FASB issued FAS 141(R).  FAS 141(R) retains the fundamental requirements of the original pronouncement requiring that the purchase method be used for all business combinations.  FAS 141(R) defines the acquirer as the entity that obtains control of one or more businesses in the business combination, establishes the acquisition date as the date that the acquirer achieves control and requires the acquirer to recognize the assets acquired, liabilities assumed and any noncontrolling interest at their fair values as of the acquisition date.  FAS 141(R) also requires that acquisition-related costs be recognized separately from the acquisition.  FAS 141(R) is effective for fiscal years beginning on or after December 15, 2008, which for us is the fiscal year beginning January 1, 2009.

In May 2008, the FASB issued FASB Staff Position Financial Accounting Standard 142-3, Determination of the Useful Life of Intangible Assets (“FSP FAS 142-3”), which is effective for fiscal years beginning after December 15, 2008 and for interim periods within those years, which for us is the fiscal year beginning January 1, 2009. FSP FAS 142-3 provides guidance on the renewal or extension assumptions used in the determination of the useful life of a recognized intangible asset.  The intent of FSP FAS 142-3 is to better match the useful life of the recognized intangible asset to the period of the expected cash flows used to measure its fair value. We do not expect FSP FAS 142-3 to have a material effect on our consolidated financial statements.

In February 2008, the Canadian Institute of Chartered Accountants (CICA) Accounting Standards Board confirmed that the changeover to International Financial Reporting Standards (“IFRS”) from Canadian generally accepted accounting principles will be required for publicly accountable enterprises, effective for the interim and annual financial statements relating to fiscal years beginning on or after January 1, 2011.  As the Company will be a “reporting company” under the Securities Exchange Act of 1934, as amended (the “Exchange Act”) upon the effectiveness of the Registration Statement, it expects to continue to use GAAP until the IFRS implementation date in the United States — currently estimated as no sooner than 2014.

C.            Quantitative and Qualitative Disclosures About Market Risk

Not required.

ITEM 3. PROPERTIES

Description	Location	Expiration of Lease	Use of Property
Lease	Buenos Aires, Argentina	September 2011	Business office
Lease	Toronto, Ontario, Canada	December 2009	Business office
Lease	Shanghai, China	May 2009	Business office
Lease	Sanford, Florida	December 2013	Business office
Lease	New York, New York	August 2009	Business office
Lease	Plainview, New York	December 2013	Business office
Lease	London, England	August 2009	Business office

ITEM 4. SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth information with respect to beneficial ownership of the Shares as of March 15, 2009 by:

•                                          each director;

•                                          each named executive officer;

•                                          all of the directors and executive officers as a group; and

•                                          each other person known to the Company to be the beneficial owner of more than five percent of the Shares.

Beneficial ownership is determined in accordance with the rules of the SEC and includes voting or investment power with respect to the securities.  Except as indicated by footnote, and subject to applicable community property laws, the persons named in the table below have sole voting and investment power with respect to all Shares shown as beneficially owned by them.  Percentage of beneficial ownership is based on 110,094,874 Shares outstanding at March 15, 2009 (which figure does not include 3,680,194 Shares held in escrow whose release is subject to the achievement of certain milestones).  Other than as indicated below, no executive officer or director owns any Shares, and no executive officer or director has pledged Shares as security.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

	Total Number
	of Shares
	Beneficially		Number of		Convertible		% of
Name	Owned		Shares Owned		Instruments		Class

Nancy Li	39,207,769	(1)(2)	39,160,894		46,875		35.6%

Charles B. Wang	22,023,000	(2)(3)	12,023,000		10,000,000		18.3%

G. Scott Paterson	8,496,998	(2)(4)	6,379,290		2,117,708		7.6%

Horngwei (Michael) Her	3,799,042		2,656,417		1,142,625		3.4%

J. Christopher Wagner	3,485,728		2,145,103		1,340,625		3.1%

Roy E. Reichbach	191,875		120,000		71,875		*

John R. Anderson	96,614		19,531		77,083		*

Gabriel A. Battista	148,958		71,875		77,083		*

Shirley Strum Kenny	0		0		0		*

David Kronfeld	443,300		443,300		0		*

Jordan Banks	52,450	(5)	52,450		0		*

Bill Stephen	0	(6)	0		0		*

Nada Usina	0	(7)	0		0		*

AvantaLion LLC		(8)		(8)		(8)	(8)

All current directors and executive officers (14 persons)	81,976,515		65,695,827		16,280,688		64.9%

*  Less than 1%

(1) Excludes 12,023,000 Shares beneficially owned by Mr. Wang, Ms. Li’s spouse, and 10,000,000 Shares and 10,000,000 warrants beneficially owned by AvantaLion, an entity controlled by Mr. Wang.  Ms. Li disclaims beneficial ownership of all such Shares.  Ms. Li’s address is c/o NeuLion, Inc., 1600 Old Country Road, Plainview, New York 11803.

(2) In connection with the Merger, AvantaLion, Mr. Wang and Ms. Li, among others, have entered into a voting trust agreement (the “Voting Trust Agreement”) pursuant to which all securities of JumpTV directly or indirectly controlled by them are to be deposited with Computershare Trust Company of Canada (“Computershare”) so that securities controlled by AvantaLion,

Mr. Wang and Ms. Li representing more than 9.9% of the votes attaching to all of the then-issued Shares of JumpTV shall not be voted in relation to:

•              the election of directors;

•              any matters related to security-based compensation; and

•              any other matters which may change the governance structure of JumpTV.

The voting restriction does not apply to any arm’s-length transferee of any of the securities held by AvantaLion, Mr. Wang or Ms. Li.  The Voting Trust Agreement will terminate on the first to occur of:

•              five years from October 20, 2008;

•              the date when the Shares cease to be listed and posted for trading on the Toronto Stock Exchange; and

•              the date that AvantaLion, Mr. Wang and Ms. Li no longer own any securities.

Computershare’s address is 100 University Avenue, 9th Floor, Toronto, Ontario M5J 2Y1 Canada.

(3) Excludes 39,207,769 Shares beneficially owned by Ms. Li, Mr. Wang’s spouse, as to which Mr. Wang disclaims beneficial ownership.  Includes 10,000,000 Shares and 10,000,000 warrants beneficially owned by AvantaLion, an entity controlled by Mr. Wang.  Mr. Wang’s address is c/o NeuLion, Inc., 1600 Old Country Road, Plainview, New York 11803.

(4) Excludes 85,000 Shares beneficially owned by Mr. Paterson’s spouse and 696,826 Shares held by Mr. Paterson’s Family Trust.  Mr. Paterson disclaims beneficial ownership of all such Shares.  Mr. Paterson’s address is c/o JumpTV Inc., 463 King Street West, 3rd Floor, Toronto, Ontario, M5K 1V4, Canada.

(5) Held through Minga Capital Inc. as of March 15, 2009 and based on the representation of Mr. Banks to management.  Mr. Banks left the Company on June 27, 2008.

(6) As of March 15, 2009 and based on the representation of Mr. Stephen to management.  Mr. Stephen left the Company on October 17, 2008.

(7) As of March 15, 2009 and based on the representation of Ms. Usina to management.  Ms. Usina left the Company on September 5, 2008.

(8) AvantaLion’s holdings are included in Mr. Wang’s holdings in this table.  If considered separately, AvantaLion beneficially owns 10,000,000 Shares and 10,000,000 warrants, which represent 16.7% of the Shares outstanding at March 15, 2009.  AvantaLion’s address is 1600 Old Country Road, Plainview, New York 11803.

ITEM 5. DIRECTORS AND EXECUTIVE OFFICERS

Directors and Executive Officers

The following table sets forth, as of March 15, 2009:  (i) the names and ages of each director of the Company, and the names and ages of each executive officer of the Company who does not also serve as a director of the Company; (ii) the other positions and offices presently held by such persons with the Company, if any; (iii) the period during which such persons have served on the Board of Directors of the Company (the “Board”) or as an officer of the Company; (iv) the expiration of each director’s term as director; and (v) the principal occupations and employment of such persons.  Additional biographical information for each person follows the tables.

Name and Position with the Company	Age	Director/ Officer Since	Expiration of Term as Director	Principal Occupation
Charles B. Wang Chairman	64	10/20/08	2009	Owner, New York Islanders

G. Scott Paterson Vice Chairman	45	1/30/02	2009	Vice Chairman of the Company

Nancy Li Chief Executive Officer and Director	51	10/20/08	2009	Chief Executive Officer of the Company

Roy E. Reichbach General Counsel, Corporate Secretary and Director	46	10/20/08	2009	General Counsel and Corporate Secretary of the Company; Alternate Governor of the New York Islanders on the NHL Board of Governors

John R. Anderson Director	63	3/31/08	2009	Chief Financial Officer, Impax Energy Services Income Trust and Tailwind Financial Inc.; Chief Executive Officer and Chief Financial Officer, LBBP Inc.

Gabriel A. Battista Director	64	3/31/08	2009	Vice Chairman of the Board of Directors of Trustees of Capitol College

Shirley Strum Kenny Director	73	10/20/08	2009	President of the State University of New York at Stony Brook

David Kronfeld Director	61	10/20/08	2009	Chairman of JK&B Capital

Arthur J. McCarthy Chief Financial Officer	52	10/20/08	N/A	Chief Financial Officer of the Company; Alternate Governor of the New York Islanders on the NHL Board of Governors

Horngwei (Michael) Her Executive Vice President	45	10/20/08	N/A	Executive Vice President of the Company

Ronald Nunn Executive Vice President	56	10/20/08	N/A	Executive Vice President of the Company

J. Christopher Wagner Executive Vice President	49	10/20/08	N/A	Executive Vice President of the Company

Michael J. Bradley Senior Vice President	29	12/1/08	N/A	Senior Vice President of the Company

Blair R. Baxter Vice President	52	3/31/08	N/A	Vice President of the Company

The following table sets forth the committee memberships of each of our directors:

	Audit Committee	Corporate Governance Committee	Compensation Committee
John R. Anderson	X*	X*
Gabriel A. Battista		X	X
Shirley Strum Kenny	X	X	X
David Kronfeld	X		X*
Nancy Li
G. Scott Paterson
Roy E. Reichbach		X
Charles B. Wang

Committee membership denoted with an X

Committee chairmanship denoted with an *

Our disclosure committee, which is comprised of executive management of the company, currently is constituted of Ms. Li and Messrs. Reichbach and McCarthy.

Set forth below are the names of, and certain biographical information regarding, the directors and executive officers of the Company.

Charles B. Wang

Charles B. Wang has been the Chairman of the Board of JumpTV since October 2008.  Mr. Wang also has been the owner of the New York Islanders of the National Hockey League since July 2000 and is the founder of the Lighthouse Development Group, LLC, the developer of the Lighthouse Project, which seeks to redevelop and revitalize the Nassau Veterans Memorial Coliseum site and its surrounding area on Long Island.  In 1976, he founded Computer Associates International, Inc. (“Computer Associates”), a provider of information technology management services now known as CA Inc., and served as its Chairman until November 2002.  Mr. Wang created the New York Islanders Children’s Foundation, has his own charitable foundation and is extremely active in supporting charitable causes such as The Smile Train, Inc. (“Smile Train”), which he co-founded, and the National Center for Missing and Exploited Children.  He is the author of “TECHNOVISION II:  Every Executive’s Guide to Understanding and Mastering Technology and the Internet.”  Mr. Wang earned a Bachelor of Science degree from Queens College and began his computer career at Columbia University’s Riverside Research Institute as a programming trainee.  Mr. Wang is married to Ms. Li.

G. Scott Paterson

G. Scott Paterson is Vice Chairman of JumpTV, having been Chairman from January 2002 until October 2008 and Chief Executive Officer from May 2005 until October 2007 and again from June 2008 until October 2008.

Mr. Paterson is a Director of Lions Gate Entertainment (NYSE:LGF), Chairman of its Audit Committee and a member of its Strategic Committee.  Mr. Paterson is also Chairman of Automated Benefits Corp. (TSXV:AUT) and a Director of Run of River Power Inc (TSXV:ROR).  Mr. Paterson is also currently Chairman of the Merry Go Round Children’s Foundation and also a Governor of Ridley College.

From October 1998 until December 2001, Mr. Paterson was Chairman and CEO of Yorkton Securities Inc., which under his leadership became Canada’s leading technology investment bank.

Mr. Paterson has served as the past Chairman of the Canadian Venture Stock Exchange and as a former Vice Chairman of the Toronto Stock Exchange.

Mr. Paterson is a graduate of Ridley College and earned a Bachelor of Arts (Economics) degree from the University of Western Ontario.

In 2009, Mr. Paterson obtained the ICD.D designation by graduating from the Rotman Institute of Corporate Directors at the University of Toronto.

In December 2001, Mr. Paterson entered into a settlement agreement with the Ontario Securities Commission (the “Commission”) in connection with conduct that was, in the view of the Commission, contrary to the public interest in connection with certain corporate finance and trading activities engaged in by Mr. Paterson and the investment dealer with which he was associated.  Mr. Paterson has fulfilled the terms of the settlement agreement, which provided that he could not be registered under the Ontario Securities Act until December 19, 2003, that he make a voluntary payment to the Commission of one million Canadian dollars and that he temporarily cease trading for a six-month period.  There were no allegations of securities rule or law breaches.

Nancy Li

Nancy Li has been the Chief Executive Officer of JumpTV since October 2008 and the founder and Chief Executive Officer of NeuLion, a wholly-owned subsidiary of JumpTV, since its inception in 2003.  In 2001 Ms. Li established iCan SP, a provider of end-to-end service management software for information technology operations and a wholly owned subsidiary of CA Inc.  From 1990 to 2001 Ms. Li was Executive Vice President and Chief Technology Officer for Computer Associates, and prior to that held a variety of management positions covering virtually every facet of Computer Associates’ business from a development and engineering perspective.  Ms. Li holds a Bachelor of Science degree from New York University.  Ms. Li is married to Mr. Wang.

Roy E. Reichbach

Roy E. Reichbach has been the General Counsel and Corporate Secretary of JumpTV since October 2008 and has been the General Counsel and Corporate Secretary of NeuLion, a wholly-owned subsidiary of JumpTV, since 2003.  Mr. Reichbach is an Alternate Governor of the New York Islanders on the NHL Board of Governors.  From 2000 until October 2008 he was also the General Counsel of the New York Islanders and was responsible for the legal affairs of its affiliated real estate companies, including Lighthouse Development Group, LLC.  From 1994 until 2000 Mr. Reichbach was Vice President — Legal at Computer Associates.  Prior to that, he was a trial lawyer in private practice.  Mr. Reichbach holds a Bachelor of Arts degree from Fordham University and a Juris Doctorate degree from Fordham Law School.  He has been admitted to practice law since 1988.

John R. Anderson

John R. Anderson has been the Chief Financial Officer of Impax Energy Services Income Trust, an income trust, since June 2006.  Mr. Anderson has also been the Chief Financial Officer of Tailwind Financial Inc., a special acquisition company, since April 2007, and Chief Executive Officer and Chief Financial Officer of LPBP Inc., a corporation with investments in health science-focused partnerships, since May 2004.  He was the Chief Financial Officer of The T. Eaton Company Limited and was also a partner with Ernst & Young LLP.  Mr. Anderson is a director of the Canadian Medical Discoveries Fund and Chairman of the Board of Directors of Ridley College.  Mr. Anderson holds a Bachelor of Arts degree from the University of Toronto and is a chartered accountant in Canada.

Gabriel A. Battista

Gabriel A. Battista has been the Vice Chairman of the Board of Directors of Trustees of Capitol College since 1994, having become a member of the board in 1992, and has also been a member of the Board of Directors of Trustees of the American University of Rome since 2006.  Mr. Battista serves as a member of the Boards of Directors of Sentrillion, Network Alliance, TEOCO and the National Italian American Foundation.  From 1999 until December 2006, Mr. Battista was the President, Chairman and Chief Executive Officer of Talk America.  Mr. Battista received a Bachelor of Science degree from Villanova University, a Master of Science degree from Drexel University and a Master of Business Administration degree from Temple University.  He is also a registered professional engineer in the State of Pennsylvania.

Shirley Strum Kenny

Shirley Strum Kenny has been President of the State University of New York at Stony Brook since 1994.  Dr. Kenny was President of Queens College and has taught at the University of Texas, Gallaudet College, the Catholic University of America, the University of Delaware and the University of Maryland.  She is a member of the Boards of Directors of Goodwill Industries of Greater New York and the Long Island Association.  She is also the vice chair of the Board of Directors of the Brookhaven Science Associates, which oversees the Brookhaven National Laboratory.  In addition, she has previously served on the Board of Directors of Computer Associates, among others.  Dr. Kenny holds a Bachelor of Arts degree from the University of Texas, a Master of Arts degree from the University of Minnesota and a Ph.D. from the University of Chicago.

David Kronfeld

David Kronfeld is the Chairman of JK&B Capital, a venture capital firm, which he founded in 1996.  He has been a General Partner at Boston Capital Ventures, the Vice President of Acquisitions and Venture Investments at Ameritech, a Senior Manager at Booz Allen & Hamilton and a Systems Analyst at Electronic Data Systems.  Mr. Kronfeld earned a Bachelor of Science degree with high honors and a Master of Science degree from Stevens Institute of Technology, and a Master of Business Administration degree from The Wharton School of Business of the University of Pennsylvania.

Arthur J. McCarthy

Arthur J. McCarthy has been the Chief Financial Officer of JumpTV since November 2008.  Mr. McCarthy is an Alternate Governor of the New York Islanders on the NHL Board of Governors.  From 1985 until 2008 he was the Senior Vice President and Chief Financial Officer for the New York Islanders and was responsible for the New York Islanders’ financial affairs and its affiliated companies, including the Lighthouse Development Group, LLC.  From 1977 to 1985, Mr. McCarthy was a member of the Audit Practice of KPMG Peat Marwick, reaching the position of Senior Manager.  Mr. McCarthy was licensed in the State of New York as a Certified Public Accountant in 1980 and holds a Bachelor of Science degree from Long Island University — C.W. Post College.

Horngwei (Michael) Her

Horngwei (Michael) Her has been an Executive Vice President of Research and Development of JumpTV since October 2008 and the Executive Vice President of Research and Development of NeuLion, a wholly-owned subsidiary of JumpTV, since its inception in 2003.  From 2000 to 2003 Mr. Her ran the development team for iCan SP.  Prior to that, Mr. Her served as Senior Vice President for Research & Development at Computer Associates.  He is also the co-inventor of the several computer systems patents.  Mr. Her holds a college degree from Taipei Teaching College and a Master of Science degree from the New York Institute of Technology.

Ronald Nunn

Ronald Nunn has been an Executive Vice President of Operations of JumpTV since October 2008 and the Executive Vice President of Business Operations of NeuLion, a wholly-owned subsidiary of JumpTV, since its inception in 2003.  From 2000 to 2003 Mr. Nunn was in charge of business operations at iCan SP.  Between 1987 and 2000, Mr. Nunn held a number of senior management positions at Computer Associates.  From 1982 to 1987 Mr. Nunn directed certain research and development and operating projects with UCCEL (formerly University Computing Company).

J. Christopher Wagner

J. Christopher Wagner has been an Executive Vice President of Sales of JumpTV since October 2008 and the Executive Vice President of Marketplace Strategy of NeuLion, a wholly-owned subsidiary of JumpTV, since its inception in 2003.  From 1984 to 2000 Mr. Wagner held several positions at Computer Associates, culminating in his becoming Executive Vice President and General Manager of Services, responsible for building that company’s Government Partner Program and Global Consulting Business.  From 2000 to 2003 Mr. Wagner worked as the Chief Executive Officer and member of the Board of Directors of several private equity and venture capital firms, including Metiom, MetaMatrix, Exchange Applications and Digital Harbor.  Mr. Wagner received a Bachelor of Arts degree from Delaware University.

Michael J. Bradley

Michael J. Bradley has been the Senior Vice President of Marketing of JumpTV since December 2008.  From July 2008 until December 2008, Mr. Bradley was the Head of Marketing of the Company.  He joined the Company in November 2007 as the Head of Sports Marketing (International).  From June 2006 until October 2007, Mr. Bradley served as a Marketing Project Manager of eBay Canada.  From 2003 until May 2006 he operated Cadre Collective, a creative consulting and marketing agency in Ottawa, Ontario.  Mr. Bradley earned a Bachelor of Science from the University of Waterloo.

Blair R. Baxter

Blair R. Baxter has been a Vice President of JumpTV since November 2008.  He was the Chief Financial Officer of JumpTV from March 2008 until November 2008.  From 1999 to 2002 and from 2004 to 2008 Mr. Baxter served as the Chief Financial Officer of Burntsand Inc, a business consulting and information technology services company, and also served variously as its Vice President and Corporate Controller and Chief Operating Officer.  Mr. Baxter serves on the Board of Governors of The Michener Institute for Applied Health Sciences in Toronto, Ontario and is a member of its audit committee.

Mr. Baxter holds a Bachelor of Commerce (Highest Honours) from Carleton University and is a chartered accountant in Canada.

Involvement in Certain Legal Proceedings

None.

ITEM 6. EXECUTIVE COMPENSATION

The Company has elected to use the SEC’s “smaller reporting company” rules regarding the disclosure of executive compensation.

Under these rules, the Company provides a Summary Compensation Table covering 2008 compensation for:

•                                          all individuals who served as the Company’s principal executive officer or acted in a similar capacity in 2008;

•                                          the Company’s two most highly compensated executive officers other than the principal executive officer who were serving as executive officers at the end of 2008; and

•                                          up to two additional individuals for whom disclosure would have been provided pursuant to the prior bullet point but for the fact that the individual was not serving as an executive officer of the Company at the end of 2008.

We refer collectively as these persons as our “named executive officers.”  We also provide:

•                                          a 2008 Outstanding Equity Awards at Fiscal Year-End Table;

•                                          a 2008 Director Compensation Table; and

•                                          certain narrative disclosures.

Because the Company was not a “reporting company” under the Exchange Act prior to the filing with the SEC of this Registration Statement, we present compensation information in this section for 2008 only.

Overview of the Company’s Compensation Programs

JumpTV’s executive compensation program is designed to:

•                                          attract and retain highly qualified individuals by offering compensation that is competitive in the marketplace;

•                                          align executive interests with shareholder interests; and

•                                          pay for performance.

There are three elements to JumpTV’s executive compensation program:

•                                          base salary;

•                                          short-term compensation incentives to reward corporate and personal performance; and

•                                          long-term compensation incentives related to long-term increase in share value.

The mix of compensation elements varies by executive level.  In determining the mix, our Compensation Committee took into consideration the compensation principles and how the elements of executive compensation align with long-term shareholder value creation.

Base Salary

In establishing base salaries, the objective of the Compensation Committee is to establish levels that will enable JumpTV to attract and retain executives who can effectively contribute to the long-term success of JumpTV.  The base salary component of JumpTV’s executive compensation program is designed to reflect and reward the skills, abilities, knowledge and experience of, as well as the contribution to be made by, each executive.

For the 2008 fiscal year of JumpTV, the Compensation Committee reviewed and established the base salary for the JumpTV executives based on:

•                                          the executive’s personal performance and seniority;

•                                          the executive’s contribution to the business of JumpTV; and

•                                          the size and stage of development of JumpTV.

For the post-Merger period, executives of NeuLion who became executives of JumpTV after the Merger were paid base salaries substantially consistent with those they had previously received from NeuLion, with the exception of Ms. Li, who received a base salary determined with reference to the salary of the interim Chief Executive Officer, Mr. Paterson.

Short-Term Compensation Incentives

The role of short-term compensation incentives is to reward corporate and personal performance.  Prior to the Merger, JumpTV had periodically paid cash bonuses and, in March 2008, established an annual cash bonus plan to be administered by the Compensation Committee.  The cash bonus plan rewards contributions to JumpTV for results within the current fiscal year.  Payouts, made at the end of the year, are based on how the executive and the Company performed against established objectives.

Payment of the Chief Executive Officer’s bonus is at the discretion of the Compensation Committee and payment of bonuses to executives and employees is at the discretion of the Chief Executive Officer.

The role of long-term compensation incentives is to reward an executive’s contribution to the long-term performance of the Company and potential for future contribution. Long-term compensation incentives are intended to align an executive’s performance with the long-term performance of JumpTV and to provide an additional incentive for an executive to enhance shareholder value.  Long-term incentive compensation for directors, officers, employees and consultants is reviewed annually and provided through grants of:

•                                          stock options pursuant to the Second Amended and Restated Stock Option Plan (the “Stock Option Plan”);

•                                          awards pursuant to the Restricted Share Plan;

•                                          Retention Warrants pursuant to the Amended and Restated Retention Warrants Plan (the “Retention Warrants Plan”) (grants of Retention Warrants are not available for directors and officers); and

•                                          SARs pursuant to the 2006 Stock Appreciation Rights Plan (the “SARs Plan”).

The number of options granted for executives of JumpTV for the 2008 fiscal year was based on each individual’s salary range, responsibility and performance and took into account the number and terms of options that have been previously granted to that individual.

Options were granted to former NeuLion executives after the Merger on a basis consistent with those previously granted to executives of JumpTV.

2008 SUMMARY COMPENSATION TABLE

The following 2008 Summary Compensation Table sets forth for the year ended December 31, 2008 all compensation paid, distributed or accrued for services rendered in all capacities by all individuals who served as executive officers during 2008 and who were “named executive officers” under the applicable SEC definition.

Name and Principal Position	Year	Salary ($)		Bonus ($)	Option awards(2) ($)		All other compensation ($)		Total ($)
(a)	(b)	(c)		(d)	(f)		(i)		(j)

Nancy Li, Chief Executive Officer(1)	2008	62,397		0	3,861		0		66,258

G. Scott Paterson, former Chief Executive Officer	2008	300,000		0	888,194	(3)(4)	0		1,188,194

Jordan Banks, former Chief Executive Officer	2008	181,166	(5)	0	611,240	(4)	437,730	(5)	1,214,539

J. Christopher Wagner, Executive Vice President(1)	2008	49,315		0	441,916		0		491,231

Horngwei (Michael) Her, Executive Vice President(1)	2008	49,315		0	375,113		0		424,428

Nada Usina, former President	2008	213,803		119,110	133,534	(4)	370,757	(6)	837,204

Bill Stephen, former Head of Global Sales	2008	155,695		122,500	27,392	(4)	15,385	(7)	320,972

(1) Includes compensation for the period from October 21, 2008 to December 31, 2008, the period subsequent to the Merger.

(2) In regard to “Option Awards”, in accordance with the Company’s compensation plans the exercise price for convertible instruments is based on the 5-day volume weighted average price preceding the grant date.  The grant date fair market value price is based on the closing price on the grant date.  As such, there generally is a difference between the exercise price and the grant date fair market value price.  In some cases the exercise price pre-negotiated.  See “Option Awards” for additional information on option awards.

(3) During 2008, Mr. Paterson voluntarily surrendered 200,000 of his vested options having an exercise price of $6.05 and an equal number of options were granted to the non-executive directors.  For additional information, see “Employment Agreements—Employment Agreement with G. Scott Paterson, former Chief Executive Officer.”

(4) As a result of the Merger on October 20, 2008, the Company was required to record at fair value all previously granted convertible instruments, including option awards.  As a consequence of this valuation, expense recognized in respect of such option grants in accordance with FAS 123(R) for the period from October 21, 2008 to December 31, 2008 was nominal.

(5) Mr. Banks’ salary, cash severance payments, insurance premiums and charitable contributions were paid in Canadian dollars.  The amount reported above was converted from Canadian to U.S. dollars using a rate of 1.06601429 Canadian dollars per U.S. dollar, the average 2008 exchange rate published by the Bank of Canada Financial Markets Department.  Amount represents $422,133 in severance paid pursuant to an agreement with Mr. Banks, $1,993 paid to Mr. Banks in lieu of health benefits, $12,195 in charitable contributions made at the direction of Mr. Banks and $1,409 in insurance premiums paid by the Company and attributable to the ratable portion of a key-man life insurance policy the proceeds of which would have been payable to Mr. Banks’ designated beneficiaries.  For additional information, see “Employment Agreements—Employment Agreement with Jordan Banks, former Chief Executive Officer.”

(6) Amount represents severance payments under the terms of the named executive officer’s severance agreement.  For additional information, see “Employment Agreements—Employment Agreement with Nada Usina, former President of JumpTV Sports.”

(7) Amount represents severance payments under the terms of the named executive officer’s severance agreement.  For additional information, see “Employment Agreements—Employment Agreement with Bill Stephen, former Head of Global Sales.”

Option Awards

The amounts reported in the Option Awards column represent the accounting expense recognized in 2008 for option grants to the respective named executive officers, calculated based on values determined as of the grant date in accordance with FAS 123(R) utilizing a Black-Scholes-Merton model except as follows.  For financial statement purposes in accordance with FAS 123(R), the Company calculates stock-based compensation expense for awards under the Restricted Share Plan based on the market price of the Company’s Shares on each vesting date.

These amounts, however, will not agree to the Company’s financial statements as the Company completed a “reverse take over” for accounting purposes on October 20, 2008.  As such, U.S. generally accepted accounting principles require that figures presented in the Company’s financial statements reflect the assets, liabilities and results of operations of NeuLion (as the “accounting acquirer”) for the period from January 1, 2008 to December 31, 2008 and January 1, 2007 to December 31, 2007 and only reflect the assets, liabilities and results of operations of JumpTV from October 21, 2008 to December 31, 2008.

The Company cautions that the amounts reported in the 2008 Summary Compensation Table for these awards may not represent the amounts that the named executive officers will actually realize from option awards.  A named executive officer can only exercise options that vest while he or she is employed by the Company, and will only realize value if the options are exercised when the Company’s stock price exceeds the option exercise price.  As at March 15, 2009, the Company’s stock price was less than the exercise price for all options held by named executive officers.  As such, no value can be realized by exercising such options as of such date.  Additional information on all outstanding options awarded to the named executive officers is reflected in the 2008 Outstanding Equity Awards at Fiscal Year End table on page 57.  Additional information on grants to named executive officers is reflected under “—Notes: Named Executive Officer Option Award Assumptions,” the narrative text beneath that table and the “2008 Outstanding Equity Awards at Fiscal Year-End” Table with accompanying notes.

The assumptions used by the Company in calculating these amounts are set forth below.  The options and SARs were awarded under the Stock Option Plan and the SARs Plan (the SARs Plan together with the Stock Option Plan, the “Equity Plans”), respectively.  Material provisions of the Equity Plans are described beginning on page 57.  The incentive warrants were granted under stand-alone warrant certificates in connection with the Merger.

Set forth below is detail corresponding to the total amounts reported in the Option Awards column above as it relates to accounting expense recognized in 2008.  This expense arose from options, SARs or incentive warrants granted to named executive officers in 2008, 2007 and 2006.

Name	2008 Grants		2007 Grants		2006 Grants		Option Awards in 2008 Summary Compensation Table
Nancy Li	$3,861	(a)					$3,861

G. Scott Paterson			$530,544	(c)	$357,650	(b)	$888,194

Jordan Banks	$91,464	(f)	$87,271	(d)			$611,240
			$432,505	(e)	—

J. Christopher Wagner	$1,287	(g)					$441,916
	$436,410	(h)	—		—
	$4,218	(i)

Horngwei (Michael) Her	$1,287	(g)					$375,113
	$369,270	(h)	—		—
	$4,556	(i)

Nada Usina	$6,653	(k)	$126,881	(j)	—		$133,534

Bill Stephen	$11,192	(k)	$16,200	(l)	—		$27,392

Notes:  Named Executive Officer Option Award Assumptions

Note	Security	Grant Date	Expected Life	Volatility	Exercise Price	Market Price	Risk-Free Interest Rate
(a)	Options	11/17/08	4 years	79%	$0.47	$0.48	2.17%
(b)	SARs	3/26/06	4 years	72%	$4.00	$2.50	3.57%
(c)	Options	4/9/07	4 years	72%	$6.05	$5.88	3.57%
(d)	SARs	5/18/07	4 years	72%	$6.26	$6.19	3.95%
(e)	SARs	10/12/07	4 years	68%	$3.00	$2.56	4.52%
(f)	SARs	6/30/08	6 months	104%	$0.58	$0.69	3.18%
(g)	Options	11/17/08	4 years	79%	$0.47	$0.48	2.17%
(h)	Incentive Warrants	10/20/08	2 years	85%	$0.63	$0.69	1.84%
(i)	Options	10/20/08	4 years	79%	$0.60	$0.69	2.17%
(j)	Warrants	8/31/07	4 years	68%	$3.86	$3.06	4.19%
(k)	Options	3/31/08	4 years	68%	$0.64	$0.69	2.88%
(l)	Options	10/12/07	4 years	68%	$3.00	$2.56	4.52%

The number of Shares originally subject to the awards set forth in each row of the table above are as follows:

Note	Security	Term of Award	Number
(a)	Options	5 years	450,000
(b)	SARs	5 years	1,000,000
(c)	Options	5 years	650,000 (200,000 vested options were subsequently surrendered)
(d)	SARs	5 years	100,000
(e)	SARs	5 years	1,325,000
(f)	SARs	6 months	370,000
(g)	Options	5 years	150,000
(h)	Incentive Warrants	2 years	2,400,000 (Mr. Wagner – 1,100,000; Mr. Her – 1,300,000)
(i)	Options	5 years	416,000 (Mr. Wagner – 200,000; Mr. Her – 216,000)
(j)	Warrants	5 years	500,000
(k)	Options	5 years	187,500 (Ms. Usina – 125,000; Mr. Stephen – 62,500)
(l)	Options	5 years	62,500

Employment Agreements

Employment Agreement with G. Scott Paterson, former Chief Executive Officer

Mr. Paterson and JumpTV entered into an employment agreement effective as of June 1, 2006 that provided for Mr. Paterson to act as JumpTV’s Chief Executive Officer.  The agreement is for an indefinite term, subject to the provisions within the agreement.  Mr. Paterson is permitted to terminate the employment agreement upon 60 days’ notice and JumpTV is permitted to terminate the employment agreement at any time for cause.  The agreement provided for an annual base salary of $90,000 and a bonus that is based on the attainment of certain objectives to be determined by mutual agreement of the Board and Mr. Paterson.  JumpTV has arranged for and paid the premiums on CAD$10 million of key-man term life insurance for Mr. Paterson to provide 24-hour all-peril coverage with JumpTV as beneficiary of CAD$8 million of the proceeds, with the remaining CAD$2 million to be paid to beneficiaries designated by Mr. Paterson.  The annual premium payable by JumpTV in respect of the portion of Mr. Paterson’s insurance to be paid to his designated beneficiaries is CAD$1,973.

Effective January 1, 2007, Mr. Paterson’s annual base salary was increased to $300,000.  In the event of a change of control of JumpTV, all options, SARs or other incentive compensation held by Mr. Paterson that are subject to vesting within a period of twelve months from the date of the change of control will automatically vest.  The agreement contains (i) non-solicitation and non-competition covenants in favor of JumpTV, which apply during the term of Mr. Paterson’s employment and for a period of 24 months following the termination of his employment (subject to exclusions to the non-solicitation covenant allowing Mr. Paterson or his designates to solicit without restriction executives who had been associated with Paterson Partners or its affiliated entities and exclusions to the non-competition covenant in respect of commercial involvement that encompasses an interest of less than five percent in a publicly traded company), and (ii) confidentiality covenants in favor of JumpTV, which apply indefinitely.  In the event of termination of the agreement by JumpTV without cause, Mr. Paterson is entitled to a severance package consisting of 24 months’ compensation in lieu of notice inclusive of base salary and bonuses and a continuation of benefits for a period of 24 months.  In addition, all options, SARs or other incentive compensation held by Mr. Paterson that were subject to vesting within a period of 24 months from the date of termination will automatically vest.  In addition, Mr. Paterson has been granted 1,000,000 SARs pursuant to the SARs Plan, with an exercise price of $4.00 per SAR, that vest at a rate of 1/48th per month.  Effective as of the date of the grant of such SARs, March 27, 2006, 11/48ths of Mr. Paterson’s SARs were deemed vested.  On April 9, 2007, Mr. Paterson was granted 650,000 options to purchase Shares with an exercise price of $6.05 per option with such options vesting at a rate of 1/48th per month.

For purposes of Mr. Paterson’s employment agreement, termination “without cause” includes a change of control or a constructive dismissal after Mr. Paterson provides specified notice to the Company.  “Change of control” means a transaction or series of transactions whereby directly or indirectly:

(a)                                  any person or combination of persons obtains Shares or other securities in excess of the number which, directly or following conversion thereof, would entitle them to cast 50% or more of the votes attaching to all Shares which may cast to elect directors; or

(b)                                 the Company shall consolidate or amalgamate with, or enter into a statutory arrangement with, any other person (other than a subsidiary of the Company (a “Subsidiary”)) or merge with and into any other person (other than a Subsidiary) or another person shall merge with or into, the Company, and, in connection therewith, all or part of the outstanding voting Shares shall be changed in any way, reclassified or converted into, exchanged or otherwise acquired for Shares or other securities of the Company or any other person or for cash or any other property; or

(c)                                  the Company (or a Subsidiary) shall sell or otherwise transfer, including by way of the grant of a leasehold interest property or assets (A) aggregating more than 50% of the consolidated assets (measured by either book value or fair market value) of the Company and its subsidiaries as at the end of the most recently completed financial year of the Company or (B) which during the most recently completed financial year of the Company generated, or during the then current financial year of the Company are expected to generate, more than 50% of the consolidated operating income or cash flow of the Company and its subsidiaries; or

(d)                                 there occurs a change in the composition of the Board which occurs at a single meeting, or a succession of meetings occurring within six months, of the shareholders of the Company, whereby such individuals who were members of the Board immediately prior to such meeting or succession of meetings cease to constitute a majority of the Board without the Board, as constituted immediately prior to such meeting, approving of such change.

A “constructive dismissal” shall be deemed to have occurred if there occurs any material and adverse change in the title, status, position, job function, job responsibilities and/or reporting responsibilities of Mr. Paterson from those current at the date of his employment agreement without his prior written consent.

In November 2007, Mr. Paterson resigned the position of Chief Executive Officer and was appointed Executive Chairman of JumpTV effective such date.  Mr. Paterson’s employment agreement was amended accordingly and all other terms of his agreement continue in effect.

In May 2008, Mr. Paterson volunteered, on an unsolicited basis, to surrender under certain circumstances certain options to purchase Shares that were granted to him on April 9, 2007.  He offered, and the Board accepted, that at each juncture if and when options were granted in the future to independent Board members that were in addition to an initial grant of 100,000 incentive securities (consisting of options or SARs) Mr. Paterson would surrender on a one-for-one basis up to all of his 650,000 options currently outstanding with an exercise price of $6.05 per option.  For further information, see the narrative discussion accompanying the Director Compensation Table below.

Employment Agreement with Jordan Banks, former Chief Executive Officer

Mr. Banks and JumpTV entered into an employment agreement in October 2007 that provided that Mr. Banks would act as JumpTV’s Chief Executive Officer effective November 2007.  The agreement was for an indefinite term, subject to the provisions within the agreement.  Mr. Banks was permitted to terminate the employment agreement upon 60 days notice and JumpTV was permitted to terminate the employment agreement at any time for or without cause.  The agreement provided for a base salary of CAD$375,000 in the first year of the agreement and for increases in future years.  In addition, Mr. Banks was entitled to an annual bonus, at the discretion of the Board of Directors, of up to 60% of his salary in the first year of the agreement and for increases in future years, and was entitled to a one-time bonus based on the Share price on the Toronto Stock Exchange.

JumpTV had arranged for and paid the premiums on CAD$10 million of key-man life insurance for Mr. Banks, to provide 24-hour all-peril coverage with JumpTV as beneficiary of CAD$8 million of the proceeds, with the remaining CAD$2 million to be paid to beneficiaries designated by Mr. Banks.  The annual premium payable by JumpTV in respect of the portion of Mr. Banks’s insurance to be paid to his designated beneficiaries was CAD$1,502.  Mr. Banks’ agreement also provided for certain charitable contributions by the Company as directed by Mr. Banks.

In the event of termination without cause (which included a “change of control,” as defined in the agreement), Mr. Banks was entitled to salary and pro rata bonus payment to the date of termination, in addition to one year’s salary and bonus (based on the previous year’s bonus) and employment benefits.  However, if a severance payment was due in the first six months of the agreement, Mr. Banks was entitled to receive a bonus equal to 30% of his first year salary; if due within the first nine months, a bonus equal to 45% of his first year salary; and if due within the first twelve months of the agreement, a bonus equal to 60% of his first year salary.  If a severance payment was due during the first year of the term as a result of a change of control, then the bonus due was 60% of his first year salary regardless of when such change of control occurred.

The agreement provided that Mr. Banks would be granted 1,325,000 SARs on the effective date of the agreement and, subject to his continued employment, 350,000 SARs the following year and 150,000 SARs a year after that.  In the event of a change of control of JumpTV (as defined in the agreement) or termination without cause, all incentive compensation held by Mr. Banks that was subject to vesting within a period of 12 months from the date of the change of control or termination without cause would automatically vest (15 months if such change of control or termination without cause occurred during the first year of the agreement).

Mr. Banks ceased acting as Chief Executive Officer in June 2008.  In connection with the termination of his employment, Mr. Banks and JumpTV agreed that, notwithstanding anything to the contrary in his employment agreement, in exchange for a mutually satisfactory release of claims against JumpTV, that JumpTV would pay Mr. Banks CAD$450,000 in cash, less statutory deductions, that the 1,325,000 SARs previously granted to Mr. Banks would be accelerated such that they became immediately fully vested, and would be exercisable until September 25, 2008, and that JumpTV would grant to Mr. Banks 370,000 SARs at a price of $0.58, which was the five day volume weighted average trading price of the Shares on the Toronto Stock Exchange as of the date of the grant.  JumpTV additionally agreed to transfer ownership of certain nominal assets to Mr. Banks.  Mr. Banks received payment of CAD$2,125 in lieu of health insurance benefits after his separation from the Company.

Employment Agreement with Nada Usina, former President of JumpTV Sports and JumpTV

In connection with her appointment as President of JumpTV Sports, the Company and Ms. Usina entered into an employment agreement, dated August 31, 2007.  Her agreement provided that Ms. Usina would serve in this role beginning August 1, 2007 and was for an indefinite term.  The agreement provided for an annual base salary of $234,000, a retention bonus of $22,000 to be paid on January 1, 2008 (provided Ms. Usina was still employed with the Company), an annual bonus of up to 50% of her base salary, provided that predetermined objectives were met.  In addition, the agreement provided for a grant of 500,000 warrants to purchase Shares.  The agreement also provided for benefits available to senior executives, participation in the Equity Plans and eligibility for participation in future grants, including of incentive compensation awards.  The agreement also contained non-solicitation, non-competition confidentiality covenants in favor of the Company.

The agreement provided for a severance payment, continuation of certain benefits to Ms. Usina and accelerated vesting of certain unvested awards in the event of termination without cause by the Company (or by Ms. Usina for “good reason”) and for accelerated vesting in the case of a change in control of the Company.

In February 2008, Ms. Usina was named President of JumpTV.  She ceased to be the President of JumpTV on September 5, 2008.  In connection therewith, Ms. Usina entered into a severance agreement with the Company and received a severance package that included $369,368 in cash severance pay, with an installment of $100,000 to be paid by each October 20, 2008, December 15, 2008 and April 15, 2009, and $69,368 to be paid by July 15, 2009.  Ms. Usina received $1,389 in lieu of health insurance benefits after her separation from the Company.

Employment Agreement with Bill Stephen, former Head of Global Sales

In connection with his appointment as Head of Global Sales of JumpTV, the Company and Mr. Stephen entered into an employment agreement, dated August 10, 2007.  This agreement provided that Mr. Stephen would assume this office beginning August 15, 2007 and serve “at will.”  The agreement provided for annual base salary of $200,000, a $50,000 year-end bonus (so long as he was still employed with the Company at that time), incentive compensation of up to $175,000 with the achievement of 100% of the nine- and twelve-month revenue targets (with additional compensation available if the plan is “overachieved”) and for participation in the Company’s benefits plan.  In addition, the agreement provided for an initial grant of 125,000 options to be granted pursuant to the Stock Option Plan.  All of such options expired unexercised on January 15, 2009.

Mr. Stephen ceased to serve as the Company’s Head of Global Sales on October 17, 2008 and in connection therewith entered a separation agreement, pursuant to which he was paid $15,385 in cash.

2008 OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END

	Number of securities		Number of securities		Option
	underlying unexercised options (#)		underlying unexercised options (#)		exercise price	Option expiration
Name	exercisable		unexercisable		($)	date
(a)	(b)		(c)		(e)	(f)

Nancy Li	9,375		440,625	(1)	$0.47	11/17/13

G. Scott Paterson	895,833		104,167	(2)	$4.00	03/27/11
	500,000		0		$1.05	10/20/10
	500,000		0		$1.26	10/20/10
	70,833		379,167	(3)	$6.05	04/09/12

Jordan Banks	0		0		n/a	n/a

J. Christopher Wagner	1,300,000		0		$0.63	10/20/10
	8,333		191,667	(4)	$0.60	10/20/13
	3,125		146,875	(1)	$0.47	11/17/13

Horngwei (Michael) Her	1,100,000		0		$0.63	10/20/10
	9,000		207,000	(4)	$0.60	10/20/13
	3,125		146,875	(1)	$0.47	11/17/13

Nada Usina	0		0		n/a	n/a

Bill Stephen	62,500	(5)	0		$0.64	01/15/09
	62,500	(5)	0		$3.00	01/15/09

(1) These options vest monthly in equal installments over a 48-month period beginning November 16, 2008.

(2) These stock appreciation rights vest monthly in equal installments over a 48-month period beginning May 27, 2005.

(3) These stock options vest monthly in equal installments over a 48-month period beginning April 9, 2007.  During 2008, Mr. Paterson voluntarily surrendered 200,000 of his vested options having an exercise price of $6.05 and an equal number of options were granted to the non-executive directors.

(4) These options vest monthly in equal installments over a 48-month period beginning October 20, 2008.

(5) These options vested on October 17, 2008 due to Mr. Stephen’s termination in connection with a change of control.

Equity Compensation Plans

Second Amended and Restated Stock Option Plan

The Stock Option Plan was established to advance the interests of JumpTV by:

•                                          providing Eligible Persons (as defined below) with additional incentives;

•                                          encouraging stock ownership by Eligible Persons;

•                                          increasing the proprietary interest of Eligible Persons in the success of JumpTV;

•                                          encouraging Eligible Persons to remain loyal to JumpTV or a related entity; and

•                                          attracting new employees, officers, directors and consultants to JumpTV or a related entity.

The Stock Option Plan is administered by the Board, or if so authorized by the Board, the Compensation Committee.  Under the Stock Option Plan, options to purchase Shares may be granted by the Board of Directors to employees, directors, officers and consultants of JumpTV or any related entity (“Eligible Persons”).  The Board or Compensation Committee, as the case may be, also has the authority, subject to the terms of the Stock Option Plan, to:

•                                          determine the terms, including the limitations, restrictions and conditions, if any, upon such grants;

•                                          suspend or terminate the Stock Option Plan or any Option Agreement (as defined in the Stock Option Plan);

•                                          interpret the Stock Option Plan and to adopt, amend and rescind such administrative guidelines and other rules and regulations relating to the Stock Option Plan as it may from time to time deem advisable, subject to required prior approval by any applicable regulatory authority; and

•                                          make all other determinations and to take all other actions in connection with the implementation and administration of the Stock Option Plan as it may deem necessary or advisable.

The Board’s guidelines, rules, regulations, interpretations and determinations are conclusive and binding upon all parties.

The Stock Option Plan provides that, subject to any regulatory requirements, the exercise price for any option granted under the Stock Option Plan is based on the closing market price of the Shares on the market with the largest trading volume of the Shares on the last trading date preceding the date of the grant. If there is no trading on that date, the exercise price will be the average of the bid and ask on the date preceding the date of the grant. If there is no trading market for the Shares, the Board will in good faith determine the exercise price of an option based on the fair market value of the Shares on the date of the grant. If the option is to be granted on a pre-determined date in the future, the exercise price will be the weighted average trading price, rounding up to the nearest cent, of the Shares on the stock exchange or quotation system upon which any shares of JumpTV are then listed and posted or quoted for trading for the five trading dates preceding the date of the grant.

The maximum number of Shares issuable upon exercise of options granted pursuant to the Stock Option Plan shall be equal to the greater of (i) 4,000,000 Shares and (ii) 12.5% of the number of issued and outstanding Shares from time to time.  As a result, any increase in the issued and outstanding shares will result in an increase in the available number of Shares issuable under the Stock Option Plan, and any exercises of options will make new grants available under the Stock Option Plan.  The maximum number of Shares issuable upon exercise of options granted pursuant to the Stock Option Plan is exclusive of any awards made pursuant to the Company’s Restricted Share Plan and SARs Plan.

Options are exercisable during a period established at the time of their grant provided that such period will expire no later than five years after the date of grant, subject to early termination. Unless the Board decides otherwise, options granted under the Stock Option Plan will vest over a 48-month period and may be exercised after they have vested until the end of the five-year period. Options not exercised prior to the expiry date will become null and void and the Shares reserved for such issuance shall be made available for subsequent option grants.

If a holder of options (an “Optionholder”) ceases to be an Eligible Person on a particular date (the “Termination Date”) for any reason whatsoever other than death, each option held by such Optionholder, its permitted assigns or the Optionholder’s Registered Retirement Savings Plan (“RRSP”) or a Registered Retirement Income Fund (“RRIF”) will cease to be exercisable 90 days after the Termination Date.  If any portion of an option has not vested by the Termination Date, that portion of the option may not under any circumstances be exercised by the Optionholder, or the Optionholder’s RRSP or RRIF or its permitted assigns. In the event that an Optionholder’s employment, consultancy or directorship, as applicable, is terminated by JumpTV for cause (as defined in such Optionholder’s employment or consulting agreement, as applicable), such Optionholder’s options, whether vested or otherwise, shall immediately terminate unless the Board determines otherwise within 30 days. If an Optionholder dies, the legal representatives of the Optionholder may exercise the Optionholder’s options within 120 days after the date of such Optionholder’s death (but only to the extent the options were by their terms exercisable on the date of death).

If there is a “take-over bid” or an “issuer bid” other than a “normal course issuer bid” (within the meaning of each of these terms under applicable securities laws and stock exchange rules) made for all or any of the issued and outstanding Shares, then the Board may, in its sole discretion, permit any or all unvested options of any or all Optionholders outstanding under the Stock Option Plan to become immediately exercisable (subject to any limitations that the Board may impose) in order to permit Shares issuable upon the exercise of such options to be tendered to such bid. Unvested options do not automatically vest in the event of a change of control (as defined in the Stock Option Plan) unless otherwise agreed in an employment or consulting agreement between the Optionholder and JumpTV or unless an Optionholder’s employment is terminated other than for cause, in connection with a change of control. However, the Board may, in its sole discretion, permit any or all unvested options of any or all Optionholders outstanding under the Stock Option Plan to become immediately exercisable (subject to any limitations the Board may impose) in the event of such a change of control.

Options are personal to each Eligible Person and its permitted assigns.  No Eligible Person may deal with any options or any interest in them or transfer any options held by the Eligible Person except in accordance with the Stock Option Plan.

At the 2007 annual and special meeting of the shareholders of JumpTV, shareholders approved by ordinary resolution amendments to the Stock Option Plan to:

•                  specify the types of amendments to the provisions of the Stock Option Plan or any options granted thereunder that would require shareholder approval;

•                  permit any option granted under the Stock Option Plan that is scheduled to expire or terminate during, or within ten business days following, a trading black-out period to be exercised within ten business days following such trading black-out period;

•                  specify the basis for the issuance and exercise of options granted under the Stock Option Plan to or by United States residents in compliance with applicable U.S. securities laws; and

•                  clarify the provisions regarding vesting of options upon termination of employment or consultancy. All such amendments were previously approved by the Board.

As of March 15, 2009, the maximum number of Shares issuable upon exercise of options was 14,221,884.  Of that number, options to purchase 9,230,579 Shares had been issued and are currently outstanding, leaving options to purchase 4,991,305 Shares available for grant.

2006 Stock Appreciation Rights Plan

JumpTV has established the SARs Plan for senior officers and directors of JumpTV and any subsidiary or affiliate thereof.  The purpose of the SARs Plan is to motivate senior officers and directors of JumpTV and any such subsidiary or affiliate thereof to put forth their best efforts on behalf of JumpTV (and any affiliate or subsidiary thereof) and to closely align the personal interests of such senior officers and directors with those of the shareholders.

The SARs Plan is administered by the Board, or if so authorized by the Board, by the Compensation Committee of the Board.  Under the SARs Plan, the Board may grant SARs awards to senior officers or directors of JumpTV and any such subsidiary or affiliate thereof. Subject to the provisions of the SARs Plan, the Board has the authority to:

•                  determine and designate from time to time those persons to whom SARs are to be granted and the number of Shares to be subject to such SARs; and

•                  determine the time or times when, and the manner in which, each SAR will be exercisable and the duration of the exercise period.

All discretionary awards to non-executive directors shall be administered by the Compensation Committee, being an independent committee of the Board.

Each SARs grant specifies:

•                  the period for which the SARs thereunder are exercisable, to a maximum term of five years from the date of grant; and

•                  the exercise price of such SARs, as determined by the Board at the time such SARs are granted, subject to a minimum of the market price of the Shares (as determined in accordance with the SARs Plan).

A holder of SARs may elect to be paid the “in the money value” of each SAR upon exercise thereof in cash or may be issued that number of Shares (which JumpTV may issue from treasury or purchase on the secondary market) equal to the aggregate “in the money value” of the SARs divided by the fair market value of one Share at the time of exercise. Alternatively, a holder of SARs may choose to pay the exercise price of the SARs and be issued Shares from treasury.  A holder of SARs may elect to receive any combination of the above.  The Board of Directors has discretionary authority to accept or reject a request for cash by a holder in whole or in part.

At the 2007 annual and special meeting of the shareholders, shareholders approved an increase in the maximum number of Shares which may be issued pursuant to the SARs Plan from the greater of 4,150,000 or 5% of the issued and outstanding Shares. The Shares reserved for issuance upon the exercise of SARs that terminate, expire unexercised or are cancelled shall be available for subsequent grants of SARs under the SARs Plan.

Upon the death of a holder of SARs while a senior officer or director of JumpTV (or within 30 days of such senior officer or director’s termination of employment), the holder’s SARs will expire upon the earlier of 12 months from the date of death and five years from the date of grant. Upon the termination of an office or directorship due to disability of a holder of SARs, the holder’s SARs will expire upon the earlier of six months from the date of termination and five years from the date of grant. Upon the termination of a holder of SARs’ employment with JumpTV for a reason other than death or disability, the holder’s SARs will expire upon the earlier of 90 days from the date of termination and five years from the date of grant (except if such termination is for cause, in which case, such holder’s SARs will expire immediately upon notice of termination).

If there is a “take-over bid” or an “issuer bid” other than a “normal course issuer bid” (within the meaning of each of these terms under applicable securities laws and stock exchange rules) made for all or any of the issued and outstanding shares, then the Board may, in its sole discretion, permit any or all unvested SARs of any or all holders of SARs outstanding under the SARs Plan to become immediately exercisable (subject to any limitations that the Board may impose) in order to permit shares issuable under such SARs to be tendered to such bid. Unvested SARs do not automatically vest in the event of a change of control (as defined in the SARs Plan) unless otherwise agreed in an employment or consulting agreement between the holder of SARs and JumpTV or unless the holder’s employment or directorship is terminated due to a change of control (except in the case of termination for cause).

Pursuant to an amendment to the SARs Plan approved by the Board on May 13, 2008, the Board or any committee of the Board shall not be permitted to accelerate the vesting of any awards under the SARs Plan except in the case of death, disability, retirement, change in control or pursuant to the terms and conditions of pre-existing employment agreements.  If the Board and/or committee of the Board accelerates or waives the vesting period for any reasons other than the instances above, the number of SARs to be accelerated or waived for purposes other than death, disability, retirement, change of control or pursuant to the terms and conditions of pre-existing employment agreements shall be limited to 10% of the securities authorized for issuance under the SARs Plan.  The SARs Plan provides that effective upon obtaining shareholder approval, the Board has the authority to amend the SARs Plan to:

•                  increase the benefits accrued to participants under the SARs Plan;

•                  increase the maximum number of Shares issuable under the SARs Plan;

•                  modify the requirements for participation under the SARs Plan;

•                  change the provisions relating to the administration of the SARs Plan; and

•                  change the terms of any awards including, without limitation, any acceleration provisions.

No SARs holder shall have any rights as a shareholder with respect to any Shares subject to the SARs holder’s rights prior to the date of issuance of such SARs holder of a certificate or certificates for such Shares in connection with a Securities Settlement Request or a Treasury Shares Settlement Alternative Request (as each are defined in the Stock Appreciation Rights Plan).

As of March 15, 2009, the maximum number of SARs issuable upon exercise of JumpTV SARs was 5,688,753.  Of that number, SARs to purchase 1,898,116 Shares had been issued and are currently outstanding, leaving SARs to purchase 3,790,637 Shares available for grant.

Amended and Restated Retention Warrants Plan

For purposes of the Retention Warrants Plan summary, the term “Eligible Persons” should be understood to exclude directors and officers of the Company.

JumpTV has established the Retention Warrants Plan for JumpTV Eligible Persons, as the case may be, is to advance the interests of JumpTV by:

•                  providing Eligible Persons with additional incentive;

•                  encouraging share ownership by Eligible Persons;

•                  increasing the proprietary interest of Eligible Persons in the success of JumpTV;

•                  encouraging Eligible Persons to remain with JumpTV or a related entity; and

•                  attracting new employees, officers and consultants to JumpTV or a related entity.

The Retention Warrants Plan is administered by the Board or the Compensation Committee, as the case may be.  Subject to the limitations of the Retention Warrants Plan, the Board or the Compensation Committee has the authority to:

•                  issue Retention Warrants to purchase Shares to Eligible Persons;

•                  determine the terms, including the limitations, restrictions and conditions, if any, upon such issuances;

•                  interpret the Retention Warrants Plan and adopt, amend and rescind such administrative guidelines and other rules and regulations relating to the Retention Warrants Plan as it may from time to time deem advisable, subject to required prior approval by any applicable regulatory authority;

•                  suspend or terminate the Retention Warrants Plan; and

•                  make all other determinations and to take all other actions in connection with the implementation and administration of the Retention Warrants Plan as it may deem necessary or advisable.

Any discretionary awards made to non-executive directors under the Retention Warrants Plan shall be administered by the Compensation Committee, being an independent committee of the Board.

The maximum number of Shares available for issuance pursuant to the exercise of Retention Warrants issued pursuant to the Retention Warrants Plan is limited to 2,500,000, inclusive of those Share purchase warrants issued by JumpTV pursuant to its acquisition of the XOS Network or issued pursuant to its acquisition of Cycling Television Limited (“CyclingTV”), but exclusive of all other issuances of warrants made prior to the establishment of the Retention Warrants Plan as well as any warrants, options, or rights granted under any other security-based incentive compensation plans of JumpTV and such warrants, options or rights, as the case may be, are not subject to the terms of the Retention Warrants Plan.

Pursuant to the Retention Warrants Plan and subject to the applicable rules of any stock exchange or quotation system on which the Shares may be listed from time to time, the Board shall establish the exercise price of a Retention Warrant at the time each Retention Warrant is granted on the basis of the closing market price of the Shares on the market with the largest trading volume of the Shares on the last trading date preceding the date of the issuance. If there is no trading on that date, the exercise price of a Retention Warrant will be the average of the bid and ask on the date preceding the date of the issuance.

Subject to the regulations of the applicable regulatory authorities, the aggregate number of securities available for issuance under the Retention Warrants Plan to any one Eligible Person and an RRSP or a RRIF of which that person is an annuitant, is 5% of the Shares outstanding at the time of the grant (on a non-diluted basis). Retention Warrants issued must be exercised no later than 5 years after the date of the issuance or such lesser period as the applicable issuance, regulatory authorities or the provisions of the Retention Warrants Plan may require (the “Expiry Date”); provided, however, in the event that a Retention Warrant is scheduled to expire or terminate during or within ten business days following a blackout period, the Expiry Date shall be the date that is the tenth business day following the date of expiry of the blackout period (the “Blackout Expiry Date”). If a new blackout period is imposed prior to the Blackout Expiry Date, the Blackout Expiry Date shall be the date that is the tenth business day following the date of expiry of the new blackout period.  The Board may determine when any Retention Warrant will become exercisable and may determine that the Retention Warrant will be exercisable in installments.  No fractional Shares may be issued and the Board may determine the manner in which fractional Share value will be treated.  Not less than 100 Shares may be purchased at any one time except where the remainder totals less than 100.

If an Eligible Person ceases to be an Eligible Person for any reason whatsoever other than death, each Retention Warrant held by such person, such person’s permitted assigns, or such person’s RRSP or RRIF will cease to be exercisable 90 days after such person’s termination date.  If any portion of a Retention Warrant has not vested by the termination date, that portion of the Retention Warrant may not under any circumstances be exercised by such person, such person’s permitted assigns or such person’s RRSP or RRIF, regardless of whether such person received compensation in respect of dismissal or was entitled to a period of notice of termination which would otherwise have permitted a greater portion of the Retention Warrant to vest in such person, their permitted assigns or their RRSP or RRIF.

If an Eligible Person dies, the legal representatives of the Eligible Person may exercise the Eligible Person’s Retention Warrants, the Eligible Person’s permitted assign’s Retention Warrants and the Retention Warrants held by the Eligible Person’s RRSP or RRIF within 120 days after the date of the Eligible Person’s death but only to the extent the Retention Warrants were by their terms exercisable on the date of death.

In the event that an Eligible Person’s employment, consultancy or directorship, as applicable, is terminated by Jump TV for cause (as defined in such Eligible Person’s employment or consulting agreement, as applicable), such Eligible Person’s Retention Warrants and its permitted assigns’ Retention Warrants, whether vested or otherwise, shall immediately terminate.  The Board shall have discretion to permit such Eligible Participant and its permitted assigns to exercise the vested portion of such Eligible Person’s Retention Warrants (as of the termination date).  The Board shall have a period of 30 days to exercise its discretion to permit the exercise of such Eligible Person’s Retention Warrants and in the event of such exercise of discretion, the Retention Warrants shall be deemed not to have been terminated as of the termination date of the Eligible Person’s employment, consultancy or directorship, as applicable.

If there is a “take-over bid” or an “issuer bid” other than a “normal course issuer bid” (within the meaning of each of these terms under applicable securities laws and stock exchange rules) made for all or any of the issued and outstanding Shares, then the Board may, in its sole discretion, by resolution permit any or all unvested Retention Warrants outstanding under the Retention Warrants Plan to become immediately exercisable (subject to any limitations the Board may impose) in order to permit Shares issuable under such Retention Warrants to be tendered to such bid. There shall be no automatic vesting of unvested Retention Warrants in the event of a change of control unless otherwise agreed in an Eligible Person’s employment or consulting agreement; however, the Board may, in its sole discretion, by resolution permit any or all unvested Retention Warrants of any or all Participants outstanding under the Retention Warrants Plan to become immediately exercisable (subject to any limitations the Board may impose) in the event of a change of control.

Pursuant to an amendment to the Retention Warrants Plan approved by the Board on May 13, 2008, the Board or any committee of the Board shall not be permitted to accelerate the vesting of any Retention Warrants under the Retention Warrants Plan except in the case of death, disability, retirement, change in control or pursuant to the terms and conditions of pre-existing employment agreements. If the Board and/or a committee of the Board accelerates or waives the vesting period for any reason other than the instances above, the number of Retention Warrants to be accelerated or waived for purposes other than death, disability, retirement, change of control or pursuant to the terms and conditions of pre-existing employment agreements shall be limited to 10% of the securities authorized for issuance under the Retention Warrants Plan.  Shareholder approval is required to increase the benefits accrued to participants under the Retention Warrants Plan, when modifying the requirements for participation under the Retention Warrants Plan, when changing the provisions relating to the administration of the Retention Warrants Plan or when changing the terms of a Retention Warrant including, without limitation, any vesting provisions.

In the event that Retention Warrants issued under the Retention Warrants Plan are surrendered in accordance with the provisions of the Retention Warrants Plan, terminate or expire without being exercised in whole or in part, the Shares reserved for issuance but not purchased under such lapsed Retention Warrants shall be available for subsequent Retention Warrants to be issued under the Retention Warrants Plan.

Retention Warrants are personal to each Eligible Person and its permitted assigns.  No Eligible Person may deal with any Retention Warrants or any interest in them or transfer any Retention Warrants held by the Eligible Person except in accordance with the Retention Warrants Plan.

As of March 15, 2009, the maximum number of Shares issuable upon exercise of Retention Warrants is 2,500,000.  Of that number, Retention Warrants to purchase 1,095,844 Shares had been granted and are currently outstanding, leaving Retention Warrants to purchase 1,404,156 Shares available for grant.

Restricted Share Plan

JumpTV has established a Restricted Share Plan for employees and consultants of JumpTV and JumpTV’s subsidiaries (“Eligible Participants”). The purpose of the Restricted Share Plan is to encourage share ownership by Eligible Participants through the issuance of awards to Eligible Participants based on an assessment of the Eligible Participants’ current and potential ability to contribute to the success of JumpTV. The Restricted Share Plan is administered by the Board, or if so authorized by the Board, by the Compensation Committee.  The Board or Compensation Committee, as the case may be, has the authority, subject to the terms of the Restricted Share Plan, to:

•                  select those who are Eligible Participants;

•                  grant awards under the Restricted Share Plan;

•                  interpret the Restricted Share Plan; and

•                  establish the rules and regulations applying to the Restricted Share Plan and to make all other determinations it deems necessary or useful for the administration of the Restricted Share Plan.

The vesting of an award under the Restricted Share Plan is determined by the Board or Compensation Committee, as the case may be, at the time of grant.  Upon the vesting of an award under the Restricted Share Plan, JumpTV, at its discretion, may issue from treasury the number of Shares represented by such vested award, purchase the number of Shares represented by such vested award on the secondary market for delivery to the holder of such vested award or, unless the related award agreement provides otherwise, pay to such holder an amount in cash equal to the market value of the Shares represented thereby on the vesting date (where market value is determined in accordance with the Restricted Share Plan).  JumpTV has determined that it will issue securities from treasury in all cases of vesting of an award under the Restricted Share Plan.  A holder of an award under the Restricted Share Plan does not have any rights as a shareholder until such award has vested in accordance with its terms and the underlying Shares have been issued by JumpTV.

Awards under the Restricted Share Plan are not generally assignable.  However, the Board or the Compensation Committee may determine at the time of grant or thereafter that any award under the Restricted Share Plan is assignable, to the extent permitted by applicable law, in whole or in part and in such circumstances and under such conditions as specified by the Board or the Compensation Committee, as the case may be.  Notwithstanding the foregoing, in the case where a holder of an award under the Restricted Share Plan dies, his or her legal representative shall have the rights of such holder under the Restricted Share Plan and the Award Agreement (as defined in the Restricted Share Plan) for a period of 90 days following the death of such holder, following which period all awards under the Restricted Share Plan that have not vested shall terminate.

A maximum number of 1,000,000 Shares may be issued from JumpTV’s treasury pursuant to awards under the Restricted Share Plan over the life of the Restricted Share Plan.  As of March 15, 2009, 1,000,000 awards had made, 135,050 had been forfeited and cancelled, 75,000 had been returned, and 741,558 awards had vested and a like number of Shares been issued.  There remain 48,392 Shares available for issuance pursuant to prior awards under the Restricted Share Plan.  Any of the Shares reserved for issuance pursuant to an award under the Restricted Share Plan that has been cancelled, expired, forfeited or terminated without having been exercised in full or settled in cash or shares (either from treasury or purchased in the secondary market) will not be subsequently awarded under the terms of the Restricted Share Plan.  No new grants are permitted under the Restricted Share Plan.

Awards under the Restricted Share Plan, whether or not subject to the attainment of performance objectives, expire immediately, are forfeited and are of no further force and effect on the date upon which the holder ceases to be an employee or consultant, as the case may be, of JumpTV for any reason, unless otherwise determined by the Board or Compensation Committee at or after the time of the grant.  There is no automatic vesting of unvested awards under the Restricted Share Plan in connection with a change of control (as defined in the Restricted Share Plan) unless otherwise agreed in an employment or consulting agreement.  However, the Board or the Compensation Committee, as the case may be, shall have, in its sole discretion, the power to accelerate the time at which any or all awards under the Restricted Share Plan may vest or the time during which any awards under the Restricted Share Plan will become fully vested including, without limitation, in connection with such a change of control.

Payments in Connection with Termination or Change in Control

The Equity Plans and the Company’s Retention Warrants Plan and Restricted Stock Plan each provide for immediate vesting of all options, SARs, awards under the Restricted Stock Plan or warrants held thereunder by plan participants if any such person’s employment, directorship, or other association, as the case may be, with the Company is terminated (other than for cause) prior to the expiry of such options, SARs, awards under the Restricted Stock Plan or warrants by virtue of, or in connection with, a change of control (as this term is defined in the applicable plan) of the Company.  The Board of Directors of the Company may also provide in its discretion for vesting under such plans if there is a take-over bid or issuer bid (as such terms are defined in such plan) or in the event of a change of control.  See “Equity Compensation Plans” for additional information on these plans.

For additional information regarding termination and change of control provisions incorporated in Messrs. Paterson’s and Banks’ and Ms. Usina’s employment agreements, see “Employment Agreements—G. Scott Paterson, former Chief Executive Officer,” “—Jordan Banks, former Chief Executive Officer” and “—Employment Agreement with Nada Usina, former President of JumpTV Sports and JumpTV.”

The Company is party to no other contract, agreement, plan or arrangement (written or unwritten) that provides for payment following a change a named executive officer’s responsibilities or following a change in control.  The Company has no other plan that provides for the payment of retirement benefits, or other benefits that will be paid primarily following retirement, or at, following, or in connection with resignation, retirement or other termination of a named executive officer.

2008 DIRECTOR COMPENSATION TABLE

Name(1)	Fees earned or paid in cash(2) ($)	Stock Awards(3) ($)	Option Awards(4) ($)	Total ($)
(a)	(b)	(c)	(d)	(h)
Lorne Abony	2,375	2,227	20,799	25,401
Mark Amin	11,000	5,391	92,327	108,718
John R. Anderson	16,375	3,398	24,824	44,597
Gabriel A. Battista	9,000	5,156	24,824	38,480
Shirley Strum Kenny	4,500	0	0	4,500
David Kronfeld	4,500	0	0	4,500
Curt Marvis	10,125	5,273	55,118	70,516
James McNamara	0	11,250	14,382	25,632
Gary Slaight	1,500	1,406	21,773	24,679
Charles B. Wang	3,500	0	0	3,500

(1)         At fiscal year end, the Company’s directors held awards of options to purchase Shares in the following respective amounts:  Mr. Amin — 350,000 Shares; Mr. Anderson — 50,000 Shares; Mr. Battista — 50,000 Shares; and Mr. Marvis — 215,000 Shares.  Messrs. Anderson and Battista each also held 100,000 SARs.

(2)         Messrs. McNamara and Battista elected, pursuant to the Directors’ Compensation Plan, payment of 100% of their fees in Shares in lieu of cash.  Cash was foregone and Shares granted in lieu thereof in the following respective amounts:  Mr. McNamara:  $5,625 foregone for 7,500 Shares; and Mr. Battista:  $2,578 foregone for 3,594 Shares.  All other directors received 50% of their fees in cash and 50% in Shares.

(3)         Shares granted were valued at $0.75 per Share in accordance with FAS 123(R) on the date of issuance.  Grant information is:

Name	# of Shares	Value
Lorne Abony	2,969	$2,227
Mark Amin	7,188	$5,391
John R. Anderson	4,531	$3,398
Gabriel A. Battista	6,875	$5,156
Curt Marvis	7,031	$5,273
James McNamara	15,000	$11,250
Gary Slaight	1,875	$1,406

(4)         In regard to “Option Awards”, in accordance with the Company’s compensation plans the exercise price for convertible instruments is calculated using the 5-day volume weighted average price preceding the grant date.  The grant date fair market value price is calculated using the closing price on the grant date.  As such, there generally is a difference between the exercise price and the grant date fair market value price.  In some cases the exercise price is pre-negotiated.  See “Option Awards Under 2008 Director Compensation Table” for additional information.

Director Compensation

Overview

Directors who are also executives of JumpTV do not receive an annual retainer for service on the Board and are not currently entitled to any compensation for attending meetings of the Board, committees of the Board or meetings of shareholders of the Company.  None of Ms. Li, Mr. Paterson and Mr. Reichbach received any compensation for service on the Board in 2008 as each is an executive officer of the Company.  Non-executive directors were paid an annual retainer of $10,000 and a fee of $500 per Board meeting and committee meeting attended.  Each committee Chairman received an additional annual fee of $5,000 for acting in such capacity.  Each non-executive director has been granted options to purchase Shares, with such options vesting at a rate of 1/48th per month, as discussed below in this section.  Non-executive directors are reimbursed for any out-of pocket travel expenses incurred in order to attend meetings.

Pursuant to the Amended and Restated Directors’ Compensation Plan (the “Directors’ Compensation Plan”) as approved by the shareholders of the Company at the 2007 annual and special meeting of the shareholders of JumpTV, the non-executive directors of JumpTV receive at least 50% of their annual retainers and Board meeting and committee meeting fees by way of issuance of Shares and may elect to receive up to 100% of their retainers and fees in Shares in lieu of cash compensation.

Directors are also granted other equity-based compensation as determined by the Compensation Committee.

The Company’s practice since its initial public offering on August 10, 2006 has been to grant 100,000 incentive securities under the Stock Option Plan and the SARs Plan to non-executive directors upon their appointment to the Board.  To better reflect the efforts devoted by non-executive directors on behalf of the Company and its shareholders, the Board, at the suggestion of Mr. Paterson, resolved on May 13, 2008 to grant to each non-executive director 100,000 options.  The additional options to each non-executive director were granted in four equal installments of 25,000 options on the final day that the Shares were available to be traded on the Toronto Stock Exchange in each of June 2008, September 2008, December 2008 and March 2009, such grants to be governed by the terms of the Stock Option Plan.  On his own initiative, in May 2008 Mr. Paterson volunteered to have an equal number of his vested options having an exercise price of $6.05 surrendered and cancelled on each such trading day in equal number to the quantity of options to be granted to such non-executive directors, resulting in a total cancellation of 200,000 of his vested options.  In 2008, Messrs. Anderson and Battista also received grants of 100,000 SARs each.

Amended and Restated Directors’ Compensation Plan

The purpose of the Directors’ Compensation Plan is to advance the interests of JumpTV by:

•                  encouraging its directors to acquire Shares, thereby increasing the proprietary interests of such persons in JumpTV and aligning the interests of such persons with the interests of shareholders generally; and

•                  preserving JumpTV’s cash for other corporate purposes.

The Directors’ Compensation Plan is administered by the Board or the Compensation Committee. Subject to the limitations of the Directors’ Compensation Plan, the Board has the authority to:

•                  issue Shares to non-executive directors under the Directors’ Compensation Plan;

•                  determine the terms, including the limitations, restrictions and conditions, if any, upon such grants;

•                  interpret the Directors’ Compensation Plan and to adopt, amend and rescind such administrative guidelines and other rules and regulations relating to the Directors’

Compensation Plan as it may from time to time deem advisable, subject to required prior approval by any applicable regulatory authority;

•                  suspend or terminate the Directors’ Compensation Plan; and

•                  make all other determinations and to take all other actions in connection with the implementation and administration of the Directors’ Compensation Plan as it may deem necessary or advisable.

The maximum number of Shares available to be issued to non-executive directors pursuant to the Directors’ Compensation Plan is limited to 500,000.  Management directors are not eligible to receive Shares under the Directors’ Compensation Plan because they do not receive compensation as directors.

Under the Directors’ Compensation Plan, the non-executive directors of JumpTV receive at least 50% of their annual retainers and Board and committee meeting fees in the form of Shares and may elect to receive up to 100% of their retainers and fees in Shares in lieu of cash compensation.  Non-executive directors of JumpTV are paid an annual retainer of $10,000 and a fee of $500 per Board meeting and committee meeting attended.  Each committee Chairman receives an additional annual fee of $5,000 for acting in such capacity.  Subject to the overall maximum as described in the preceding paragraph, there is no maximum number of Shares available to be issued by JumpTV to any individual non-executive director under the Directors’ Compensation Plan.

Following the end of the second fiscal quarter and following the year end, each non-executive director receives at least $2,500 of the non-executive director’s annual base compensation and 50% of all accrued Board and Committee meeting fees in Shares in full satisfaction of such amounts owing.  A non-executive director may elect to receive additional Shares in lieu of cash compensation owing by JumpTV to the non-executive director.  Following the end of the second fiscal quarter and following the year end, JumpTV committee Chairmen receive at least $3,750 of their annual base compensation and 50% of all accrued Board meeting fees in Shares in full satisfaction of such amounts owing.  A Committee Chairman may elect to receive additional Shares in lieu of cash compensation owing by JumpTV to the Chairman.  The number of Shares issuable to each non-executive director is determined by dividing the dollar value of the retainers and fees to be paid in Shares by the closing price of the Shares on the payment date.

Upon ceasing to be a non-executive director, a director will no longer be eligible to receive Shares under the Directors’ Compensation Plan and any amounts owing to such director shall be paid in cash.

Pursuant to an amendment to the Directors’ Compensation Plan approved by the Board on May 13, 2008, shareholder approval is required to effect any Board amendment of the Directors’ Compensation Plan to:

•                  increase the benefits accrued to participants under the Directors’ Compensation Plan;

•                  increase the maximum number of shares issuable under the Directors’ Compensation Plan; and

•                  modify the requirements for participation under the Directors’ Compensation Plan.

For the fiscal year ended December 31, 2007, the non-executive directors of JumpTV earned a total of 4,646 Shares in lieu of cash compensation pursuant to the Directors’ Compensation Plan.  These Shares were issued to the non-executive directors on January 16, 2008.

For the first half of the fiscal year ended December 31, 2008, the non-executive directors of JumpTV earned a total of 45,469 Shares in lieu of cash compensation pursuant to the Directors’ Compensation Plan.  These Shares were issued to the non-executive directors on September 8, 2008.  A portion of the fees earned in 2008 had not yet been paid as of March 15, 2009.  The directors will be issued shares and cash in April 2009 for 2008 compensation subject to their allocation election pursuant to the Directors’ Compensation Plan.

As of March 15, 2009, the maximum number of Shares issuable under the Directors’ Compensation Plan is 500,000.  Of that number, 50,115 Shares had been granted, leaving 449,885 Shares available for grant.

Option Awards under the 2008 Director Compensation Table

Amounts reported in the Option Awards column represent the accounting expense recognized in 2008 for option grants to each of the Company’s directors therein referenced.  The amounts are calculated in the same manner as the corresponding amounts set forth in the Summary Compensation Table.  See the text accompanying the Summary Compensation Table for additional information concerning the calculation of amounts presented, the relationship of these amounts to information presented in the Company’s financial statements and the amounts that recipients of option awards set forth in the 2008 Director Compensation Table may realize on account of such awards.

The assumptions used by the Company in calculating the amounts of Option Awards set forth in the 2008 Director Compensation Table are set forth below.  The options and SARs were awarded under the Company’s Equity Plans.

Set forth below is detail corresponding to the total amounts reported in the Option Awards column above as it relates to accounting expense recognized in 2008.  This expense arose from options, warrants and SARs granted to Directors in 2008, 2007, 2006 and 2005.

Name	2008 Grants		2007 Grants		2006 Grants		2005 Grants		Option Awards in 2008 Director Compensation Table
Lorne Abony					$14,382	(d)	$6,417	(b)	$20,799

Mark Amin	$4,935	(k)	$24,431	(h)			$19,050	(a)	$92,327
	$3,240	(m)	$21,240	(i)	—		$19,251	(b)

John R. Anderson	$7,121	(j)							$24,824
	$10,615	(l)	—		—		—
	$7,088	(n)

Gabriel A. Battista	$7,121	(j)							$24,824
	$10,615	(l)	—		—		—
	$7,088	(n)

Curt Marvis	$4,935	(k)	$18,365	(f)	$3,596	(e)	$19,251	(b)	$55,118
	$3,240	(m)	$3,054	(h)
			$2,678	(i)

James McNamara	—		—		$14,382	(c)	—		$14,382

Gary Slaight	—		$21,773	(g)	—		—		$21,773

Notes:  Director Option Award Assumptions

Note	Security	Grant Date	Expected Life	Volatility	Exercise Price	Market Price	Risk-Free Interest Rate
(a)	Warrants	6/24/05	4 years	72%	$1.80	$1.80	3.85%
(b)	Options	11/10/05	4 years	72%	$1.80	$1.80	3.85%
(c)	SARs	4/26/06	4 years	72%	$4.00	$4.00	5.02%
(d)	Options	4/26/06	4 years	72%	$4.00	$4.00	5.02%
(e)	Options	6/7/06	4 years	72%	$6.00	$4.00	4.97%
(f)	Options	4/9/07	4 years	72%	$6.05	$5.88	3.57%
(g)	SARs	5/18/07	4 years	72%	$6.26	$6.19	3.63%
(h)	Options	10/12/07	4 years	68%	$3.00	$2.56	4.52%
(i)	Options	10/12/07	4 years	68%	$3.86	$2.56	4.52%
(j)	SARs	3/31/08	4 years	68%	$0.64	$0.69	2.88%
(k)	Options	7/1/08	6 months	75%	$0.58	$0.69	3.23%
(l)	Options	7/1/08	4 years	75%	$0.58	$0.69	3.40%
(m)	Options	10/1/08	3 months	153%	$0.60	$0.52	2.54%
(n)	Options	10/1/08	4 years	75%	$0.60	$0.52	3.40%

ITEM 7. CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS, AND DIRECTOR INDEPENDENCE

Certain Relationships and Related Transactions

The Company has entered into the following transactions and agreements in the normal course of operations with Mr. Wang, our Chairman and the spouse of Ms. Li, our Chief Executive Officer:

New York Islanders

The Company provides IT-related professional services to the New York Islanders, a professional hockey club owned by Mr. Wang.  The approximate dollar value of the services was $296,451, $240,000 and $240,000 for the years ended December 31, 2008, 2007 and 2006, respectively.

Plainview Properties

The Company formerly leased its office premises in Plainview, N.Y., from Plainview Properties, a real estate company that was 100%-owned through January 2007 and 50%-owned from late January 2007 through March 2008 by Mr. Wang.  The property and the lease were acquired by an unrelated third party in March 2008.  The approximate dollar value of the services was $170,000, $100,000 and $83,000 for the years ended December 31, 2008, 2007 and 2006, respectively.

Renaissance

The Company provides IT-related professional services to Renaissance, a real estate management company owned by Mr. Wang.  The approximate dollar value of the services was $120,000 for each the years ended December 31, 2008, 2007 and 2006, respectively.

Smile Train

The Company provides IT-related professional services to Smile Train, a public charity whose co-founder and significant benefactor is Mr. Wang.  The approximate dollar value of the services was $120,000, $108,000 and $108,000 for the years ended December 31, 2008, 2007 and 2006, respectively.

Hawaii IPTV

Hawaii IPTV is an IPTV customer of the Company whose principals are family members of Mr. Wang.  The approximate dollar value of the services was $57,577, $44,070 and $1,800 for the years ended December 31, 2008, 2007 and 2006, respectively.

TransVideo

The Company purchases a substantial portion of its goods for sale from TransVideo, an entity controlled by Mr. Wang.  STB purchases amounted to $2,745,000, $5,369,500 and $420,000, and transcoder licensing fees amounted to $125,000, $282,000 and $21,000, for the years ended December 31, 2008, 2007 and 2006, respectively.

KyLinTV

The Company provides administrative and general corporate support to KyLinTV, an IPTV service provider whose majority owner, AvantaLion, is controlled by Mr. Wang.  The approximate dollar value of the services was $1,233,353, $1,722,862 and $1,652,250 for the years ended December 31, 2008, 2007 and 2006, respectively

Additionally, during the year ended December 31, 2008, the Company acquired equipment from KyLinTV valued at $620,000 and charged KyLinTV an aggregate STB operations fee of $920,550.

Other than the foregoing, no director, executive officer or shareholder who beneficially owns, directly or indirectly, or exercises control or direction over more than 5% of the outstanding Shares or immediate family member, known associate or affiliate of any such person, has or had any material interest, direct or indirect, in any transaction with the Company within the last three fiscal years, or in any proposed transaction with the Company, that exceeded the lesser of $120,000 or one percent of the average of JumpTV’s total assets at year end for the last two fiscal years.

Charles B. Wang and G. Scott Paterson

In October 2008, Messrs. Wang and Paterson purchased securities from the Company, as described below in paragraph 11 of Item 10.

Director Independence

The Company is not subject to the listing requirements of any U.S. national securities exchange; the Shares are listed and traded on the Toronto Stock Exchange.  To make the independence determinations that follow, the Board applied the criteria established by the SEC, The Nasdaq Stock Market (“Nasdaq”), and the Internal Revenue Service, as applicable, for determining director and committee member independence.

The Board determines the independence of its members through a broad consideration of all relevant facts and circumstances, including an assessment of the materiality of any relationship between the Company and a director.  In making each of the following independence determinations, the Board considered and broadly assessed, from the standpoint of materiality and independence, all of the information provided by each director in response to detailed inquiries concerning his independence and any direct or indirect business, family, employment, transactional or other relationship or affiliation of such director with the Company.

Board of Directors

The Board is currently comprised of eight members:  Charles B. Wang, G. Scott Paterson, Nancy Li, Roy E. Reichbach, John R. Anderson, Gabriel A. Battista, Shirley Strum Kenny and David Kronfeld.  Using the objective and subjective independence criteria enumerated in the Nasdaq Marketplace Rules’ listing requirements and the SEC rules, the Board has reviewed all relationships between each director and the Company and, based on this review, the Board has affirmatively determined that Dr. Kenny and Messrs. Anderson, Battista and Kronfeld are each independent in accordance with Nasdaq independence criteria.  A lead independent director, Mr. Anderson, provides overall leadership to the Board and ensures that the Board’s agenda will enable it to successfully carry out its duties.

Audit Committee

The Board has determined that each of its Audit Committee members, Dr. Kenny and Messrs. Anderson and Kronfeld, is independent in accordance with the independence criteria of Nasdaq and for purposes of Rule 10A-3(b)(1) promulgated under the Exchange Act.  The Board has determined that the

Audit Committee members has sufficient knowledge in reading and understanding the Company’s financial statements to serve on the Audit Committee.  The Board has also determined that each of Messrs. Anderson and Kronfeld has the accounting or related financial management expertise necessary for him to be considered an “audit committee financial expert” under SEC rules.

Compensation Committee

The Board has determined that each of its Compensation Committee members, Dr. Kenny and Messrs. Anderson and Battista, is independent in accordance with Nasdaq’s independence criteria, is an “outside director” pursuant to criteria established by the Internal Revenue Service and is a “non-employee” director pursuant to criteria established by the SEC.

Corporate Governance Committee

The Board has determined that three of its Corporate Governance Committee members, Dr. Kenny and Messrs. Battista and Kronfeld, are independent in accordance with Nasdaq’s independence criteria.  Mr. Reichbach is not independent in accordance with these criteria as he is an executive officer of the Company.

ITEM 8. LEGAL PROCEEDINGS

None.

ITEM 9. MARKET PRICE OF AND DIVIDENDS ON THE REGISTRANT’S COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

Market Information

There is no established public trading market for the Shares in the United States.  The principal established foreign public trading market for the Shares is the Toronto Stock Exchange.  The table below sets forth, for the periods indicated, the high and low sales prices of the Shares on the Toronto Stock Exchange, in Canadian dollars, for each full quarterly period within its two most recent fiscal years, as reported by the Toronto Stock Exchange.

	JumpTV Shares
Two Most Recent Full Financial Years	High	Low

2008
First Quarter	$2.33	$0.52
Second Quarter	$0.99	$0.49
Third Quarter	$1.28	$0.45
Fourth Quarter	$0.83	$0.22

2007
First Quarter	$9.89	$6.60
Second Quarter	$7.70	$4.77
Third Quarter	$5.10	$2.60
Fourth Quarter	$3.14	$1.78

As of March 15, 2009, 28,470,431 Shares were subject to outstanding options or warrants to purchase, or securities convertible into, our Shares.

Shareholders

As of March 15, 2009, there were approximately 1,250 holders of Shares.

Dividends

The Company has paid no dividends on the Shares since its inception.  At the present time, the Company intends to retain earnings, if any, to finance the expansion of its business.  The payment of dividends in the future will depend on the earnings and financial condition of the Company and on such other factors as the Board may consider appropriate.  The CBCA sets out specific tests that a company must meet in order to declare or pay dividends.  Under Section 42 of the CBCA, a company shall not declare or pay a dividend if there are reasonable grounds for believing that:

•                  the company is, or would after the payment be, unable to pay its liabilities as they become due; or

•                  the realizable value of the company’s assets would thereby be less than the aggregate of its liabilities and stated capital of all classes.

Securities Authorized for Issuance Under Equity Compensation Plans

The following table sets out, as of December 31, 2008:  (i) the number of securities to be issued upon the exercise of outstanding options, warrants and rights; (ii) the weighted-average exercise price of such outstanding options, warrants and rights; and (iii) the number of securities (other than those covered in (i)) remaining available for future issuance under the particular equity compensation plan:

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights		Weighted-average exercise price of outstanding options, warrants and rights		Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))
	(a)		(b)		(c)
Equity compensation plans approved by security holders
Second Amended and Restated Stock Option Plan	10,298,707	(1)	$1.19	(1)	3,921,822
Restricted Share Plan	59,222		N/A		0
2006 Stock Appreciation Rights Plan	1,947,177	(2)	$2.97	(2)	3,741,034
Directors’ Compensation Plan	0	(3)	N/A	(3)	449,885
Amended and Restated Retention Warrants Plan	1,350,440		$2.68		1,149,560
Employee Share Purchase Plan	0	(4)	N/A		N/A
Equity compensation plans not approved by security holders
None	N/A		N/A		N/A
Total	13,655,546		$1.59		9,262,301

(1)                                The maximum number of Shares issuable upon exercise of options granted pursuant to the Stock Option Plan shall be equal to the greater of (i) 4,000,000 Shares and (ii) 12.5% of the number of issued and outstanding Shares from time to time.  As a result, any increase in the issued and outstanding shares will result in an increase in the available number of Shares issuable under the Stock Option Plan, and any exercises of options will make new grants available under the Stock Option Plan.

(2)                                The maximum number of Shares which may be issued pursuant to the SARs Plan is the greater of 4,150,000 or 5% of the issued and outstanding Shares.  The Shares reserved for issuance upon the exercise of SARs that terminate, expire unexercised or are cancelled shall be available for subsequent grants of SARs under the SARs Plan.

(3)                                Shares are issued directly under the Directors’ Compensation Plan without exercise of any option, warrant or right.

(4)                                JumpTV has not implemented the ESPP since its approval by shareholders.

Certain warrants were issued by the Company independently of a plan.  As of December 31, 2008, these warrants could be exercised for 16,538,800 Shares at a weighted average exercise price of $1.09.  These warrants are discussed in more detail in Item 10 of this Registration Statement.

A summary description of the Employee Share Purchase Plan is provided below.  A summary of each of the other equity compensation plans set forth in the above table is provided in Item 6 hereof.

Employee Share Purchase Plan

At the annual and special meeting of shareholders of JumpTV held on June 26, 2008, shareholders approved JumpTV’s Employee Share Purchase Plan (the “ESPP”), pursuant to which certain employees of JumpTV may elect to purchase Shares from treasury.  Upon implementation of the ESPP, senior employees of JumpTV will be eligible to participate in the ESPP following six months of continuous employment with JumpTV. Participating employees will be able to make contributions, by payroll deduction only, at a rate of not less than 10% of their salary or such other integer percentage rate up to and including 100% of their salary as such participating employee shall elect, which contribution rate may be changed at the election of the employee from time to time in accordance with the terms of the ESPP.  Participating employees will be able to choose to suspend participation in the ESPP provided proper notice in writing is filed with JumpTV at least 15 days prior to the first of the month in which payroll deductions are to be suspended.

The Board has the power and authority, without notice or shareholder approval, at any time and from time to time, to suspend or terminate the ESPP and to establish the rules and regulations relating to ESPP and to make all determinations necessary or advisable for administration of the ESPP.  Without limiting the foregoing, the Board shall have the authority to amend the ESPP as follows without seeking shareholder approval:

•                  amendments as may be necessary to comply with applicable law or the requirements of any applicable regulatory authority or stock exchange;

•                  an amendment to correct or rectify any ambiguity, defective provision, error or omission in the ESPP;

•                  an amendment to change the provisions relating to the administration of the ESPP; and

•                  to make any other amendment to the ESPP that does not require shareholder approval by virtue of the provisions of the ESPP, applicable laws or relevant regulatory or stock exchange requirements.

In the event of termination of the ESPP, each participating employee shall receive the number of whole Shares in his or her account and a cash payment by check for any fractional Shares held in his account, as soon as practicable following the effective date of termination of the ESPP.

Any amendment of the ESPP to increase the maximum number of Shares issuable under the ESPP shall become effective only upon shareholder approval thereof, such approval to be obtained in accordance with applicable corporate and securities laws and the rules of the stock exchanges on which the Shares are listed.

A maximum of 2,000,000 Shares have been reserved for issuance under the ESPP from treasury of JumpTV at a 15% discount to the 10 day volume weighted average price of the Shares traded on the Toronto Stock Exchange provided, however, that the aggregate of JumpTV’s securities (i) issued to insiders of JumpTV, within any one year period, and (ii) issuable to insiders of JumpTV, at any time, under the ESPP, or when combined with all of JumpTV’s other security based compensation arrangements, could not exceed 10% of JumpTV’s total issued and outstanding securities.

The administrator of the ESPP will hold the Shares credited to a participating employee’s account for the whole period of participation of such participating employee in the ESPP.  A participating employee who terminates employment (with or without cause at law), retires or otherwise elects to withdraw from participation in the ESPP, or, the participating employee’s beneficiary in the event of the participating employee’s death, shall receive, subject to applicable withholding taxes:

•                  the number of whole Shares credited to his or her account; or

•                  the cash equivalent of the value of the whole Shares to his or her account, less any brokerage fees, as determined by the administrator, as of the date of termination of employment, retirement, death or withdrawal from the ESPP, whichever the case may be.

Any fractional Shares remaining in the participating employee’s account will be paid in cash by check in an amount equal to the value of the fractional Shares as determined by the administrator.

A participating employee who terminates employment (with or without cause) may, upon notice to Jump TV, request that all or a portion of the Shares in that participating employee’s account be transferred to his or her name, or an external account in his or her name, or be sold or, where the participating employee holds Shares in a registered retirement plan, that all or a portion of the Shares in that participating employees’ registered retirement plan be transferred to, be sold and the proceeds transferred to another registered retirement plan in the participating employee’s name, or be sold and the proceeds, net of withholding tax, be remitted to the participating employee.  Any fractional Shares credited to the participating employee’s account shall be disregarded on any sale or transfer and the participating employee shall be entitled to receive the cash equivalent thereof.

Each participating employee of a subsidiary company shall, upon such company ceasing to be a subsidiary, cease to be a participating employee of the ESPP and will receive the number of whole Shares in his account and a cash payment by check for any fractional shares held in his account as soon as practicable following such participating employee ceasing to be a participant of the ESPP.

JumpTV is responsible for the administration of the ESPP and the payment of any fees or charges incurred in the operation of the ESPP, including payments to the administrator, counsel and other agents employed by JumpTV in connection with the operation of the ESPP.

JumpTV has not implemented the ESPP since its approval by shareholders.

Canadian Exchange Controls and Other Limitations on Security Holders

To the Company’s knowledge, there are no governmental laws, decrees, regulations or other legislation in Canada which may affect the import or export of capital by the Company, or, except as described below, the remittance of dividends, interest or other payments to a non-resident holder of the Company’s securities.  JumpTV is a corporation existing under the federal corporate laws of Canada; such laws restrict corporations from declaring or paying dividends on any class of its shares where there are reasonable grounds for believing that the corporation is, or would be after the payment, unable to pay its liabilities as they become due, or the realizable value of the corporation’s assets would thereby be less than the aggregate of its liabilities and stated capital of all classes of shares.  There is no limitation imposed by Canadian law or by the charter or other constating documents of the Company on the right of a non-Canadian to hold or vote Shares of the Company, other than in the possible application of the Investment Canada Act (Canada) to the extent that the non-Canadian acquires control of the Company.

Certain Canadian Federal Income Tax Consequences

The following is a brief description of the principal Canadian federal income tax considerations under the Income Tax Act (Canada) (the “Canadian Tax Act”), as of the date hereof, generally applicable to a holder of Shares of the Company in respect of holding and disposing of its Shares (other than a disposition to the Company) where, at all relevant times for purposes of the Canadian Tax Act and any applicable income tax treaty or convention, such holder (i) holds its Shares as capital property, (ii) deals at arm’s length and is not affiliated with the Company, (iii) is not resident, nor deemed to be resident, in Canada, and (iv) does not use or hold and is not deemed to use or hold Shares in connection with carrying on a business in Canada (a “Non-Canadian Shareholder”).

Special rules, which are not discussed in this summary, may apply to a Non-Canadian Shareholder that is an insurer carrying on business in Canada and elsewhere or an authorized foreign bank.  Such holders should consult their own tax advisors.

This summary does not apply in respect of a disposition of Shares to the Company and assumes that, at all relevant times, the Company will be a resident of Canada for purposes of the Canadian Tax Act and the Shares will be listed on the Toronto Stock Exchange.

This summary is based on the provisions of the Canadian Tax Act and the regulations thereunder (the “Regulations”) in force on the date hereof and the current administrative policies and practices of the Canada Revenue Agency (“CRA”) published in writing by the CRA prior to the date hereof.  This summary takes into account all specific proposals to amend the Canadian Tax Act and the Regulations which have been publicly announced by or on behalf of the Minister of Finance (Canada) prior to the date hereof (the “Proposed Amendments”) and assumes that all such Proposed Amendments will be enacted in their present form.  No assurance can be given that the Proposed Amendments will be enacted in the form proposed, if at all.  This summary does not otherwise take into account or anticipate any changes in law, whether by judicial, governmental or legislative decision or action, or changes in the administrative policies and practices of the CRA.

This summary is of a general nature only and is not intended to be, nor should it be construed to be, legal or tax advice or representations to any particular Non-Canadian Shareholder. This summary is not exhaustive of all possible Canadian federal income tax considerations applicable to a Non-Canadian Shareholder in respect of its Shares.  The income or other tax consequences will vary depending on a Non-Canadian Shareholder’s particular circumstances, including the country, province or other jurisdiction in which such holder resides or carries on business.  This summary does not take into account provincial, territorial or foreign income tax legislation or considerations which may differ materially from those described herein.  Non-Canadian Shareholders should consult their own legal and tax advisors with respect to the tax consequences to them based on their particular circumstances.

Dividends on the Shares

Dividends paid or credited, or deemed to be paid or credited, on the Shares to a Non-Canadian Shareholder will be subject to withholding tax under the Canadian Tax Act at a rate of 25%, subject to reduction under the provisions of an applicable tax treaty or convention.

For example, under the Canada-United States Income Tax Convention, as amended (the “U.S. Convention”) the withholding tax rate is generally reduced to 15% in respect of a dividend paid to a person who is the beneficial owner of the dividend and who is resident in the United States for purposes of the U.S. Convention.  Where a Non-Canadian Shareholder is a ‘fiscally transparent entity’ within the meaning of the U.S. Convention (for example, a U.S. limited liability company that is disregarded for U.S. tax purposes) a reduced rate of withholding tax may be available based on a look-through approach described under the U.S. Convention.  Subject to certain detailed rules in the U.S. Convention, the benefits of the U.S. Convention (such as reduced rates of withholding tax) are only available to qualifying persons (the “LOB constraints”), as defined in the U.S. Convention.  A ‘qualifying person’ for this purpose generally includes a person which is a resident of the United States for purposes of the U.S. Convention which is a natural person or a company whose shares are listed and substantially and regularly traded on a recognized stock exchange.  Non-Canadian Shareholders seeking to rely on the U.S. Convention should consult their tax advisors concerning the applicability of tax treaty benefits and the LOB constraints, having regard to their particular circumstances.

Under the U.S. Convention, a dividend paid to certain tax-exempt entities that are resident in the United States may be exempt from Canadian withholding tax levied in respect of dividends paid on the Shares.  Such tax-exempt entities should consult their own tax advisors.

A Non-Canadian Shareholder should consult its own tax advisors regarding its ability to claim foreign tax credits with respect to any Canadian withholding tax.

Dispositions of Shares

A Non-Canadian Shareholder will not be subject to tax under the Canadian Tax Act in respect of any capital gain realized on the disposition of its Shares, unless the Shares constitute or are deemed to constitute ‘taxable Canadian property’ (as defined in the Canadian Tax Act) to the Shareholder and the Non-Canadian Shareholder is not otherwise entitled to relief under the terms of any applicable tax treaty.

In general, provided the Shares are listed on a “designated stock exchange” (which currently includes the Toronto Stock Exchange), the Shares will not constitute ‘taxable Canadian property’ of a Non-Canadian Shareholder so long as it has not, either alone or in combination with persons with whom the holder does not deal at arm’s length, owned (or had an option to acquire) 25% or more of the issued shares of any class or series of the capital stock of the Company at any time within the 60 month period preceding the disposition.

Subject to an exemption pursuant to an applicable tax treaty or convention, a Non-Canadian Shareholder will be subject to tax under the Canadian Tax Act in respect of a capital gain realized on the disposition of the Shares where the Shares are taxable Canadian property.  Such a Non-Canadian Shareholder will realize a capital gain (or capital loss) equal to the amount by which the proceeds of disposition for such Shares, net of any reasonable costs of disposition, exceed (or are less than) the adjusted cost base of such Shares to the Non-Canadian Shareholder.  A Non-Canadian Shareholder will be required to include one-half of the amount of any resulting capital gain (a “taxable capital gain”) in income, and will be required to deduct one-half of the amount of any resulting capital loss (an “allowable capital loss”) against taxable capital gains realized in the year of disposition.  Allowable capital losses not deducted in the taxation year in which they are realized may be carried back and deducted in any of the three preceding years, or carried forward and deducted in any following year, against taxable capital gains realized in such years, to the extent and under the circumstances specified in the Canadian Tax Act.

Under the U.S. Convention, a person who is resident in the United States for purposes of the U.S. Convention who realizes a capital gain on a disposition of shares which do not derive their value principally from real property situated in Canada is generally exempt from tax in respect of the capital gain under the Canadian Tax Act.  These provisions are subject to the LOB constraints (described above).

Non-Canadian Shareholders to whom the Shares constitute taxable Canadian property should consult their own tax advisors.

Other Limitations on Security Holders

Canadian law imposes regulatory requirements when a non-Canadian acquires control of a Canadian business that depends on the dollar amount of the transaction and the nature of the acquired business.  Pursuant to the Investment Canada Act, a non-Canadian acquiring control of a Canadian business must deliver a “notification” of such investment to the applicable minister (the “Notification”),  unless the acquisition is subject to review and approval.  The investment  is generally reviewable and subject to approval if the total asset value of the Canadian business, control of which is being acquired, is greater than $312 million (as of the date hereof) or greater than $5 million if the Canadian business is a “cultural business”, within the meaning of the Investment Canada Act.  To the extent that an acquisition of control of a Canadian business that carries on certain cultural business activities is not reviewable, the Minister of Canadian Heritage may, nonetheless, within 21 days of the receipt of a Notification, seek an order requiring the investor to apply for review and seek approval of the acquisition.

An acquisition of control is approved under the Investment Canada Act if the applicable minister is satisfied (or is deemed to be satisfied) that the acquisition is likely to be of net benefit to Canada.

ITEM 10. RECENT SALES OF UNREGISTERED SECURITIES

The following sets forth information regarding securities sold by the registrant but not registered under the Securities Act between March 14, 2006 and March 15, 2009:

1.                                       In March 2006, the registrant issued and sold 300,984 Shares to accredited investors for cash consideration of $1,183,335.  The registrant offered and sold these securities to persons residing outside the United States in reliance on Regulation S adopted under the Securities Act.  It offered and sold these securities to persons residing in the United States in reliance on the exemption from the registration requirements of the Securities Act afforded by Section 4(2) thereof.

2.                                       In July 2006, the registrant issued 32,800 Shares to a Canadian service provider resident outside of the United States in exchange for future advertising services valued at $180,400.  The registrant offered and sold these securities in reliance on Regulation S adopted under the Securities Act.

3.                                       In August 2006, the registrant issued and sold 13,273,500 Shares to various investors at CAD$5.50/Share for gross proceeds of $59,121,585 as part of the registrant’s initial public offering on the Toronto Stock Exchange.  The principal underwriters were Morgan Stanley Securities Limited and Canaccord Adams Capital Corporation.  The aggregate underwriting commission was $5,718,575.  The registrant offered and sold these securities to persons residing outside the United States in reliance on Regulation S adopted under the Securities Act (and pursuant to the prospectus delivery requirements of Canadian provincial securities laws).  It offered and sold these securities to persons residing in the United States in reliance on the exemption from the registration requirements of the Securities Act afforded by Section 4(2) thereof.

4.                                       In January 2007, the registrant issued 530,845 Shares to the shareholders of SportsYa, to acquire 100% of the outstanding common stock of SportsYa, for an aggregate consideration of $1,209,582.  The registrant offered and sold these securities in reliance on the exemption from the registration requirements of the Securities Act afforded by Section 4(2) thereof.

5.                                       In February 2007, the registrant issued and sold 13,043,479 Shares to various investors at CAD$9.00/Share for gross proceeds of $101,001,311 as part of the registrant’s secondary offering.  The lead underwriters were Morgan Stanley Securities Limited and Canaccord Adams Capital Corporation.  The aggregate underwriting commission was $6,060,079.  The registrant offered and sold these securities to persons residing outside the United States in reliance on Regulation S adopted under the Securities Act (and pursuant to the prospectus delivery requirements of Canadian provincial securities laws).  It offered and sold these securities to persons residing in the United States in reliance on the exemption from the registration requirements of the Securities Act afforded by Section 4(2) thereof.

6.                                       In June 2007, the registrant issued 197,628 Shares to a Canadian service provider resident outside of the United States in exchange for future advertising services valued at $934,900.  The registrant offered and sold these securities in reliance on Regulation S adopted under the Securities Act.

7.                                       In September 2007, the registrant issued 743,349 Shares to the shareholders of CyclingTV, all of whom resided outside of the United States, to acquire 100% of the outstanding common stock of CyclingTV, for an aggregate consideration of $2,267,214.  Additionally, the registrant issued 1,840,097 Shares into escrow, to be released to the former CyclingTV shareholders if certain revenue milestones were met.  The registrant has not placed any value on the 1,840,097 Shares in accordance with FAS 141, as the registrant does not believe that CyclingTV will meet the revenue milestones.  The registrant offered and sold these securities in reliance on Regulation S adopted under the Securities Act.

8.                                       Between January 15, 2008 and September 8, 2008, as part of the registrant’s Directors’ Compensation Plan, the registrant issued 50,115 Shares to its non-executive directors for services valued at $41,918.  The registrant offered and sold these securities to persons residing outside the United States in reliance on Regulation S adopted under the Securities Act.  It issued these securities to persons residing in the United States in reliance on the exemption from the registration requirements of the Securities Act afforded by Rule 701 promulgated thereunder.

9.                                       In October 2008, the registrant issued 49,577,427 Shares to the shareholders of NeuLion, all persons residing in the United States, to acquire 100% of the outstanding common stock of NeuLion, for an aggregate consideration of $34,054,734.  Additionally, the registrant issued 1,840,097 Shares into escrow, to be released to the former NeuLion shareholders if CyclingTV achieves certain revenue milestones.  The registrant has not placed any value on the 1,840,097 Shares in accordance with FAS 141, as the registrant does not believe that CyclingTV will meet the revenue milestones.  The registrant offered and sold these securities in reliance on the exemption from the registration requirements of the Securities Act afforded by Section 4(2) thereof.

10.                                 In October 2008, AvantaLion, an entity controlled by Mr. Wang, our Chairman, purchased 10,000,000 Units from JumpTV’s treasury at a price of CAD$1.00 per Unit.  The warrants partially comprising the Units are exercisable for a period of two years from the date of grant.  Mr. Paterson, our Vice Chairman, purchased 1,000,000 Units on the same terms.  The aggregate proceeds from the sale of Units were CAD$11,000,000, or U.S.$9,214,700.  The registrant offered and sold these securities to the person residing outside the United States in reliance on Regulation S adopted under the Securities Act.  It offered and sold these securities to the person residing in the United States in reliance on the exemption from the registration requirements of the Securities Act afforded by Section 4(2) thereof.

11.                                 In October 2008, in connection with a settlement agreement, the registrant issued to a Canadian former employee resident outside of the United States 85,000 Shares with an aggregate value on the issue date of $45,101.  The registrant offered and sold these securities in reliance on Regulation S adopted under the Securities Act.

12.                                 Since March 14, 2006, the registrant has issued 741,558 Shares to its officers, employees and consultants for no consideration upon the vesting of awards under the Restricted Share Plan.  The registrant offered and sold these securities to persons residing outside the United States in reliance on Regulation S adopted under the Securities Act.  It issued these securities to persons residing in the United States in reliance on the exemption from the registration requirements of the Securities Act afforded by Rule 701 promulgated thereunder.

13.                                 Since March 14, 2006, the registrant has granted to its directors, officers, employees and consultants:

•                                          options to purchase 11,992,313 Shares under the Stock Option Plan with an aggregate exercise price of $19,096,875, and has issued 347,213 Shares for an aggregate exercise price of $653,346 upon exercise of such options;

•                                          SARs to purchase 2,557,500 Shares under the SARs Plan with an aggregate exercise price of $7,494,225 (no Shares have been issued in connection with these SARs).

The registrant offered and sold these securities to persons residing outside the United States in reliance on Regulation S adopted under the Securities Act.  It issued these securities to persons residing in the United States in reliance on the exemption from the registration requirements of the Securities Act afforded by Rule 701 promulgated thereunder.

14.                                 Since March 14, 2006, the registrant has granted to its employees and consultants Retention Warrants to purchase 1,732,500 Shares under the Retention Warrants Plan with an aggregate exercise price of $4,476,735.  No Shares have been issued in connection with these Retention Warrants.  The registrant offered and sold these securities to persons residing outside the United States in reliance on Regulation S adopted under the Securities Act.  It issued these securities to persons residing in the United States in reliance on the exemption from the registration requirements of the Securities Act afforded by Rule 701 promulgated thereunder.

15.                                 Since March 14, 2006, the registrant has granted to its directors, officers, employees and consultants warrants to purchase 6,042,500 Shares with an aggregate exercise price of $7,309,000, and has issued 103,700 Shares for an aggregate exercise price of $194,800 upon exercise of such warrants.  The registrant offered and sold these securities to persons residing outside the United States in reliance on Regulation S adopted under the Securities Act.  It offered and sold these securities to persons residing in the United States in reliance on the exemption from the registration requirements of the Securities Act afforded by Section 4(2) thereof.

ITEM 11. DESCRIPTION OF REGISTRANT’S SECURITIES TO BE REGISTERED

At its annual and special meeting of shareholders in May 2009 (the “Annual Meeting”), the Company will seek the approval of its shareholders to pursue, in accordance with Canadian and Delaware law and in the sole discretion of the Board without further approval of or notice to its shareholders, a change in the Company’s domicile to the State of Delaware.  If such proposal is adopted at the Annual Meeting, and if the Board subsequently pursues the change in domicile, the rights of the Company’s shareholders will change and will be governed by Delaware law.  The differences between such rights under Canadian and Delaware law will be set forth in the Annual Meeting management information circular.

The Shares to be registered hereunder are common shares of the Company, which is a corporation incorporated under the CBCA.  The Shares are listed and trade on the Toronto Stock Exchange.  The following is a summary of certain provisions of the Company’s Articles of Incorporation, as amended, regarding the Shares:

The authorized capital of JumpTV consists of an unlimited number of Shares, of which 110,094,874 are issued and outstanding as of March 15, 2009 (this figure does not include 3,680,194 issued and outstanding Shares held in escrow whose release is subject to the achievement of certain milestones), an unlimited number of Class 1 preference shares, issuable in series, and an unlimited number of Class 2 preference shares, issuable in series.  No Class 1 or Class 2 preference shares have been issued as of the date hereof.  All shares in the capital of JumpTV are without par value.

The holders of the Shares are entitled to one vote in respect of each share held at all meetings of shareholders.  The holders of the Shares are entitled to receive dividends if, as and when declared by the Board.  In the event of the liquidation, dissolution or winding-up of the Company, after payment of all outstanding debts and liabilities, the holders of the Shares are entitled to participate in any distribution of the Company’s net assets.  The holders of the Shares have no pre-emptive, redemption, purchase or conversion rights.

The Class 1 preference shares and the Class 2 preference shares may at any time or from time to time be approved for issuance and be issued by the Board in one or more series.  Prior to the issue of the shares of any such series, the Board shall, subject to the limitations set out below, fix the number of shares in, and determine the designation, rights, privileges, restrictions and conditions attaching to, the shares of such series.

The Class 1 preference shares of each series shall, with respect to the payment of dividends and the distribution of assets in the event of the liquidation, dissolution or winding-up of JumpTV, whether voluntary or involuntary, or any other distribution of the assets of JumpTV among the shareholders for the purpose of winding-up its affairs, rank on a parity with the Class 1 preference shares of every other series and be entitled to a preference over the Shares and the Class 2 preference shares and the shares of any other class ranking junior to the Class 1 preference shares.

The Class 2 preference shares of each series shall, with respect to the payment of dividends and the distribution of assets in the event of the liquidation, dissolution or winding-up of the JumpTV, whether voluntary or involuntary, or any other distribution of the assets of the JumpTV among the shareholders for the purpose of winding-up its affairs, rank on a parity with the Class 2 preference shares of every other series and be entitled to a preference over the Shares and the shares of any other class ranking junior to the Class 2 preference shares.

ITEM 12. INDEMNIFICATION OF DIRECTORS AND OFFICERS

At the Annual Meeting, the Company will seek the approval of its shareholders to pursue, in accordance with Canadian and Delaware law and in the sole discretion of the Board without further approval of or notice to its shareholders, a change in the Company’s domicile to the State of Delaware.  If such proposal is adopted at the Annual Meeting, and if the Board subsequently pursues the change in domicile, the rights of the Company’s shareholders will change and will be governed by Delaware law.  The differences between such rights under Canadian and Delaware law will be set forth in the Annual Meeting management information circular.

Bylaws

Section 7.01 of the bylaws of JumpTV (the “Bylaws”) provides that every director and officer of the Company must, in exercising the powers and discharging the duties of office, act honestly and in good faith with a view to the best interests of the Company and exercise the care, diligence and skill that a reasonably prudent person would exercise in comparable circumstances.  Subject to the foregoing, no director or officer will be liable:

•                                          for the acts, receipts, neglects or defaults of any other director, officer or employee;

•                                          for joining in any receipt or other act for conformity;

•                                          for any loss, damage or expense happening to the Company through the insufficiency or deficiency of title to any property acquired for or on behalf of JumpTV;

•                                          for the insufficiency or deficiency of any security in or upon which any of the monies of the Company shall be invested;

•                                          for any loss or damage arising from the bankruptcy, insolvency or tortious acts of any person with whom any of the monies, securities or effects of the Company shall be deposited;

•                                          for any loss occasioned by any error of judgment or oversight on the part of such director or officer; or

•                                          for any other loss, damage or misfortune whatever which shall happen in the execution of the duties of office or in relation thereto;

provided, that nothing in the Bylaws will relieve any director or officer from the duty to act in accordance with the CBCA and the regulations thereunder or from liability for any breach thereof.

Subject to the limitations contained in the CBCA, Section 7.02 of the Bylaws provides that JumpTV shall indemnify a director or officer of the Company, a former director or officer of the Company, or another individual who acts or acted at the Company’s request as a director or officer, or an individual acting in a similar capacity, of another entity, against all costs, charges and expenses, including an amount paid to settle an action or satisfy a judgment, reasonably incurred by the individual in respect of any civil, criminal, administrative, investigative or other proceeding in which the individual is involved because of that association with JumpTV or other entity, provided:

•                                          the individual acted honestly and in good faith with a view to the best interests of the Company or, as the case may be, to the best interests of the other entity for which the individual acted as director or officer or in a similar capacity at the Company’s request; and

•                                          in the case of a criminal or administrative action or proceeding that is enforced by a monetary penalty, the individual had reasonable grounds for believing that the individual’s conduct was lawful.

JumpTV will also indemnify the individual in other circumstances permitted or required by the CBCA.

Section 7.03 of the Bylaws provides that, subject to the CBCA, the Company may purchase and maintain insurance for the benefit of any individual referred to in Section 7.02 against such liabilities and in such amounts as the Board may from time to time determine and as permitted by the CBCA.

JumpTV has also entered into an indemnity agreement with each of its directors pursuant to which JumpTV has agreed to indemnify each director against certain losses (including, in certain cases, all costs, charges and expenses reasonably incurred by a director in connection with the defense of a claim against such director), provided that such director acted honestly and in good faith with a view to the best interests of JumpTV or, in the case of a criminal or administrative proceeding or a proceeding involving a monetary penalty, that such director had reasonable grounds for believing that his or her conduct was lawful.

Directors and Officers Insurance

JumpTV maintains insurance for the benefit of the directors and officers of JumpTV against liability in their respective capacities as directors and officers of JumpTV pursuant to s. 124(1) of the CBCA.  The limit of liability of such insurance is $20,000,000 and is subject to a per incident deductible.  There is a $150,000 deductible on securities claims, and a $100,000 deductible on all other claims.  The aggregate annual premium payable by JumpTV in respect of such insurance is $105,025.

ITEM 13. FINANCIAL STATEMENTS AND SUPPLEMENTARY DATA

The information regarding the Company’s financial statements and supplementary data that is contained in Item 15. “Financial Statements and Exhibits” of this Registration Statement is incorporated herein by reference.

ITEM 14. CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND FINANCIAL DISCLOSURE

Ernst & Young LLP (Canada) (“E&Y Canada”) have served as auditors of the Company since October 6, 2005 and as auditors of NeuLion since June 6, 2008.

In connection with the Merger, the Audit Committee determined to recommend the appointment of Ernst & Young LLP (US) (“E&Y US”) as the Company’s auditors.  No reportable event has occurred in connection with the audits of the Company’s financial statements by its former auditors, E&Y Canada.

At the Annual Meeting, shareholders will be asked to appoint E&Y US as auditors of the Company and authorize the Board of Directors to fix the remuneration of the auditors.

ITEM 15. FINANCIAL STATEMENTS AND EXHIBITS

(a)                                  List of Financial Statements

See “Index to Financial Statements” set forth on page F-1.

(b)                                  Exhibits

The following exhibits are filed as part of this Registration Statement:

EXHIBIT
NUMBER		TITLE OF EXHIBIT

2.1	*	Agreement and Plan of Merger, dated June 26, 2008, among NeuLion, Inc., JumpTV Inc. and JumpTV Acquisition Corp.

3.1(i)	*	Articles of Incorporation, as amended, of JumpTV

3.1(ii)	*	Amended By-law No. 1 of JumpTV

4	*	Form of stock specimen

9	*	Voting Trust Agreement, dated as of October 20, 2008, among Charles B. Wang, Nancy Li, AvantaLion LLC, Jianbing Duan, Computershare Trust Company of Canada and JumpTV Inc.

10.1	* #	Employment Agreement, dated as of June 1, 2006, between JumpTV Inc. and G. Scott Paterson

10.2	* #	Employment Agreement, dated as of February 11, 2008, between JumpTV Inc. and Blair Baxter

10.3	* #	Amendment, dated March 31, 2008, to Employment Agreement between JumpTV Inc. and Blair Baxter

10.4	* #	Termination Letter, dated September 9, 2008, between JumpTV Inc. and Blair Baxter

10.5	* #	Agreement for Services, dated February 23, 2009, between JumpTV Inc. and Blair Baxter

10.6	* #	Employment Agreement, dated October 12, 2007, between JumpTV Inc. and Jordan Banks

10.7	* #	Termination Letter, dated as of June 27, 2008, between JumpTV Inc. and Jordan Banks

10.8	* #	Employment Agreement, dated August 31, 2007, between JumpTV Inc. and Nada Usina

10.9	* #	Termination Letter, dated October 14, 2008, between JumpTV Inc. and Nadezda Usina

10.10	* #	Employment Agreement, dated August 10, 2007, between JumpTV Inc. and Bill Stephen

10.11	* #	Termination Fact Sheet/Separation Agreement, dated September 23, 2008, between JumpTV Inc. and William Stephen

10.12	* #	Second Amended and Restated Stock Option Plan and form of option agreement

10.13	* #	2006 Stock Appreciation Rights Plan, as amended

10.14	* #	Amended and Restated Retention Warrants Plan and form of retention warrant agreement

10.15	* #	Restricted Share Plan and form of award agreement

10.16	* #	Amended and Restated Directors’ Compensation Plan

10.17	* #	Employee Share Purchase Plan

10.18	* #	Form of Rights Agreement under the 2006 Stock Appreciation Rights Plan

10.19	*

Contract for Services, dated as of June 1, 2008, between KyLinTV, Inc. and NeuLion, Inc. (portions of this exhibit have been omitted pursuant to a request for confidential treatment on file with the Securities and Exchange Commission)

10.20	*

Software License and Product Distribution Agreement, dated as of September 29, 2006, between NeuLion, Inc. and TransVideo International Ltd. (portions of this exhibit have been omitted pursuant to a request for confidential treatment on file with the Securities and Exchange Commission)

10.21	*

Amendment, dated as of July 1, 2008, to Software and Product Distribution Agreement between NeuLion, Inc. and TransVideo International Ltd. (portions of this exhibit have been omitted pursuant to a request for confidential treatment on file with the Securities and Exchange Commission)

10.22	*

License Agreement, dated as of June 1, 2006, between NeuLion, Inc. and ABS-CBN Global Limited (portions of this exhibit have been omitted pursuant to a request for confidential treatment on file with the Securities and Exchange Commission)

10.23	*

Contract for Services, dated as of June 22, 2007, between Sky Angel U.S., LLC and NeuLion, Inc. (portions of this exhibit have been omitted pursuant to a request for confidential treatment on file with the Securities and Exchange Commission)

10.24	*	Contract for Services, dated as of June 25, 2007, between NHL Interactive CyberEnterprises, LLC and NeuLion, Inc. (portions of this exhibit have been omitted pursuant to a request for confidential treatment on file with the Securities and Exchange Commission)

10.25	*

Amendment to Contract for Services Agreement, dated as of August 1, 2008, between NHL Interactive CyberEnterprises, LLC and NeuLion, Inc. (portions of this exhibit have been omitted pursuant to a request for confidential treatment on file with the Securities and Exchange Commission)

10.26	*	Agreement, dated August 2007, among JumpTV Inc. and the sellers named therein

10.27	*	Asset Purchase Agreement, dated as of July 15, 2007, among JumpTV Inc., JumpTV USA Inc. and XOS

16	*	Letter regarding change in accountant

21	*	Subsidiaries of JumpTV

*  Filed herewith

#  Management contract or compensatory plan or arrangement

JumpTV Inc. (Acquired Business)

Unaudited Financial Statements as at September 30, 2008 and for the three and nine months ended September 30, 2008 and 2007

Consolidated Balance Sheets (unaudited) as at September 30, 2008 and December 31, 2007	F-84

Consolidated Statements of Operations and Comprehensive Loss (unaudited) for the three months ended September 30, 2008 and 2007 and the nine months ended September 30, 2008 and 2007	F-85

Consolidated Statements of Shareholders’ Equity (unaudited) for the nine months ended September 30, 2008 and 2007	F-86

Consolidated Statements of Cash Flows (unaudited) for the three months ended September 30, 2008 and 2007 and the nine months ended September 30, 2008 and 2007	F-88

Notes to Consolidated Financial Statements	F-89

Pro Forma Financial Information

Pro Forma Consolidated Financial Statements (unaudited) for the fiscal year ended December 31, 2008

Pro Forma Consolidated Statement of Operations (Unaudited) for the fiscal year ended December 31, 2008	F-112

Notes to Pro Forma Consolidated Financial Statements	F-113

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Shareholders of

JumpTV Inc.

We have audited the consolidated balance sheet of JumpTV Inc. [the “Company”] as of December 31, 2008, and the related consolidated statements of operations and comprehensive loss, shareholders’ equity, and cash flows for the year then ended. These financial statements are the responsibility of the Company’s management.  Our responsibility is to express an opinion on these financial statements based on our audit. The financial statements of JumpTV Inc. for the year ended December 31, 2007, were audited by other auditors whose report dated August 22, 2008, expressed an unqualified opinion on those statements.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. We were not engaged to perform an audit of the Company’s internal control over financial reporting. Our audits included consideration of internal control over financial reporting as a basis for designing audit procedures  that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting.  Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the 2008 consolidated financial statements referred to above present fairly, in all material respects, the consolidated financial position of the Company as of December 31, 2008 and the consolidated results of its operations and its cash flows for the year then ended in accordance with United States generally accepted accounting principles.

Melville, New York
March 26, 2009	/s/ Ernst & Young LLP

REPORT OF INDEPENDENT AUDITORS

To the Stockholders of

JumpTV Inc. (formerly NeuLion, Inc. and Subsidiary)

We have audited the consolidated balance sheets of JumpTV Inc. (formerly NeuLion, Inc. and Subsidiary) [the “Company”] as at December 31, 2007 and the consolidated statements of operations and comprehensive loss, stockholders’ equity and cash flows for the year then ended. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with Canadian generally accepted auditing standards and with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform an audit to obtain reasonable assurance whether the financial statements are free of material misstatement.  We were not engaged to perform an audit of the Company’s internal control over financial reporting.  Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting,  Accordingly we express no such opinion.  An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation.

In our opinion, these consolidated financial statements present fairly, in all material respects, the financial position of the Company as at December 31, 2007 and the results of its operations and its cash flows for the year then ended December 31, 2007 in accordance with United States generally accepted accounting principles.

Toronto, Canada,	/s/ Ernst & Young LLP
August 22, 2008	Chartered Accountants
Licensed Public Accountants

JUMPTV INC.

CONSOLIDATED BALANCE SHEETS

[Expressed in U.S. dollars, unless otherwise noted]

	As at December 31,
	2008	2007
	$	$

ASSETS
Current
Cash and cash equivalents	27,323,021	608,464
Accounts receivable, net [notes 2 and 11]	2,284,242	2,017,137
Taxes receivable	983,253	—
Other receivables	227,711	—
Inventory	347,600	323,500
Prepaid expenses and deposits	1,830,260	525,637
Due from related parties [note 7]	324,059	188,855
Total current assets	33,320,146	3,663,593
Property, plant and equipment, net [note 5]	6,474,989	2,281,667
Intangible assets, net [notes 3 and 6]	5,749,332	—
Goodwill [notes 2 and 3]	6,846,183	—
Other assets	1,347,032	260,305
Investment in affiliate [note 7]	—	1,006,386
Total assets	53,737,682	7,211,951

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current
Accounts payable	4,465,388	67,295
Accrued liabilities	7,595,116	830,371
Due to related parties [note 7]	56,826	2,093,907
Deferred revenue	3,091,993	429,246
Total current liabilities	15,209,323	3,420,819
Long-term deferred revenue	638,510	544,199
Other long-term liabilities	876,271	—
Total liabilities	16,724,104	3,965,018

Commitments and contingencies [note 14]

Shareholders’ equity
Share capital [note 9]	6,762,097	68,871
Common shares, no par value, authorized unlimited; 110,084,044 issued and outstanding
Additional paid-in capital	56,500,258	17,580,329
Promissory note receivable [note 9]	(209,250)	—
Accumulated deficit	(26,039,527)	(14,402,267)
Total shareholders’ equity	37,013,578	3,246,933
Total liabilities and shareholders’ equity	53,737,682	7,211,951

See accompanying notes

On behalf of the Board:

Director	Director

JUMPTV INC.

CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE LOSS

[Expressed in U.S. dollars, unless otherwise noted]

	Years ended December 31,
	2008	2007
	$	$

Revenue
Services revenue	9,542,689	1,284,142
Equipment revenue	3,900,650	6,526,569
Total Revenue	13,443,339	7,810,711

Cost of Sales
Services revenue	4,519,062	325,097
Equipment revenue	3,120,087	5,179,157
Total Cost of Sales	7,639,149	5,504,254
	5,804,190	2,306,457
Costs and Expenses
Selling, general and administrative, including stock-based compensation [note 10]	14,221,347	4,210,357
Depreciation and amortization	1,572,492	561,077
Impairment of long-lived assets [note 5]	1,036,993	—
	16,830,832	4,771,434
Operating loss	(11,026,642)	(2,464,977)

Other income (expense)
Gain on foreign exchange	265,720	—
Investment income	130,048	33,161
Equity in loss of affiliate [note 7]	(1,006,386)	(2,083,943)
	(610,618)	(2,050,782)
Net and comprehensive loss for the year	(11,637,260)	(4,515,759)

Net loss per weighted average number of shares outstanding - basic and diluted [note 12]	$(0.21)	$(0.11)

Weighted average number of shares outstanding - basic and diluted [note 12]	55,995,297	42,680,587

See accompanying notes

JUMPTV INC.

CONSOLIDATED STATEMENTS OF SHAREHOLDERS’ EQUITY

[Expressed in U.S. dollars, unless otherwise noted]

						Total
			Additional	Promissory	Accumulated	shareholders’
	Common shares		paid-in capital	Notes	deficit	equity
	#	$	$	$	$	$
Balance, December 31, 2006	39,160,900	61,271	16,910,329	—	(9,886,508)	7,085,092
Issuance of common stock	4,857,483	7,600	—	—	—	7,600
Capital contribution	—	—	670,000	—	—	670,000
Net loss	—	—	—	—	(4,515,759)	(4,515,759)
Balance, December 31, 2007	44,018,383	68,871	17,580,329	—	(14,402,267)	3,246,933

Capital contribution	—	—	2,600,000	—	—	2,600,000
Exercise of stock options	5,559,044	8,698	419,927	(209,250)	—	219,375
	49,577,427	77,569	20,600,256	(209,250)	(14,402,267)	6,066,308
Issuance of shares in connection with merger [note 3]	49,490,372	(77,569)	31,615,091	—	—	31,537,522
Private placement [note 9]	11,000,000	6,750,700	2,464,000	—	—	9,214,700
Issuance of common shares for RSUs	16,245	6,518	—	—	—	6,518
Release of common shares from escrow for services	—	4,879	—	—	—	4,879
Stock-based compensation [note 10]	—	—	1,820,911	—	—	1,820,911
Net loss	—	—	—	—	(11,637,260)	(11,637,260)
Balance, December 31, 2008	110,084,044	6,762,097	56,500,258	(209,250)	(26,039,527)	37,013,578

See accompanying notes

JUMPTV INC.

CONSOLIDATED STATEMENTS OF CASH FLOWS

[Expressed in U.S. dollars, unless otherwise noted]

	Years ended December 31,
	2008	2007
	$	$
OPERATING ACTIVITIES
Net loss	(11,637,260)	(4,515,759)
Adjustments to reconcile net loss to cash used in operating activities
Depreciation and amortization [notes 5 and 6]	1,572,492	561,077
Equity in loss of affiliate [note 7]	1,006,386	2,083,943
Stock-based compensation [note 10]	1,848,906	—
Impairment of long-lived assets [note 6]	1,036,993	—

Changes in operating assets and liabilities
Accounts receivable	1,943,307	(2,011,788)
Inventory	(24,100)	(323,500)
Prepaid expenses, deposits and other assets	191,621	(731,361)
Other receivables	4,441	—
Taxes receivable	37,398	—
Due from related parties	(135,204)	1,371,074
Accounts payable	(306,999)	(176)
Accrued liabilities	604,465	484,084
Deferred revenue	244,846	921,195
Long-term liabilities	41,833	—
Due to related parties	(2,043,626)	2,076,205
Cash used in operating activities	(5,614,501)	(85,006)

INVESTING ACTIVITIES
Purchase of property, plant and equipment	(1,443,438)	(1,628,411)
Acquisition of NeuLion, Inc., net of cash of $22,884,683 [note 3]	21,738,421	—
Cash provided by (used in) investing activities	20,294,983	(1,628,411)

FINANCING ACTIVITIES
Capital contributions	2,600,000	670,000
Private placement [note 9]	9,214,700	—
Proceeds from exercise of stock options	219,375	—
Cash provided by financing activities	12,034,075	670,000
Net decrease in cash and cash equivalents during the year	26,714,557	(1,043,417)
Cash and cash equivalents, beginning of year	608,464	1,651,881
Cash and cash equivalents, end of year	27,323,021	608,464

See accompanying notes

JUMPTV INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

[Expressed in U.S. dollars, unless otherwise noted]

December 31, 2008

1. Nature of Operations

Further to the reverse takeover transaction described below, these consolidated financial statements for the years ended December 31, 2008 and 2007 reflect the assets, liabilities and results of operations of NeuLion Inc. [“NeuLion”], the legal subsidiary, prior to the reverse takeover and the consolidated assets, liabilities and results of operations of JumpTV and NeuLion subsequent to the reverse takeover.  These consolidated financial statements are issued under the name of the legal acquirer (JumpTV), but are deemed to be a continuation of the accounting acquirer (NeuLion).

JumpTV’s primary business is working with content partners to develop end-to-end solutions for multimedia IPTV services.

On October 20, 2008, the Company completed a merger with NeuLion, an end-to-end IPTV service provider of live and on-demand sports, international and religious programming over the Internet to a computer and/or through set top boxes [“STBs” or “STB”] to a television.  Under the terms of the merger, JumpTV issued 49,577,427 common shares, 1,840,097 contingent shares, which represented approximately the entire issued and outstanding shares of JumpTV prior to closing, to the security holders of NeuLion, in exchange for their NeuLion securities.  Pursuant to the merger, the Company issued 5,000,000 warrants exercisable for two years at US$0.63 and 2,700,000 employee stock options exercisable for five years at US$0.60 to employees of the Company.

On October 20, 2008, AvantaLion LLC, an entity controlled by Mr. Charles B. Wang, the Chairman of our Board of Directors, purchased 10,000,000 units from JumpTV’s treasury at a price of CDN$1.00 per unit. Each unit (a “Unit”) consists of one (1) common share and one-half of one common share purchase warrant exercisable at CDN$1.25 and one-half of one common share purchase warrant exercisable at CDN$1.50. The warrants partially comprising the Units are exercisable for a period of two years from the date of issuance. G. Scott Paterson, Vice-Chairman of the Board of Directors, also purchased 1,000,000 Units on the same terms. The aggregate gross proceeds from the sale of Units were CDN$11 million [US$9,214,700].

2. Basis of Presentation and Significant Accounting Policies

On October 20, 2008, in accordance with SFAS 141, Business Combinations, the Company determined that NeuLion was the accounting acquirer and accordingly has accounted for this merger as a reverse take over.

The accompanying consolidated financial statements include all of our wholly-owned subsidiaries and have been prepared in accordance with United States generally accepted accounting principles [“U.S. GAAP”].  See Note 17 for reconciliation of United States to Canadian GAAP.  The Company also has an investment in KyLinTV, Inc. [“KyLinTV”] in which, as at December 31, 2008, it has a 17.1% equity interest [2007 — 17.1%].  KyLinTV is accounted for using the equity method of accounting.

Use of estimates

The preparation of financial statements in conformity with U.S. GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the consolidated financial statements and the reported amounts of revenue and expenses during the reporting periods. Actual results could differ from those estimates.  Significant estimates made by management include the determination of the useful lives of long-lived assets, impairment of investment in affiliate including intangible assets and goodwill, inventory obsolescence, assumptions used in determining the fair value of the Company’s shares and the allowance for doubtful accounts.  On an ongoing basis, management reviews its estimates to ensure they appropriately reflect changes in the Company’s business and new information as it becomes

JUMPTV INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

[Expressed in U.S. dollars, unless otherwise noted]

December 31, 2008

available. If historical experience and other factors used by management to make these estimates do not reasonably reflect future actual results, the Company’s consolidated financial position and results of operations could be materially impacted.

Revenue recognition

Revenue is recognized when an arrangement exists, prices are determinable, collectability is reasonably assured and the goods or services have been delivered.  If any of these criteria are not met, revenue is deferred until such time as all of the criteria are met.

In addition, the Company recognizes revenue in accordance with Emerging Issues Task Force No. 00-21, Revenue Arrangements with Multiple Deliverables and Staff Accounting Bulletin No. 104, Revenue Recognition [“SAB 104”] when persuasive evidence of an arrangement exists, delivery has occurred or when risk of ownership has passed, the fee is fixed or determinable and collectability is probable.

For arrangements with multiple elements, the Company allocates revenue to each element using the residual method; this allocation is based on vendor specific objective evidence [“VSOE”] of fair value of the undelivered items. VSOE is based on the price that the Company charges for the undelivered element based on the sales price of each element when sold on a standalone basis.  In addition, the Company defers the portion of the arrangement fee equal to the fair value of the undelivered elements until they are delivered.

The Company, at the request of one customer, has entered into a “Bill and Hold” arrangement.  The Company accounts for its bill and hold revenue arrangement consistent with the provisions of SAB 104 and recognizes revenue when the risk of ownership has passed to the customer and a fixed commitment to purchase the goods is received.  The Company does not retain any specific performance obligations such that the earning process is not complete and ordered goods are segregated from the Company’s inventory and not subject to fulfilling other orders.  Inventory consists of finished goods.  For the years ended December 31, 2008 and 2007, the Company recognized $2,500,000 and $1,250,000 in revenue associated with this arrangement, respectively.

JumpTV earns revenue as follows:

[i] Subscriber Revenue:

Subscriber revenue

Subscriber revenue consists of recurring revenue based on subscriber usage, bandwidth usage fees for the JumpTV infrastructure and/or technology usage fees based on the number of subscribers.  The subscriber revenue is typically generated on a monthly, quarterly or annual basis and can be either a fixed fee per user or a variable fee measured by bandwidth use or as a percentage of end user pricing.  Revenue is recognized over the term of the subscription.

eCommerce revenue

eCommerce revenue consists of JumpTV services provided to its content providers which include software applications for merchandising (i.e. sale of merchandise), ticketing for a content provider’s events and management of a content provider’s donor efforts.  Included in eCommerce revenue is advertising revenue earned through the insertion of internet advertising on websites and in streaming video.  Revenue is recognized as the service is performed.

JUMPTV INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

[Expressed in U.S. dollars, unless otherwise noted]

December 31, 2008

Technology services revenue

Technology services revenue consists of the set up and maintenance services JumpTV provides related to our technology such as website (internet) or console (STB) design, user interface optimization and streaming configuration.  Included in technology services revenue is the licensing of the technology required to convert, compress and transmit video signals to our content distribution network and ultimately to end users.  Revenue is recognized as the service is performed.

[ii] Equipment revenue

Equipment revenue consists of the sale of STB to content partners and/or end users to enable the end user to receive the content over the internet and display the signal on a standard television.  Shipping charges are included in total equipment revenue.  Revenue is recognized generally upon shipment to the customer.

Cash and cash equivalents

Cash and cash equivalents consist of cash and short-term investments, such as money market funds, that have maturities of less than three months.

Accounts receivable

Accounts receivable are carried at original invoice amount.  The Company maintains a provision for estimated losses resulting from the inability of its customers to make required payments. Management considers the following factors when determining the collectability of specific customer accounts: customer credit-worthiness, past transaction history with the customer, current economic industry trends and changes in customer payment terms. If the financial conditions of the Company’s customers were to deteriorate, adversely affecting their ability to make payments, additional allowances would be required.  As of December 31, 2008 and 2007, the allowance for doubtful accounts was $290,538 and $45,000, respectively.

Inventory

Inventory consists of set top boxes and is recorded at the lower of cost and net realizable value and consists of finished goods. Cost is accounted for on a first-in, first-out basis. The Company evaluates its ending inventories for estimated excess quantities and obsolescence. This evaluation includes analyses of sales levels and projections of future demand within specific time horizons. Inventories in excess of future demand are reserved. In addition, the Company assesses the impact of changing technology and market conditions on its inventory-on-hand and writes off inventories that are considered obsolete. As at December 31, 2008 and 2007, the Company’s inventory reserves were $9,700 and zero, respectively. For each of the years ended December 31, 2008 and 2007, the Company expensed amounts related to inventory reserves of $9,700 and zero, respectively.

Property, plant and equipment

Property, plant and equipment are carried at cost less accumulated depreciation. Expenditures for maintenance and repairs are expensed currently, while renewals and betterments that materially extend the life of an asset are capitalized. The cost of assets sold, retired or otherwise disposed of, and the related allowance for depreciation, are eliminated from the accounts, and any resulting gain or loss is recognized.

JUMPTV INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

[Expressed in U.S. dollars, unless otherwise noted]

December 31, 2008

Depreciation is provided using the straight-line method over the estimated useful lives of the assets, which are as follows:

Computer hardware	5 years
Computer software	3 years
Furniture and fixtures	7 years
Leasehold improvements	Shorter of useful life and lease term

The Company reviews the carrying value of property, plant and equipment for impairment whenever events and circumstances indicate that the carrying value of an asset may not be recoverable from the estimated future cash flows expected to result from its use and eventual disposition. If these future undiscounted cash flows are less than the carrying value of the asset, then the carrying amount of the asset is written down to its fair value, based on the related estimated discounted future cash flows. The factors considered by management in performing this assessment include current operating results, trends and prospects, the manner in which the property, plant and equipment is used and the effects of obsolescence, demand, competition and other economic factors. Based on this assessment, there was an impairment loss of $1,036,993 and zero in the years ended December 31, 2008 and 2007, respectively.

Intangible Assets

Intangible assets are recorded at cost less amortization.  Cost for intangible assets acquired through business combinations represents their fair market value at the date of acquisition.  Amortization is calculated using the straight-line method over the estimated useful lives of the intangible assets which are as follows:

Customer relationships	5 years
Trademarks	1 year

The Company reviews the carrying value of intangible assets for impairment whenever events and circumstances indicate that the carrying value of an asset may not be recoverable from the estimated future cash flows expected to result from its use and eventual disposition. If these future undiscounted cash flows are less than the carrying value of the asset, then the carrying amount of the asset is written down to its fair value, based on the related estimated discounted future cash flows. The factors considered by management in performing this assessment include current operating results, trends and prospects, the manner in which the intangible assets are used and the effects of obsolescence, demand, competition and other economic factors. Based on this assessment, no impairment was recorded for the years ended December 31, 2008 and 2007.

Goodwill

Goodwill represents the excess, at the date of acquisition, of the cost of an acquired business over the fair value of the identifiable assets acquired and liabilities assumed. Goodwill is not amortized but is subject to an annual impairment test at the reporting unit level and between annual tests if changes in circumstances indicate a potential impairment. Goodwill impairment is assessed based on a comparison of the fair value of each reporting unit to the underlying carrying value of the reporting unit’s net assets, including goodwill. If the carrying value of the reporting unit exceeds its fair value, the Company performs the second step of the goodwill impairment test to determine the amount of the impairment loss. The second step of the impairment test involves comparing the implied fair value of the reporting unit’s goodwill with its carrying amount to measure the amount of impairment loss, if any. The Company’s impairment test was based on its single operating segment and reporting unit structure.  For the years ended December 31, 2008 and 2007, there was no impairment loss.

JUMPTV INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

[Expressed in U.S. dollars, unless otherwise noted]

December 31, 2008

Investment in affiliate

Investee companies that are not consolidated, but over which the Company exercises significant influence, are accounted for under the equity method of accounting. Whether or not the Company exercises significant influence with respect to an investee depends on an evaluation of several factors including, among others, representation on the investee’s board of directors and voting rights. Under the equity method of accounting, an investee’s accounts are not reflected within the Company’s consolidated balance sheets and statements of operations and comprehensive loss; however, the Company’s share of the losses of the investee company is reflected in the caption “Equity in loss of affiliate” in the consolidated statements of operations and comprehensive loss. The Company’s carrying value in an equity method investee company is reflected in the caption “Investment in affiliate” on the Company’s consolidated balance sheets.  Due to KyLinTV’s accumulated losses as of December 31, 2008, the investment has been reduced to zero.  No further charges will be recorded as the Company has no obligation to fund the losses of KyLinTV.

Deferred transcoder costs

Deferred transcoder costs represent the unamortized costs of licensing fees incurred related to the setup of new channels for NeuLion’s customers.  These costs are being recognized as a charge to the consolidated statements of operations and comprehensive loss consistent with the related revenue over the remaining initial contractual term between NeuLion and its customers, which typically ranges from two to five years.  Deferred transcoder costs are included in other assets on the consolidated balance sheet.

Income taxes

The Company has implemented the provisions on Statement of Financial Accounting Standards No. 109, “Accounting for Income Taxes” (“SFAS 109”). SFAS 109 requires that income tax accounts be computed using the liability method. Deferred taxes are determined based upon the estimated future tax effects of differences between the financial reporting and tax reporting bases of assets and liabilities given the provisions of currently enacted tax laws.

Effective January 1, 2007, the Company adopted FASB Interpretation No. 48 (“FIN 48”), which provides guidance for the recognition, derecognition and measurement in financial statements of tax positions taken in previously filed tax returns or tax positions expected to be taken in tax returns. FIN 48 requires an entity to recognize the financial statement impact of a tax position when it is more likely than not that the position will be sustained upon examination. If the tax position meets the more-likely-than-not recognition threshold, the tax effect is recognized at the largest amount of the benefit that has greater than a fifty percent likelihood of being realized upon ultimate settlement. FIN 48 also provides guidance for classification, interest and penalties, accounting in interim periods, disclosure, and transition. FIN 48 requires that a liability created for unrecognized tax benefits be presented as a separate liability and not combined with deferred tax liabilities or assets.

We have operations in a number of countries worldwide. Our income tax liability is therefore a consolidation of the tax liabilities we expect to have in various locations. Our tax rate is affected by the profitability of our operations in all locations, tax rates and taxation systems of the countries in which we operate our tax policies and the impact of certain tax planning strategies which we have implemented.

JUMPTV INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

[Expressed in U.S. dollars, unless otherwise noted]

December 31, 2008

To determine our worldwide tax liability we make estimates of possible tax liabilities. Our tax filings, positions and strategies are subject to review under local or international tax audit and the outcomes of such reviews are uncertain. In addition, these audits generally take place years after the period in which the tax provision in question was provided and it may take a substantial amount of time before the final outcome of any audit is known. Future tax audits could differ materially from the amounts recorded in our financial statements.

We record a valuation allowance to reduce our deferred tax assets to the amount that is more likely than not to be realized. We have had substantial tax losses over the years, therefore we have recorded a valuation allowance against all of our tax assets.

Foreign currency translation

The functional currency of the Company is the U.S. dollar.   Monetary assets and liabilities denominated in foreign currencies are translated into U.S. dollars at exchange rates in effect at the balance sheet dates, and non-monetary assets and liabilities in foreign currencies are translated at exchange rates in effect on the date of the transaction.  These transactional foreign exchange gains or losses are included in the consolidated statements of operations and comprehensive loss.

Financial instruments

The Company’s financial instruments consist of cash and cash equivalents, short-term investments, accounts receivable, other receivables, due from/to related parties, deposits, accounts payable and accrued liabilities, notes payable, obligations under capital lease and customer advances which are primarily denominated in U.S. dollars.  Unless otherwise noted, it is management’s opinion that the Company is not exposed to significant interest rate, currency or credit risk arising from these financial instruments.

The Company is exposed to credit risk with respect to accounts receivable arising from the potential for counterparties to default on their contractual obligations to the Company.  The Company controls credit risk through credit approvals, credit limits and monitoring procedures. The Company performs credit evaluations on its customers, but generally does not require collateral to support accounts receivable.  The Company establishes an allowance for doubtful accounts that corresponds with the specific credit risk of its customers, historical trends and economic circumstances.

Advertising

Advertising costs are expensed as incurred and totaled $366,756 and $138,000 for the years ended December 31, 2008 and 2007, respectively.

Stock-based compensation and other stock-based payments

The Company accounts for all stock options and warrants using a fair value-based method.  The fair value of each stock option and warrant granted is estimated on the date of the grant using the Black-Scholes option pricing model and the related stock-based compensation expense is recognized over the vesting period.  The fair value of stock options, retention warrants and warrants granted to employees is measured at the date of the grant.  The fair value of the warrants granted to non-employees is measured as the warrants vest.  The offsetting entry is an increase to additional paid-in capital for an amount equal to the stock-based compensation expense related to the issuance of stock options. Upon exercise, the proceeds of the options and warrants together with the fair value recorded in additional paid-in capital are reclassified to share capital.

JUMPTV INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

[Expressed in U.S. dollars, unless otherwise noted]

December 31, 2008

Stock appreciation rights give the holder the right to elect to either receive cash in an amount equal to the excess of the quoted market price over the stock appreciation right price or to receive common shares equal to the fair value of the common shares less the exercise price divided by the market value of the common shares from treasury or receive common shares by making a cash payment equal to the exercise price.  The Board of Directors has discretionary authority to accept or reject a cash payment request in whole or in part.  Stock-based compensation expense is calculated as the fair value of the vested portion of the stock appreciation rights outstanding, with ongoing measurement of the outstanding liability.  The liability is entitled accrued stock appreciation rights and is classified as a current liability on the consolidated balance sheets.  If the holder elects to purchase common shares, the liability is credited to additional paid-in capital.

Restricted share units give the holder the right to one common share for each vested restricted share plan unit.  These awards vest on a monthly basis over the vesting period which is four years.  Stock-based compensation expense related to restricted share units is accrued based on the market value of the shares when the shares are issued, which generally coincides with the vesting period of these awards.

Recently issued accounting standards

In December 2007, Financial Accounting Standards Board [“FASB”] issued SFAS No. 141 (revised 2007), “Business Combinations” (“SFAS 141(R)”). This statement replaces SFAS No. 141, “Business Combinations” and requires an acquirer to recognize the assets acquired, the liabilities assumed, including those arising from contractual contingencies, any contingent consideration, and any noncontrolling interest in the acquiree at the acquisition date, measured at their fair values as of that date, with limited exceptions specified in the statement. SFAS 141(R) also requires the acquirer in a business combination achieved in stages (sometimes referred to as a step acquisition) to recognize the identifiable assets and liabilities, as well as the noncontrolling interest in the acquiree, at the full amounts of their fair values (or other amounts determined in accordance with SFAS 141(R)). In addition, SFAS 141(R)’s requirement to measure the noncontrolling interest in the acquiree at fair value will result in recognizing the goodwill attributable to the noncontrolling interest in addition to that attributable to the acquirer. SFAS 141(R) amends SFAS No. 109, “Accounting for Income Taxes”, to require the acquirer to recognize changes in the amount of its deferred tax benefits that are recognizable because of a business combination either in income from continuing operations in the period of the combination or directly in contributed capital, depending on the circumstances. It also amends SFAS 142, “Goodwill and Other Intangible Assets”, to, among other things, provide guidance on the impairment testing of acquired research and development intangible assets and assets that the acquirer intends not to use. SFAS 141(R) applies prospectively to business combinations for which the acquisition date is on or after the beginning of the first annual reporting period beginning on or after December 15, 2008. The guidance is to be applied prospectively, therefore, the impact of the implementation of this pronouncement cannot be determined until the transaction occurs.

In April 2008, the FASB issued FASB Staff Position (“FSP”) FAS 142-3, Determination of the Useful Life of Intangible Assets (“FSP FAS 142-3”).  FSP FAS 142-3 amends SFAS No. 142, Goodwill and Other Intangible Assets, to improve the consistency between the useful life of a recognized intangible asset under SFAS No. 142 and the period of expected cash flows used to measure the fair value of the asset under SFAS No 141, Business Combinations, and other U.S. GAAP.  FSP FAS 142-3 is effective for fiscal years beginning after December 15, 2008.  The guidance for determining the useful life of a recognized intangible asset is to be applied prospectively, therefore, the impact of the implementation of this pronouncement cannot be determined until the transactions occur.

In May 2008, the FASB issued SFAS No. 162, “The Hierarchy of Generally Accepted Accounting Principles” (“SFAS No. 162”).  This statement identifies the sources of accounting principles and the framework for selecting the principles to be used in the preparation of financial statements of nongovernmental entities that are presented in conformity with generally accepted accounting principles (GAAP) in the United States.  This Statement shall be effective sixty days following the SEC’s approval of the Public Company Accounting Oversight Board (“PCAOB”) amendments to AU Section 411, The Meaning of Present Fairly in Conformity With Generally Accepted

JUMPTV INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

[Expressed in U.S. dollars, unless otherwise noted]

December 31, 2008

Accounting Principles.  The Company does not believe the adoption of SFAS No. 162 will have a material impact on its financial condition, results of operations or cash flows.

In September 2006, the Financial Accounting Standards Board (“FASB”) issued Statement of Financial Accounting Standards (“SFAS”) No. 157, “Fair Value Measurements”. SFAS No. 157 defines fair value as the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date. SFAS No. 157 applies whenever other standards require assets or liabilities to be measured at fair value and does not expand the use of fair value in any new circumstances. SFAS No. 157 establishes a hierarchy that prioritizes the information used in developing fair value estimates. The hierarchy gives the highest priority to quoted prices in active markets and the lowest priority to unobservable data, such as the reporting entity’s own data. SFAS No. 157 requires fair value measurements to be disclosed by level within the fair value hierarchy. In February 2008, the FASB issued FASB Staff Position No. FAS 157-2, “Effective Date of FASB Statement No. 157”, which deferred the effective date of SFAS No. 157 for all nonrecurring fair value measurements of non-financial assets and non-financial liabilities until fiscal years beginning after November 15, 2008.  The provisions of SFAS No. 157 are applicable to recurring fair value measurements of financial assets and liabilities for fiscal years beginning after November 15, 2007, which for the Company is generally limited to annual disclosures required by SFAS No. 107.  The Company adopted the provisions of SFAS No. 157 effective January 1, 2008, and at that time determined no transition adjustment was required.

In June 2008, the FASB ratified EITF No. 07-5, “Determining Whether an Instrument (or an Embedded Feature) is Indexed to an Entity’s Own Stock” (“EITF 07-5”). EITF 07-5 provides that an entity should use a two-step approach to evaluate whether an equity-linked financial instrument (or embedded feature) is indexed to its own stock, including evaluating the instrument’s contingent exercise and settlement provisions. EITF 07-5 is effective for financial statements issued for fiscal years beginning after December 15, 2008. Early application is not permitted. The Company is assessing the potential impact of this EITF 07-5 on the financial condition and results of operations.

In October 2008, the FASB issued SFAS No. 157-3, “Determining the Fair Value of a Financial Asset When the Market for That Asset Is Not Active.” This standard expands upon the implementation guidance in SFAS No. 157 for estimating the present value of future cash flows for some hard-to-value financial instruments, such as collateralized debt obligations. This statement became effective upon issuance. The Company doesn’t believe that SFAS 157-3 will have a material impact on the Company’s consolidated financial statements.

In October 2008, the FASB issued Emerging Issues Task Force (“EITF”) 08-6 “Equity Method Investment Accounting Considerations”, on how the initial carrying value of an equity method investment should be determined, how an impairment assessment of an underlying indefinite-lived intangible asset of an equity method investment should be performed, and how an equity method investee’s issuance of shares should be accounted for. The Company doesn’t believe that EITF 08-06 will have a material impact on the Company’s consolidated financial statements.

Comparative Information

We have reclassified certain prior year information to conform with the current year’s presentation.

3. Business Combination

On October 20, 2008, the Company completed a merger with NeuLion.  Under the terms of the merger, JumpTV issued 49,577,427 common shares and 1,840,097 contingent shares, which represented approximately the entire issued and outstanding shares of JumpTV prior to closing, to the securityholders of NeuLion, in exchange for their NeuLion securities.

JUMPTV INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

[Expressed in U.S. dollars, unless otherwise noted]

December 31, 2008

In accordance with SFAS 141, Business Combinations, the Company determined that NeuLion was the accounting acquirer and accordingly has accounted for this merger as a reverse take over.

NeuLion is a full end-to-end enterprise level internet protocol television [“IPTV”] service and technology provider that builds and manages private networks for companies interested in reaching a specific target audience.  By using the public internet, customers of NeuLion’s clients can reach the broadcast service from most places in the world — on the television, through the web to a computer via STBs or through other consumer devices.

The purchase price of $33,558,784 represents the fair value of 49,577,427 of common shares issued of $31,990,711, the fair value of vested equity instruments in the amount of $515,364 and $1,052,709 in direct transaction costs.  The merger had been previously announced on June 9, 2008.  In addition to the transaction costs there were $968,553 of share issuance costs required under the merger agreement.

The following table summarizes the estimated fair values of the assets acquired and liabilities assumed at the date of acquisition.  The Company is obtaining third party valuations of certain intangible assets and evaluating certain liabilities and assets, thus the allocations of the purchase price is preliminary.

As at October 20, 2008

Cash	$22,884,683
Current assets	5,005,670
Property, plant and equipment	5,046,405
Other long-term assets	1,040,516
Intangible assets	6,000,000
Goodwill	6,846,183
Total assets	46,823,457
Current liabilities	(12,430,235)
Other long-term liabilities	(834,438)
Net assets acquired	$33,558,784

Of the $6,000,000 of acquired intangible assets, $100,000 was assigned to the JumpTV brand, and $5,900,000 was assigned to customer relationships.  None of the intangible assets are expected to be deductible for tax purposes

All of the $6,846,183 of goodwill was assigned to the Company as a whole as the company operates in one segment.  The goodwill is not expected to be deductible for tax purposes.

The purchase price of NeuLion contains contingent purchase price consideration of 1,840,097 common shares.  The number of shares will be based on a 24 month revenue milestone for Cycling TV ending on July 31, 2009.  The contingent consideration will be accounted for as an addition to the purchase price consideration when the shares are issued or become issuable.  As at December 31, 2008, the Company does not believe Cycling TV will achieve the revenue milestone.

As noted above, the purchase price allocation of the tangible and intangible assets is preliminary and may be adjusted as a result of obtaining additional information regarding preliminary estimates of fair values made at the date of purchase.

JUMPTV INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

[Expressed in U.S. dollars, unless otherwise noted]

December 31, 2008

Proforma

The results of operations for JumpTV and NeuLion have been included in the Company’s consolidated statements of operations since the completion of the merger on October 20, 2008.   The following unaudited pro forma financial information presents the combined results of the Company and the merger as if the merger had occurred at the beginning of 2007:

Unaudited Proforma

	December 31,	December 31,
	2008	2007
	$	$

Total revenue	25,708,760	16,785,370
Total cost of sales	(18,836,212)	(14,282,438)
	6,872,548	2,502,932
Total sales, general and administrative	(38,482,996)	(32,487,244)
Stock-based compensation [ii]	(3,374,767)	(5,293,738)
Impairment of goodwill [iii]	(47,882,317)	—
Impairment of long-lived assets [iv]	(5,982,030)	—
Depreciation and amortization	(3,602,169)	(3,202,306)
Operating loss	(92,451,731)	(38,480,356)
Net loss	(92,459,364)	(36,019,502)
Net loss per weighted average number of shares outstanding — basic and diluted	(0.90)	(0.35)

[i] In determining the pro forma amounts above, the Company made adjustments to depreciation and amortization as a result of the revised fair values of tangible and intangible assets performed as a result of the acquisition.

[ii] In accordance with FASB 123R, these amounts represent stock-based compensation for the Company’s stock options, restricted share units, stock appreciation rights, warrants and retention warrants.

[iii] As at March 31, 2008, the Company’s market capitalization decreased below the carrying value of the Company. Management considered this to be an indicator of impairment, accordingly, as at March 31, 2008, performed a goodwill impairment test and, accordingly the Company recorded a non-cash goodwill impairment charge of $47,882,317.

[iv] The Company determined that the business climate had changed such that the carrying value of the Company’s long-lived assets may not be fully recoverable. Accordingly, the Company recorded non-cash impairment charges of $4,945,037 prior to the merger and $1,036,993 subsequent to the merger.

JUMPTV INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

[Expressed in U.S. dollars, unless otherwise noted]

December 31, 2008

4. Economic Dependence and Concentration of Credit Risk

For the year ended December 31, 2008, three customers accounted for 54% of revenue as follows: 32%, 12% and 10%. For the year ended December 31, 2007, two customers accounted for 85% of revenue as follows: 68% and 17%.

As at December 31, 2008, one customer accounted for 25% of the accounts receivable. For the year ended December 31, 2007, two customers accounted for 90% of the accounts receivable as follows: 74% and 16%.

The Company is economically dependent upon TransVideo International, Ltd. [“TransVideo”], a related party [note 6], to provide set top boxes used by Company’s customers.

5. Property, Plant and Equipment

The details of property and equipment and the related accumulated depreciation are set forth below:

	December 31, 2008
		Accumulated	Non-cash	Net book
	Cost	amortization	Impairment	value
	$	$	$	$

Computer hardware	5,655,658	1,101,877	978,720	3,575,061
Computer software	3,812,944	1,003,139	—	2,809,805
Furniture and fixtures	184,062	35,666	58,273	90,123
Leasehold improvements	6,471	6,471	—	—
	9,659,135	2,147,153	1,036,993	6,474,989

	December 31, 2007
		Accumulated	Net book
	Cost	amortization	value
	$	$	$

Computer hardware	1,933,047	468,984	1,464,063
Computer software	1,123,053	355,827	767,226
Furniture, fixtures and equipment	71,557	21,179	50,378
Leasehold improvements	775	775	—
	3,128,432	846,765	2,281,667

FASB 144, Accounting for Disposal and Impairment of Long-Lived Assets, requires that a long-lived asset be tested for recoverability whenever events or changes in circumstances indicate that its carrying amount may not be recoverable. An impairment loss is recognized as the difference between fair value and carrying amount when the carrying amount of a long-lived asset is not recoverable and exceeds its fair value. The Company determined that during the year ended December 31, 2008 the business climate had changed such that the carrying value of the Company’s property, plant and equipment may not be fully recoverable. Accordingly, the Company recorded a non-cash impairment charge of $1,036,993 for the year ended December 31, 2008. There were no such comparable amounts in the prior year.

Depreciation expense for the years ended December 31, 2008 and 2007 was $1,321,824 and $561,077, respectively.

JUMPTV INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

[Expressed in U.S. dollars, unless otherwise noted]

December 31, 2008

6. Intangible Assets

The details of intangible assets and the related accumulated amortization are set forth below:

	December 31, 2008
		Accumulated	Net book
	Cost	amortization	value
	$	$	$

Customer relationships	5,900,000	231,084	5,668,916
Trademarks	100,000	19,584	80,416
	6,000,000	250,668	5,749,332

Amortization expense for the years ended December 31, 2008 and 2007 was $250,668 and zero, respectively.

Based on the amount of intangible assets subject to amortization, the Company’s estimated amortization expense over the next five years is as follows:

$

2009	1,260,416
2010	1,180,000
2011	1,180,000
2012	1,180,000
2013	948,916

7. Related Party Transactions

The Company has entered into certain transactions and agreements in the normal course of operations with related parties. Significant related party transactions are as follows:

New York Islanders Hockey Club, LP [“New York Islanders”]

The Company has a professional hockey club as a customer, which is owned by the Chairman of the Board of Directors of the Company. The Company provides IT related professional services to the New York Islanders.

Plainview Properties, LLC [“Plainview”]

Plainview is a real estate ownership company owned by the Chairman of the Board of Directors of the Company. Plainview was 100%-owned through January 2007 and 50%-owned from late January 2007 through March 2008. The Company has leased its office premises in Plainview, N.Y., from Plainview. The property and the lease were acquired by an unrelated third party in March 2008.

Renaissance Property Associates, LLC [“Renaissance”]

Renaissance is a real estate management company owned by the Chairman of the Board of Directors of the Company. The Company provides IT related professional services to Renaissance.

JUMPTV INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

[Expressed in U.S. dollars, unless otherwise noted]

December 31, 2008

The Smile Train, Inc. [“Smile Train”]

The Company has a public charity as a customer whose founder and significant benefactor is the Chairman of the Board of Directors of the Company. The Company provides IT related professional services to Smile Train.

Hawaii IPTV, LLC [“Hawaii”]

The Company has an IPTV customer whose principals are family members of the Chairman of the Board of Directors of the Company.

TransVideo International, Ltd. [“Transvideo”]

The Company purchases a substantial portion of its goods for sale from TransVideo, an entity controlled by the Chairman of the Board of Directors of the Company. Set top box purchases amounted to $2,745,000 and $5,369,500 and transcoder licensing fees amounted to $125,000 and $282,000 for the years ended December 31, 2008 and 2007, respectively. Included in cost of sales is the amount incurred from TransVideo of $2,816,490 and $5,047,000 for the years ended December 31, 2008 and 2007, respectively.

KyLinTV, Inc [“KyLinTV”]

KyLinTV is an IPTV service provider that is controlled by Chairman of the Board of Directors of the Company. The Company also provides KyLinTV with administrative and general corporate support.

Patstar, Inc [“Patstar”]

On occasion, Patstar, a company controlled by the Vice-Chairman of the Board Directors of the Company, receives reimbursement of expenditures on behalf of the Company. The nature of these reimbursements relates to expenses that the Company has incurred in the normal course of business. As at December 31, 2008 and 2007, the Company did not have any balances due from/to Patstar. In addition, rent expense paid by Patstar of $2,596 is included as a recovery in selling, general and administrative expense for the year ended December 31, 2008.

G. Scott Paterson and Charles B. Wang

In October 2008, Mr. Paterson and Mr. Wang purchased securities from the Company, as described in note 9.

The Company recognized revenue from the above described related parties for each of the years ended December 31 as follows:

	December 31,	December 31,
	2008	2007
	$	$

New York Islanders	296,451	240,000
Renaissance	120,000	120,000
Smile Train	120,000	108,000
Hawaii	57,577	44,070
KyLinTV	920,550	—
	1,514,578	512,070

JUMPTV INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

[Expressed in U.S. dollars, unless otherwise noted]

December 31, 2008

The Company also provides KyLinTV with administrative and general corporate support. For each of the years presented, the amounts paid for these services provided by NeuLion for the years ended December 31, 2008 and 2007 were $1,233,353 and $1,722,862, respectively. Additionally, during the year ended December 31, 2008, the Company acquired equipment from KyLinTV in the amount of $620,000.

As at December 31, 2008 and 2007, the amounts due from (to) related parties are as follows:

	December 31,	December 31,
	2008	2007
	$	$

New York Islanders	29,189	103,702
Renaissance	(1,146)	43,153
Smile Train	27,000	27,000
Hawaii	17,527	15,000
TransVideo	(55,680)	(1,964,616)
KyLinTV	250,343	(129,291)
	267,233	(1,905,052)

Investment in affiliate – KyLinTV

The Company records its investment in KyLinTV using the equity method.

On July 1, 2006, the Company acquired a 20.2% equity interest in KyLinTV through the conversion of $4,100,000 that was due from KyLinTV. The acquisition has been accounted for using the purchase method, with the results of KyLinTV included in the Company’s results of operations from the date of acquisition.

As of October 1, 2007, the Company’s equity interest in the affiliate decreased to 17.1%. As previously discussed, the Company also provides KyLinTV with administrative and general corporate support. Management has determined that as a result of the 17.1% equity interest combined with the services that NeuLion provides KyLinTV, the Company continues to have significant influence on the operating activities of KyLinTV, therefore the Company continues to account for KyLinTV using the equity method of accounting for investment.

The Company is accounting for its pro-rata share of their equity interest in KyLinTV, 20.2% from July 1, 2006 to September 31, 2007 and 17.1% from October 1, 2007 to December 31, 2008.

The Company’s proportionate share of the equity loss from KyLinTV has been accounted for as a charge on the Company’s consolidated statements of operations and comprehensive loss.  Due to KyLinTV’s accumulated losses, the investment has been reduced to zero. No further charges will be recorded as the Company has no obligation to fund the losses of KyLinTV.

JUMPTV INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

[Expressed in U.S. dollars, unless otherwise noted]

December 31, 2008

The results of operations and financial position of the Company’s equity basis investment in KyLinTV are summarized below for the years ended December 31:

	December 31,	December 31,
	2008	2007
	$	$

Condensed income statement information:
Net sales	6,568,101	3,316,364
Net loss	(8,148,974)	(7,751,433)
Condensed balance sheet information:
Current assets	927,427	777,368
Non-current assets	2,411,319	1,851,677
Total assets	3,338,746	2,629,045
Current liabilities	10,063,909	1,405,235
Non-current liabilities	—	—
Equity (deficiency)	(6,725,163)	1,223,810
Total liabilities and equity	3,338,746	2,629,045

8. 401(K) Profit Sharing Plan

The Company sponsors a 401(k) Profit Sharing Plan to provide retirement and incidental benefits for its eligible employees. Employees may contribute a percentage of their annual compensation through salary reduction, subject to certain qualifications and Internal Revenue Code limitations. The Company provides for voluntary matching contributions up to certain limits. Matching contributions vest over five years.

For the years ended December 31, 2008 and 2007, the Company made aggregate net matching contributions of $113,000 and $81,000, respectively.

9. Share Capital

As a result of the reverse-take over that occurred on October 20, 2008, the share capital account represents the historical share capital of the accounting acquirer adjusted to reflect the par value of the outstanding shares of the legal acquirer, including the number of shares issued in the business combination. [note 3]

JUMPTV INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

[Expressed in U.S. dollars, unless otherwise noted]

December 31, 2008

Share capital consists of the following:

	December 31,	December 31,
	2008	2007
	$	$

Authorized
Unlimited common shares, voting, no par value, discretionary non-cumulative dividend
Unlimited Class 1 preference shares, non-voting, no par value, discretionary partly cumulative or non-cumulative dividends
Unlimited Class 2 preference shares, non-voting, no par value, discretionary partly cumulative or non-cumulative dividends
Issued and outstanding
Common shares
December 31, 2008: Issued and outstanding: 110,084,044
[December 31, 2007: Issued and outstanding: 44,018,383]	6,762,097	68,871

During the year ended December 31, 2008, the Company completed the following issuances:

Date	#	$

Balance – December 31, 2007	44,018,383	68,871
Exercise of stock options [i]	5,559,044	8,698
	49,577,427	77,569
Issuance of share in connection with merger [note 3]	49,490,372	(77,569)
Private placement [ii]	11,000,000	6,750,700
Issuance of restricted share plan units	16,245	6,518
Release of common shares from escrow for services	—	4,879
Balance – December 31, 2008 [iii]	110,084,044	6,762,097

[i] On October 17, 2008, a total of 5,559,044 NeuLion stock options with an exercise price of $0.24 were exercised for gross proceeds of $1,328,625. Of this amount $219,375 was received in cash and $209,250 was received through promissory notes from employees, bearing interest at 3.16% per annum, repayable in 5 years with annual repayments. Three senior officers of NeuLion repaid their option exercise by returning 193,134 common shares valued at $900,000 to NeuLion.

[ii] On October 20, 2008, AvantaLion LLC, an entity controlled by Mr. Charles B. Wang, the Chairman of the Board of Directors of the Company, purchased 10,000,000 units from JumpTV’s treasury at a price of CDN$1.00 per unit. Each unit (a “Unit”) consists of one (1) common share and one-half of one common share purchase warrant exercisable at CDN$1.25 and one-half of one common share purchase warrant exercisable at CDN$1.50. The warrants partially comprising the Units are exercisable for a period of two years from the date of issuance. G. Scott Paterson also purchased 1,000,000 Units on the same terms. The aggregate gross proceeds from the sale of Units were CDN$11 million. Proceeds of this transaction were $9,214,700 of which $6,750,700 was allocated to common shares and $2,464,000 was allocated to private placement warrants using a Black-Scholes fair value method.

JUMPTV INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

[Expressed in U.S. dollars, unless otherwise noted]

December 31, 2008

[iii] The Company legally has 113,764,238 common shares outstanding. The difference of 3,680,194 represents common shares issued into escrow, which will only be released if Cycling TV is able to achieve certain revenue milestones. As at December 31, 2008, the Company does not believe Cycling TV will achieve these milestones and as such has not recorded these shares as outstanding.

10. Stock Option and Stock-Based Compensation Plans

[i] Stock Option Plans

2004 stock option plan [the “2004 Plan”]

On January 1, 2006, the Company adopted the provisions of SFAS No. 123R, requiring the recognition of expense related to the fair value of its stock-based compensation awards. The Company elected to use the modified prospective transition method as permitted by SFAS No. 123R and therefore has not restated its financial results for prior periods. Under this transition method, stock-based compensation expense for the years ended December 31, 2007 and 2006 includes compensation expense for all stock-based compensation awards granted prior to, but not yet vested as of, January 1, 2006 based on the grant date fair value estimated in accordance with the original provisions of SFAS No. 123.  Stock-based compensation expense for all stock-based compensation awards granted subsequent to January 1, 2006 was based on the grant date fair value estimated in accordance with the provisions of SFAS No. 123R.  The Company recognizes compensation expense for stock option awards on a straight-line basis over the requisite service period of the award.

NeuLion had a stock option plan dated February 1, 2004. Under the plan, employees may be granted options intended to comply with Section 422 of the Internal Revenue Code. In addition, the plan provides for the grant of options to non-employee directors or consultants of NeuLion. Option awards are generally granted with an exercise price equal to an amount determined by the plan’s administering committee, which cannot be less than the fair market value of NeuLion’s common stock at the date of grant. Options granted generally have 10-year contractual terms and vest over four years.

		Weighted average
		exercise price
	#	$
Outstanding, December 31, 2007	5,559,044	0.24
Exercised	(5,559,044)	0.24
Outstanding, December 31, 2008	—	—

For the year ended December 31, 2008 and 2007, no compensation expense was recorded for total stock-based compensation expense related to stock options under the 2004 Plan, as the fair value of those stock options was determined to be nominal on the grant date.

JUMPTV INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

[Expressed in U.S. dollars, unless otherwise noted]

December 31, 2008

New Stock Option Plan [the “New Plan”]

On October 20, 2008, as a result of the merger, the Company adopted JumpTV’s stock option plan. The New Plan applies to all previous grants to JumpTV employees and future grants of options to directors, officers, employees and consultants of the Company or any entity controlled by the Company. The exercise price for any new option granted under the New Plan is determined by the five-day volume weighted average price of the Company’s common shares prior to the date of grant but cannot be less than such a price. Options are exercisable during a period established at the time of their grant provided that such period will expire no later than five years after the date of grant, subject to early termination of the option in the event the holder of the option dies or ceases to be a director, officer or employee of the Company or ceases to provide ongoing management or consulting services to the Company or entity controlled by the Company. The maximum number of common shares issuable upon exercise of options granted pursuant to the New Plan is equal to the greater of [i] 4,000,000  common shares; and [ii] 12.5% of the number of issued and outstanding common shares.

A summary of stock option activity under the New Plan is as follows:

		Weighted average
		exercise price
	#	$

Outstanding, December 31, 2007	—	—
Options assumed in merger	4,979,786	2.88
Granted	7,523,000	0.52
Forfeited	(2,204,079)	2.68
Outstanding, December 31, 2008	10,298,707	1.19

The following table summarizes stock option information of the New Plan as at December 31, 2008:

		Weighted average
Exercise	Number	remaining	Number
price	outstanding	contractual life	exercisable
$	#	[years]	#

0.47	4,793,000	4.88	144,348
0.58	100,000	2.28	100,000
0.60	2,800,000	4.72	233,060
0.64	517,500	0.98	277,825
0.70	27,500	0.25	27,500
1.80	370,583	0.53	358,126
2.50	266,708	1.76	211,374
3.00	502,250	0.87	445,167
3.86	112,500	0.05	112,500
4.00	50,000	1.61	41,800
5.00	100,000	2.61	59,754
5.82	25,000	0.13	25,000
6.00	17,291	0.17	16,420
6.05	498,750	2.96	129,927
6.08	26,750	2.78	26,750
6.26	69,375	3.30	32,445
6.43	21,500	0.45	20,290
	10,298,707	3.94	2,262,286

JUMPTV INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

[Expressed in U.S. dollars, unless otherwise noted]

December 31, 2008

For the year ended December 31, 2008 and 2007, $127,243 and nil, respectively, were recorded for total stock-based compensation expense related to stock options under the New Plan. The weighted average exercise price of options exercisable as at December 31, 2008 was $2.39.

There were no stock options granted during 2007.

The Company estimates the fair value of stock options granted using a Black-Scholes option pricing model. The assumptions used in determining the fair value of stock options granted are as follows:

The exercise price of stock options is calculated using the five day volume weighted average price of the Company’s common shares on the TSX preceding the grant date. The Company estimates volatility based on a blended rate between the Company’s historical volatility and the volatility of comparable companies. The Company estimates the risk-free rate based on the federal reserve rate. The Company estimates the expected life of stock options to be four years for all option grants.

The weighted average fair value of all stock options granted during the year ended December 31, 2008 was $0.34 based on the following assumptions:

Years ended December 31	2008

Weighted average
Exercise price of stock options granted	$0.51
Expected volatility	79%
Risk-free interest rate	2.26%
Expected life [years]	4
Dividend yield	0%

[ii] Restricted Share Plan

On October 20, 2008, as a result of the merger, the Company assumed JumpTV’s restricted share plan [“Restricted Share Plan”]. Restricted share units give the holder the right to one common share for each vested restricted share plan unit. These awards vest on a monthly basis over a 48-month period. The maximum number of restricted shares issuable shall be no greater than the equivalent of 1,000,000 common shares.

A summary of restricted share activity under the restricted share plan is as follows:

#

Outstanding, December 31, 2007	—
Assumed on merger	75,467
Vested and issued for common shares	(16,245)
Outstanding, December 31, 2008	59,222

During the years ended December 31, 2008 and 2007, the Company recognized stock-based compensation expense of $6,518 and nil, respectively related to its restricted share plan.

JUMPTV INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

[Expressed in U.S. dollars, unless otherwise noted]

December 31, 2008

[iii] Warrants

On October 20, 2008, as a result of the merger, the Company assumed warrants that are convertible into common shares of the Company as follows:

The Company granted 100,000 warrants with an exercise price of $1.80 to one of its directors related to consulting services provided. For the years ended December 31, 2008 and 2007, no compensation expense was recognized related to these warrants. These warrants expired on January 18, 2009.

The Company granted to a channel partner 7,500 warrants with an expiry of five years from the date of issuance at an exercise price of $6.00 per warrant. For the years ended December 31, 2008 and 2007, no compensation expense was recognized related to these warrants. These warrants expire on April 27, 2011.

The Company granted, as part of an acquisition, 75,000 warrants at an exercise price of $5.00 [Cdn$5.50] per warrant. For the years ended December 31, 2008 and 2007, the Company expensed $215 and nil, respectively. These warrants expired on January 29, 2009.

In addition, as part of an acquisition, the Company granted 10,000 warrants at an exercise price of $6.00 per warrant. Each warrant is exercisable into one common share, vest immediately and expires on May 31, 2011. The fair value of these warrants in the amount of $229, have been included in the purchase price.

In connection with the Company obtaining broadcast rights from a channel partner, the Company granted 100,000 warrants with an exercise price of $6.23 to purchase common shares of the Company. For the years ended December 31, 2008 and 2007, the Company expensed $182 and nil, respectively. These warrants expire on November 30, 2011.

The Company granted 156,300 warrants to members of the Advisory Board of the Company at exercise prices of $4.00 to $6.00 per warrant. Each warrant is exercisable into one common share of the Company, vests over four years and expires after five years. For the years ended December 31, 2008 and 2007, no compensation expense was recognized related to these warrants. These warrants expired on January 18, 2009.

The Company granted 50,000 warrants to a television manufacturer. The exercise price of these warrants will be determined based on meeting certain milestones. As at December 31, 2008, these milestones have not been met, therefore the measurement date has not occurred. Accordingly, for the year ended December 31, 2008 and 2007, no compensation expense was recognized related to these warrants. Each warrant is exercisable into one common share of the Company, vests over four years and expire on August 3, 2012.

The Company issued 30,000 warrants to a sports media broadcaster at an exercise price of $2.20 per warrant. Each warrant is exercisable into one common share of the Company, vests immediately and expires on November 5, 2017. The fair value of these warrants in the amount of $7,341 was included as part of the purchase price.

Additionally, the Company granted the following warrants following the merger:

On October 20, 2008, AvantaLion LLC, an entity controlled by Mr. Charles B. Wang, the Chairman of JumpTV, purchased 10,000,000 units from JumpTV’s treasury at a price of Cdn$1.00 per unit. Each unit (a “Unit”) consists of one (1) common share and one-half of one common share purchase warrant exercisable at Cdn$1.25 and one-half of one common share purchase warrant exercisable at Cdn$1.50. The warrants partially comprising the Units are exercisable for a period of two years from the date of grant. G. Scott Paterson, Vice-Chairman of the Company, also purchased 1,000,000 Units on the same terms. The aggregate gross proceeds from the sale of Units were Cdn$11 million.

JUMPTV INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

[Expressed in U.S. dollars, unless otherwise noted]

December 31, 2008

Under the terms of the merger, JumpTV issued 5,000,000 fully-vested warrants with an exercise price of $0.63 exercisable for two years to employees of the Company.

The total stock-based compensation expense related to warrants during the years ended December 31, 2008 and 2007 was $1,678,896 and nil, respectively.

A summary of the warrant activity is as follows:

		Weighted average
		exercise price
	#	$
Outstanding, December 31, 2007	—	—
Assumed on merger	663,800	4.12
Private placement	11,000,000	1.16
Granted	5,000,000	0.63
Forfeited	(125,000)	3.86
Outstanding, December 31, 2008	16,538,800	1.09

The fair value of warrants was determined using the Black-Scholes option pricing model.

The following table summarizes the warrant information as at December 31, 2008:

		Weighted average
Exercise	Number	remaining	Number
price	outstanding	contractual life	exercisable
$	#	[years]	#

0.63	5,000,000	1.80	5,000,000
1.05	5,500,000	1.80	5,500,000
1.26	5,500,000	1.80	5,500,000
1.80	100,000	0.05	88,022
2.20	30,000	8.85	30,000
4.00	66,300	0.05	66,300
5.00	75,000	0.08	47,947
6.00	117,500	0.39	115,185
6.23	100,000	2.92	52,156
n/a	50,000	—	—
	16,538,800	1.78	16,399,609

There were no warrants granted during 2007.

JUMPTV INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

[Expressed in U.S. dollars, unless otherwise noted]

December 31, 2008

The weighted fair value of warrants granted during the year ended December 31, 2008 was, based on the following assumptions:

Weighted average
Exercise price of warrants granted	$0.99
Expected volatility	85%
Risk-free interest rate	1.84%
Expected life [years]	2
Dividend yield	0%

[iv] Retention Warrant Plan [“Warrant Plan”]

On October 20, 2008, as a result of the merger, the Company adopted JumpTV’s retention warrant plan [the “Warrant Plan”] which applies to all previous grants to JumpTV employees and all future grants of retention warrants to employees and consultants of the Company or any entity controlled by the Company.  The exercise price for any retention warrant granted under the Warrant Plan will be determined by the five-day average closing price of the Company’s common shares prior to the date of grant but cannot be less than such a price.  Retention warrants are exercisable during a period established at the time of their grant provided that such period will expire no later than five years after the date of grant, subject to early termination of the retention warrant in the event the holder of the retention warrant dies or ceases to be an employee or consultant of the Company or ceases to provide ongoing management or consulting services to the Company or entity controlled by the Company.  The maximum number of common shares issuable upon exercise of retention warrants granted pursuant to the Warrant Plan is equal to 2,500,000 common shares.

A summary of the retention warrant activity during the year ended December 31, 2008 is as follows:

		Weighted average
		exercise price
	#	$
Outstanding, December 31, 2007	—	—
Assumed on merger	1,579,976	2.58
Forfeited	(229,536)	1.98
Outstanding, December 31, 2008	1,350,440	2.68

The following table summarizes the retention warrant information as at December 31, 2008:

		Weighted average
Exercise	Number	remaining	Number
price	outstanding	contractual life	exercisable
$	#	[years]	#

0.64	296,145	4.09	68,760
0.70	164,215	4.38	27,649
0.80	37.906	4.31	9,760
3.86	852,174	3.66	295,080
	1,350,440	3.86	401,249

JUMPTV INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

[Expressed in U.S. dollars, unless otherwise noted]

December 31, 2008

There were no retention warrants granted during the years ended December 31, 2008 and 2007.

[v] Stock Appreciation Rights Plan [“SARS”]

On October 20, 2008, as a result of the merger, the Company adopted JumpTV’s stock appreciation rights plan [“SARS Plan”].  The maximum number of units that can be granted under the SARS Plan is equivalent to the greater of 4,150,000 or 5% of the aggregate number of issued and outstanding common shares.  The exercise price shall be determined by the Board of Directors at the time of grant but in no event shall the exercise price be lower than the market price of the common shares at the time of the grant.  Each unit granted under the SARS Plan has a maximum life of five years from the date of the grant.  The SARS Plan provides the unitholder the right to settle the award as follows:

[1]	Receive cash compensation less the exercise price or to purchase or receive an equivalent number of common shares, less the exercise price;

[2]

In lieu of receiving a cash settlement, the unitholder can elect to receive a number of common shares equal to the fair value of the common shares less the exercise price divided by the market value of the common shares from treasury; or

[3]	Elect to pay the Company the exercise price and receive common shares equal to the number of units granted under the SARS Plan from treasury.

The Board of Directors has discretionary authority to accept or reject a cash payment request in whole or in part.

A summary of the SARS activity during the year ended December 31, 2008 is as follows:

		Weighted average
		exercise price
	#	$
Outstanding, December 31, 2007	—	—
Assumed on merger	1,892,177	3.23
Granted	490,000	0.60
Forfeited	(435,000)	1.43
Outstanding, December 31, 2008	1,947,177	2.97

The following table summarizes the SARS information as at December 31, 2008:

		Weighted average
Exercise	Number	remaining	Number
price	outstanding	contractual life	exercisable
$	#	[years]	#

0.60	490,000	4.81	24,148
0.64	200,000	4.33	37,509
3.00	78,750	1.82	60,613
4.00	1,000,000	2.24	899,384
6.26	178,427	0.59	169,358
	1,947,177	2.93	1,191,011

JUMPTV INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

[Expressed in U.S. dollars, unless otherwise noted]

December 31, 2008

There were no stock appreciation rights granted during 2007.

The weighted fair value of stock appreciation rights granted during the year ended December 31, 2008 was $0.05 based on the following assumptions:

Years ended December 31	2008

Weighted average
Exercise price of warrants granted	$0.60
Expected volatility	79%
Risk-free interest rate	2.41%
Expected life [years]	4
Dividend yield	0%

11. Valuation Allowances and Reserves

For the years ended December 31, 2008 and 2007, continuity of the Company’s reserves are as follows:

	Bad Debt	Inventory
	Reserve	Reserve
	$	$

Balance — December 31, 2007	45,000	—
Charged to costs and expenses	245,538	9,700
Balance — December 31, 2008	290,538	9,700

12. Loss per Share

Basic loss per share is computed by dividing net loss for the year by the weighted average number of shares outstanding for the year. Diluted loss per share is computed by dividing net loss for the year by the weighted average number of shares outstanding and, if dilutive, potential common shares using the treasury stock method.  Potential common shares consist of stock options.

For the years ended December 31, 2008 and 2007, the Company had potential common shares which, due to the losses incurred, were considered anti-dilutive equity instruments. Accordingly, the effect of stock options for each of the years has not been reflected in computing diluted loss per share for the years ended December 31, 2008 and 2007.

The following table summarizes the different potential common shares that were outstanding as at December 31, 2008 and 2007 but were not included in the computation of diluted loss per share as their effect would have been anti-dilutive.  See note 10 for additional details.

JUMPTV INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

[Expressed in U.S. dollars, unless otherwise noted]

December 31, 2008

	December 31,	December 31,
	2008	2007
	#	#

Stock options	10,298,707	5,559,044
Restricted share plan units	59,222	—
Stock appreciation rights	1,947,177	—
Warrants	16,538,800	—
Retention warrants	1,350,440	—
Contingent performance consideration	3,680,194	—

13. Supplemental Cash Flow Information

For each of the years presented, the Company did not pay any cash income taxes or cash interest expense.

14. Commitments and Contingencies

Commitments

The Company has operating lease commitments for its premises in Plainview, United States, Toronto, Canada, Sanford, United States, London, England, New York, United States and Buenos Aires, Argentina.  In addition, the Company has operating leases for certain computer hardware and infrastructure equipment.  Furthermore, the Company has marketing and content license fee commitments to channel partners.  Future minimum annual payments over the next five years and thereafter [exclusive of taxes, insurance and maintenance costs] under these commitments are as follows:

$

2009	4,931,281
2010	2,984,872
2011	1,496,589
2012	1,324,485
2013	1,040,023
Thereafter	591,552
12,368,802

Rent expense for the years ended December 31, 2008 and 2007 was $448,854 and $100,000, respectively.

The Company has signed a sublease for its Toronto office, which will create a total recovery of $5,057,673.

Contingencies

During the ordinary course of business activities, the Company may be contingently liable for litigation and a party to claims.  Management believes that adequate provisions have been made in the accounts where required.  Although the extent of potential costs and losses, if any is uncertain, management believes that the ultimate resolution of such contingencies will not have an adverse effect on the consolidated financial position or results of operations of the Company.

JUMPTV INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

[Expressed in U.S. dollars, unless otherwise noted]

December 31, 2008

15. Segmented Information

The Company operates as one reportable segment — to provide a full end-to-end enterprise-level IPTV and other professional services.  Substantially all of Company’s revenues and long-lived assets are in the United States.

16. Income Taxes

The reconciliation of income taxes computed at the Canadian statutory tax rate to the Company’s effective income tax rate for the years ended December 31, 2008 and 2007 is as follows:

	2008	2007
	$	$
Combined basic federal and provincial rates	33.5%	36.1%
Income tax benefit based on statutory income tax rate	(3,898,482)	(1,631,092)
Increase in income taxes resulting from:
Non-deductible expenses	631,824	—
Income while Company was an S Corp. and not subject to tax	1,597,396	1,631,092
Increase in valuation allowance	1,669,262	—
Income tax expense	—	—

The increase in valuation allowance consists of the creation of additional tax losses which have not been recognized for accounting purposes.

Deferred income taxes result principally from temporary differences in the recognition of loss carry forwards and expense items for financial and income tax reporting purposes.  Significant components of the Company’s deferred tax assets as of December 31, 2008 and 2007 were as follows:

	December 31,	December 31,
	2008	2007
	$	$

Deferred revenue	1,129,610	—
Property, plant and equipment	1,719,527	—
Intangible assets	2,093,849	—
Software	(542,139)	—
Trade names	(23,321)	—
Customer relationships	(1,643,986)	—
Share issue costs	3,143,219	—
Net operating losses	22,155,774	—
	28,032,533	—
Valuation allowance	(28,032,533)	—
Total deferred tax assets	—	—

JUMPTV INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

[Expressed in U.S. dollars, unless otherwise noted]

December 31, 2008

The Company has approximately $76,399,216 in non-capital tax losses available to be applied against future years’ income which expire as follows:

$

2009	541,836
2010	198,000
2026	21,263,325
2027	25,544,598
2028	28,851,457
76,399,216

Due to the losses incurred since inception and expected future operating results, a 100% valuation allowance has been recorded against the Company’s net deferred tax assets as it is more likely than not that the future tax asset resulting from the tax losses available for carryforward will not be realized through the reduction of future income tax payments.

The Company does not have any uncertain tax provisions under FIN 48.

17. Reconciliation of U.S. GAAP to Canadian GAAP

The consolidated financial statements of the Company are prepared in U.S. dollars in accordance with United States GAAP. The following adjustments and disclosures would be required in order to present these consolidated financial statements in accordance with Canadian GAAP:

Reconciliation to Canadian GAAP

Income Statements Items using Canadian GAAP

	2008	2007
	$	$

NET LOSS USING UNITED STATES GAAP	(11,637,260)	(4,515,759)
Add (deduct) adjustments for:
Adjustment for stock based compensation on SARS[i]	16,599	—
NET LOSS USING CANADIAN GAAP	(11,620,661)	(4,515,759)

NET AND COMPREHENSIVE LOSS PER SHARE USING CANADIAN GAAP - basic and diluted	$(0.21)	$(0.66)

JUMPTV INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

[Expressed in U.S. dollars, unless otherwise noted]

December 31, 2008

Balance Sheet Items using Canadian GAAP

	2008		2007
	U.S.	Canadian	U.S.	Canadian
	GAAP	GAAP	GAAP	GAAP
	$	$	$	$

Total current liabilities [i]	15,209,323	15,192,724	3,420,819	3,420,819
Total liabilities [i]	16,724,104	16,707,505	3,965,018	3,965,018
Accumulated deficit [i]	(26,039,527)	(26,022,928)	(14,402,267)	(14,402,267)
Total shareholders’ equity [i]	37,013,578	37,030,177	3,246,933	3,246,933

Cash Flows Items using Canadian GAAP

	2008		2007
	U.S.	Canadian	U.S.	Canadian
	GAAP	GAAP	GAAP	GAAP
	$	$	$	$

Net loss [ii]	(11,637,260)	(11,620,661)	(4,515,759)	(4,515,759)
Stock-based compensation [ii]	1,848,906	1,832,307	—	—

Areas of material difference between Canadian GAAP and U.S. GAAP and their impact on the consolidated financial statements are as follows:

[i]    Stock Appreciation Rights [“SARS”]

On January 1, 2007, the Company adopted, on a modified prospective basis, CICA Handbook Section 3870, Stock-Based Compensation and Other Stock Based Payments, for new awards granted on or after this date under the Company’s stock appreciation rights plan.

Under US GAAP, the Company recognizes a liability and compensation expense for the fair value of the SARS on each reporting date.

Under Canadian GAAP, the Company recognizes a liability and compensation expense for the “in the money” value of the SARS on each reporting date.

The cumulative effects of adopting CICA Handbook Section 3870 on January 1, 2007 in 2008 and 2007 were $16,599 and nil, respectively.

[ii]   In addition, recent Canadian GAAP accounting pronouncements that may impact the Company’s financial position and results of operations and disclosure requirements are as follows:

JUMPTV INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

[Expressed in U.S. dollars, unless otherwise noted]

December 31, 2008

CICA Handbook Section 1535 — Capital Disclosures

The Company manages the following accounts in regards to capital management:

	December 31,	December 31,
	2008	2007
	$	$

Shareholders’ equity
Share capital	6,762,097	68,871
Additional paid in capital	56,500,258	17,580,329
Promissory note receivable	(209,250)	—
Accumulated deficit	(26,039,527)	(14,402,267)
	37,013,578	3,246,951

(the figures in the table above are in accordance with U.S. GAAP)

The Company’s outstanding share capital is comprised of common shares. At December 31, 2008, an unlimited number of common shares were authorized and 110,084,044 (December 2007 – 44,018,373) common shares were issued and outstanding. Approximately 60% of the common shares are held by insiders, and the remaining shares are widely held. Further information on the Company’s outstanding share capital is provided in note 8 of these consolidated financial statements.

On October 20, 2008, the Company completed a private placement for gross proceeds of Cdn$11,000,000 [US$9,214,700] [note 9].

At December 31, 2008, a total of 10,298,707 stock options were outstanding, 59,222 restricted share units, 16,538,800 warrants, 1,350,440 retention warrants and 1,947,177 SARs, which convertible securities cumulatively represented 27% of the Company’s issued and outstanding share capital. Pursuant to guidelines set by the Company’s respective equity plans, stock option grants are limited to the greater of 12.5% of the issued and outstanding common shares outstanding and 4,000,000, restricted share unit grants have been fully granted, retention warrants are limited to 2,500,000 and SARs grants are limited to the greater of 5% of the issued and outstanding common shares and 4,150,000.  The Company is currently in compliance with these guidelines.

The Company’s objective in managing capital is to ensure a sufficient liquidity position to finance its revenue growth, general and administrative expenses, working capital and capital expenditures.

In order to maintain or adjust its capital structure, the Company may issue new shares and/or purchase shares for cancellation pursuant to normal course issuer bids.

To finance its activities, the Company has relied on revenue growth and issuance of common equity.  Since inception, the Company has financed its activities primarily through public offerings of common shares.

The Company’s policy is to maintain a minimal level of debt.  At this time the Company has not utilized debt facilities as part of its capital management program nor has it paid dividends to its shareholders.

The capital management objectives for the period ended December 31, 2008 remained the same as those of the previous fiscal period.

The Company is not subject to any externally imposed capital requirements.

JUMPTV INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

[Expressed in U.S. dollars, unless otherwise noted]

December 31, 2008

CICA Handbook Sections 3862 and 3863 — Financial Instruments — Disclosures and Presentation

The Company’s financial instruments are comprised of cash and cash equivalents, short-term investments, accounts receivable, interest receivable, other receivables, accounts payable, other accrued liabilities, amounts due to/from related party, notes payable and obligations under capital lease.

The fair value of a financial instrument is defined as the amount at which the instrument could be exchanged in a current transaction between willing parties.

The fair value of assets and liabilities were as follows:

	December 31,	December 31,
	2008	2007
	$	$

Financial Assets
Held-for-Trading
Cash and cash equivalents	27,323,021	608,464
Loans and Receivables
Accounts receivable	2,284,242	2,017,137
Other receivables	227,711	—
Due from related parties	324,059	188,855
Financial Liabilities
Other Financial Liabilities
Accounts payable	4,465,388	67,295
Accrued liabilities	7,595,116	830,371
Due to related parties	56,826	2,093,907

All fair values denoted above approximate their carrying values due to their short term nature and/or variable interest rates.

Risk management is primarily the responsibility of the Company’s corporate finance function.  Significant risks are regularly monitored and actions are taken, when appropriate, according to the Company’s approved policies, established for that purpose.  In addition, as required, these risks are reviewed with the Company’s Board of Directors.

Foreign Exchange Risk

The Company is exposed to foreign exchange risk as a result of transactions in currencies other than its functional currency of the United States dollar.  The majority of the Company’s revenues are transacted in U.S. dollars, whereas the majority of expenses are transacted in U.S. or Canadian dollars.  The Company does not use derivative instruments to hedge against foreign exchange risk.

Interest Rate Risk

The Company is exposed to interest rate risk on its invested cash and cash equivalents and its short-term investments.  The interest rates on these instruments are based on the banks’ applicable prime rate and therefore are subject to change with the market.  The Company does not use derivative financial instruments to reduce its interest rate risk.

JUMPTV INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

[Expressed in U.S. dollars, unless otherwise noted]

December 31, 2008

Credit Risk

The Company sells its services to a variety of customers under various payment terms and therefore is exposed to credit risk.  The Company has adopted policies and procedures designed to limit this risk.  The maximum exposure to credit risk at the reporting date is the carrying value of receivables.  The Company establishes an allowance for doubtful accounts that represents its estimate of incurred losses in respect of accounts receivable.  The Company believes that the concentration of credit risk is limited due to the Company’s primary source of revenues to date being subscription revenues, for which monies are received in advance principally through credit cards.

There is no significant credit risk related to the Company’s cash and cash equivalents and short-term investments. Credit risk is managed through conducting financial and other assessments of these investments on an ongoing basis.

The following table sets out details of the age of accounts receivable that are outstanding and related allowance for doubtful accounts:

December 31, 2008
$

Current	1,697,271
31-60 days	287,070
61-90 days	105,525
Over 90 days	484,914
Less: Allowance for doubtful accounts	(290,538)
Total accounts receivable, net	2,284,242

The carrying amount of accounts receivable is reduced through the use of an allowance account and the amount of the loss is recognized in the consolidated statements of operations and comprehensive loss.  When a receivable balance is considered uncollectible, it is written off against the allowance for accounts receivable. Subsequent recoveries of amounts previously written off are credited against operating expenses in the consolidated statements of operations and comprehensive loss.

Recent Accounting Pronouncements

In February 2008, the CICA issued new Handbook Section 3064, Goodwill and Intangible Assets, which replaces Section 3062, Goodwill and Other Intangible Assets, and Section 3450, Research and Development Costs. The new standard addresses when an internally developed intangible asset meets the criteria for recognition as an asset. The section also issued amendments to Section 1000, Financial Statement Concepts. These changes are effective for fiscal years beginning on or after October 1, 2008, with earlier adoption permitted, and will be adopted by the Company effective January 1, 2009. The objectives of the changes are to reinforce a principle-based approach to the recognition of costs as assets and to clarify the application of the concept of matching revenues and expenses in Section 1000. Collectively, these changes bring Canadian practice closer to International Financial Reporting Standards [“IFRS”] by eliminating the practice of recognizing as assets a variety of startup, pre-production and similar costs that do not meet the definition and recognition criteria of an asset. The Company is currently evaluating the effects of adopting these changes.

In 2006, Canada’s Accounting Standards Board ratified a strategic plan that will result in the adoption by Canadian public companies of IFRS. The Company may be required to report using the converged standards effective for interim and annual financial statements relating to fiscal years beginning on or after January 1, 2011. The Company is currently evaluating the effects of adopting these changes.

REPORT OF INDEPENDENT AUDITORS

To the Shareholders of

JumpTV Inc.

We have audited the consolidated balance sheets of JumpTV Inc. as at December 31, 2007 and 2006 and the consolidated statements of operations and comprehensive loss, shareholders’ equity and cash flows for each of the years then ended.  These financial statements are the responsibility of the Company’s management.  Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with Canadian and United States generally accepted auditing standards.  Those standards require that we plan and perform an audit to obtain reasonable assurance whether the financial statements are free of material misstatement.  We were not engaged to perform an audit of the Company’s internal control over financial reporting.  Our audits included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting,  Accordingly we express no such opinion.  An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements.  An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation.

In our opinion, these consolidated financial statements present fairly, in all material respects, the financial position of the Company as at December 31, 2007 and 2006 and the results of its operations and its cash flows for the years then ended in accordance with Canadian generally accepted accounting principles.

Toronto, Canada	/s/ Ernst & Young LLP
March 26, 2008 (except as to notes 21(ii) and 22,	Chartered Accountants
which are as of April 9, 2009)	Licensed Public Accountants

JumpTV Inc.

CONSOLIDATED BALANCE SHEETS

[Expressed in U.S. dollars, unless otherwise noted]

	2007	2006
As at December 31	$	$

ASSETS
Current
Cash and cash equivalents [note 5]	51,202,984	21,936,878
Short-term investments [note 6]	130,640	28,115,378
Accounts receivable, net of allowance for doubtful accounts of $395,175 [2006 — nil]	1,782,280	—
Interest receivable	726,995	117,947
Taxes receivable	659,000	602,152
Other receivables	79,385	3,522
Prepaid expenses and deposits [note 7]	1,044,921	1,178,119
Total current assets	55,626,205	51,953,996
Property, plant and equipment, net [note 8]	6,760,565	1,269,488
Intangible assets, net [notes 3 and 9]	18,305,881	312,140
Goodwill [note 3]	47,970,833	102,069
Other assets	1,234,038	161,246
Deferred direct broadcast operating costs, net [note 15[iii]]	76,409	61,605
Total assets	129,973,931	53,860,544

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current
Accounts payable	3,296,858	1,931,589
Other accrued liabilities	5,247,328	2,497,393
Bank indebtedness [note 10]	—	1,287,150
Due to related party [note 7]	37,229	14,676
Current portion of notes payable [note 11]	13,586	—
Current portion of obligations under capital lease [note 12]	120,465	—
Accrued stock appreciation rights [note 15[v]]	—	1,087,760
Deferred revenue	1,980,169	205,314
Income taxes payable	115,050	61,800
Total current liabilities	10,810,685	7,085,682
Deferred rent	599,440	18,502
Notes payable [note 11]	31,881	—
Obligations under capital lease [note 12]	80,299	—
Total liabilities	11,522,305	7,104,184

Shareholders’ equity
Share capital [note 14]	172,697,828	75,227,648
Contributed surplus [note 15]	7,740,531	2,937,219
Accumulated other comprehensive loss	(40,355)	(32,240)
Accumulated deficit	(61,946,378)	(31,376,267)
Total shareholders’ equity	118,451,626	46,756,360
Total liabilities and shareholders’ equity	129,973,931	53,860,544

Commitments and contingencies [notes 12 and 13]

See accompanying notes

JumpTV Inc.

CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE LOSS

[Expressed in U.S. dollars, unless otherwise noted]

	2007	2006
Years ended December 31	$	$

Revenue	8,974,659	2,061,031
Direct broadcast operating costs [notes 8, 9 and 15[iii]]	(10,422,335)	(2,569,648)
	(1,447,676)	(508,617)

Other costs and expenses
Selling, general and administrative [note 7]	28,205,105	21,690,938
Stock-based compensation and other compensation payments [note 15]	4,701,029	4,097,351
Interest	18,532	—
Amortization of property, plant and equipment	564,365	128,549
Amortization of intangible assets	91,790	22,401
	33,580,821	25,939,239
Loss before the following:	(35,028,497)	(26,447,856)
Loss on foreign exchange	(57,346)	(186,990)
Investment income [note 6]	4,568,982	1,083,050
Loss before income taxes	(30,516,861)	(25,551,796)
Provision for income taxes [note 17]	53,250	45,300
Net loss for the year	(30,570,111)	(25,597,096)

Unrealized gain on short-term investments	287,511	295,626
Reclassification of unrealized gain on short-term investments	(295,626)	(287,511)
Comprehensive loss for the year	(30,578,226)	(25,588,981)

Net loss per weighted average number of shares outstanding - basic and diluted [note 4]	$(0.66)	$(0.99)

Weighted average number of shares outstanding - basic and diluted [note 4]	46,586,730	25,848,396

See accompanying notes

JumpTV Inc.

CONSOLIDATED STATEMENTS OF SHAREHOLDERS’ EQUITY

[Expressed in U.S. dollars, unless otherwise noted]

				Accumulated
				other		Total
	Share capital		Contributed	comprehensive	Accumulated	shareholders’
	Common shares		surplus	loss	deficit	equity
	#	$	$	$	$	$

Balance, December 31, 2006	34,821,121	75,227,648	2,937,219	(32,240)	(31,376,267)	46,756,360
Net loss for the year	—	—	—	—	(30,570,111)	(30,570,111)
Unrealized gain on short-term investments	—	—	—	287,511	—	287,511
Reclassification of unrealized gain on short-term investments	—	—	—	(295,626)	—	(295,626)
Issuance of common shares on acquisition of SportsYa [note 3[i] and 14[i]]	191,345	1,182,295	—	—	—	1,182,295
Exercise of stock options for common shares [note 15[i]]	238,355	824,404	(320,542)	—	—	503,862
Exercise of warrants for common shares [note 15[iii]]	3,700	23,422	(8,622)	—	—	14,800
Net proceeds from issuance of common shares through secondary public offering [note 14[ii]]	13,043,479	93,104,131	—	—	—	93,104,131
Issuance of common shares into escrow on acquisition of SportsYa [notes 3[i] and 14[i]]	330,000	—	—	—	—	—
Issuance of common shares for advertising services [note 14[iii]]	197,628	934,900	—	—	—	934,900
Stock-based compensation [note 15]
Restricted share plan units	—	—	1,135,896	—	—	1,135,896
Stock options	—	—	3,722,600	—	—	3,722,600
Warrants	—	—	466,910	—	—	466,910
Retention warrants	—	—	143,127	—	—	143,127
Release of common shares from escrow for services [notes 3[i] and 14[i]]	—	385,208	—	—	—	385,208
Issuance of common shares for restricted share plan units [note 15[ii]]	199,536	949,936	(949,936)	—	—	—
Issuance of common shares for services [notes 3[ii] and 14[iv]]	9,500	27,287	—	—	—	27,287
Repurchase and cancellation of common shares [note 14[v]]	(633,700)	(2,228,617)	613,879	—	—	(1,614,738)
Issuance of common shares on acquisition of Cycling TV [notes 3[ii] and 14[vi]]	743,349	2,267,214	—	—	—	2,267,214
Issuance of common shares into escrow on acquisition of Cycling TV [notes 3[ii] and 14[vi]]	—	—	—	—	—	—
Balance, December 31, 2007	49,144,313	172,697,828	7,740,531	(40,355)	(61,946,378)	118,451,626

See accompanying notes

JumpTV Inc.

CONSOLIDATED STATEMENTS OF SHAREHOLDERS’ EQUITY (cont’d)

[Expressed in U.S. dollars, unless otherwise noted]

								Accumulated
	Share capital							other		Total
			Class A		Class C		Contributed	comprehensive	Accumulated	shareholders’
	Common shares		common shares		common shares		surplus	loss	deficit	equity
	#	$	#	$	#	$	$	$	$	$

Balance, December 31, 2005	—	—	16,245,556	9,744,083	1	1	609,908	(40,355)	(5,779,171)	4,534,466
Net loss for the year	—	—	—	—	—	—	—	—	(25,597,096)	(25,597,096)
Unrealized gain on short-term investments	—	—	—	—	—	—	—	8,115	—	8,115
Exercise of stock options for Class A shares	—	—	1,772,420	918,284	—	—	(318,238)	—	—	600,046
Net proceeds from issuance of Class A common shares through private placements	—	—	3,066,784	8,179,046	—	—	—	—	—	8,179,046
Issuance of restricted share units	—	—	171,427	685,800	—	—	(685,800)	—	—	—
Exchange of Class A common shares for common shares	21,256,187	19,527,213	(21,256,187)	(19,527,213)	—	—	—	—	—	—
Net proceeds from issuance of common shares through initial public offering	12,000,000	48,528,346	—	—	—	—	1,260,540	—	—	49,788,886
Net proceeds from issuance of common shares through underwriters’ over-allotment option	1,273,500	5,707,632	—	—	—	—	133,773	—	—	5,841,405
Exercise of stock options for common shares	39,275	209,583	—	—	—	—	(96,248)	—	—	113,335
Exercise of warrants for common shares	100,000	282,670	—	—	—	—	(102,670)	—	—	180,000
Redemption of Class C common share	—	—	—	—	(1)	(1)	—	—	—	(1)
Stock-based compensation
Stock options	—	—	—	—	—	—	1,231,434	—	—	1,231,434
Restricted share units	—	—	—	—	—	—	1,658,004	—	—	1,658,004
Warrants	—	—	—	—	—	—	146,776	—	—	146,776
Issuance of restricted share units	152,159	972,204	—	—	—	—	(972,204)	—	—	—
Warrants issued to agent on HVMedia acquisition	—	—	—	—	—	—	19,222	—	——	19,222
Issuance of warrants for services	—	—	—	—	—	—	52,722	—	—	52,722

Balance, December 31, 2006	34,821,121	75,227,648	—	—	—	—	2,937,219	(32,240)	(31,376,267)	46,756,360

See accompanying notes

JumpTV Inc.

CONSOLIDATED STATEMENTS OF CASH FLOWS

[Expressed in U.S. dollars, unless otherwise noted]

	2007	2006
Years ended December 31	$	$
OPERATING ACTIVITIES
Net loss for the year	(30,570,111)	(25,597,096)
Adjustments to reconcile net loss to cash used in operating activities
Amortization	2,300,306	314,543
Unrealized gain on short-term investments	(23,377)	—
Stock-based compensation [note 15]	5,763,357	4,123,974
Amortization of deferred direct broadcast operating costs [note 15[iii]]	75,581	87,920

Changes in operating assets and liabilities
Accounts receivable	(1,774,695)	—
Other receivables	1,167,239	3,918
Interest receivable	(484,673)	(113,663)
Taxes receivable	(45,239)	(520,829)
Prepaid expenses, deposits and other assets	188,305	(1,219,337)
Accounts payable	75,496	1,411,416
Other accrued liabilities	1,537,855	1,670,360
Due to related party	22,553	(123,647)
Accrued stock appreciation rights payable	(1,087,760)	—
Obligations under capital lease	(53,603)	—
Note payable	(37,139)	—
Deferred revenue	507,745	149,046
Income taxes payable	53,250	45,000
Deferred rent	580,938	18,502
Cash used in operating activities	(21,803,972)	(19,749,893)

INVESTING ACTIVITIES
(Purchase) redemption of short-term investments	28,000,000	(28,107,263)
Purchase of property, plant and equipment	(3,783,306)	(1,145,977)
Purchase of intangible assets	—	(12,500)
Acquisition of HV Media Limited [note 3[iv]]	(14,552)	(440,847)
Acquisition of SportsYA, net of cash acquired of $3,308 [note 3[i]]	(180,917)	—
Acquisition of Cycling TV Limited, net of cash acquired of $77,237 [note 3[ii]]	(2,383,491)	—
Acquisition of Broadband Network Division of XOS Technologies Inc. [note 3[iii]]	(60,926,708)	—
Cash used in investing activities	(39,288,974)	(29,706,587)

FINANCING ACTIVITIES
Proceeds from share issuances, net [note 14]	93,104,131	63,809,337
Bank indebtedness [note 10]	(1,287,150)	1,287,150
Proceeds from (redemption of) Class C common share	—	(1)
Proceeds from exercise of stock options	503,861	713,381
Proceeds from exercise of warrants	14,800	180,000
Normal course issuer bid [note 14[v]]	(1,614,738)	—
Cash provided by financing activities	90,720,904	65,989,867
Effect of foreign exchange rate changes on cash and cash equivalents	(361,852)	(71,561)
Net increase in cash and cash equivalents during the year	29,266,106	16,461,826
Cash and cash equivalents, beginning of year	21,936,878	5,475,052
Cash and cash equivalents, end of year	51,202,984	21,936,878

See accompanying notes

JumpTV Inc.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

[Expressed in U.S. dollars, unless otherwise noted]

December 31, 2007

1. Nature of Operations and Basis of Presentation

JumpTV Inc. [“JumpTV” or the “Company”], formerly JumpTV.com Inc., was incorporated in January 2000 under the laws of Canada.  JumpTV’s primary business is providing online broadcasting of international ethnic television channels and sports content over the Internet on a subscription basis.

On August 31, 2007, the Company acquired the Broadband Network business unit of XOS Technologies, Inc. [“XOS Network Division”], based in Sanford, Florida, through an asset purchase agreement from XOS Technologies, Inc.

On July 31, 2007, the Company acquired all of the issued and outstanding shares of Cycling TV Limited [“Cycling TV”].  Cycling TV is based in London, England and is a broadcaster of top-tier international cycling races.

On May 24, 2007, the Company launched selected channels on a free-to-consumer basis in the United States with a view to generating revenue through advertising.

On August 10, 2006, the Company completed its initial public offering [“IPO”] of its common shares.  On February 23, 2007, the Company completed a public offering of its common shares [note 14].  The Company’s common shares are listed on both the Toronto Stock Exchange [“TSX”] and the Alternative Investment Market [“AIM”].

2. Principles of Consolidation and Significant Accounting Policies

The consolidated financial statements include the accounts of JumpTV, JumpTV Ltd., a wholly-owned subsidiary in the United Kingdom, JumpTV International FZ LLC, a wholly-owned subsidiary in the United Arab Emirates, JumpTV USA Inc. [“JumpTV Sports”], a wholly-owned subsidiary in the United States, Sports International Group LLC [“SportsYA”], a wholly-owned subsidiary of JumpTV International FZ LLC in the United States, Deportes Ya S.A., a wholly-owned subsidiary of SportsYA, Cycling TV, a wholly-owned subsidiary in England, and KIT Capital Ltda. [formerly JumpTV Colombia Ltda.], a variable interest entity in Colombia where JumpTV has been determined to be the primary beneficiary [collectively, the “Company”].  All significant inter-company transactions and balances have been eliminated on consolidation.

The consolidated financial statements of JumpTV have been prepared in U.S. dollars in accordance with Canadian generally accepted accounting principles [“GAAP”].  The effects of differences between the application of Canadian and United States (“U.S.”) GAAP on the consolidated financial statements of the Company is described in note 22.  The more significant accounting policies are summarized as follows:

JumpTV Inc.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

[Expressed in U.S. dollars, unless otherwise noted]

December 31, 2007

Use of estimates

The preparation of consolidated financial statements in conformity with Canadian GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and the disclosure of contingent assets and liabilities at the date of the consolidated financial statements and the reported amounts of revenue and expenses during the reporting year.  Actual results could differ from those estimates.  Significant estimates made by management include the determination of the useful lives of long-lived assets, allocation of the purchase price for acquisitions, impairment of identifiable intangible assets, the assumptions used in determining the fair value of stock options, retention warrants and warrants and the allowance for doubtful accounts.  On an ongoing basis, management reviews its estimates to ensure they appropriately reflect changes in the Company’s business and new information as it becomes available.  If historical experience and other factors used by management to make these estimates do not reasonably reflect future actual results, the Company’s financial position and results of operations could be materially impacted.

Revenue recognition

The Company recognizes revenue when it is realized or realizable and earned.  Revenues are earned through subscriptions, pay-per views, advertising, web hosting, site setup fees, ticketing and donor management services.  The Company considers revenues realized or realizable and earned when it has persuasive evidence of an arrangement, the product has been delivered or services have been provided to the customer, the sales price is fixed or determinable and the collectibility is reasonably assured.  The company’s different revenue streams are recognized as follows:

[a]  Subscription Revenue

Subscription revenue is recognized on a straight-line basis over the subscription period which generally ranges from 30 days to one year.  The Company defers the appropriate portion of cash received for which services have not been rendered.  Revenue is presented net of refunds.  Pay-per-view revenues are deferred and recognized in the period when the content is viewed.

[b]  Advertising Revenue

Advertising revenue is generated by selling advertising impressions and sponsorship deals.  Advertising impressions include banner and pre-roll advertisements which are delivered through the Company’s website as well as through client or third-party sites delivering the Company’s content.  Advertising is sold through various means including: the Company, third-party advertising agents, content partners and distribution partners.  CPM (cost per thousand) advertising revenue is generated by displaying an “impression” of an advertisement to a website user.  The CPM advertising revenue is calculated by tracking “impression counts” via a third-party advertising serving software.  The third party software will provide the total number of impressions during a time period to the Company.  The Company then applies the contracted

JumpTV Inc.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

[Expressed in U.S. dollars, unless otherwise noted]

December 31, 2007

impression rate to the number of impressions in order to calculate advertising revenue.  Advertising revenue is recognized in the period in which the impressions are served.

[c]  Annual Fees for Web Hosting

These fees are billed and deferred at the beginning of the service period and are amortized over the term of the arrangement.

[d]  Ticketing, Donor and Guest Management Services

Ticketing and donor management services fees are based on a percentage of sales and typically have a minimum revenue guarantee to the Company along with a percentage of sales clause.  As the contract year for the services progresses, the Company will monitor the actual sales of the client and will accrue revenue according to the percent of sales clause in the contracts.  At the end of the contract year, the Company will issue an invoice to the client for the unbilled portion of the percent of sales clause.

[e]  Merchandise and Auction Revenue

The Company offers services to clients that allow them to sell merchandise and conduct auctions from the websites.  The Company receives a revenue share from all merchandise and auction sales.  The Company records the revenue share as revenue in the period in which the sale or auction takes place.

[f]  Text Messaging

The Company recognizes revenue from fees earned for the delivery of sports content such as scores, news and programming reminders through a text messaging service to cell phone users.  This revenue is recorded when the text messages are billed by the cell phone providers to their users, net of provision for doubtful accounts.

Stock-based compensation and other stock-based payments

The Company accounts for all stock options and warrants using a fair value-based method.  The fair value of each stock option and warrant granted is estimated on the date of the grant using the Black-Scholes option pricing model and the related stock-based compensation expense is recognized over the vesting period [note 15].  The fair value of stock options, retention warrants and warrants granted to employees is measured at the date of the grant.  The fair value of the warrants granted to non-employees is measured as the warrants vest.  The offsetting entry is an increase to contributed surplus for an amount equal to the stock-based compensation expense related to the issuance of stock options. Upon exercise, the proceeds of the options and warrants together with the fair value recorded in contributed surplus are reclassified to share capital.

Stock appreciation rights give the holder the right to elect to either receive cash in an amount equal to the excess of the quoted market price over the stock appreciation right price or to receive common shares equal to the fair value of the common shares less the exercise price divided by the market value of the common shares from treasury or receive common shares by making a cash payment equal to the exercise price.  The Board of Directors has discretionary authority to accept

JumpTV Inc.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

[Expressed in U.S. dollars, unless otherwise noted]

December 31, 2007

or reject a cash payment request in whole or in part.  Stock-based compensation expense is calculated as the amount by which the quoted market price exceeds the option price with ongoing measurement of the outstanding liability.  The liability is entitled accrued stock appreciation rights and is classified as a current liability on the consolidated balance sheets.  If the holder elects to purchase common shares, the liability is credited to contributed surplus.

Restricted share units give the holder the right to one common share for each vested restricted share plan unit.  These awards vest on a monthly basis over the vesting period which is four years.  Stock-based compensation expense related to restricted share units is accrued based on the market value of the shares when the shares are issued, which generally coincides with the vesting period of these awards [note 14].

Variable interest entities

Accounting Guideline No. 15, “Consolidation of Variable Interest Entities”, provides guidance on the identification of, and financial reporting for, entities over which control is achieved through means other than voting rights; such entities are known as variable interest entities.  The guideline requires variable interest entities to be consolidated by the primary beneficiary of the variable interest entities and expands disclosure requirements for both variable interest entities that are consolidated as well as those of which an enterprise holds a significant variable interest.

The Company has a variable interest in KIT Capital Ltda. for which the Company is the primary beneficiary and has consolidated KIT Capital Ltda.’s financial results since its inception date [August 22, 2005] within the consolidated financial statements.  As at December 31, 2007, the carrying value of the assets associated with KIT Capital Ltda. included in the consolidated balance sheets was $22,085 [as at December 31, 2006 - $14,035] and the carrying value of the liabilities was $3,518 [as at December 31, 2006 - $51,216].  For the year ended December 31, 2007, revenues associated with KIT Capital Ltda. included in the consolidated statements of operations were $88,132 [year ended December 31, 2006 - $67,162] and operating costs included within selling, general and administrative expenses were $150,456 [year ended December 31, 2006 - $67,924].

Cash and cash equivalents

Cash and cash equivalents consist of cash and short-term interest-bearing deposits with original maturities of approximately 90 days or less at the date of purchase.

JumpTV Inc.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

[Expressed in U.S. dollars, unless otherwise noted]

December 31, 2007

Accounts receivable

Accounts receivable are carried at original invoice amount.  If a portion of the account balance is deemed uncollectible, the Company will either write off the amount owed or provide a reserve based on the uncollectible portion of the account. Management determines the collectibility of accounts by regularly evaluating individual customer receivables and considering a customer’s financial condition, credit history and current economic conditions.

Property, plant and equipment

Property, plant and equipment are reported at cost less accumulated amortization.  Amortization is calculated using the declining balance method on a monthly-basis at the annual rates outlined below, which allocates the cost of the property, plant and equipment over their estimated useful lives as follows:

Computer equipment	30%
Infrastructure equipment	30%
Computer software	50%
Furniture and fixtures	20%
Website development costs	50%

Leasehold improvements are amortized over the shorter of their useful lives and the lease term.

Intangible assets

Intangible assets are recorded at cost less amortization.  Cost for intangible assets acquired through business combinations represents the fair market value at the date of acquisition.    Amortization is calculated using the straight-line method over the estimated useful lives of the intangible assets which are as follows:

Contractual agreements	3-8 years
Trademarks, tradenames and domain names	2-5 years
Non-competition agreements	term of agreement

Impairment of long-lived assets

The Company evaluates its property, plant and equipment and indefinite life intangible assets for impairment when events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable.  Conditions that would necessitate an impairment assessment include a significant decline in the observable market value of an asset, a significant change in the extent or manner in which an asset is used, or a significant adverse change that would indicate that the carrying amount of an asset or group of assets is not recoverable.  Recoverability of these assets is measured by comparison of the carrying amounts to the future estimated undiscounted cash flows

JumpTV Inc.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

[Expressed in U.S. dollars, unless otherwise noted]

December 31, 2007

expected to be derived from these assets.  If these future cash flows are less than the carrying amount of the asset, then the carrying amount of the asset is written down to its fair value, based on the related estimated discounted future cash flows.  The Company has made no adjustments to its long-lived assets in any of the periods presented.

Goodwill

Goodwill represents the excess, at the date of acquisition, of the cost of an acquired business over the fair value of the identifiable assets acquired and liabilities assumed.  Goodwill is not amortized but is subject to an annual impairment test at the reporting unit level (operating segment or one level below an operating segment) and between annual tests if changes in circumstances indicate a potential impairment. Goodwill impairment is assessed based on a comparison of the fair value of each reporting unit to the underlying carrying value of the reporting unit’s net assets, including goodwill.  If the carrying value of the reporting unit exceeds its fair value, the Company performs the second step of the goodwill impairment test to determine the amount of the impairment loss.  The second step of the impairment test involves comparing the implied fair value of the reporting unit’s goodwill with its carrying amount to measure the amount of impairment loss, if any.  The Company’s impairment test was based on its single operating segment and reporting unit structure.  There was no impairment in the year ended December 31, 2007.

Financial instruments

Financial instruments comprise cash and cash equivalents, short-term investments, other receivables, deposits, accounts payable, other accrued liabilities, due to related party, notes payable, obligations under capital lease and deferred revenue.  They have been classified as one of the following: held-for-trading; available-for-sale, held-to-maturity; loans and receivables; or other financial assets and liabilities.  Cash is classified as “held-for-trading” and is measured at fair value with gains and losses recognized in net loss for the year.  Short-term investments are classified as “available-for-sale” and are measured at fair value with unrealized gains and losses recognized within accumulated other comprehensive income (loss).

The fair value of a financial instrument is defined as the amount at which the instrument could be exchanged in a current transaction between willing parties.

Comprehensive loss

Comprehensive loss is defined as the overall change in the net assets of an entity for a period, other than changes attributable to transactions with owners.  Major components of comprehensive loss include unrealized gains and losses on financial assets classified as available-for-sale.

JumpTV Inc.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

[Expressed in U.S. dollars, unless otherwise noted]

December 31, 2007

Foreign currency translation

Until March 31, 2005, the Company’s functional currency was the Canadian dollar.  Accordingly, for reporting purposes, the Company translated its Canadian dollar accounts into the United States [“U.S.”] reporting currency using the current rate method whereby assets and liabilities are translated at the consolidated balance sheet date exchange rates and revenues and expenses are translated at the average rate for the period.  Adjustments resulting from the translation of the consolidated financial statements from their functional currency into U.S. dollars through March 31, 2005 are included within accumulated other comprehensive loss and have not been included in the determination of net loss for the relevant periods.

Beginning April 1, 2005, the Company’s functional currency was determined to be the U.S. dollar.  This change resulted from several significant economic and operational changes within the Company, including an increase in U.S. dollar vendors, increased U.S. dollar revenues and the movement of certain operations to locations in the United States.  The Company’s foreign operations are considered to be integrated with the reporting entity and therefore, transactions denominated in other than U.S. dollars are translated into U.S. dollars using the exchange rate at the dates they occur.  Monetary assets and liabilities denominated in other than U.S. dollars are translated into U.S. dollars at the consolidated balance sheet date exchange rate and any resulting gains or losses are recognized in the net loss for the relevant periods.  Non-monetary assets and liabilities are translated at rates of exchange in effect when the assets were acquired or obligations were incurred.

Income taxes

Income taxes are accounted for under the liability method of accounting for income taxes.  Under this method, future tax assets and liabilities are recognized for the differences between the financial statement and income tax bases of assets and liabilities, and for operating losses.  A valuation allowance is provided for the portion of future tax assets that is more likely than not to remain unrealized.  Future tax assets and liabilities are measured using substantively enacted tax rates and laws expected to apply when these assets or liabilities are expected to be realized or settled.

Operating leases

The Company leases office space under operating lease agreements with original lease periods up to five years.  Certain of the lease agreements contain rent holidays and rent escalation provisions.  Rent holidays and rent escalation provisions are considered in determining straight-line rent expense to be recorded over the lease term.  The lease term begins on the date of initial possession of the lease property for purposes of recognizing lease expense on a straight-line basis over the term of the lease.  Lease renewal periods are considered on a lease-by-lease basis and are generally not included in the initial lease term.

JumpTV Inc.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

[Expressed in U.S. dollars, unless otherwise noted]

December 31, 2007

Capital leases

Leases entered into by the Company in which substantially all of the benefits and risk of ownership are transferred to the Company are recorded as capital leases and classified as property, plant and equipment and obligations under capital lease.  Obligations under capital lease reflect the present value of future minimum lease payments, discounted at an appropriate rate, and are reduced by rental payments net of imputed interest.  Assets under capital leases are depreciated based on the useful life of the asset.  All other leases are classified as operating leases and leasing costs are expensed in the period in which they are incurred.

3. Business Acquisitions

[i]  SportsYA

On January 5, 2007, the Company completed the acquisition of all of the outstanding shares of SportsYA, the owner of www.SportsYA.com, a sports content website targeting the Hispanic market residing in the United States and Latin America.   The acquisition has been accounted for using the purchase method.  The results of SportsYA have been consolidated from January 5, 2007 and are included in the Company’s results of operations.

The purchase price of $1,363,212 consisted of 177,995 common shares of JumpTV with a fair value of approximately $1,100,000 and $266,520 in direct transaction costs including non-cash consideration of 13,350 common shares with a fair value of $82,295, net of cash acquired of $3,308.

The acquisition has been accounted for using the purchase method, with the results of SportsYA included in the Company’s results of operations from the date of acquisition.

The allocation of the purchase price to the net assets acquired is as follows:

Non-cash working capital	$19,090
Contractual agreements	97,700
Trademarks, tradenames and domain names	106,600
Non-competition agreements	83,300
Goodwill	1,056,522
Net assets acquired and total purchase price, net of cash acquired	$1,363,212

In connection with the acquisition, the principal former owner of SportsYA signed a consulting agreement with JumpTV.  Accordingly, 330,000 common shares of JumpTV were placed into escrow and will be earned and paid in 48 equal monthly installments.  The fair value of these shares will be recorded in stock-based compensation expense on the consolidated statements of operations over the 48-month vesting period.  As at December 31, 2007, 82,500 common shares have been issued.  For the year ended December 31, 2007, the Company recognized stock-based

JumpTV Inc.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

[Expressed in U.S. dollars, unless otherwise noted]

December 31, 2007

compensation expense of $385,206 related to the consulting agreement. There were no such comparable amounts for the prior year.

[ii]  Cycling TV

On July 31, 2007, the Company completed the acquisition of all of the outstanding shares of Cycling TV, an Internet broadcaster of top-tier international cycling races.  The acquisition has been accounted for using the purchase method.  The results of Cycling TV have been consolidated from August 1, 2007 and are included in the Company’s results of operations.

The purchase price of $4,690,906 consists of cash consideration of $2,267,000, 743,349 common shares of JumpTV with a fair value of approximately $2,267,214 and direct transaction costs of $233,929 including non-cash consideration of 9,500 common shares with a fair value of $27,287, net of cash acquired of $77,237.

The allocation of the purchase price to the net assets acquired is as follows:

Non-cash working capital	$(338,996)
Property, plant and equipment	105,119
Contractual agreements	471,800
Trademarks, tradenames and domain names	19,800
Non-competition agreements	287,400
Goodwill	4,160,355
Long-term liability	(14,572)
$4,690,906

The purchase price of Cycling TV contains contingent purchase price consideration of 1,840,097 common shares.  The number of shares will be based on a July 31, 2009, 24 month revenue milestone.

The contingent consideration will be accounted for as an addition to the purchase price consideration when the shares are issued or become issuable.  In addition, a portion of the shares are subject to continuing employment of the former owner.  This portion of the contingent consideration will be recorded as compensation expense.  As at December 31, 2007, the Company’s uncertain as to whether Cycling TV will achieve the revenue milestone.

The purchase price allocation of the tangible and intangible assets is preliminary and may be adjusted as a result of obtaining additional information regarding preliminary estimates of fair values made at the date of purchase.

[iii] Broadband Network Division of XOS Technologies Inc.

On August 31, 2007, the Company entered into an asset purchase agreement to acquire the XOS Network Division.  The acquisition has been accounted for using the purchase method.  The

JumpTV Inc.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

[Expressed in U.S. dollars, unless otherwise noted]

December 31, 2007

results of the JumpTV Sports have been consolidated from September 1, 2007 and are included in the Company’s results of operations.

The purchase price of $60,926,708 consists of cash paid on closing in the amount of $60,250,000, and direct transaction costs of $754,195, net of cash acquired of $77,487.

The allocation of the purchase price to the net assets acquired is as follows:

Non-cash working capital	$(2,318,523)
Property, plant and equipment	2,949,200
Contractual agreements	17,860,000
Trademarks, tradenames and domain names	20,901
Goodwill	42,637,334
Long-term liabilities	(222,204)
$60,926,708

The purchase price allocation of the tangible and intangible assets is preliminary and may be adjusted as a result of obtaining additional information regarding preliminary estimates of fair values made at the date of purchase.

[iv] HV Media, Limited

On June 11, 2006, the Company completed the acquisition of the assets of HVMedia, Limited [“HVMedia”], a company operating in Trinidad and Tobago offering broadcasting over the Internet targeted to the Caribbean market. The total purchase price of $478,747 consisted of cash consideration of $375,000, of which $25,000 is to be held in escrow for the next 3 years and approximately $103,500 in direct transaction costs including non cash consideration relating to warrants of approximately $19,000. The assets purchased primarily represent agreements with television and radio channels, and right to Internet domain names. In addition, the Company acquired employment contracts for certain employees of HVMedia.

The acquisition has been accounted for using the purchase method, with the results of HVMedia included in the Company’s results of operations from the date of acquisition. The allocation of the purchase price to the assets acquired based on fair values is as follows:

JumpTV Inc.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

[Expressed in U.S. dollars, unless otherwise noted]

December 31, 2007

Cash acquired	$4,126
Contractual agreements	330,800
Trademarks, trade names and domain names	27,200
Goodwill	116,621
$478,747

The amortizable intangible assets have useful lives between 2 and 4 years and the goodwill is not deductible for tax purposes.  Further, in connection with the acquisition, two key employees of HVMedia received 75,000 warrants each, with an exercise price of $4.97 [Cdn$5.50] per share. The fair value of these warrants is being recorded as compensation expense over the vesting period of four years. In addition, the Company issued 10,000 warrants to acquire common shares at $6.00 per share to a third party as a finder’s fee in connection with the acquisition. The fair value of these warrants has been included in direct transaction costs which are part of the total purchase price.

4. Loss per Share

Basic loss per share is computed by dividing net loss for the year by the weighted average number of shares outstanding for the year.  Diluted loss per share is computed by dividing net loss for the year by the weighted average number of shares outstanding and, if dilutive, potential common shares using the treasury stock method.  Potential common shares consist of stock options, restricted share units, stock appreciation rights and warrants.

For the years ended December 31, 2007 and 2006, the Company had potential common shares which, due to the losses incurred, were considered anti-dilutive equity instruments.  Accordingly, the effect of these instruments has not been reflected in computing diluted loss per share for the years ended December 31, 2007 and 2006.

The following table summarizes the different potential common shares that were outstanding as at December 31, 2007 and 2006 but were not included in the computation of diluted loss per share as their effect would have been anti-dilutive.  See note 15 for additional details.

	December 31,	December 31,
	2007	2006
	#	#

Stock options	5,605,184	4,112,059
Restricted share plan units	315,926	591,414
Stock appreciation rights	3,384,020	1,300,000
Warrants	1,937,474	1,261,174
Retention warrants	1,135,894	—
Common shares held in escrow [note 3[i]]	247,500	—
Contingent performance consideration [note 3[ii]]	1,840,097	—

JumpTV Inc.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

[Expressed in U.S. dollars, unless otherwise noted]

December 31, 2007

5. Cash and Cash Equivalents

Cash consists of the following:

	December 31,	December 31,
	2007	2006
	$	$

Cash [i]	15,229,098	6,220,296
Money market funds [ii]	2,972,983	15,637,690
Global bond [iii]	22,993,351	—
Corporate bond [iv]	10,007,552	—
Unrestricted funds held in trust [v]	—	78,892
	51,202,984	21,936,878

[i]                Cash consists primarily of U.S. and Canadian dollar accounts which earn interest at approximately 2% to 5%.

[ii]             Money market funds consist of a U.S. [$2,619,419] and a Canadian dollar account [Cdn$311,978] which earn interest at approximately 3% to 5%.

[iii]          Global bond represents a 78-day global bond with a cost plus accrued interest of $22,993,351 which earns interest at approximately 4% and matured on January 15, 2008.

[iv]         Corporate bond represents a 95-day global bond with a cost plus accrued interest of $10,007,552 which earns interest at approximately 5.75% and matured on February 1, 2008.

[v]            Unrestricted funds held in trust relate to monies held to fund costs for a subsidiary of the Company and monies held by underwriters to fund future expenditures.  There are no restrictions related to monies held in trust.

6. Short-term Investments

During the year ended December 31, 2007, the Company redeemed investments with a cost of $28,000,000 for proceeds of $28,295,626.  As at December 31, 2007, short-term investments consisted of a guaranteed investment certificate at cost plus accrued interest totaling $130,640 [December 31, 2006 - $107,263] which matures on July 17, 2008 and bears interest at 3.75%.

JumpTV Inc.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

[Expressed in U.S. dollars, unless otherwise noted]

December 31, 2007

7. Related Party Transactions

The Company has entered into certain transactions and agreements in the normal course of operations with related parties as follows:

Patstar Inc.

On occasion, Patstar Inc., a company controlled by the Company’s Executive Chairman, receives reimbursement of expenditures incurred on behalf of the Company.  The nature of  these  reimbursements  relates  to  expenses  that  the  Company has incurred  in  the  normal  course  of  business.   At December 31, 2007, the Company had balances due to Patstar Inc. of $37,229 [December 31, 2006 — $14,676] related to these reimbursements.  In addition, rent expense paid by Patstar Inc. of $36,472 is included in selling, general and administrative expenses for the year ended December 31, 2007 [2006 — $47,818].  All reimbursements and rent expense are recorded at the exchange amount.

Advances

During 2006, the Company advanced funds to an officer who is no longer with the Company.  During 2007, these advances were being paid down on a monthly basis.  During the year, the outstanding amount owing of $78,266 was settled, with a corresponding charge to selling, general and administrative expenses within the consolidated statement of operations.  The balance of the advance at December 31, 2006 was $15,743, which is included in prepaid expenses and deposits.

8. Property, Plant and Equipment

The details of property, plant and equipment and the related accumulated amortization are set forth below for the following periods:

	December 31, 2007
		Accumulated	Net book
	Cost	amortization	value
	$	$	$

Computer equipment	2,196,670	437,707	1,758,963
Infrastructure equipment	1,906,798	475,966	1,430,832
Computer software	2,651,640	517,023	2,134,617
Furniture and fixtures	507,406	81,468	425,938
Leasehold improvements	1,040,039	154,246	885,793
Website development costs	161,059	36,637	124,422
	8,463,612	1,703,047	6,760,565

JumpTV Inc.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

[Expressed in U.S. dollars, unless otherwise noted]

December 31, 2007

	December 31, 2006
		Accumulated	Net book
	Cost	amortization	value
	$	$	$

Computer equipment	507,217	155,049	352,168
Infrastructure equipment	773,198	139,861	633,337
Computer software	169,614	49,752	119,862
Furniture and fixtures	124,683	14,528	110,155
Leasehold improvements	58,386	4,420	53,966
	1,633,098	363,610	1,269,488

The following amortization expense is included with direct broadcast operating costs on the consolidated statements of operations:

Years ended December 31

	2007	2006
	$	$

Infrastructure equipment	376,449	127,634
Computer software	379,496	—
Website development costs	26,236	—
	782,181	127,634

9. Intangible Assets

The details of intangible assets and the related accumulated amortization are set forth below:

	December 31, 2007
		Accumulated	Net book
	Cost	amortization	value
	$	$	$

Contractual agreements	19,131,000	974,387	18,156,613
Trademarks, tradenames and domain names	187,001	37,733	149,268
	19,318,001	1,012,120	18,305,881

JumpTV Inc.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

[Expressed in U.S. dollars, unless otherwise noted]

December 31, 2007

	December 31, 2006
		Accumulated	Net book
	Cost	amortization	value
	$	$	$

Contractual agreements	330,800	48,967	281,833
Trademarks, tradenames and domain names	39,700	9,393	30,307
	370,500	58,360	312,140

Amortization expense related to the Company’s acquired contractual agreements with content partners for the year ended December 31, 2007 of $861,970 [year ended December 31, 2006 — nil] is included within direct broadcast operating costs on the consolidated statements of operations.

Based on the preliminary estimated amount of intangible assets subject to amortization, the Company’s estimated amortization expense over the next five years is as follows:

$

2008	2,529,758
2009	2,507,183
2010	2,453,934
2011	2,398,817
2012	2,387,167

10. Bank Indebtedness

On December 31, 2006, the Company had a $1,287,150 [Cdn$1,500,000] credit facility with a Canadian chartered bank to finance general corporate requirements, which was fully drawn upon as of December 31, 2006.  The loan was repayable on demand bearing interest at prime [6% as of December 31, 2006].  During the year ended December 31, 2007, this loan was repaid in full.

JumpTV Inc.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

[Expressed in U.S. dollars, unless otherwise noted]

December 31, 2007

11. Notes Payable

The first promissory note requires the Company to make equal annual payments of principal and interest through November 2010.  The outstanding balance on the note at December 31, 2007 was $45,467 [December 31, 2006 — nil].  Interest is charged on the outstanding balance at the rate of 11.14% per annum.

The second promissory note requires the Company to make monthly payments of principal and interest through January 2008.  The outstanding balance on the note at December 31, 2007 was nil [December 31, 2006 — nil].  Interest is charged on the outstanding balance at the rate of 4.34% per annum.

Annual principal payments of the notes payable are as follows:

$

2008	13,586
2009	15,099
2010	16,782

The promissory notes are recorded at their fair values, which is determined based on the present value of cash flows.

On August 31, 2007, the Company assumed the obligation for two promissory notes in connection with the acquisition of the XOS Network Division.

JumpTV Inc.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

[Expressed in U.S. dollars, unless otherwise noted]

December 31, 2007

12. Obligations under Capital Lease

In conjunction with the acquisitions of XOS Network Division and Cycling TV, the Company assumed the following capital lease obligations:

[i] The Company assumed a capital lease obligation from XOS Network Division whereby the Company is required to make monthly payments of $8,782 through September 2009.  Interest is computed monthly at 12.5% per annum.  The fair value of the equipment of $161,655 is included in computer equipment in the accompanying consolidated balance sheets at December 31, 2007.  Amortization of $15,569 was recognized for the year ended December 31, 2007 [year ended December 31, 2006 — nil].  As at December 31, 2007, the remaining principal balance of the capital lease was $157,809 [December 31, 2006 — nil].

[ii] The Company assumed a capital lease obligation from XOS Network Division whereby the Company is required to make monthly payments of $1,695 through November 2009.  Interest is computed monthly at 8.6% per annum.  The fair value of the equipment of $20,751 is included in computer equipment in the accompanying consolidated balance sheets at December 31, 2007.  Amortization of $1,999 was recognized for the year ended December 31, 2007 [year ended December 31, 2006 — nil].  As at December 31, 2007, the remaining principal balance of the capital lease was $16,399 [December 31, 2006 — nil].

[iii] The Company assumed a capital lease obligation from CyclingTV whereby the Company is required to make monthly payments of $2,078 through March 2009.  Interest is computed monthly at 7.5% per annum.  The fair value of the equipment of $28,638 is included in infrastructure equipment in the accompanying consolidated balance sheets at December 31, 2007.  Amortization of $3,484 was recognized for the year ended December 31, 2007 [year ended December 31, 2006 — nil].  As at December 31, 2007, the remaining principal balance of the capital lease was $26,555 [December 31, 2006 - nil]

Annual principal payments of these capital lease obligations are as follows:

	Computer	Infrastructure
	equipment	equipment	Total
	$	$	$

2008	99,136	21,329	120,465
2009	75,072	5,227	80,299
	174,208	26,556	200,764

The obligations under capital lease are recorded at their fair values, which is determined based on the present value of cash flows.

JumpTV Inc.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

[Expressed in U.S. dollars, unless otherwise noted]

December 31, 2007

13. Commitments and Contingencies

Commitments

The Company has operating lease commitments for its premises in New York, United States, Toronto, Canada, Sanford, United States and London, England.  In addition, the Company has operating leases for certain computer hardware and infrastructure equipment.  Furthermore, the Company has marketing and content license fee commitments to channel partners.  Future minimum annual payments per fiscal year [exclusive of taxes, insurance and maintenance costs] under these commitments are as follows:

	Marketing and license	Operating
	fees	leases
	$	$

2008	5,844,223	2,402,311
2009	1,290,795	1,417,272
2010	1,168,280	1,153,128
2011	367,543	1,238,535
2012	—	357,909
	8,670,841	6,569,155

Contingencies

On June 12, 2006, an online media broadcaster filed a complaint in the Florida State court against XOS Technologies, Inc. and a co-defendant.  The complaint alleges a claim for tortious interference with contractual relations against XOS Technologies, Inc.; a breach of contract, misappropriation of trade secrets and confidential information under Florida and New York laws, and a breach of fiduciary duty against the co-defendant; and conspiracy to misappropriate trade secrets and conspiracy to breach fiduciary duty against both defendants.   On August 31, 2007, in conjunction with the acquisition of XOS Network Division, JumpTV assumed this claim.   It is management’s opinion that the claim will not be successful, and accordingly the Company has not accrued for any amounts relating to this claim.

During the ordinary course of business activities, the Company may be contingently liable for litigation and a party to claims, including claims that content broadcast by the Company may infringe on the intellectual property rights of others.  Management believes that adequate provisions have been made in the accounts where required.  Although it is not possible to estimate the extent of potential costs and losses, if any, management believes that the ultimate resolution of any such contingencies will not have a material adverse effect on the financial position and results of operations of the Company.

JumpTV Inc.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

[Expressed in U.S. dollars, unless otherwise noted]

December 31, 2007

14. Share Capital

Share capital consists of the following:

	December 31,	December 31,
	2007	2006
	$	$

Authorized
Unlimited common shares, voting, no par value, discretionary non-cumulative dividend
Unlimited Class 1 preference shares, non-voting, no par value, discretionary partly cumulative or non-cumulative dividends
Unlimited Class 2 preference shares, non-voting, no par value, discretionary partly cumulative or non-cumulative dividends

Issued and outstanding
Common shares
December 31, 2007: Issued and outstanding: 49,144,313
[December 31, 2006: 34,821,121]	172,697,828	75,227,648

During the year ended December 31, 2007, the Company completed the following issuances and cancellations of its common shares, excluding issuances relating to stock options, warrants, retention warrants and restricted share plan units [note 15]:

Date	#	$

January 5, 2007 [i]	521,345	1,182,295
February 23, 2007 [ii]	13,043,479	93,104,131
June 26, 2007 [iii]	197,628	934,900
August 17, 2007 [iv]	9,500	27,287
September 11, 2007 [v]	(50,000)	(176,084)
September 28, 2007[v]	(176,100)	(620,269)
September 28, 2007[vi]	743,349	2,267,214
October 3, 2007 [v]	(45,900)	(161,407)
December 24, 2007 [v]	(361,700)	(1,270,857)
	13,881,601	95,287,210

JumpTV Inc.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

[Expressed in U.S. dollars, unless otherwise noted]

December 31, 2007

[i] On January 5, 2007, the Company issued 191,345 common shares with a fair value of approximately $1,182,295 to complete the purchase of 100% of the outstanding shares of SportsYA [note 3[i]].

On January 5, 2007, the Company issued 330,000 common shares into escrow in respect of a consulting agreement signed with the principal former owner of SportsYA.  Accordingly, 330,000 common shares of JumpTV were placed into escrow and will be released and paid in 48 equal monthly installments.  The fair value of these shares will be recorded in stock-based compensation expense on the consolidated statements of operations over the 48-month vesting period.  During the year ended December 31, 2007 and 2006, 82,500 and nil shares have been released from escrow with fair values of $385,206 and nil, respectively, that have been recorded in stock-based compensation expense on the consolidated statements of operations [note 3[i]].  For accounting purposes, the common shares issued into escrow are treated as a variable interest entity and are consolidated in the accounts of the Company.

[ii] On February 23, 2007, in connection with a secondary public offering of the Company, the Company issued 13,043,479 common shares for net proceeds of $93,104,131.

[iii] On June 26, 2007, in connection with an advertising agreement, the Company issued 197,628 common shares with a fair value of $934,900.

[iv] On August 17, 2007, in connection the acquisition of Cycling TV, the Company issued 9,500 common shares with a fair value of $27,287 as a finder’s fee [note 3[ii]].

[v] In connection with the Company’s normal course issuer bid, the Company purchased and cancelled the following common shares:

	#	$

September 11, 2007	(50,000)	(176,084)
September 28, 2007	(176,100)	(620,269)
October 3, 2007	(45,900)	(161,407)
December 24, 2007 (1)	(361,700)	(1,270,857)
	(633,700)	(2,228,617)

(1)  The shares were only cancelled on January 3, 2008 due to an administrative error.

[vi] On September 28, 2007, in connection with the acquisition of Cycling TV, the Company issued 743,349 common shares with a fair value of $2,267,214 as initial share consideration [note 3[ii]].

The purchase price consideration of Cycling TV includes a contingent consideration of 1,840,097 common shares of the Company subject to Cycling TV achieving a revenue milestone [note 3[ii]].

JumpTV Inc.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

[Expressed in U.S. dollars, unless otherwise noted]

December 31, 2007

15. Stock Option and Stock-Based Compensation Plans

[i]  Stock Option Plan

On September 2, 2005, a new stock option plan [the “New Plan”] was created that applies to all future grants of options to directors, officers, employees and consultants of the Company or any entity controlled by the Company.  The exercise price for any option granted under the New Plan will be determined by the five-day average closing price of the Company’s common shares prior to the date of grant but cannot be less than such a price.  Prior to the Company completing its initial public offering, the exercise price of any stock options granted under the New Plan was determined by the Company’s Board of Directors.  Options are exercisable during a period established at the time of their grant provided that such period will expire no later than five years after the date of grant, subject to early termination of the option in the event the holder of the option dies or ceases to be a director, officer or employee of the Company or ceases to provide ongoing management or consulting services to the Company or entity controlled by the Company.  The maximum number of common shares issuable upon exercise of options granted pursuant to the New Plan is equal to the greater of [i] 4,000,000  common shares; and [ii] 12.5% of the number of issued and outstanding common shares.

A summary of stock option activity under the Plan is as follows:

		Weighted average
		exercise price
	#	$

Outstanding, December 31, 2006	4,112,059	3.07
Granted	3,050,750	5.51
Re-priced to $3.00	569,000	3.00
Re-priced greater than $5.80	(569,000)	6.20
Exercised	(238,355)	2.11
Cancelled/forfeited	(1,319,270)	4.56
Outstanding, December 31, 2007	5,605,184	3.76

JumpTV Inc.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

[Expressed in U.S. dollars, unless otherwise noted]

December 31, 2007

The following table summarizes stock option information of the New Plan as at December 31, 2007:

		Weighted average
	Number	remaining	Number
Exercise price	outstanding	contractual life	exercisable
$	#	[years]	#

1.80	1,375,471	1.65	1,096,533
2.50	799,602	2.44	521,497
3.00	1,118,000	4.28	358,941
3.86	112,500	4.79	4,688
4.00	251,570	3.18	113,703
5.00	100,000	3.61	33,333
5.82	25,000	3.68	—
6.00	55,417	2.94	23,938
6.05	1,098,750	4.28	180,000
6.08	26,750	3.84	—
6.26	583,562	4.14	126,051
6.43	58,562	2.66	20,656
	5,605,184	3.27	2,479,340

For the year ended December 31, 2007 and 2006, $3,722,600 and $1,231,434 were recorded for total stock-based compensation expense related to stock options.  The weighted average exercise price of options exercisable as at December 31, 2007 was $2.88 [December 31, 2006 - $2.29].

The weighted average fair value of all stock options granted during the year ended December 31, 2007 and 2006 was $2.92 and $2.14 based on the following assumptions:

Years ended December 31

	2007	2006

Weighted average
Exercise price of stock options granted	$5.51	$3.95
Expected volatility	71%	72%
Risk-free interest rate	3.93%	4.52%
Expected life [years]	4	4
Dividend yield	nil	nil

JumpTV Inc.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

[Expressed in U.S. dollars, unless otherwise noted]

December 31, 2007

During the year ended December 31, 2007, the Company agreed, as part of severance conditions, to extend or accelerate the vesting of stock options for certain employees who left the Company and to extend the expiry term to various periods beyond the 90-day period from departure as detailed in the Company’s stock option plan.  Accordingly, the Company has accounted for these modifications as additional grants and has recognized additional stock-based compensation expense in the amount of $582,388 relating to the fair value of these additional awards.  No such expense was recognized during the comparative year December 2006.

On November 13, 2007, the shareholders of the Company approved a resolution to provide employees/consultants (officers and directors not being able to participate) holding options with an exercise price of $5.80 or great to elect to:

(i)                                  continue status quo with these options;

(ii)                               elect to forfeit 25% of their current holdings with any unvested options being forfeited prior to any vested options in exchange for 50% of their remaining options being re-priced to $3.00 and the remaining 25% remaining at the same price

As such, 569,000 options that were originally priced at $5.80 or greater were re-priced to $3.00 and 284,500 options were forfeited.  Accordingly, the Company has accounted for these modifications as additional grants and has recognized additional stock-based compensation expense in the amount of $117,789 relating to the fair value of these additional awards.  No such expense was recognized during the comparative year December 2006.

[ii] Restricted Share Plan

On September 2, 2005, the Board of Directors approved a restricted share plan [“Restricted Share Plan”] that applies to all future grants of restricted shares to employees and consultants of the Company.  Restricted share units give the holder the right to one common share for each vested restricted share plan unit.  These awards vest on a monthly basis over a 48-month period.  The maximum number of restricted shares issuable shall be no greater than the equivalent of 1,000,000 common shares.

A summary of restricted share activity under the restricted share plan is as follows:

#
Outstanding, December 31, 2006	591,414
Granted	10,000
Forfeited	(85,952)
Vested and issued for common shares	(199,536)
Outstanding, December 31, 2007	315,926

JumpTV Inc.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

[Expressed in U.S. dollars, unless otherwise noted]

December 31, 2007

During the years ended December 31, 2007 and 2006, the Company recognized stock-based compensation expense of $1,161,328 and $1,631,382, respectively related to its restricted share plan.  In addition, the Company issued common shares in 2006 and 2007 related to restricted share plan units with a fair value of $43,368 which is being expensed in 2007.   Prior to the IPO on August 10, 2006, stock-based compensation expense was based on the fair value of the Company’s common shares as indicated through the most recent common share issuances.  After August 9, 2006, compensation expense was determined based on the Company’s closing market price on the TSX per common share.  During the year ended December 31, 2007, 199,536 restricted share plan units were vested and issued for common shares of the Company.

[iii] Warrants

The Company issued warrants that are convertible into common shares of the Company as follows:

On September 2, 2005, the Company granted 100,000 warrants with an exercise price of $1.80 to one of its directors related to consulting services provided.  For the years ended December 31, 2007 and 2006, the Company expensed $25,400 and $25,400, respectively, which are included within stock-based compensation and other compensation payments expense on the consolidated statements of operations.

In connection with the Company obtaining broadcast rights from a channel partner, the Company issued 100,000 warrants with an exercise price of $1.80 to purchase common shares of the Company.  The total estimated fair value of $102,670 has been capitalized in deferred direct broadcast operating costs and are amortized to direct broadcast operating costs over the 35-month term of the related agreement.  For the years ended December 31, 2007 and 2006, the Company expensed $35,196 and $35,198, respectively which are included within direct broadcast operating costs on the consolidated statements of operations.

On June 5, 2006, the Company amended the terms of this channel partner agreement such that the Company was required to complete an initial public offering by August 15, 2006 as opposed to the original agreed upon date of June 30, 2006.  In consideration of this amendment, the Company issued to the channel partner 7,500 warrants with an expiry of five years from the date of issuance at an exercise price of $6.00 per warrant.  For the years ended December 31, 2007 and 2006, the Company expensed $3,907 and $2,440, respectively which are included within stock-based compensation and other compensation payments expense on the consolidated statements of operations.

On May 31, 2006, as part of the HVMedia asset purchase, two key employees of HVMedia received 75,000 warrants each at an exercise price of $4.97 [Cdn$5.50] per warrant.  For the years ended December 31, 2007 and 2006, the Company expensed $97,952 and $57,137, respectively which are included within stock-based compensation and other compensation payments expense on the consolidated statements of operations.

JumpTV Inc.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

[Expressed in U.S. dollars, unless otherwise noted]

December 31, 2007

On August 10, 2006, the Company issued 663,674 warrants to its underwriters at an exercise price of $5.00 [Cdn$5.50] per warrant.  Each warrant is exercisable into one common share of the Company and expires within two years.  The fair value of these warrants in the amount of $1,394,313 has been recorded in share capital as a share issuance cost.

On November 30, 2006, in connection with the Company obtaining broadcast rights from a channel partner, the Company issued 100,000 warrants with an exercise price of $6.23 to purchase common shares of the Company.  For the years ended December 31, 2007 and 2006, the Company expensed $90,384 and $52,722, respectively which are included within direct broadcast operating costs on the consolidated statements of operations.

In addition, during 2006, the Company issued 230,000 warrants to members of the Advisory Board of the Company at exercise prices of $4.00 to $6.00 per warrant.  Each warrant is exercisable into one common share of the Company, vests over four years and expires after five years.  For the years ended December 31, 2007 and 2006, the Company expensed $131,898 and $61,798, respectively which are included within stock-based compensation and other compensation payments expense on the consolidated statements of operations.

On August 3, 2007, the Company issued 50,000 warrants to a television manufacturer.  The exercise price of these warrants will be determined based on meeting certain milestones.  As at December 31, 2007, these milestones have not been met, therefore the measurement date has not occurred.  Accordingly, for the year ended December 31, 2007, no compensation expense was recognized related to these warrants.  Each warrant is exercisable into one common share of the Company, vests over four years and expires after five years.

On August 10, 2007, the Company issued 100,000 warrants to the president and CEO of Cycling TV at an exercise price of $3.86 per warrant.  Each warrant is exercisable into one common share of the Company, vests over four years and expires after five years.  For the years ended December 31, 2007, the Company expensed $14,609 which are included within stock-based compensation and other compensation payments expense on the consolidated statements of operations.

On August 21, 2007, the Company issued 500,000 warrants to the current President of the Company at an exercise price of $3.86 per warrant.  Each warrant is exercisable into one common share of the Company, vests over four years and expires after five years.  For the years ended December 31, 2007, the Company expensed $67,424 which are included within stock-based compensation and other compensation payments expense on the consolidated statements of operations.

On November 13, 2007, the Company issued 30,000 warrants to a sports media broadcaster at an exercise price of $2.20 per warrant.  Each warrant is exercisable into one common share of the Company, vests immediately and expires after fives years.  For the years ended December 31, 2007, the Company expensed $35,643 which are included in stock-based compensation and other compensation payments expense on the consolidated statements of operations.

JumpTV Inc.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

[Expressed in U.S. dollars, unless otherwise noted]

December 31, 2007

The total stock-based compensation expense related to warrants expensed during the years ended December 31, 2007 and 2006 was $376,525 and $146,676, respectively.  The total direct broadcast operating costs related to warrants expensed during the years ended December 31, 2007 and 2006 were $125,580 and nil, respectively.

A summary of the warrant activity during the year ended December 31, 2007 is as follows:

		Weighted average
		exercise price
	#	$

Outstanding, December 31, 2006	1,261,174	4.88
Granted	630,000	3.78
Granted – no strike price	50,000	n/a
Exercised	(3,700)	4.00
Outstanding, December 31, 2007	1,937,474	4.51

The fair value of warrants was determined using the Black-Scholes option pricing model.

The following table summarizes the warrant information as at December 31, 2007:

		Weighted average
	Number	remaining	Number
Exercise price	outstanding	contractual life	exercisable
$	#	[years]	#

1.80	100,000	1.75	62,500
2.20	30,000	9.85	30,000
3.86	600,000	4.66	50,000
4.00	96,300	3.25	39,738
4.97	150,000	3.44	56,250
5.00	663,674	0.61	663,674
6.00	147,500	3.31	67,813
6.23	100,000	3.92	39,583
n/a	50,000	5.00	—
	1,937,474	2.91	1,009,558

The weighted fair value of warrants granted during the years ended December 31, 2007 and 2006 was $1.48 and $2.08, respectively, based on the following assumptions:

JumpTV Inc.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

[Expressed in U.S. dollars, unless otherwise noted]

December 31, 2007

Years ended December 31	2007	2006

Weighted average
Exercise price of warrants granted	$3.78	$5.14
Expected volatility	68%	72%
Risk-free interest rate	4.20%	4.80%
Expected life [years]	4	4
Dividend yield	nil	nil

[iv] Retention Warrant Plan [“Warrant Plan”]

On November 13, 2007, a retention warrant plan [the “Warrant Plan”] was created that applies to all future grants of retention warrants to employees and consultants of the Company or any entity controlled by the Company.  The exercise price for any retention warrant granted under the Warrant Plan will be determined by the five-day average closing price of the Company’s common shares prior to the date of grant but cannot be less than such a price.  Retention warrants are exercisable during a period established at the time of their grant provided that such period will expire no later than five years after the date of grant, subject to early termination of the retention warrant in the event the holder of the retention warrant dies or ceases to be an employee or consultant of the Company or ceases to provide ongoing management or consulting services to the Company or entity controlled by the Company.  The maximum number of common shares issuable upon exercise of retention warrants granted pursuant to the Warrant Plan is equal to 2,500,000 common shares.

A summary of the warrant activity during the year ended December 31, 2007 is as follows:

		Weighted average
		exercise price
	#	$

Outstanding, December 31, 2006	—	—
Granted	1,176,000	3.86
Forfeited	(40,106)	3.86
Outstanding, December 31, 2007	1,135,894	3.86

JumpTV Inc.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

[Expressed in U.S. dollars, unless otherwise noted]

December 31, 2007

The following table summarizes the warrant information as at December 31, 2007:

Weighted average
	Number	remaining	Number
Exercise price	outstanding	contractual life	exercisable
$	#	[years]	#

3.86	1,135,894	4.67	95,028

The weighted fair value of warrants granted during the year ended December 31, 2007 was $1.49 based on the following assumptions:

Years ended December 31	2007	2006

Weighted average
Exercise price of warrants granted	$3.86	n/a
Expected volatility	68%	n/a
Risk-free interest rate	4.19%	n/a
Expected life [years]	4	n/a
Dividend yield	nil	n/a

[v] Stock Appreciation Rights Plan [“SARS”]

On September 2, 2005, the Company established a stock appreciation rights plan [“SARS Plan”].  The maximum number of units that can be granted under the SARS Plan is equivalent to the greater of 1,500,000 or 5% of the aggregate number of issued and outstanding common shares.  The exercise price shall be determined by the Board of Directors at the time of grant but in no event shall the exercise price be lower than the market price of the common shares at the time of the grant.  Each unit granted under the SARS Plan has a maximum life of five years from the date of the grant.  The SARS Plan provides the unitholder the right to settle the award as follows:

[1]         Receive cash compensation less the exercise price or to purchase or receive an equivalent number of common shares, less the exercise price;

[2]         In lieu of receiving a cash settlement, the unitholder can elect to receive a number of common shares equal to the fair value of the common shares less the exercise price divided by the market value of the common shares from treasury; or

[3]         Elect to pay the Company the exercise price and receive common shares equal to the number of units granted under the SARS Plan from treasury.

JumpTV Inc.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

[Expressed in U.S. dollars, unless otherwise noted]

December 31, 2007

The Board of Directors has discretionary authority to accept or reject a cash payment request in whole or in part.

On November 13, 2007, the Company increased the maximum number of units that can be granted under the SARS Plan to the greater of 4,150,000 or 5% of the issued and outstanding common shares of the Company.

A summary of the SARS activity during the year ended December 31, 2007 is as follows:

		Weighted average
		exercise price
	#	$

Outstanding, December 31, 2006	1,300,000	4.15
Granted	2,535,500	4.56
Re-priced to $3.00	216,250	3.00
Re-priced from $6.26	(216,250)	6.26
Forfeited	(451,480)	5.70
Outstanding, December 31, 2007	3,384,020	4.04

The following table summarizes the SARS information as at December 31, 2007:

		Weighted average
	Number	remaining	Number
Exercise price	outstanding	contractual life	exercisable
$	#	[years]	#

3.00	1,541,250	4.73	164,882
4.00	1,100,000	3.31	708,316
6.26	742,770	4.38	135,868
	3,384,020	4.19	1,009,066

On November 13, 2007, the shareholders of the Company approved a resolution to provide employees/consultants (officers and directors not being able to participate) holding SARS with an exercise price of $5.80 or greater to elect to:

(iii)	continue status quo with these SARS;
(iv)

elect to forfeit 25% of their current holdings with any unvested SARS being forfeited prior to any vested SARS in exchange for 50% of their remaining SARS being re-priced to $3.00 and the remaining 25% remaining at the same price

As such, 216,250 SARS that were originally priced at $5.80 or greater were re-priced to $3.00 and 108,125 SARS were fofeited.

JumpTV Inc.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

[Expressed in U.S. dollars, unless otherwise noted]

December 31, 2007

Prior to the IPO on August 10, 2006, stock-based compensation expense was based on the change in the fair value of the Company’s common shares as indicated through the most recent common share issuances.  After August 9, 2006, stock-based compensation expense was determined based on the Company’s closing market price on the TSX which as at December 31, 2007 was $2.30 [Cdn$2.26] per common share.  Accordingly, the Company recognized a stock-based compensation recovery of $1,087,760 and an expense of $1,087,760 for the years ended December 31, 2007 and 2006 related to outstanding units granted under the Company’s SARS Plan.

In summary, as at December 31, 2007 and 2006, the number of common shares of the Company reserved for issuance is as follows:

	Exercise		December 31,	December 31,
	price	Expiry/	2007	2006
	$	vesting date	#	#

Stock options
[note 15[i]]	1.80	June 2006 - November 2010	1,375,471	1,662,254
	2.50	March 2011	799,602	1,289,501
	3.00	April 2011 – October 2012	1,118,000	—
	3.86	October 2012	112,500	—
	4.00	April 2011	251,570	316,627
	5.00	August 2011	100,000	100,000
	5.82	September 2011	25,000	100,000
	6.00	April 2011 – June 2011	55,417	171,177
	6.05	April 2012	1,098,750	—
	6.08	November 2011	26,750	111,000
	6.26	June 2010 – May 2011	583,562	—
	6.43	December 2011	58,562	301,500
	7.16	November 2011	—	60,000
Restricted share units
[note 15[ii]]	—	July 2009 - March 2011	315,926	591,414
Warrants [note 15[iii]]	1.80 - 6.23	September 2009 - August 31, 2012	1,937,474	1,261,174
Retention Warrants
[note 15[iv]]	3.86	August 31, 2012	1,135,894	—
Stock appreciation rights
[note 15[v]]	3.00 - 6.26	April 2011 – October 2012	3,384,020	1,300,000
			12,378,498	7,264,647

JumpTV Inc.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

[Expressed in U.S. dollars, unless otherwise noted]

December 31, 2007

16. Supplemental Cash Flow Information

During the years ended December 31, 2007 and 2006, the Company paid the following interest and taxes:

	2007	2006
	$	$

Interest	18,532	—
Taxes	—	—

Excluded from the consolidated statements of cash flows are the following non-cash transactions:

For the year ended December 31, 2007:

[i]	reclassification of amounts from contributed surplus to share capital in regards to the exercise of stock options and warrants of $329,164.

[ii]	issuance of 199,536 common shares with a fair market value of approximately $949,936 in regards to the vesting of restricted share plan units.

[iii]	issuance of 191,345 common shares with a fair market value of $1,182,295 in regards to the acquisitions of Sports YA.

[iv]	issuance of 743,349 common shares with a fair market value of $2,267,214 in regards to the initial share consideration for Cycling TV.

For the year ended December 31, 2006:

[i]	reclassification of amounts from contributed surplus to share capital in regards to the exercise of stock options and warrants of $517,156.

JumpTV Inc.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

[Expressed in U.S. dollars, unless otherwise noted]

December 31, 2007

17. Income Taxes

Future income taxes reflect the net tax effect of temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes and the amounts used for income tax purposes.

Significant components of the Company’s future tax assets and liabilities are as follows:

	2007	2006
	$	$

Tax basis in excess of book value	5,540,800	3,507,144
Non-capital loss carryforwards	13,825,024	7,302,206
Total future tax assets	19,365,824	10,809,350
Valuation allowance for future tax assets	(19,365,824)	(10,809,350)
Net future tax asset	—	—

The reconciliation of income taxes at the statutory rates of 36.12% and 33%, respectively to the provision for income taxes is as follows:

	2007	2006
Years ending December 31	$	$

Income tax recovery at combined federal and provincial rate	(11,022,690)	(8,432,093)
Stock-based compensation	1,682,012	1,352,126
Non-deductible items	36,412	28,372
Financing fees	(1,379,627)	(287,424)
Non taxable portion of capital gains	(104,923)	—
Amortization of intangible assets	—	14,590
Reserves	—	15,510
Foreign losses not benefited	—	804,324
Foreign tax rate differential	—	(123,906)
Valuation allowance	10,842,066	6,673,801
	53,250	45,300

JumpTV Inc.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

[Expressed in U.S. dollars, unless otherwise noted]

December 31, 2007

The Company has approximately Cdn$47,671,000 in Canadian non-capital tax losses available to be applied against future years’ income which expire as follows:

Canadian
$

2008	230,000
2009	315,000
2010	198,000
2011	—
2012 to 2027	46,928,000
47,671,000

Due to the losses incurred since inception and expected future operating results, in accordance with CICA Handbook Section 3465, “Income Taxes”, a 100% valuation allowance has been recorded against the Company’s future tax assets as it is more likely than not that the future tax asset resulting from the tax losses available for carryforward will not be realized through the reduction of future income tax payments.

18. Financial Instruments

The Company’s financial instruments are comprised of cash and cash equivalents, short-term investments, accounts receivable, other receivables, deposits, accounts payable, other accrued liabilities, amounts due to related parties, accrued license fees, accrued professional fees, notes payable, obligations under capital lease, income taxes payable and deferred revenue.

Fair value of financial instruments

Fair value of a financial instrument is defined as the amount for which the instrument could be exchanged in a current transaction between willing parties.  The estimated fair value of our financial instruments approximates their carrying value due to the short maturity term of these financial instruments.  Notes payable and obligations under capital leases are measured at their fair value as determined based on the present value of cash flows.

Risks associated with financial instruments

[i] Currency risk

The Company’s activities which result in exposure to fluctuations in foreign exchange rates consist of its customer billings being in U.S. dollars and the majority of expenses being paid in foreign currencies.  The Company does not use derivative financial instruments to reduce its currency risk.

JumpTV Inc.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

[Expressed in U.S. dollars, unless otherwise noted]

December 31, 2007

[ii] Interest rate risk

The Company is exposed to interest rate risk on its invested cash and cash equivalents and its short-term investments.  The interest rates on these instruments are based on the bank’s prime rate and therefore are subject to change with the market.  The Company does not use derivative financial instruments to reduce its interest rate risk.

19. Segmented Information

The Company has one operating segment and one reportable segment, online broadcasting of international and sports content over the Internet.  Substantially all of the operations of the Company are directly engaged in or support this operating segment.

The following table presents the Company’s subscription revenue by geographical region based on location of the Company’s subscribers:

	2007	2006
Years ending December 31%		%

United States	62	53
Europe	18	23
Canada	7	10
Rest of world	13	14
	100	100

The following table presents the geographical location of the Company’s long-lived assets:

	2007	2006
As at December 31%		%

United States	86	24
Europe	7	8
Canada	4	39
Trinidad and Tobago	—	25
Rest of world	3	4
	100	100

JumpTV Inc.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

[Expressed in U.S. dollars, unless otherwise noted]

December 31, 2007

20. Comparative Information

We have reclassified certain prior year information to conform to the current year’s presentation.

21. Subsequent Events

[i] On February 14, 2008, the Company announced as part of its refined strategic focus to explore the sale of the JumpTV content delivery network to maximize the value of their assets while minimizing the related ongoing operational cost to JumpTV.

[ii]  On October 20, 2008, the Company completed a merger with NeuLion, an end-to-end IPTV service provider of live and on-demand sports, international and religious programming over the Internet to a computer and/or through set top boxes [“STBs” or “STB”] to a television.  Under the terms of the merger, JumpTV issued 49,577,427 common shares, 1,840,097 contingent shares, which represented approximately the entire issued and outstanding shares of JumpTV prior to closing, to the security holders of NeuLion, in exchange for their NeuLion securities.  Pursuant to the merger, the Company issued 5,000,000 warrants exercisable for two years at US$0.63 and 2,700,000 employee stock options exercisable for five years at US$0.60 to employees of the Company.

On October 20, 2008, AvantaLion LLC, an entity controlled by Mr. Charles B. Wang, the Chairman of our Board of Directors, purchased 10,000,000 units from JumpTV’s treasury at a price of CDN$1.00 per unit. Each unit (a “Unit”) consists of one (1) common share and one-half of one common share purchase warrant exercisable at CDN$1.25 and one-half of one common share purchase warrant exercisable at CDN$1.50. The warrants partially comprising the Units are exercisable for a period of two years from the date of issuance. G. Scott Paterson, Vice-Chairman of the Board of Directors, also purchased 1,000,000 Units on the same terms. The aggregate gross proceeds from the sale of Units were CDN$11 million [US$9,214,700].

22. Reconciliation of Canadian GAAP to U.S. GAAP

The consolidated financial statements of the Company are prepared in U.S. dollars in accordance with Canadian GAAP which differ in some respects from U.S. GAAP.  The following tables set forth the impact of the material differences between Canadian and U.S. GAAP on the Company’s consolidated financial statements.

JumpTV Inc.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

[Expressed in U.S. dollars, unless otherwise noted]

December 31, 2007

	2007	2006
Consolidated Statements of Operations	$	$

Net loss for the year per Canadian GAAP	(30,570,111)	(25,597,096)
Adjustment to net loss:
Stock-based compensation on SARS [ii]	127,290	(785,144)
Net loss for the year per U.S. GAAP	(30,442,821)	(26,382,240)

Net loss per share using U.S. GAAP- basic and diluted	$(0.67)	$(1.02)

	2007	2006
	$	$

Comprehensive loss for the year per Canadian GAAP	(30,578,226)	(25,588,981)
Adjustment to net loss:
Stock-based compensation on SARS [ii]	127,290	(785,144)
Comprehensive loss for the year per U.S. GAAP	(30,450,936)	(26,374,125)

	December 31, 2007		December 31, 2006
	Canadian	U.S.	Canadian	U.S.
	GAAP	GAAP	GAAP	GAAP
Consolidated Balance Sheet data	$	$	$	$

Accrued stock appreciation rights [ii]	—	657,854	1,087,760	1,872,904
Total current liabilities	10,810,685	11,468,539	7,085,682	7,870,826
Total liabilities	11,522,305	12,180,159	7,104,184	7,889,328
Accumulated deficit	(61,946,378)	(62,604,232)	(31,376,267)	(32,161,411)
Total shareholders’ equity	118,451,626	117,793,772	46,756,360	45,971,216

[i] Consolidated statement of cash flows

The disclosure of a subtotal of the amount of cash used by operating activities before changes in non cash balances related to operating assets and liabilities in the consolidated statements of cash flow is allowed under Canadian GAAP while it is not allowed under U.S. GAAP

JumpTV Inc.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

[Expressed in U.S. dollars, unless otherwise noted]

December 31, 2007

[ii]   Stock appreciation rights (“SARS”)

Under U.S. GAAP, in accordance with SFAS No. 123R, Share-Based Payments, the liability related to stock-based awards that call for settlement in cash or other assets must be measured at its fair value based on the fair value of stock option awards and is to be re-measured at the end of each reporting period.  Under Canadian GAAP, the liability is measured and re-measured on the intrinsic values of the SARS awards instead of at their fair values.

[iii] Recent accounting developments

In September 2006, the FASB issued FASB Statement No. 157, “Fair Value Measurements”.  This new standard defines fair value, establishes a framework for measuring fair value under U.S. GAAP and expands disclosures about fair value measurements. This new standard is effective for the Company beginning September 1, 2008. The Company has assessed the impact of this new standard on the consolidated financial statements and has concluded that there are no material impacts on the consolidated financial statements as a result of the new standard.

In February 2007, the FASB issued FASB Statement No. 159, “The Fair Value Option for Financial Assets and Financial Liabilities”. This statement permits entities the option to measure financial instruments at fair value, thereby achieving an offsetting effect for accounting purposes for certain changes in fair value of certain related assets and liabilities without having to apply hedge accounting. This statement is effective for the Company beginning September 1, 2008. The Company has assessed the impact of this new standard on the consolidated financial statements and has concluded that there are no material impacts on the consolidated financial statements as a result of the new standard.

The FASB issued FASB Interpretation No. 48 (“FIN 48”), “Accounting for Uncertainty in Income Taxes”, effective for fiscal years beginning October 1, 2007. FIN 48 describes the accounting for income taxes by prescribing the minimum recognition threshold a tax position must meet before being recognized in the financial statements. The interpretation also provides guidance on derecognition, measurement, classification, interest and penalties, accounting in interim periods, disclosure and transition. The adoption of this new section did not have a material impact on the consolidated financial statements.

In December 2007, the FASB issued FASB Statement No. 141R, “Business Combinations”.  The statement will require all business acquisitions to be measured at fair value; the existing definition of a business would be expanded; pre-acquisition contingencies would be measured at fair value; most acquisition-related costs would be recognized as expenses as incurred; as well as other changes. The statement is effective for the Company beginning September 1, 2009. The Company is currently assessing the impact of this new standard on its consolidated financial statements.

JumpTV Inc.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

[Expressed in U.S. dollars, unless otherwise noted]

December 31, 2007

In December 2007, the FASB issued FASB Statement No. 160, “Non-controlling Interests in Financial Statements”. The statement will improve the relevance, comparability and transparency of the financial information that a reporting entity provides in its consolidated financial statements by establishing new accounting and reporting standards.  This statement is effective for the Company beginning September 1, 2009. The Company is currently assessing the impact of this new standard on its consolidated financial statements

[iv] Supplementary information using US GAAP

Advertising costs

Advertising costs are expensed as incurred and were $2,089,670 and $1,668,626 in December 2007 and 2006, respectively.

Variable interest entity

KIT Capital Ltda. was an entity incorporated in Colombia for the sole purpose of signing channel contracts with Colombian entities as this is a requirement by Colombian law.

JumpTV Inc.

CONSOLIDATED BALANCE SHEETS

[unaudited]

[Expressed in U.S. dollars, unless otherwise noted]

	September 30,	December 31,
	2008	2007
As at	$	$

ASSETS
Current
Cash and cash equivalents [note 5]	24,099,765	51,202,984
Short-term investments [note 6]	121,691	130,640
Accounts receivable, net of allowance for doubtful accounts of $314,200 [2007 - $395,175]	2,326,362	1,782,280
Interest receivable	44,146	726,995
Taxes receivable	1,130,189	659,000
Other receivables	76,010	79,385
Due from related party [note 10]	2,831	—
Prepaid expenses and deposits	1,633,951	1,044,921
Total current assets	29,434,945	55,626,205
Property, plant and equipment, net [note 7]	5,482,236	6,760,565
Intangible assets, net [note 8]	12,237,963	18,305,881
Goodwill [note 9]	—	47,970,833
Other assets	2,109,076	1,234,038
Deferred direct broadcast operating costs	1,972,223	76,409
Total assets	51,236,443	129,973,931

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current
Accounts payable	3,072,052	3,296,858
Other accrued liabilities	5,903,971	5,247,328
Due to related party [note 10]	—	37,229
Current portion of note payable	13,586	13,586
Current portion of obligations under capital lease	99,558	120,465
Deferred revenue	2,746,337	1,752,042
Income taxes payable	124,348	115,050
Total current liabilities	11,959,852	10,582,558
Deferred rent	535,731	599,440
Deferred revenue	173,477	228,127
Note payable	31,881	31,881
Obligations under capital lease	—	80,299
Total liabilities	12,700,941	11,522,305

Shareholders’ equity
Share capital [note 12]	173,087,962	172,697,828
Contributed surplus	9,551,454	7,740,531
Accumulated other comprehensive loss	(40,355)	(40,355)
Accumulated deficit	(144,063,559)	(61,946,378)
Total shareholders’ equity	38,535,502	118,451,626
Total liabilities and shareholders’ equity	51,236,443	129,973,931

Commitments and contingencies [note 11]

See accompanying notes

On behalf of the Board

Director	Director

JumpTV Inc.

CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE LOSS

[unaudited]

[Expressed in U.S. dollars, unless otherwise noted]

	Three months		Nine months
	ended		ended
	September 30,		September 30,
	2008	2007	2008	2007
	$	$	$	$

Revenue	3,938,242	2,004,056	11,146,751	4,183,126
Direct broadcast operating costs [notes 7, 8 and 13[iii]]	(3,835,580)	(2,874,920)	(13,343,192)	(5,786,509)
	102,662	(870,864)	(2,196,441)	(1,603,383)

Other costs and expenses
Selling, general and administrative [note 10]	6,652,681	5,971,444	24,980,142	19,239,821
Stock-based compensation and other compensation payments [note 13]	570,591	686,113	2,110,810	2,635,953
Amortization of property, plant and equipment	187,120	157,591	607,896	373,474
Amortization of intangible assets	34,690	76,204	133,397	96,021
	7,445,082	6,891,352	27,832,245	22,345,269
Loss before the following:	(7,342,420)	(7,762,216)	(30,028,686)	(23,948,652)
Impairment of goodwill [note 9]	—	—	47,882,317	—
Impairment of long-lived assets [notes 7 and 8]	4,771,251	—	4,945,037	—
(Gain) loss on foreign exchange	(42,207)	(47,341)	6,361	38,962
Investment income, net	155,362	1,234,190	757,894	3,932,411
Loss before income taxes	(11,916,102)	(6,480,685)	(82,104,507)	(20,055,203)
Provision for income taxes	2,598	8,300	12,674	33,250
Future income tax recovery	—	(22,924)	—	(22,924)
Net loss for the period	(11,918,700)	(6,466,061)	(82,117,181)	(20,065,529)

Unrealized gain on short-term investments	—	287,511	—	287,511
Reclassification of unrealized gain on short-term investments	—	(295,626)	—	(295,626)
Comprehensive loss for the period	(11,918,700)	(6,474,176)	(82,117,181)	(20,073,644)

Loss per weighted average number of shares outstanding - basic and diluted [note 4]	$(0.24)	$(0.13)	$(1.67)	$(0.44)
Weighted average number of shares outstanding - basic and diluted [note 4]	49,348,618	48,803,530	49,307,841	45,737,733

See accompanying notes

JumpTV Inc.

CONSOLIDATED STATEMENTS OF SHAREHOLDERS’ EQUITY

[unaudited]

[Expressed in U.S. dollars, unless otherwise noted]

				Accumulated other		Total
	Share capital		Contributed	comprehensive	Accumulated	shareholders’
	Common shares		surplus	loss	deficit	equity
Nine Months Ending September 30, 2008	#	$	$	$	$	$
Balance, December 31, 2007	49,144,313	172,697,828	7,740,531	(40,355)	(61,946,378)	118,451,626
Net loss for the period	—	—	—	—	(82,117,181)	(82,117,181)
Exercise of stock options for common shares [note 13[i]]	9,583	27,088	(9,839)	—	—	17,249
Exercise of retention warrants for common shares [note 13[iv]]	10,000	6,640	(238)	—	—	6,402
Stock-based compensation [note 13]
Restricted share plan units	—	—	74,082	—	—	74,082
Stock options	—	—	1,359,981	—	—	1,359,981
Warrants	—	—	292,632	—	—	292,632
Retention warrants	—	—	354,346	—	—	354,346
Directors’ compensation	—	—	41,918	—	—	41,918
Release of common shares from escrow for services	—	54,447	—	—	—	54,447
Issuance of common shares for directors’ compensation plan [note 13[vi]]	50,115	41,918	(41,918)	—	—	—
Issuance of common shares for restricted share plan units [note 13[ii]]	191,361	260,041	(260,041)	—	—	—
Balance, September 30, 2008	49,405,372	173,087,962	9,551,454	(40,355)	(144,063,559)	38,535,502

See accompanying notes

JumpTV Inc.

CONSOLIDATED STATEMENTS OF SHAREHOLDERS’ EQUITY (cont’d)

[unaudited]

[Expressed in U.S. dollars, unless otherwise noted]

				Accumulated other		Total
	Share capital		Contributed	comprehensive	Accumulated	shareholders’
	Common shares		surplus	loss	deficit	equity
Nine Months Ending September 30, 2007	#	$	$	$	$	$
Balance, December 31, 2006	34,821,121	75,227,648	2,937,219	(32,240)	(31,376,267)	46,756,360
Net loss for the period	—	—	—	—	(20,065,529)	(20,065,529)
Unrealized gain on short-term investments	—	—	—	287,511	—	287,511
Reclassification of unrealized gain on short-term investments	—	—	—	(295,626)	—	(295,626)
Comprehensive loss for the period						26,682,716
Issuance of common shares on acquisition of SportsYA	191,345	1,182,295	—	—	—	1,182,295
Exercise of stock options for common shares	133,355	555,058	(240,197)	—	—	314,861
Exercise of warrants for common shares	3,700	23,422	(8,622)	—	—	14,800
Net proceeds from issuance of common shares through secondary public offering	13,043,479	93,104,131	—	—	—	93,104,131
Issuance of common shares into escrow on acquisition of SportsYA	330,000	—	—	—	—	—
Issuance of common shares for advertising services	197,628	934,900	—	—	—	934,900
Stock-based compensation
Restricted share plan units	—	—	851,653	—	—	851,653
Stock options	—	—	2,337,195	—	—	2,337,195
Warrants	—	—	257,602	—	—	257,602
Release of common shares from escrow for services	—	340,657	—	—	—	340,657
Issuance of common shares for restricted share plan units	153,609	851,653	(851,653)	—	—	—
Issuance of common shares for services	9,500	27,287	—	—	—	27,287
Repurchase and cancellation of common shares	(226,100)	(796,353)	64,945	—	—	(731,408)
Issuance of common shares on acquisition of Cycling TV Limited	743,349	2,267,214	—	—	—	2,267,214
Issuance of common shares into escrow on acquisition of Cycling TV Limited	—	—	—	—	—	—
Balance, September 30, 2007	49,400,986	173,717,912	5,348,142	(40,355)	(51,441,796)	127,583,903

JumpTV Inc.

CONSOLIDATED STATEMENTS OF CASH FLOWS

[unaudited]

[Expressed in U.S. dollars, unless otherwise noted]

	Three months		Nine months
	ended		ended
	September 30,		September 30,
	2008	2007	2008	2007
	$	$	$	$

OPERATING ACTIVITIES
Net loss for the period	(11,918,700)	(6,466,061)	(82,117,181)	(20,065,529)
Adjustments to reconcile net loss to net cash used in operating activities
Amortization	1,205,673	1,003,239	3,789,535	1,440,248
Impairment of goodwill [note 9]	—	—	47,882,317	—
Impairment of long-lived assets [notes 7 and 8]	4,771,251	—	4,945,037	—
Unrealized gain on short-term investments	—	—	—	(22,910)
Stock-based compensation, excluding change in accrued stock appreciation rights as noted below [note 13]	611,915	1,130,567	2,110,810	3,719,318
Amortization of deferred direct broadcast operating costs [note 13[iii]]	31,407	31,395	94,197	94,186

Changes in operating assets and liabilities
Funds held in trust	—	14,884	—	—
Accounts receivable	(871,791)	(351,380)	(544,082)	(477,680)
Interest receivable	22,044	—	682,849	—
Taxes receivable	(289,509)	—	(471,189)	—
Other receivables	56,819	478,710	3,375	172,617
Prepaid expenses, deposits and other assets	(346,610)	(24,656)	(1,465,260)	304,364
Deferred direct broadcast operating costs	(54,444)	—	(1,922,223)	—
Accounts payable	1,291,428	337,390	(224,805)	(222,988)
Other accrued liabilities	(582,376)	—	656,642	(3,480)
Due to/from related party	(20,321)	18,059	(40,060)	—
Obligations under capital lease	(34,883)	(20,659)	(101,206)	(20,659)
Accrued stock appreciation rights	(41,325)	(449,653)	—	(1,087,760)
Deferred revenue	496,386	481,114	939,645	556,404
Income taxes payable	2,598	8,300	9,298	33,250
Future tax liability	—	(22,924)	—	(22,924)
Deferred rent	(26,515)	308,857	(63,709)	567,447
Cash used in operating activities	(5,696,953)	(3,522,818)	(25,836,010)	(15,036,096)
INVESTING ACTIVITIES
Redemption (purchase) of short-term investments, net	5,310	(12,848)	8,949	28,000,000
Purchase of equipment	(15,078)	(284,675)	(1,271,525)	(2,886,812)
Acquisition of SportsYA	—	1,200	—	(146,439)
Acquisition of Broadband Network Division of XOS Technologies Inc.	—	(60,584,537)	(23,413)	(60,584,537)
Acquisition of Cycling TV, Limited	—	(2,357,360)	(4,871)	(2,357,360)
Cash used in investing activities	(9,768)	(63,238,220)	(1,290,860)	(37,975,148)
FINANCING ACTIVITIES
Proceeds from share issuances, net	—	7,433	—	93,104,131
Bank indebtedness	—	—	—	(1,287,150)
Proceeds from exercise of stock options	—	186,963	17,249	314,861
Proceeds from exercise of warrants	—	—	—	14,800
Proceeds from exercise of retention warrants	6,402	—	6,402	—
Normal course issuer bid	—	(870,133)	—	(870,133)
Cash provided by (used in) financing activities	6,402	(675,737)	23,651	91,276,509
Net increase (decrease) in cash and cash equivalents during the period	(5,700,319)	(67,436,775)	(27,103,219)	38,265,265
Cash and cash equivalents, beginning of period	29,800,084	127,638,918	51,202,984	21,936,878
Cash and cash equivalents, end of period	24,099,765	60,202,143	24,099,765	60,202,143

See accompanying notes

JumpTV Inc.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

[Expressed in U.S. dollars, unless otherwise noted]

[Information as at September 30, 2008 and for the three and nine months ended

September 30, 2008 and 2007 is unaudited]

1. Nature of Operations

JumpTV Inc. [“JumpTV” or the “Company”], formerly JumpTV.com Inc., was incorporated in January 2000 under the laws of Canada. JumpTV’s primary business is providing online broadcasting of international ethnic television channels and sports content over the Internet.

JumpTV’s business is still in the early stages with only a few years of operating history. As at September 30, 2008, the Company had cash and cash equivalent balances of $24,099,765. From JumpTV’s inception, it has incurred net losses and has an accumulated deficit of $144,063,559; management expects these losses to continue in the short term. JumpTV will require expenditures of significant funds for marketing, building its subscriber management systems, programming and website development, maintaining adequate video streaming and database software, pursuing and maintaining channel distribution agreements with its channel partners, fees relating to acquiring and maintaining Internet broadcasting rights to its content and the construction and maintenance of the JumpTV Delivery Infrastructure and office facilities. There is no guarantee that JumpTV will ultimately be able to generate sufficient revenue, reduce its costs in the anticipated time frame, to become profitable and have sustainable cash flows [note 18].

The Company’s revenues and expenses are seasonal, with the fourth quarter (ending December 31) being the quarter with the highest revenues and expenses. This is primarily reflective of the revenues and expenses generated and incurred from college sports in the United States. Therefore, one quarter’s operating results are not necessarily indicative of the performance for the balance of the year.

On June 9, 2008, the Company announced that it signed a binding letter of intent to merge with NeuLion, an end-to-end IPTV service of live and on-demand sports, international and religious programming over the Internet and through set top boxes. The merger closed on October 20, 2008. Under the terms of the merger, JumpTV issued 49,577,427 common shares, 1,840,097 contingent shares, which represented approximately the entire issued and outstanding shares of JumpTV prior to closing, and 5,000,000 warrants exercisable for two years at US$0.63, to the securityholders of NeuLion, in exchange for their NeuLion securities. The Company also granted 2,700,000 employee stock options exercisable for five years at US$0.60 to employees of the Company. As at September 30, 2008, $1,233,945 in direct costs relating to this merger have been included in other assets on the Company’s consolidated balance sheet.

JumpTV Inc.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

[Expressed in U.S. dollars, unless otherwise noted]

[Information as at September 30, 2008 and for the three and nine months ended

September 30, 2008 and 2007 is unaudited]

On October 20, 2008, AvantaLion LLC, an entity controlled by Mr. Charles Wang, the spouse of the Founder and CEO of NeuLion, purchased 10,000,000 units from JumpTV’s treasury at a price of Cdn$1.00 per unit. Each unit (a “Unit”) consists of one (1) common share and one-half of one common share purchase warrant exercisable at Cdn$1.25 and one-half of one common share purchase warrant exercisable at Cdn$1.50. The warrants partially comprising the Units are exercisable for a period of two years from the date of grant. G. Scott Paterson, Executive Vice-Chairman of the Company, also purchased 1,000,000 Units on the same terms. The aggregate gross proceeds from the sale of Units were Cdn$11 million.

On October 20, 2008, in accordance with CICA Handbook Section 1581, Business Combinations, and EIC 10, Reverse Takeover Accounting, the Company determined that NeuLion is the acquirer and accordingly will account for this merger as a reverse take over.

2. Significant Accounting Policies

The notes presented in these interim consolidated financial statements are not fully inclusive of all matters normally disclosed in the Company’s annual audited consolidated financial statements. As a result, these interim consolidated financial statements should be read in conjunction with the Company’s audited consolidated financial statements as at and for the year ended December 31, 2007.

The consolidated financial statements of JumpTV have been prepared in U.S. dollars in accordance with Canadian generally accepted accounting principles [“GAAP”]. The effects of differences between the application of Canadian and United States (“U.S.”) GAAP on the consolidated financial statements of the Company is described in note 19.

These interim consolidated financial statements follow the same policies and methods of application as the most recent audited consolidated financial statements as at and for the year ended December 31, 2007, except for the following:

CICA Handbook Section 1535, Capital Disclosures

This section requires the Company to disclose its objectives, policies and processes for managing capital. The adoption of this new standard resulted in additional disclosures with regard to the Company’s objectives, policies and process for managing capital which is discussed in note 17. This new standard had no impact on the classification and measurement of the transactions in the Company’s interim consolidated financial statements.

CICA Handbook Sections 3862 and 3863, Financial Instruments — Disclosures and Presentation

These sections enhance the disclosure and presentation required on the nature and extent of risks arising from financial instruments and how the Company manages those risks. The adoption of these new standards resulted in additional disclosures with regard to the Company’s financial instruments which are discussed in note 15. These new standards had no impact on the

JumpTV Inc.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

[Expressed in U.S. dollars, unless otherwise noted]

[Information as at September 30, 2008 and for the three and nine months ended

September 30, 2008 and 2007 is unaudited]

classification and measurement of the transactions in the Company’s interim consolidated financial statements.

3. Future Accounting Standards

The CICA has issued the following handbook sections, which applies commencing with the Company’s 2009 fiscal year:

Goodwill, Intangible Assets and Financial Statement Concepts

In February 2008, the CICA issued Section 3064 Goodwill and Intangible Assets, replacing Section 3062, Goodwill and Other Intangible Assets and Section 3450, Research and Development Costs. The new section establishes standards on the recognition, measurement, presentation and disclosure for goodwill and intangible assets subsequent to their initial recognition. The standard requires retroactive application to prior period financial statements.

International Financial Reporting Standards

In January 2006, the CICA Accounting Standards Board [“AcSB”] adopted a strategic plan for the direction of accounting standards in Canada. As part of that plan, accounting standards for public companies would be required to converge with International Financial Reporting Standards [“IFRS”] for fiscal years beginning on or after January 1, 2011 with comparative figures presented on the same basis. In February 2008, the CICA AcSB confirmed the effective date of the initial adoption of IFRS. The impact of the transition to IFRS on the Company’s consolidated financial statements has not yet been determined.

4. Loss per Share

Basic loss per share is computed by dividing net loss for the period by the weighted average number of shares outstanding for the period. Diluted loss per share is computed by dividing net loss for the period by the weighted average number of shares outstanding and, if dilutive, potential common shares using the treasury stock method. Potential common shares consist of stock options, restricted share units, stock appreciation rights and warrants.

For the three and nine months ended September 30, 2008 and 2007, the Company had potential common shares which, due to the losses incurred, were considered anti-dilutive equity instruments. Accordingly, the effect of these instruments has not been reflected in computing diluted loss per share for the three and nine months ended September 30, 2008 and 2007.

JumpTV Inc.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

[Expressed in U.S. dollars, unless otherwise noted]

[Information as at September 30, 2008 and for the three and nine months ended

September 30, 2008 and 2007 is unaudited]

5. Cash and Cash Equivalents

Cash and cash equivalents consist of the following:

	September 30,	December 31,
	2008	2007
	$	$

Cash [i]	5,212,565	15,229,098
Money market funds [ii]	18,887,200	2,972,983
Global bond [iii]	—	22,993,351
Corporate bond [iv]	—	10,007,552
	24,099,765	51,202,984

[i]	Cash consists primarily of U.S. and Canadian dollar accounts which earn interest at approximately 2% to 5%.

[ii]	Money market funds consist of U.S. accounts [$18,883,806] and a Canadian dollar account [$3,394] which earn interest at approximately 3% to 5%.

[iii]	Global bond represented a 78-day global bond which earned interest at approximately 4% and matured on January 15, 2008.

[iv]	Corporate bond represented a 95-day global bond which earned interest at approximately 5.75% and matured on February 1, 2008.

6. Short-term Investments

As at September 30, 2008, short-term investments consisted of a guaranteed investment certificate at amortized cost plus accrued interest totaling $121,691 [December 31, 2007 - $130,640] which matures on July 16, 2009 and bears interest at 2.85%.

JumpTV Inc.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

[Expressed in U.S. dollars, unless otherwise noted]

[Information as at September 30, 2008 and for the three and nine months ended

September 30, 2008 and 2007 is unaudited]

7. Property, Plant and Equipment

The details of property, plant and equipment and the related accumulated amortization are set forth below for the following periods:

	September 30, 2008
		Accumulated		Net book
	Cost	amortization	Impairment	value
	$	$	$	$

Computer equipment	2,918,469	880,241	—	2,038,228
Infrastructure equipment	2,299,093	843,616	727,739	727,738
Computer software	2,734,572	1,221,377	—	1,513,195
Furniture and fixtures	576,201	144,063	—	432,138
Leasehold improvements	1,044,613	356,849	—	687,764
Website development costs	161,060	77,887	—	83,173
	9,734,008	3,524,033	727,739	5,482,236

	December 31, 2007
		Accumulated	Net book
	Cost	amortization	value
	$	$	$

Computer equipment	2,196,670	437,707	1,758,963
Infrastructure equipment	1,906,798	475,966	1,430,832
Computer software	2,651,640	517,023	2,134,617
Furniture and fixtures	507,406	81,468	425,938
Leasehold improvements	1,040,039	154,246	885,793
Website development costs	161,059	36,637	124,422
	8,463,612	1,703,047	6,760,565

CICA Handbook Section 3063, Impairment of Long-Lived Assets, requires the Company to evaluate its long-lived asset for impairment when events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. Recoverability of these assets is measured by comparison of the carrying amounts to the future estimated undiscounted cash flows expected to be derived from these assets. If these future cash flows are less than the carrying amount of the asset, then the carrying amount of the asset is written down to its fair value, based on the related estimated discounted future cash flows. The Company determined that during the three months ended September 30, 2008 the business climate had changed such that the carrying value of the Company’s property, plant and equipment may not be fully recoverable. Accordingly, the Company recorded an impairment of $727,739 for the three and nine months ended September 30, 2008. There were no such comparable amounts for the prior periods.

On February 14, 2008, the Company announced as part of its refined strategic focus to explore the sale of their content delivery network, after receiving approval from the Company’s Board of

JumpTV Inc.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

[Expressed in U.S. dollars, unless otherwise noted]

[Information as at September 30, 2008 and for the three and nine months ended

September 30, 2008 and 2007 is unaudited]

Directors. In accordance with CICA Handbook, Section 3475, Disposal of Long-Lived Assets and Discontinued Operations, the Company reclassified its content delivery network assets from property, plant and equipment to assets held for sale as set forth below. These assets were intended to be sold within the next year and amortization was no longer being taken from February 14, 2008 to March 31, 2008. On June 9, 2008, the Company announced as part of its merger with NeuLion, that it would retain these assets to leverage in the combined Company. In accordance with CICA Handbook Section 3475, the Company reclassified these assets from assets held for sale to property, plant and equipment. The assets were recorded at their carrying amounts before they were classified as assets held for sale, adjusted for amortization expense by $74,894 in the three month period ended June 30, 2008 that would have been recognized had they been continuously classified as held and used.

The following amortization expense is included within direct broadcast operating costs on the consolidated statements of operations and comprehensive loss:

	Three months		Nine months
	ended		ended
	September 30,		September 30,
	2008	2007	2008	2007
	$	$	$	$

Infrastructure equipment	187,769	88,622	560,235	238,507
Computer software	185,713	14,844	612,734	19,412
Website development costs	11,313	121,383	41,250	140,440
	384,795	224,849	1,214,219	398,359

8. Intangible Assets

The details of intangible assets and the related accumulated amortization are set forth below:

	September 30, 2008
		Accumulated		Net book
	Cost	amortization	Impairment	value
	$	$	$	$

Contractual agreements	19,227,200	2,915,587	4,214,616	12,096,997
Trademarks, tradenames and domain names	207,601	63,953	2,682	140,966
	19,434,801	2,979,540	4,217,298	12,237,963

JumpTV Inc.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

[Expressed in U.S. dollars, unless otherwise noted]

[Information as at September 30, 2008 and for the three and nine months ended

September 30, 2008 and 2007 is unaudited]

	December 31, 2007
		Accumulated	Net book
	Cost	amortization	value
	$	$	$

Contractual agreements	19,131,000	974,387	18,156,613
Trademarks, tradenames and domain names	187,001	37,733	149,268
	19,318,001	1,012,120	18,305,881

The Company’s intangible assets are subject to the provisions of CICA 3063 (see note 7, Property, Plant and Equipment). During the three months ended September 30, 2008, the Company determined, that the business climate had changed such that the carrying value of the Company’s intangible assets may not be fully recoverable. Accordingly, the Company recorded an impairment of $4,043,512 for the three and nine months ended September 30, 2008. There were no such comparable amounts for the prior periods. No other impairment related to the remaining intangible assets was evidenced.

Additionally, the Company determined during the three months ended March 31, 2008 that the carrying value of intangible assets relating to HV Media, Limited, exceed their fair value. Accordingly, the Company recorded an impairment of $173,786 for the three months ended March 31, 2008, which is included in the nine months ended September 30, 2008. There were no such comparable amounts for the prior periods. No other impairment related to the remaining intangible assets was evidenced.

Amortization expense related to the Company’s acquired contractual agreements with content partners for the three and nine months ended September 30, 2008 of $599,068 and $1,834,023 [three and nine months ended September 30, 2007 — $540,642 and $573,167] is included within direct broadcast operating costs on the consolidated statements of operations and comprehensive loss. Based on the amount of intangible assets subject to amortization, the Company’s estimated amortization expense over the next five years is as follows:

$

2008	487,607
2009	1,946,944
2010	1,893,072
2011	1,885,719
2012	1,661,312

JumpTV Inc.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

[Expressed in U.S. dollars, unless otherwise noted]

[Information as at September 30, 2008 and for the three and nine months ended

September 30, 2008 and 2007 is unaudited]

9. Goodwill

Goodwill represents the excess, at the date of acquisition, of the cost of an acquired business over the fair value of the identifiable assets acquired and liabilities assumed.  Goodwill impairment is assessed based on a comparison of the fair value of the reporting unit (which is the Company as a whole) to the underlying carrying value of the Company’s net assets, including goodwill. If the carrying value of the Company exceeds its fair value, the Company performs the second step of the goodwill impairment test to determine the amount of the impairment loss.  The second step of the impairment test involves comparing the implied fair value of the Company’s goodwill with its carrying amount to measure the amount of impairment loss, if any.

Goodwill is not amortized but is subject to an annual impairment test at the Company level (operating segment or one level below an operating segment) and between annual tests if changes in circumstances indicate a potential impairment.  The Company’s impairment test was based on its single operating segment and reporting unit structure.

The Company determined during the three months ended March 31, 2008 that the Company’s market capitalization decreased below the carrying value of the Company.  Management considered this to be an indicator of impairment and, accordingly, as at March 31, 2008, performed a goodwill impairment test and determined that the Company failed step one.  As a result of performing step two of the impairment analysis, management determined that the fair value of the Company, including unidentifiable assets, did not support the carrying amount of goodwill; accordingly the Company recorded a non-cash goodwill impairment charge $47,882,317 during the three months ended March 31, 2008, which is included in the nine months ended September 30, 2008.  There were no such comparable amounts for the prior periods.

JumpTV Inc.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

[Expressed in U.S. dollars, unless otherwise noted]

[Information as at September 30, 2008 and for the three and nine months ended

September 30, 2008 and 2007 is unaudited]

10. Related Party Transactions

In addition to other related party transactions disclosed elsewhere in the consolidated financial statements, the Company has entered into certain transactions and agreements in the normal course of operations with a related party as follows:

Patstar Inc.

On occasion, Patstar Inc. [“Patstar”], a company controlled by the Company’s Executive Chairman, receives reimbursement of expenditures incurred on behalf of the Company.  The nature of these  reimbursements  relates  to  expenses  that  the  Company has incurred  in  the  normal  course  of  business.   In June 2008, the Company’s Board of Directors approved a retroactive reduction in rent payable by Patstar in the amount of $16,164 due to a clerical error.  At September 30, 2008, the Company had balances due from Patstar of $2,831 [December 31, 2007 — due to Patstar - $37,229] related to the reimbursements and the retroactive reduction of rent.  In addition, rent paid by Patstar of $7,975 and $29,203 is included as a reduction in the Company’s selling, general and administrative expenses for the three and nine months ended September 30, 2008 [three and nine months ended September 30, 2007 rent paid by Patstar — $9,983 and $25,787], respectively.  All reimbursements and rent expense are recorded at the exchange amount.

11. Commitments and Contingencies

Commitments

The Company has operating lease commitments for its premises in Toronto, Canada, Sanford, United States, New York, United States, and London, England.  In addition, the Company has operating leases for certain computer hardware and infrastructure equipment.  Furthermore, the Company has marketing and content license fee commitments to channel partners.  Future minimum annual payments over the next five years per fiscal year and thereafter [exclusive of taxes, insurance and maintenance costs] under these commitments are as follows:

	Marketing and license	Operating
	fees	leases
	$	$

2008	919,512	817,062
2009	2,607,620	2,591,490
2010	1,653,961	1,380,551
2011	418,239	939,155
2012	325,000	817,161
Thereafter	—	3,700,899
	5,924,332	10,246,318

JumpTV Inc.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

[Expressed in U.S. dollars, unless otherwise noted]

[Information as at September 30, 2008 and for the three and nine months ended

September 30, 2008 and 2007 is unaudited]

The Company has signed a sublease for its Toronto office, effective November 1, 2008, which will create a total recovery of $6,836,230.  Of the total recovery, $733,081 will be recovered in 2009, $800,501 will be recovered in each year from 2010 to 2012, and $3,700,899 will be recovered thereafter.

Contingencies

The Company is involved in various legal claims associated with the normal course of business.  Although the outcome of such claims is not determinable at this time, the Company believes it has made adequate provisions for these claims and that the outcomes will not have any material adverse affect on the Company’s consolidated financial position or results of operations.

During the ordinary course of business activities, the Company may become contingently liable for damages arising from litigation and a party to claims, including claims that content broadcast by the Company may infringe on the intellectual property rights of others.  Management believes that adequate provisions have been made in the accounts where required.  Although it is not possible to estimate the extent of potential costs and losses, if any, management believes that the ultimate resolution of any such contingencies will not have a material adverse effect on the consolidated financial position and results of operations of the Company.

12. Share Capital

Share capital consists of the following:

	September 30,	December 31,
	2008	2007
	$	$

Authorized
Unlimited common shares, voting, no par value, discretionary non-cumulative dividend
Unlimited Class 1 preference shares, non-voting, no par value, discretionary partly cumulative or non-cumulative dividends
Unlimited Class 2 preference shares, non-voting, no par value, discretionary partly cumulative or non-cumulative dividends

Issued and outstanding
Common shares
September 30, 2008: Issued and outstanding: 49,405,372
[December 31, 2007: 49,144,313]	173,087,962	172,697,828

JumpTV Inc.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

[Expressed in U.S. dollars, unless otherwise noted]

[Information as at September 30, 2008 and for the three and nine months ended

September 30, 2008 and 2007 is unaudited]

On June 26, 2008, the shareholders of the Company approved an Employee Share Purchase Plan [“ESPP”], whereby certain employees of the Company will be provided with an opportunity to acquire an ownership interest in the Company. The shares will be purchased from treasury and the purchase price will be the 10-day volume weighted average price of the common shares on the Toronto Stock Exchange less a 15% discount. The Company has not implemented this plan since its approval by shareholders and no shares have been issued under this Plan.

On October 20, 2008, AvantaLion LLC, an entity controlled by Mr. Wang, the spouse of the Founder and CEO of NeuLion, purchased 10,000,000 Units from JumpTV’s treasury at a price of Cdn$1.00 per unit. Each unit consists of one (1) common share and one-half of one common share purchase warrant exercisable at Cdn$1.25 and one-half of one common share purchase warrant exercisable at Cdn$1.50. The warrants partially comprising the Units will be exercisable for a period of two years from the date of issuance. G. Scott Paterson has also purchased 1,000,000 Units on the same terms for gross proceeds of Cdn$11 million [note 18].

13. Stock Option and Stock-Based Compensation Plans

On June 9, 2008, the Company announced that it had signed a binding letter of intent to merge with NeuLion, an end-to-end IPTV service of live and on-demand sports, international and religious programming over the Internet and through set top boxes. Under the terms of the Company’s stock option and stock-based compensation plans, all unvested securities vest immediately if an employee or consultant’s employment is terminated as a result of a change of control. Accordingly, the Company has accounted for these modifications as additional grants and has recognized additional stock-based compensation expense in the amount of $29,541 and $63,543 for the three and nine months ended September 30, 2008, respectively, relating to the fair value of these additional awards. No such expense was recognized during the comparative three and nine month periods for 2007.

[i] Stock Option Plan

A summary of stock option activity is as follows:

		Weighted average
		exercise price
	#	$

Outstanding, December 31, 2007	5,605,184	3.76
Granted	1,175,000	0.64
Exercised	(9,583)	1.80
Forfeited	(1,775,634)	3.87
Outstanding, September 30, 2008	4,994,967	2.99

JumpTV Inc.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

[Expressed in U.S. dollars, unless otherwise noted]

[Information as at September 30, 2008 and for the three and nine months ended

September 30, 2008 and 2007 is unaudited]

For the three and nine months ended September 30, 2008, $364,542 and $1,359,981, respectively, were recorded for total stock-based compensation expense related to stock options [three and nine months ended September 30, 2007 - $818,851 and $2,337,195], respectively. The weighted average exercise price of options exercisable as at September 30, 2008 was $2.77 [September 30, 2007 - $3.14].

The weighted average fair value of all stock options granted during the nine months ended September 30, 2008 was $0.38 [September 30, 2007 - $3.38] based on the following assumptions:

Nine months ended September 30	2008	2007

Weighted average
Exercise price of stock options granted	$0.64	$6.16
Expected volatility	69%	72%
Risk-free interest rate	2.95%	3.77%
Expected life [years]	4	4
Dividend yield	nil	nil

[ii] Restricted Share Plan

A summary of restricted share activity under the restricted share plan is as follows:

#

Outstanding, December 31, 2007	315,926
Forfeited	(49,098)
Vested and issued for common shares	(191,361)
Outstanding, September 30, 2008	75,467

During the three and nine months ended September 30, 2008, the Company recognized stock-based compensation expense of $19,725 and $74,716, respectively [three and nine months ended September 30, 2007 - $161,096 and $856,047], respectively, related to its restricted share plan. Compensation expense was determined based on the Company’s closing market price on the TSX per common share on the date of vesting and issuance.

[iii] Warrants

The total compensation expense related to warrants expensed during the three and nine months ended September 30, 2008 was $52,316 and $224,844, respectively [three and nine months ended September 30, 2007 - $82,531 and $189,813], respectively. The total direct broadcast operating costs related to warrants expensed during the three and nine months ended September 30, 2008 were $31,407 and $94,197, respectively [three and nine months ended September 30, 2007 - $20,432 and $20,432], respectively.

JumpTV Inc.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

[Expressed in U.S. dollars, unless otherwise noted]

[Information as at September 30, 2008 and for the three and nine months ended

September 30, 2008 and 2007 is unaudited]

A summary of the warrant activity during the nine months ended September 30, 2008 is as follows:

		Weighted average
		exercise price
	#	$

Outstanding, December 31, 2007	1,937,474	4.51
Forfeited	(898,674)	4.87
Outstanding, September 30, 2008	1,038,800	4.20

The fair value of warrants was determined using the Black-Scholes option pricing model.

During the nine months ended September 30, 2008 and 2007, the Company did not grant any warrants.

[iv] Retention Warrant Plan [“Retention Warrant Plan”]

A summary of the retention warrant activity during the nine months ended September 30, 2008 is as follows:

		Weighted average
		exercise price
	#	$

Outstanding, December 31, 2007	1,135,894	3.86
Granted	787,000	0.67
Exercised	(10,000)	0.64
Forfeited	(329,607)	2.50
Outstanding, September 30, 2008	1,583,287	2.58

During the three and nine months ended September 30, 2008, the Company recognized stock-based compensation expense of $125,435 and $354,346, respectively [three and nine months ended September 30, 2007 - nil and nil] related to its Retention Warrant Plan.

The weighted fair value of retention warrants granted during the nine months ended September 30, 2008 was $0.67 based on the following assumptions:

JumpTV Inc.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

[Expressed in U.S. dollars, unless otherwise noted]

[Information as at September 30, 2008 and for the three and nine months ended

September 30, 2008 and 2007 is unaudited]

Nine months ended September 30	2008	2007

Weighted average
Exercise price of retention warrants granted	$0.67	n/a
Expected volatility	69%	n/a
Risk-free interest rate	2.97%	n/a
Expected life [years]	4	n/a
Dividend yield	nil	n/a

[v] Stock Appreciation Rights Plan [“SARs”]

A summary of the SARs activity during the nine months ended September 30, 2008 is as follows:

		Weighted average
		exercise price
	#	$

Outstanding, December 31, 2007	3,384,020	4.04
Granted	570,000	0.60
Forfeited	(1,789,654)	3.72
Outstanding, September 30, 2008	2,164,366	3.40

During the three and nine months ended September 30, 2008, the Company recognized stock-based compensation recovery of $41,325 and nil, respectively, [three and nine months ended September 30, 2007 — recovery of $449,654 and $1,087,761], respectively related to its SARs plan.

[vi] Directors’ Compensation Plan [“Directors’ Plan”]

On November 13, 2007, a Directors’ Compensation Plan was implemented, whereby non-management Directors of JumpTV will receive a minimum 50% of their retainers and fees in the form of common shares and may elect to receive a greater portion of their retainers and fees in common shares. The number of common shares to be issued to non-management Directors is determined by dividing the dollar value of the retainers and fees by the closing price of the common shares on the relevant payment date. The maximum number of common shares available to be issued by the Company under the Directors’ Plan is 500,000.

During the nine months ended September 30, 2008, the Company issued 50,115 common shares with a fair value of $41,918 in regards to fees and retainers to non-management directors.

JumpTV Inc.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

[Expressed in U.S. dollars, unless otherwise noted]

[Information as at September 30, 2008 and for the three and nine months ended

September 30, 2008 and 2007 is unaudited]

14. Supplemental Cash Flow Information

During the three and nine months ended September 30, 2008 and 2007, the Company did not pay any interest or taxes.

Excluded from the consolidated statements of cash flows are the following non-cash transactions:

For the three months ended September 30, 2008:

[i]	issuance of 25,001 common shares with a fair market value of $19,725 in regards to the vesting of restricted share plan units.

[ii]	issuance of 45,469 common shares with a fair market value of $34,164 in regards to the Directors’ Plan.

For the nine months ended September 30, 2008:

[i]	reclassification of amounts from contributed surplus to share capital in regards to the exercise of stock options of $9,839.

[ii]	reclassification of amounts from contributed surplus to share capital in regards to the exercise of retention warrants of $237.

[iii]	issuance of 191,361 common shares with a fair market value of $260,041 in regards to the vesting of restricted share plan units.

[iv]	issuance of 50,115 common shares with a fair market value of $41,918 in regards to the Directors’ Plan.

For the three months ended September 30, 2007:

[i]	reclassification of amounts from contributed surplus to share capital in regards to the exercise of stock options of $106,361.

[ii]	issuance of 46,863 common shares with a fair market value of approximately $155,897 in regards to the vesting of restricted share plan units.

[iii]	issuance of 743,349 common shares with a fair market value of $2,267,214 in regards to the initial share consideration for Cycling TV.

For the nine months ended September 30, 2007:

[i]	reclassification of amounts from contributed surplus to share capital in regards to the exercise of stock options and warrants of $248,819.

JumpTV Inc.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

[Expressed in U.S. dollars, unless otherwise noted]

[Information as at September 30, 2008 and for the three and nine months ended

September 30, 2008 and 2007 is unaudited]

[ii]	issuance of 191,345 common shares with a fair market value of approximately $1,182,295 in regards to the acquisition of SportsYA.

[iii]	issuance of 153,609 common shares with a fair market value of approximately $851,652 in regards to the vesting of restricted share plan units.

[iv]	issuance of 743,349 common shares with a fair market value of $2,267,214 in regards to the initial share consideration for Cycling TV.

15. Financial Instruments and Risk Management

The Company’s financial instruments are comprised of cash and cash equivalents, short-term investments, accounts receivable, interest receivable, other receivables, accounts payable, other accrued liabilities, amounts due to/from related party, notes payable and obligations under capital lease.

The fair value of a financial instrument is defined as the amount at which the instrument could be exchanged in a current transaction between willing parties.

The fair value of assets and liabilities were as follows:

	September 30,	December 31,
	2008	2007
	$	$

Financial Assets
Held-for-Trading
Cash and cash equivalents	24,099,765	51,202,984
Available-for-Sale
Short-term investments	121,691	130,640
Loans and Receivables
Accounts receivable	2,326,362	1,782,280
Interest receivable	44,146	726,995
Other receivables	76,010	79,385
Due from related party	2,831	—
Financial Liabilities
Other Financial Liabilities
Accounts payable	3,072,052	3,296,858
Other accrued liabilities	5,903,971	5,247,328
Due to related party	—	37,229
Note payable	45,467	45,467
Obligations under capital lease	99,558	200,764

JumpTV Inc.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

[Expressed in U.S. dollars, unless otherwise noted]

[Information as at September 30, 2008 and for the three and nine months ended

September 30, 2008 and 2007 is unaudited]

All fair values denoted above approximate their carrying values due to their short term nature and/or variable interest rates.

Risk management is primarily the responsibility of the Company’s corporate finance function.  Significant risks are regularly monitored and actions are taken, when appropriate, according to the Company’s approved policies, established for that purpose.  In addition, as required, these risks are reviewed with the Company’s Board of Directors.

Foreign Exchange Risk

The Company is exposed to foreign exchange risk as a result of transactions in currencies other than its functional currency of the United States dollar.  The majority of the Company’s revenues are transacted in U.S. dollars, whereas the majority of expenses are transacted in U.S. or Canadian dollars.  The Company does not use derivative instruments to hedge against foreign exchange risk.

Interest Rate Risk

The Company is exposed to interest rate risk on its invested cash and cash equivalents and its short-term investments.  The interest rates on these instruments are based on the banks’ applicable prime rate and therefore are subject to change with the market.  The Company does not use derivative financial instruments to reduce its interest rate risk.

Credit Risk

The Company sells its services to a variety of customers under various payment terms and therefore is exposed to credit risks.  The Company has adopted policies and procedures designed to limit these risks.  The maximum exposure to credit risk at the reporting date is the carrying value of receivables.  The Company establishes an allowance for doubtful accounts that represents its estimate of incurred losses in respect of accounts receivable.  The Company believes that the concentration of credit risk is limited due to the Company’s primary source of revenues to date being subscription revenues, for which monies are received in advance principally through credit cards.

There is no significant credit risk related to the Company’s cash and cash equivalents and short-term investments. Credit risk is managed through conducting financial and other assessments of these investments on an ongoing basis.

JumpTV Inc.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

[Expressed in U.S. dollars, unless otherwise noted]

[Information as at September 30, 2008 and for the three and nine months ended

September 30, 2008 and 2007 is unaudited]

The following table sets out details of the age of accounts receivable that are outstanding and related allowance for doubtful accounts:

September 30, 2008
$

Current	1,793,932
31-60 days	234,632
61-90 days	208,659
Over 90 days	403,339
Less: Allowance for doubtful accounts	(314,200)
Total accounts receivable, net	2,326,362

The carrying amount of accounts receivable is reduced through the use of an allowance account and the amount of the loss is recognized in the consolidated statements of operations and comprehensive loss.  When a receivable balance is considered uncollectible, it is written off against the allowance for accounts receivable. Subsequent recoveries of amounts previously written off are credited against operating expenses in the consolidated statements of operations and comprehensive loss.

16. Segmented Information

The Company has one operating segment and one reportable segment, online broadcasting of international and sports content over the Internet.  Substantially all of the operations of the Company are directly engaged in or support this operating segment.

The following table presents the Company’s subscription revenue by geographical region based on location of the Company’s subscribers:

	Three months		Nine months
	ended		ended
	September 30,		September 30,
	2008	2007	2008	2007
	%	%	%	%

United States	69	63	65	55
Europe	11	22	20	23
Canada	5	5	5	7
Rest of world	15	10	10	15
	100	100	100	100

JumpTV Inc.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

[Expressed in U.S. dollars, unless otherwise noted]

[Information as at September 30, 2008 and for the three and nine months ended

September 30, 2008 and 2007 is unaudited]

The following table presents the geographical location of the Company’s long-lived assets:

	September 30,	December 31,
	2008	2007
	%	%

United States	82	86
Europe	5	7
Canada	12	4
Rest of world	1	3
	100	100

17. Capital Management

The Company manages the following accounts in regards to capital management:

	September 30,	December 31,
	2008	2007
	$	$

Shareholders’ equity
Share capital	173,087,962	172,697,828
Contributed surplus	9,551,454	7,740,531
Accumulated deficit	(144,063,559)	(61,946,378)
	38,575,857	118,491,981

The Company’s outstanding share capital is comprised of common shares. At the end of the third quarter of 2008, an unlimited number of common shares were authorized and 49,405,372 (December 2007 - 49,144,313) common shares were issued and outstanding. Approximately 12% of the common shares are owned by Fidelity Management and Research Company; 11% are owned by the Company’s Executive Chairman, G. Scott Paterson, and the remaining shares are widely held. Further information on the Company’s outstanding share capital is provided in note 14 to the consolidated financial statements for the year ended December 31, 2007.

On October 20, 2008, the Company completed a private placement for gross proceeds of Cdn$11,000,000 [note 18].

JumpTV Inc.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

[Expressed in U.S. dollars, unless otherwise noted]

[Information as at September 30, 2008 and for the three and nine months ended

September 30, 2008 and 2007 is unaudited]

At September 30, 2008, a total of 4,994,967 stock options were outstanding, 75,467 restricted share units, 1,038,800 warrants, 1,583,287 retention warrants and 2,164,366 SARs, which convertible securities cumulatively represented 20% of the Company’s issued and outstanding share capital. Pursuant to guidelines set by the Company’s respective equity plans, stock option grants are limited to the greater of 12.5% of the issued and outstanding common shares outstanding and 4,000,000, restricted share unit grants have been fully granted, retention warrants are limited to 2,500,000 and SARs grants are limited to the greater of 5% of the issued and outstanding common shares and 4,150,000.  The Company is currently in compliance with these guidelines.

The Company’s objective in managing capital is to ensure a sufficient liquidity position to finance its revenue growth, general and administrative expenses, working capital and capital expenditures.

In order to maintain or adjust its capital structure, the Company may issue new shares and/or purchase shares for cancellation pursuant to normal course issuer bids.

To finance its activities, the Company has relied on revenue growth and issuance of common equity.  Since inception, the Company has financed its activities primarily through public offerings of common shares.

The Company’s policy is to maintain a minimal level of debt.  At this time the Company has not utilized debt facilities as part of its capital management program nor has it paid dividends to its shareholders.

The capital management objectives for the period ended September 30, 2008 remained the same as those of the previous fiscal period.

The Company is not subject to any externally imposed capital requirements.

18. Subsequent Event

On October 20, 2008 , the Company completed the previously announced merger with NeuLion, an end-to-end IPTV service of live and on-demand sports, international and religious programming over the Internet and through set top boxes.   Under the terms of the merger, JumpTV issued 49,577,427 common shares, 1,840,097 contingent shares, which represented approximately the entire issued and outstanding shares of JumpTV prior to closing, to the securityholders of NeuLion, in exchange for their NeuLion securities.  Pursuant to the merger, the Company issued 5,000,000 warrants exercisable for two years at US$0.63 and 2,700,000 employee stock options exercisable for five years at US$0.60 to employees of the Company.

On October 20, 2008, AvantaLion LLC, an entity controlled by Mr. Charles Wang, the spouse of the Founder and CEO of NeuLion, purchased 10,000,000 units from JumpTV’s treasury at a price of Cdn$1.00 per unit. Each unit (a “Unit”) consists of one (1) common share and one-half of one common share purchase warrant exercisable at Cdn$1.25 and one-half of one common share

JumpTV Inc.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

[Expressed in U.S. dollars, unless otherwise noted]

[Information as at September 30, 2008 and for the three and nine months ended

September 30, 2008 and 2007 is unaudited]

purchase warrant exercisable at Cdn$1.50. The warrants partially comprising the Units are exercisable for a period of two years from the date of issuance. G. Scott Paterson also purchased 1,000,000 Units on the same terms. The aggregate gross proceeds from the sale of Units were Cdn$11 million.

On October 20, 2008, in accordance with CICA Handbook Section 1581, Business Combinations, and EIC 10, Reverse Takeover Accounting, the Company determined that NeuLion is the acquirer and accordingly will account for this merger as a reverse take over.

19. Reconciliation of Canadian GAAP to U.S. GAAP

The consolidated financial statements of the Company are prepared in U.S. dollars in accordance with Canadian GAAP, which differ in some respects from U.S. GAAP.  The following tables set forth the impact of the material differences between Canadian and U.S. GAAP on the Company’s consolidated financial statements.

Consolidated statements of operations

	Three months ended		Nine months ended
	September 30,		September 30,
	2008	2007	2008	2007
	$	$	$	$

Net loss for the year per Canadian GAAP	(11,918,700)	(6,466,061)	(82,117,181)	(20,065,529)
Adjustment to net loss:
Stock-based compensation on SARS [ii]	23,393	379,074	634,217	(107,430)
Net loss for the year per U.S. GAAP	(11,895,307)	(6,086,987)	(81,482,964)	(20,172,959)

Net loss per share using U.S. GAAP- basic and diluted	$(0.24)	$(0.12)	$(1.65)	$(0.44)

	Three months		Nine months
	ended		ended
	September 30,		September 30,
	2008	2007	2008	2007
	$	$	$	$

Comprehensive loss for the year per Canadian GAAP	(11,918,700)	(6,474,176)	(82,117,181)	(20,073,644)
Adjustment to net loss:
Stock-based compensation on SARS [ii]	23,393	379,074	634,217	(107,430)
Comprehensive loss for the year per U.S. GAAP	(11,895,307)	(6,096,102)	(81,482,964)	(20,172,959)

JumpTV Inc.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

[Expressed in U.S. dollars, unless otherwise noted]

[Information as at September 30, 2008 and for the three and nine months ended

September 30, 2008 and 2007 is unaudited]

Consolidated Balance Sheet data

	September 30, 2008		December 31, 2007
	Canadian	U.S.	Canadian	U.S.
	GAAP	GAAP	GAAP	GAAP
	$	$	$	$

Accrued stock appreciation rights [ii]	—	23,637	—	657,854
Total current liabilities	11,959,852	11,983,489	10,810,865	11,468,539
Total liabilities	12,700,941	12,724,578	11,522,305	12,180,159
Accumulated deficit	(144,063,559)	(144,087,196)	(61,946,378)	(62,604,232)
Total shareholders’ equity	38,535,502	38,511,865	118,451,626	117,793,772

[i] Consolidated statement of cash flows

The disclosure of a subtotal of the amount of cash used by operating activities before changes in non cash balances related to operating assets and liabilities in the consolidated statements of cash flow is allowed under Canadian GAAP while it is not allowed under U.S. GAAP

[ii]  Stock appreciation rights (“SARS”)

Under U.S. GAAP, in accordance with SFAS No. 123R, Share-Based Payments, the liability related to stock-based awards that call for settlement in cash or other assets must be measured at its fair value based on the fair value of stock option awards and is to be re-measured at the end of each reporting period.  Under Canadian GAAP, the liability is measured and re-measured on the intrinsic values of the SARS awards instead of at their fair values.

[iii] Recent accounting developments

In September 2006, the FASB issued FASB Statement No. 157, “Fair Value Measurements”.  This new standard defines fair value, establishes a framework for measuring fair value under U.S. GAAP and expands disclosures about fair value measurements. This new standard is effective for the Company beginning September 1, 2008. The Company has assessed the impact of this new standard on the consolidated financial statements and has concluded that there are no material impacts on the consolidated financial statements as a result of the new standard.

In February 2007, the FASB issued FASB Statement No. 159, “The Fair Value Option for Financial Assets and Financial Liabilities”. This statement permits entities the option to measure financial instruments at fair value, thereby achieving an offsetting effect for accounting purposes for certain changes in fair value of certain related assets and liabilities without having to apply hedge accounting. This statement is effective for the Company beginning September 1, 2008. The Company has assessed the impact of this new standard on the consolidated financial statements and has concluded that there are no material impacts on the consolidated financial statements as a result of the new standard.

JumpTV Inc.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

[Expressed in U.S. dollars, unless otherwise noted]

[Information as at September 30, 2008 and for the three and nine months ended

September 30, 2008 and 2007 is unaudited]

The FASB issued FASB Interpretation No. 48 (“FIN 48”), “Accounting for Uncertainty in Income Taxes”, effective for fiscal years beginning October 1, 2007. FIN 48 describes the accounting for income taxes by prescribing the minimum recognition threshold a tax position must meet before being recognized in the financial statements. The interpretation also provides guidance on derecognition, measurement, classification, interest and penalties, accounting in interim periods, disclosure and transition. The adoption of this new section did not have a material impact on the consolidated financial statements.

In December 2007, the FASB issued FASB Statement No. 141R, “Business Combinations”.  The statement will require all business acquisitions to be measured at fair value; the existing definition of a business would be expanded; pre-acquisition contingencies would be measured at fair value; most acquisition-related costs would be recognized as expenses as incurred; as well as other changes. The statement is effective for the Company beginning September 1, 2009. The Company is currently assessing the impact of this new standard on its consolidated financial statements.

In December 2007, the FASB issued FASB Statement No. 160, “Non-controlling Interests in Financial Statements”. The statement will improve the relevance, comparability and transparency of the financial information that a reporting entity provides in its consolidated financial statements by establishing new accounting and reporting standards. The statement is effective for the Company beginning September 1, 2009. The Company is currently assessing the impact of this new standard on its consolidated financial statements.

[iv] Supplementary information using US GAAP

Advertising costs

Advertising costs are expensed as incurred and were $433,334 and $1,226,621 for the three and nine months ended September 30, 2008, respectively.  [three and nine months ended September 30, 2007 - $311,812 and $1,762,592, respectively].

Variable interest entity

KIT Capital Ltda. was an entity incorporated in Colombia for the sole purpose of signing channel contracts with Colombian entities as this is a requirement by Colombian law.

JUMPTV INC.

PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS

Unaudited

[Expressed in U.S. dollars, except for number of shares]

	1/1 - 12/31
	JumpTV	Acquired	Pro Forma		Pro Forma
	Business	Business	Adjustments		Total
For the fiscal year ended December 31, 2008	$	$	$	Notes	$

Revenue
Services revenue	3,900,650	12,265,421	0		16,166,071
Equipment revenue	9,542,689	0	0		9,542,689
Total Revenue	13,443,339	12,265,421	0		25,708,760

Cost of Sales
Services revenue	3,120,087	14,245,305	(3,048,242)	4(i)	14,317,150
Equipment revenue	4,519,062	0	0		4,519,062
Total Cost of Sales, exclusive of amortization and depreciation shown separately below	7,639,149	14,245,305	(3,048,242)		18,836,212
	5,804,190	(1,979,884)	3,048,242		6,872,548
Other costs and expenses
Selling, general and administrative	12,372,441	26,110,555	0		38,482,996
Stock-based compensation	1,848,906	1,525,861	0	5(i)	3,374,767
Depreciation and amortization	1,572,492	788,319	1,332,051	4(ii), 4(iii)	3,692,862
	15,793,839	28,424,735	1,332,051		45,550,625
Operating loss	(9,989,649)	(30,404,619)	1,716,191		(38,678,077)

Other income (expense)
Impairment of goodwill	0	(47,882,317)	0	5(ii)	(47,882,317)
Impairment of long-lived assets	(1,036,993)	(4,945,037)	0	5(iii), 5(iv)	(5,982,030)
Gain on foreign exchange	265,720	(184,457)	0		81,263
Investment income	130,048	787,442	0		917,490
Equity in loss of affiliate	(1,006,386)	0	0		(1,006,386)
	(1,647,611)	(52,224,369)	0		(53,871,980)
Net loss	(11,637,260)	(82,628,988)	1,716,191		(92,550,057)

Loss per weighted average number of shares outstanding — basic and diluted					$(0.90)

Weighted average number of shares outstanding — basic and diluted					103,259,405

See accompanying notes

NOTES TO PRO FORMA CONSOLIDATED FINANCIAL STATEMENTS

Unaudited

 [Expressed in U.S. dollars, unless otherwise noted]

1. Description of Transaction

On October 20, 2008, the Company completed the Merger with NeuLion, an end-to-end IPTV service provider of live and on-demand sports, international and religious programming over the Internet to a computer and/or through a set top box (“STB”) to a television.  Under the terms of the Merger, JumpTV issued 49,577,427 common shares directly, as well as 1,840,097 common shares subject to a performance escrow relating to a prior acquisition, which represented approximately the entire issued and outstanding common shares of JumpTV prior to closing, to the securityholders of NeuLion in exchange for their NeuLion securities.  The common shares of JumpTV are referred to herein as “Shares,” or each individually as a “Share.”  Pursuant to the Merger, the Company also issued 5,000,000 warrants, fully vested and exercisable for two years at US$0.63, and 2,700,000 employee stock options, vesting in equal monthly amounts over 48 months and exercisable for five years at US$0.60, to employees of NeuLion who became employees of the Company.

On October 20, 2008, AvantaLion LLC, an entity controlled by Charles B. Wang, our Chairman and the spouse of Nancy Li, our CEO and the founder and CEO of NeuLion, purchased 10,000,000 units from JumpTV’s treasury at a price of CDN$1.00 per unit. Each unit (a “Unit”) consists of one Share, one-half of one Share purchase warrant exercisable at CDN$1.25 and one-half of one Share purchase warrant exercisable at CDN$1.50. The warrants partially comprising the Units are exercisable for a period of two years from the date of issuance. G. Scott Paterson, Vice Chairman, also purchased 1,000,000 Units on the same terms. The aggregate gross proceeds from the sale of Units (the “Private Placement”) were CDN$11.0 million or US$9.2 million

In accordance with SFAS 141, Business Combinations, the Company has determined that NeuLion was the accounting acquirer and accordingly has accounted for the Merger as a reverse takeover.  Therefore, the financial statements and this MD&A for the years ended December 31, 2008 and 2007 reflect the assets, liabilities and results of operations of NeuLion, the accounting acquirer, and only include the assets, liabilities and results of operations of JumpTV, the legal acquirer, subsequent to the reverse takeover on October 20, 2008 (the “Acquired Business”).  This MD&A is issued under the name of the legal acquirer (JumpTV), but is deemed to be a continuation of the accounting acquirer (NeuLion).

2. Basis of Presentation

The accompanying unaudited pro forma consolidated statements of operations give effect to the merger as if it had occurred on January 1, 2008.

Upon closing of the merger, the Company determined that NeuLion is the acquirer and accordingly has accounted for this merger as a reverse take over (“RTO”).

RTO accounting requires that assets and liabilities of the acquired entity be recorded at fair value as of the date of the merger.  Historical costs bases of assets and liabilities of the acquired entity (the accounting acquirer) are maintained in the consolidated financial statements of the merged entity and the assets and liabilities of the acquired entity (the legal acquirer) are accounted for under the purchase method.  Results of operations of the acquired entity (the legal acquirer) are included in the financial statements of the combined company only from the date of acquisition.

The Pro Forma Statements have been prepared and should be read in conjunction with the following information:

(i)             Audited consolidated financial statements of JumpTV, Inc. for the fiscal year ended December 31, 2008;

(ii)          Unaudited consolidated financial statements of JumpTV, Inc. for the nine month period ended September 30, 2008;

(iii)       Such other supplementary information as was considered necessary to reflect the Acquisition in the Pro Forma Statements.

NOTES TO PRO FORMA CONSOLIDATED FINANCIAL STATEMENTS

Unaudited

 [Expressed in U.S. dollars, unless otherwise noted]

The Pro Forma Statements do not include any anticipated financial benefits from such items as cost savings arising from the Acquisition. The Pro Forma Statements are not necessarily indicative of the results of operations or the financial position that would have resulted had the Acquisition been effected on the dates indicated, or the results that may be obtained in the future.

In the preparation of the Pro Forma Statements, the purchase price allocation of the tangible and intangible assets is preliminary and may be adjusted as a result of obtaining additional information regarding preliminary estimates of fair values made at the date of purchase.

3. Accounting for the Acquisition

The purchase price of $33,558,784 represents the fair value of 49,577,427 of common shares issued of $31,990,711, the fair value of vested equity instruments in the amount of $515,364 and $1,052,709 in direct transaction costs.  In addition to the transaction costs there were $968,553 of share issuance costs required under the merger agreement.

The following table summarizes the estimated fair values of the assets acquired and liabilities assumed at the date of acquisition.  The Company is obtaining third party valuations of certain intangible assets and evaluating certain liabilities and assets, thus the allocations of the purchase price are preliminary.

As at October 20, 2008

Cash	$22,884,683
Current assets	5,005,670
Property, plant and equipment	5,046,405
Other long-term assets	1,040,516
Intangible assets	6,000,000
Goodwill	6,846,183
Total assets	46,823,457
Current liabilities	(12,430,235)
Other long-term liabilities	(834,438)
Net assets acquired	$33,558,784

Of the $6,000,000 of acquired intangible assets, $100,000 was assigned to the JumpTV brand, and $5,900,000 was assigned to customer relationships.

The purchase price of NeuLion contains contingent purchase price consideration of 1,840,097 common shares.  The number of shares will be based on a 24 month revenue milestone for Cycling TV ending on July 31, 2009.  The contingent consideration will be accounted for as an addition to the purchase price consideration when the shares are issued or become issuable.  As at December 31, 2008, the Company does not believe Cycling TV will achieve the revenue milestone.

As noted above, the purchase price allocation of the tangible and intangible assets are preliminary and may be adjusted as a result of obtaining additional information regarding preliminary estimates of fair values made at the date of purchase.

NOTES TO PRO FORMA CONSOLIDATED FINANCIAL STATEMENTS

Unaudited

 [Expressed in U.S. dollars, unless otherwise noted]

4. Pro forma Statement of Operations Adjustments

The unaudited pro forma consolidated statement of operations for the year ending December 31, 2008 incorporates the following adjustments:

(i)                         Reclassification of $3,048,242 in depreciation and amortization from Cost of Sales to Depreciation and Amortization for the year ended December 31, 2008, to conform with the current year’s financial statement presentation.

(ii)                      Reversal of $3,836,561 in depreciation and amortization relating to the Acquired Business for the year ended December 31, 2008, as a result of the revised fair value of tangible and intangible assets required on acquisition.

(iii)                   Recording of $2,120,370 in depreciation and amortization for the year ended December 31, 2008, as a result of the revised fair value of tangible and intangible assets required on acquisition.

5. Material Non-Recurring Items Included in the Pro forma Statement of Operations

The unaudited pro forma consolidated statement of operations for the year ending December 31, 2008, includes the following expenses:

(i) These amounts represent stock-based compensation for the Company’s stock options, restricted share units, stock appreciation rights, warrants and retention warrants.  The Company was required to fair value these equity instruments on the acquisition date.  As a result, the compensation expense going forward relating to these equity instruments is nominal.

(ii) Management determined that the fair value of the Company, including unidentifiable intangible assets, did not support the carrying amount of goodwill, accordingly the Company recorded a non-cash goodwill impairment charge in the Acquired business of $47,882,317.

(iii) Management determined that the business climate had changed such that the carrying value of the Company’s long-lived assets may not be fully recoverable.  Accordingly, the Company recorded non-cash impairment charges totaling $4,945,037 during 2008 in the Acquired Business.

(iv)  In addition to the non-cash impairment charges described above, the Company recorded a non-cash impairment charge of $1,036,993 at December 31, 2008.

6. Loss per Share

Basic loss per share is computed by dividing net loss for the period by the weighted average number of shares outstanding for the period.  Diluted loss per share is computed by dividing net loss for the period by the weighted average number of shares outstanding and if dilutive, potential common shares using the treasury stock method. Potential common shares consist of stock options, restricted share units, stock appreciation rights and warrants.  None of the Company’s convertible instruments are dilutive.

EPS for periods prior to the business combination are restated. The retroactive restatement is based on the same number of weighted-average shares outstanding that the accounting acquirer used in each historic period. The denominator of the historical, restated EPS calculation has been adjusted by multiplying the weighted-average shares used in each historically reported EPS calculation by the agreed-upon exchange ratio.

SIGNATURES

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.

JUMPTV INC.

	By:	/s/ Nancy Li
Date: April 9, 2009	Name: Nancy Li
Title: Chief Executive Officer

EXHIBIT
NUMBER		TITLE OF EXHIBIT

2.1	*	Agreement and Plan of Merger, dated June 26, 2008, among NeuLion, Inc., JumpTV Inc. and JumpTV Acquisition Corp.

3.1(i)	*	Articles of Incorporation, as amended, of JumpTV

3.1(ii)	*	Amended By-law No. 1 of JumpTV

4	*	Form of stock specimen

9	*	Voting Trust Agreement, dated as of October 20, 2008, among Charles B. Wang, Nancy Li, AvantaLion LLC, Jianbing Duan, Computershare Trust Company of Canada and JumpTV Inc.

10.1	* #	Employment Agreement, dated as of June 1, 2006, between JumpTV Inc. and G. Scott Paterson

10.2	* #	Employment Agreement, dated as of February 11, 2008, between JumpTV Inc. and Blair Baxter

10.3	* #	Amendment, dated March 31, 2008, to Employment Agreement between JumpTV Inc. and Blair Baxter

10.4	* #	Termination Letter, dated September 9, 2008, between JumpTV Inc. and Blair Baxter

10.5	* #	Agreement for Services, dated February 23, 2009, between JumpTV Inc. and Blair Baxter

10.6	* #	Employment Agreement, dated October 12, 2007, between JumpTV Inc. and Jordan Banks

10.7	* #	Termination Letter, dated as of June 27, 2008, between JumpTV Inc. and Jordan Banks

10.8	* #	Employment Agreement, dated August 31, 2007, between JumpTV Inc. and Nada Usina

10.9	* #	Termination Letter, dated October 14, 2008, between JumpTV Inc. and Nadezda Usina

10.10	* #	Employment Agreement, dated August 10, 2007, between JumpTV Inc. and Bill Stephen

10.11	* #	Termination Fact Sheet/Separation Agreement, dated September 23, 2008, between JumpTV Inc. and William Stephen

10.12	* #	Second Amended and Restated Stock Option Plan and form of option agreement

10.13	* #	2006 Stock Appreciation Rights Plan, as amended

10.14	* #	Amended and Restated Retention Warrants Plan and form of retention warrant agreement

10.15	* #	Restricted Share Plan and form of award agreement

10.16	* #	Amended and Restated Directors’ Compensation Plan

10.17	* #	Employee Share Purchase Plan

10.18	* #	Form of Rights Agreement under the 2006 Stock Appreciation Rights Plan

10.19	*

Contract for Services, dated as of June 1, 2008, between KyLinTV, Inc. and NeuLion, Inc. (portions of this exhibit have been omitted pursuant to a request for confidential treatment on file with the Securities and Exchange Commission)

10.20	*

Software License and Product Distribution Agreement, dated as of September 29, 2006, between NeuLion, Inc. and TransVideo International Ltd. (portions of this exhibit have been omitted pursuant to a request for confidential treatment on file with the Securities and Exchange Commission)

10.21	*

Amendment, dated as of July 1, 2008, to Software and Product Distribution Agreement between NeuLion, Inc. and TransVideo International Ltd. (portions of this exhibit have been omitted pursuant to a request for confidential treatment on file with the Securities and Exchange Commission)

10.22	*

License Agreement, dated as of June 1, 2006, between NeuLion, Inc. and ABS-CBN Global Limited (portions of this exhibit have been omitted pursuant to a request for confidential treatment on file with the Securities and Exchange Commission)

10.23	*

Contract for Services, dated as of June 22, 2007, between Sky Angel U.S., LLC and NeuLion, Inc. (portions of this exhibit have been omitted pursuant to a request for confidential treatment on file with the Securities and Exchange Commission)

10.24	*

Contract for Services, dated as of June 25, 2007, between NHL Interactive CyberEnterprises, LLC and NeuLion, Inc. (portions of this exhibit have been omitted pursuant to a request for confidential treatment on file with the Securities and Exchange Commission)

10.25	*

Amendment to Contract for Services Agreement, dated as of August 1, 2008, between NHL Interactive CyberEnterprises, LLC and NeuLion, Inc. (portions of this exhibit have been omitted pursuant to a request for confidential treatment on file with the Securities and Exchange Commission)

10.26	*	Agreement, dated August 2007, among JumpTV Inc. and the sellers named therein

10.27	*	Asset Purchase Agreement, dated as of July 15, 2007, among JumpTV Inc., JumpTV USA Inc. and XOS

16	*	Letter regarding change in accountant

21	*	Subsidiaries of JumpTV

*  Filed herewith

#  Management contract or compensatory plan or arrangement